      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 1998

                                                      REGISTRATION NO. 333-48619
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         BOOTH CREEK SKI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                                  84-1359604
   (State or Other Jurisdiction of Incorporation or                (I.R.S. Employer Identification Number)
                     Organization)

                           and subsidiary guarantors
                              TRIMONT LAND COMPANY
                             SIERRA-AT-TAHOE, INC.
                              BEAR MOUNTAIN, INC.
                       BOOTH CREEK SKI ACQUISITION CORP.
                       WATERVILLE VALLEY SKI RESORT, INC.
                        MOUNT CRANMORE SKI RESORT, INC.
                                SKI LIFTS, INC.
                           GRAND TARGHEE INCORPORATED
                                B-V CORPORATION
                                TARGHEE COMPANY
                               TARGHEE SKI CORP.
                               LMRC HOLDING CORP.
                      LOON MOUNTAIN RECREATION CORPORATION
                               LOON REALTY CORP.
     (Exact name of registrants as specified in their respective charters)

                  CALIFORNIA                                         94-1640750
                   DELAWARE                                          68-0305344
                   DELAWARE                                          33-0679795
                   DELAWARE                                          84-1359820
                   DELAWARE                                          02-0492684
                   DELAWARE                                          02-0492680
                  WASHINGTON                                         91-0412837
                   DELAWARE                                          82-0307639
                    WYOMING                                          84-1398702
                   DELAWARE                                          84-1360243
                   DELAWARE                                          68-0393702
                   DELAWARE                                          84-1398702
                 NEW HAMPSHIRE                                       02-0271423
                 NEW HAMPSHIRE                                       02-0276485
 (State or Other Jurisdiction of Incorporation         (I.R.S. Employer Identification Number)
                or Organization)

                                      7990
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                            ------------------------

                                                                              JEFFREY J. JOYCE
                                                                      EXECUTIVE VICE PRESIDENT, FINANCE
                                                                              BOOTH CREEK, INC.
                                                                            1950 SPECTRUM CIRCLE
            HIGHWAY 267 AND NORTHSTAR DRIVE                                       SUITE 400
               TRUCKEE, CALIFORNIA 96160                                   MARIETTA, GEORGIA 30067
                    (530) 562-1010                                             (770) 980-4903
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
    INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL                                 NUMBER,
                   EXECUTIVE OFFICE)                             INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                                 BRUCE A. TOTH
                              DANIEL A. NINIVAGGI
                                WINSTON & STRAWN
                                200 PARK AVENUE
                            NEW YORK, NY 10166-4193
                                 (212) 294-6700
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                         BOOTH CREEK SKI HOLDINGS, INC.

                             CROSS-REFERENCE SHEET

                   PURSUANT TO ITEM 501(b) OF REGULATION S-K

 ITEM
NUMBER                         ITEM                                   LOCATION IN PROSPECTUS
------                         ----                                   ----------------------
  1.     Forepart of Registration Statement and Outside
           Front Cover Page of Prospectus................  Outside Front Cover Page
  2.     Inside Front and Outside Back Cover Pages of
           Prospectus....................................  Inside Front Cover Page; Outside Back Cover
                                                           Page
  3.     Risk Factors, Ratio of Earnings to Fixed Charges
           and Other Information.........................  Summary; Risk Factors; Selected Financial
                                                           Data; Pro Forma Financial Information
  4.     Terms of the Transaction........................  Outside Front Cover Page; Summary;
                                                           Description of the Notes; The Exchange Offer;
                                                             Certain U.S. Federal Income Tax
                                                             Considerations
  5.     Pro Forma Financial Information.................  Pro Forma Financial Information
  6.     Material Contracts with the Company Being
           Acquired......................................  Inapplicable
  7.     Additional Information Required for Reoffering
           by Persons and Parties Deemed to be
           Underwriters..................................  Inapplicable
  8.     Interests of Named Experts and Counsel..........  Legal Matters; Experts
  9.     Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities...................................  Inapplicable
 10.     Information with Respect to S-3 Registrants.....  Inapplicable
 11.     Incorporation of Certain Information by
           Reference.....................................  Inapplicable
 12.     Information with Respect to S-3 or S-2
           Registrants...................................  Inapplicable
 13.     Incorporation of Certain Information by
           Reference.....................................  Inapplicable
 14.     Information with Respect to Registrants other
           than S-3 or S-2 Registrants...................  Outside Front Cover Page; Summary; Risk
                                                           Factors; The Transactions; Capitalization;
                                                             Pro Forma Financial Information; Selected
                                                             Financial Data; Management's Discussion and
                                                             Analysis of Financial Condition and Results
                                                             of Operations; Business; Management;
                                                             Certain Transactions; Ownership and
                                                             Control; Description of Certain
                                                             Indebtedness; Description of the Notes
 15.     Information with Respect to S-3 Companies.......  Inapplicable
 16.     Information with Respect to S-3 or S-2
           Companies.....................................  Inapplicable
 17.     Information with Respect to Companies Other than
           S-3 or S-2 Companies..........................  Inapplicable

 ITEM
NUMBER                         ITEM                                   LOCATION IN PROSPECTUS
------                         ----                                   ----------------------
 18.     Information if Proxies, Consents or
           Authorizations are to be Solicited............  Inapplicable
 19.     Information if Proxies, Consents or
           Authorizations are not to be Solicited or in
           an Exchange Offer.............................  Management; Ownership and Control; Certain
                                                             Transactions

                    SUBJECT TO COMPLETION, DATED MAY 8, 1998
PROSPECTUS
                         BOOTH CREEK SKI HOLDINGS, INC.
              OFFER TO EXCHANGE $1,000 IN PRINCIPAL AMOUNT OF ITS
                     12 1/2% SERIES B SENIOR NOTES DUE 2007
            WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR
               EACH $1,000 IN PRINCIPAL AMOUNT OF ITS OUTSTANDING
                12 1/2% SERIES C SENIOR NOTES DUE 2007, OF WHICH
                  $17,500,000 PRINCIPAL AMOUNT IS OUTSTANDING

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                   ON                , 1998, UNLESS EXTENDED.
                            ------------------------
    Booth Creek Ski Holdings, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 12 1/2% Series B Senior Notes due 2007 (the "New Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 12 1/2% Series C Senior Notes due 2007 (the "Old Notes"), of which $17,500,000 principal amount is outstanding. The form and terms of the New Notes are the same as the form and terms of the Old Notes (which they replace), except that the New Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Old Notes in certain circumstances relating to the timing of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture, dated as of March 18, 1997 (as supplemented and amended, the "Indenture"), among the Company, the Guarantors named therein and Marine Midland Bank, as trustee (the "Trustee"). The Old Notes, the Outstanding Series B Notes (as defined herein) and the New Notes are sometimes referred to herein collectively as the "Notes." See "The Exchange Offer" and "Description of the Notes."

    Interest on the New Notes will be paid in arrears in cash semi-annually on March 15 and September 15 of each year, commencing on September 15, 1998. The Notes will mature on March 15, 2007 and are not subject to any sinking fund requirement. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, the Company, at its option, may redeem in the aggregate up to 30% of the original principal amount of the Notes at any time and from time to time prior to March 15, 2000 at 112.5% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon to the redemption date, with the Net Proceeds (as defined herein) of one or more Public Equity Offerings (as defined herein), provided that at least $93.5 million of the principal amount of the Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering. See "Description of the Notes -- Optional Redemption."

    Upon a Change of Control (as defined herein), each holder of the Notes will be entitled to require the Company to repurchase such holder's Notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the repurchase date. See "Description of the Notes -- Change of Control Offer." There can be no assurance that the Company will have sufficient funds available to finance such a repurchase triggered by a Change of Control. In addition, upon a Change of Control, the Indenture would require the Company, before repurchase of the Notes, to (i) repay in full all obligations under or in respect of the Senior Credit Facility (as defined herein) or offer to repay in full all such obligations and repay such obligations of each lender who has accepted such offer or (ii) obtain the requisite consent under the Senior Credit Facility to permit the repurchase of the Notes as described above. There can be no assurance that the Company will have sufficient funds available to finance such repayments under the Senior Credit Facility or, alternatively, obtain the requisite consent. See "Risk Factors -- Change of Control." In addition, the Company is obligated in certain instances to make an offer to repurchase the Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase with the net cash proceeds of certain asset sales. See "Description of the Notes -- Certain Covenants -- Limitation on Certain Asset Sales."

    The New Notes will be general senior unsecured obligations of the Company ranking pari passu with all other existing and future senior indebtedness of the Company and senior to any subordinated indebtedness of the Company. The New Notes will be unconditionally and fully guaranteed, on a senior unsecured basis, jointly and severally by certain Restricted Subsidiaries (as defined herein) of the Company. The New Notes and the Guarantees (as defined herein) will be effectively subordinated to all secured indebtedness of the Company and the Guarantors, including indebtedness under the Senior Credit Facility (as defined herein). In addition, the New Notes will be structurally subordinated to any indebtedness of the Company's subsidiaries that are not Guarantors. At April 30, 1998, the Company had $116.0 million of its 12 1/2% Series B Senior Notes due 2007 outstanding (the "Outstanding Series B Notes"). On a pro forma basis, at January 30, 1998, after giving effect to the Loon Mountain Transactions (as defined herein), the Company had
                                                        (Continued on Next Page)
                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 22 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

                THE DATE OF THIS PROSPECTUS IS          , 1998.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(Continued from Cover Page)

approximately $13.7 million of senior indebtedness outstanding (other than the Notes and the Guarantees) as well as $17.5 million of additional unused borrowing availability under the Senior Credit Facility; in addition, debt as a percentage of total capitalization would have been 76%. See "Capitalization." For the twelve months ended October 31, 1997 after giving pro forma effect to the Loon Mountain Transactions (as defined herein) and the Historical Transactions (as defined herein), earnings would have been inadequate to cover fixed charges by $23.0 million. See "Risk Factors -- High Level of Indebtedness and Leverage."

     The Company will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time on
                    , 1998, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Exchange Offer will remain in effect for only a limited period of time, not to exceed 60 days from the date the Registration Statement is declared effective through the Expiration Date, as extended.

     The Old Notes were sold in an aggregate principal amount of $17.5 million by the Company on February 26, 1998 (the "Old Notes Issue Date") to CIBC Oppenheimer Corp. (the "Initial Purchaser") in a transaction (the "Initial Offering") not registered under the Securities Act in reliance upon an exemption under the Securities Act. The Old Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market of the National Association of Securities Dealers, Inc. The Initial Purchaser subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered hereunder in order to satisfy the obligations of the Company and the Guarantors under the Registration Rights Agreement (as defined herein) entered into by the Company and the Guarantors in connection with the Initial Offering. See "The Exchange Offer."

     Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. See "The Exchange Offer -- Resale of the New Notes." Each broker-dealer (a "Participating Broker-Dealer") that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of marketmaking activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

     The Initial Purchaser has advised the Company that it currently makes a market in the Old Notes and the Outstanding Series B Notes. However, the Company does not intend to list the Old Notes, the Outstanding Series B Notes or New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will continue. See "Risk Factors -- Absence of a Public Market." Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

     The New Notes will be available initially only in book-entry form and the Company expects that the New Notes issued pursuant to the Exchange Offer will be issued in the form of a Global Note (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Note representing the New Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. After the initial issuance of the Global Note, New Notes in certificated form will be issued in exchange for the Global Note only under the limited circumstances set forth in the Indenture. See "Description of the Notes -- Book-Entry, Delivery and Form."

                             AVAILABLE INFORMATION

     The Company and the Guarantors have filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Company is currently subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. The obligation of the Company and the Guarantors to file periodic reports and other information with the Commission will be suspended if the Notes are held of record by fewer than an aggregate of 300 holders as of the beginning of any fiscal year of the Company and the Guarantors. In addition, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and, to the extent permitted by applicable law or regulation, file with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent auditors and (ii) all reports that would be required to be filed on Form 8-K if the Company were required to file such reports. In addition, for as long as any of the Old Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Old Notes or beneficial owner of any Old Notes, in connection with any sale thereof, the information required by Rule 144(d)(4) under the Securities Act, until such time as the Company has either exchanged the Old Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such securities pursuant to an effective registration statement under the Securities Act. The Exchange Offer Registration Statement, including the exhibits thereto, and all periodic reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

                           FORWARD-LOOKING STATEMENTS


     THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS CONCERNING FUTURE OPERATIONS OF THE COMPANY. WHEN USED IN THIS DOCUMENT, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE" AND "EXPECT" AND SIMILAR EXPRESSIONS ARE GENERALLY INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY OR ITS MANAGEMENT, ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE ITEMS

IDENTIFIED UNDER "RISK FACTORS." THE COMPANY DOES NOT INTEND TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

                CERTAIN DEFINITIONS AND MARKET AND INDUSTRY DATA

     The term "day skier" generally refers to a skier or snowboarder who lives in a resort's regional ski market and skis or snowboards for one day before returning home.

     The terms "EBITDA," "EBITDA margin" and "resort cash flow" are referred to in various places in this Prospectus. "EBITDA" represents income from operations before depreciation, depletion and amortization expense and the non-cash cost of real estate sales. "EBITDA margin" is EBITDA divided by total revenue. "Resort cash flow" represents, with respect to a particular resort for a given period, the EBITDA of the resort for such period before deducting corporate overhead charges allocated to the resort for such period. Although EBITDA and resort cash flow are not measures of performance under United States generally accepted accounting principles ("GAAP"), the terms are presented because management believes they provide useful information regarding a company's ability to incur and service debt. Neither EBITDA nor resort cash flow should be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. In addition, "EBITDA" and "EBITDA margin" as determined by the Company may not be comparable to related or similar measures as reported by other companies and do not represent funds available for discretionary use.

     "Guarantors" refers to all Restricted Subsidiaries of the Company having either assets or stockholders' equity in excess of $20,000. As of the date of this Prospectus, the Guarantors will consist of (i) Trimont Land Company, a California corporation and operator of Northstar-at-Tahoe, (ii) Sierra-at-Tahoe, Inc., a Delaware corporation and operator of Sierra-at-Tahoe, (iii) Bear Mountain, Inc., a Delaware corporation and operator of Bear Mountain, (iv) Waterville Valley Ski Resort, Inc., a Delaware corporation and operator of Waterville Valley, (v) Mount Cranmore Ski Resort, Inc., a Delaware corporation and operator of Mt. Cranmore, (vi) Booth Creek Ski Acquisition Corp., a Delaware corporation and direct owner of Waterville Valley Ski Resort, Inc. and Mount Cranmore Ski Resort, Inc., (vii) Ski Lifts, Inc., a Washington corporation and operator of the Summit, (viii) Grand Targhee Incorporated, a Delaware corporation and operator of Grand Targhee, (ix) B-V Corporation, a Wyoming corporation, (x) Targhee Company, a Delaware corporation, (xi) Targhee Ski Corp., a Delaware corporation, (xii) LMRC Holding Corp., a Delaware corporation,
(xiii) Loon Mountain Recreation Corporation, a New Hampshire corporation and operator of Loon Mountain, and (xiv) Loon Realty Corp., a New Hampshire corporation. As of the date of this Prospectus, the Company's only Unrestricted Subsidiary (as defined), which will not be a Guarantor, will hold certain developmental real property formerly owned by Ski Lifts, Inc.

     The term "regional overnight skier" generally refers to a skier or snowboarder who lives in a resort's regional ski market and lodges in the vicinity of the resort to ski or snowboard for more than one day before returning home.

     The term "regional resort" refers to a resort that primarily serves a regional ski market.

     The term "regional ski market" generally refers to a market that lies within a 200 mile radius (or three hours driving time) of a resort.

     "Restricted Group" means Booth Creek and its Restricted Subsidiaries (as defined in "Description of the Notes -- Certain Definitions") as of the date of this Prospectus.

     "Revenue per skier day" represents a resort's total revenue from resort operations, excluding revenues earned from real estate and timber sales, for a given period divided by such resort's total skier days for the same period.

     "Skier day" represents one skier or snowboarder visiting one ski resort for one day, including skiers and snowboarders using complimentary and season passes. Calculation of skier days requires an estimation of visits by season pass holders. Although different ski resort operators may use different methodologies for making such estimations, management believes that any resulting differences in total skier days are immaterial.

     The term "ski season" generally refers to the period during which resorts offer skiing or snowboarding to paying guests. Depending on the location of the resort, the natural snowfall patterns and/or the amount of snowmaking, the ski season can range from early November to late May.

     "Ticket yield" is the ratio of the average ticket price paid by all guests to the price of a full price weekend adult ticket. The ticket yield reflects the impact of discounting and promotions and the mix of ticket types (adult, children, complimentary, season passes, etc.)

     The term "vertical drop" generally refers to the change in elevation from the highest skiable point to the base of the mountain.

     "Vertical transfer feet per hour" ("VTFH") is the number of people lifted 1,000 vertical feet per hour.

     Market data used throughout this Prospectus were obtained from internal company surveys, industry publications and currently available information. The sources for this data include, without limitation, the 1996/97 Kottke National End of Season Survey, the Sporting Goods Manufacturers Association, RRC Associates and the National Skier/Boarder Opinion Survey. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy and completeness of such information. The Company has not independently verified such market data. Similarly, internal Company surveys, while believed by the Company to be reliable, have not been verified by any independent sources.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. As used in this Prospectus, the "Company" or "Booth Creek" refers to Booth Creek Ski Holdings, Inc. and its subsidiaries, unless the context otherwise requires. The Company is a wholly-owned subsidiary of Booth Creek Ski Group, Inc. ("Parent"). Since November 27, 1996 the Company has acquired the Northstar-at-Tahoe ("Northstar") and Sierra-at-Tahoe ("Sierra") ski resorts in the Lake Tahoe region of Northern California, the Bear Mountain ski resort (together with Northstar and Sierra, the "California Resorts") in Southern California, the Waterville Valley and Mt. Cranmore ski resorts in New Hampshire (the "New Hampshire Resorts"), the Summit at Snoqualmie ski resort complex (formerly known as Snoqualmie Pass), which consists of four separate and distinct resorts (the "Summit") in the Cascade Mountains of Northwest Washington and the Grand Targhee ski resort in the Grand Tetons in Wyoming. Most recently, on February 26, 1998, the Company acquired the Loon Mountain Ski Resort ("Loon Mountain") in the White Mountains of New Hampshire. References in this Prospectus to the closing date of the Initial Offering shall mean February 26, 1998. Please refer to "Certain Definitions and Market Industry Data" beginning on page 4 for the definitions of certain terms used in this Prospectus.

                                  THE COMPANY

     Booth Creek owns and operates eight ski resort complexes encompassing eleven separate resorts, making the Company the fourth largest operator in North America based on approximately 2.2 million skier days recorded during the 1996/97 ski season. Booth Creek primarily operates regional ski resorts which, in the aggregate, attract approximately 85% of their guests from their regional ski markets, within a 200 mile driving radius of each resort. The Company's properties offer approximately 9,281 acres of skiable terrain, 392 trails, 92 lifts (including 15 high-speed lifts) and on-mountain capacity to accommodate approximately 56,000 guests daily. For the year ended October 31, 1997 and three months ended January 30, 1998, the Company's resorts generated approximately $97.8 million and $45.8 million of pro forma revenue, respectively, $14.2 million and $14.5 million of pro forma EBITDA, respectively, and $(21.2) million and $5.3 million of pro forma net income (loss), respectively. Pro forma EBITDA for the twelve months ended January 30, 1998 was $23.9 million, a significant improvement over the pro forma EBITDA for the twelve months ended October 31, 1997 of $14.2 million.

     The Company's resort properties are primarily located near major skiing populations, including four of the five largest regional ski markets: Los Angeles/San Diego, San Francisco/Sacramento, Boston and Seattle/Tacoma. The Company believes this geographical diversification serves to limit the Company's exposure to regional economic downturns and unfavorable weather conditions.

     The domestic skiing industry has been relatively consistent, averaging approximately 52 million skier days over the last 10 years with approximately
52.5 million skier days recorded during the 1996/97 ski season. While skier visitation has been relatively stable, the number of U.S. ski areas has declined from 709 in 1986 to 507 in 1997. The Company believes that this attrition is occurring primarily because smaller resorts lack the variety of terrain, infrastructure, capital and management capability required to compete with larger, more sophisticated resorts. Furthermore, given the lack of suitable real estate, environmental concerns and considerable development and start-up costs, no new major ski resort has opened in the United States since 1989. According to RRC Associates, the 507 domestic ski areas averaged approximately 104,000 skier days, and only 25% of all resorts reported more than 200,000 skier days during the 1996/97 ski season. Six of the Company's eight resort complexes have historically exceeded the 200,000 skier day threshold. The Company also believes that the ski resort industry is experiencing a period of consolidation, resulting in larger companies operating multiple resorts. The four largest ski resort companies, including the Company, accounted for approximately 26% of all U.S. skier days recorded during the 1996/97 ski season.

     The Company's resorts continue to differentiate themselves in their respective markets by selectively upgrading on-mountain facilities and guest services, employing targeted marketing strategies and offering extensive skier development programs, all of which create a competitively-priced, high-quality guest experience. The Company's resorts have collectively spent over $40.0 million in expansion-related capital improvements over the past three years, including the addition of nine high-speed chairlifts, additional snowmaking capability, improved trail grooming equipment, and enhanced on-mountain lodging, retail and food service amenities. The Company believes its existing resorts have been well maintained and ongoing capital expenditure requirements are expected to be approximately $7.0 million in the aggregate in each of the next two years. The Company's California Resorts have introduced what management believes to be one of the industry's leading marketing programs, Vertical Plus, an electronic annual frequent skier program designed to build customer loyalty, increase visitation frequency and maximize guest revenue yields. In addition, the Company has introduced another frequent skier program, Vertical Value, which offers incentives for frequent visitation. The Company also uses targeted advertising, database marketing and strategic marketing alliances to enhance the image of its resorts and increase regional market share. The Company also offers extensive development programs to improve the technical skill level of all types of skiers, which management believes is important to expand the total skier population and increase skier visitation frequency. Northstar and Sierra are consistently rated by consumer publications as having premier ski instruction and development programs. The Company intends to implement similar skier development programs at its other resorts in future ski seasons.

     The following is an organizational chart of the Parent and the Company and its subsidiaries. Each of the Company's subsidiaries is a Guarantor, other than DRE L.L.C. Each subsidiary of the Company is, directly or indirectly, wholly-owned by Booth Creek. See "Business -- Overview".

                             BOOTH CREEK FLOWCHART

                               OPERATING STRATEGY

     The Company's objective is to enhance the operating results and value of its resort properties by pursuing a strategy based on the following elements:

          Continually Enhance the Guest Experience. In addition to offering accessible locations, the Company is committed to providing a high-quality guest experience by offering a diversity of terrain, consistent snow conditions (the Company's most weather-sensitive resorts have snowmaking coverage on nearly 100% of their trails), state-of-the-art ski lift capacity, attractive facilities, a friendly atmosphere and extensive skier development programs. The Company believes the physical condition of its resorts is very competitive with other regional resorts, and will continue to selectively enhance and expand its resorts in order to continuously offer a diverse and competitively-priced, high-quality skiing experience.

          Incorporate Sophisticated Management Information Systems. The Company's resorts, other than Loon Mountain, utilize what management believes is one of the industry's premier management information systems, providing daily statistical and financial information on all operating departments within each resort. This system enables management to continuously monitor and align staffing and services to meet market demands, while enhancing the quality and timing of communications and decisions. The Company plans to integrate Loon Mountain into its management information system in the near future.

          Develop Effective Marketing Plans. The Company's marketing plans are designed to attract skiers and snowboarders by emphasizing the Company's diverse facilities, high-quality services and proximity to each of the regional skier markets in which it operates. The Company intends to position each of its resorts as an economical and attractive alternative to competing regional resorts and to other forms of leisure entertainment. The Company's marketing objectives are to (i) increase each of its resorts' relative market share, (ii) expand the number of skiers in each of its markets, (iii) increase skier visitation frequency and (iv) influence the vacation destination choices of prospective guests. A key component to the Company's marketing plans has been, and will continue to be, the expansion of Vertical Plus and Vertical Value to enhance guest loyalty and increase skier visitation frequency. The Company also believes there are additional opportunities to cross-market its resorts through the integration and expansion of the Vertical Plus and Vertical Value programs.

          Maximize Revenues and Resort Cash Flow. The Company focuses on increasing revenues and resort cash flow by managing the mix of skier days and revenue per skier day. The strategy for each resort is based on the demographic profile of its market and the physical capacity of its mountain and facilities. The Company seeks to increase skier days by developing effective ticket pricing strategies and marketing programs to improve peak and off-peak volume. The Company seeks to improve revenue per skier day by effectively managing the price, quality and value of each of its ski-related services, including retail shops, ski rentals, ski lessons and food and beverage facilities. The Company also generates revenue from a variety of non-ski related services, such as golf, tennis, health clubs and conference centers, as well as from real estate and timber sales.


          Selectively Develop New Terrain and Real Estate. Management believes that the Company has significant opportunities to expand skiable terrain and trails and to develop Company-owned real estate for commercial and residential use. The Company owns or has access to approximately 2,640 acres at Northstar, 787 acres at Grand Targhee, 700 acres at Mt. Cranmore and 581 acres at Loon Mountain for potential development of additional ski terrain and/or for residential and commercial purposes. The Company also owns approximately 84 acres at the Summit available for additional residential and commercial development which it holds through an Unrestricted Subsidiary. See "Certain Transactions -- The Real Estate LLC." Management believes that the Company's undeveloped acreage at Northstar is the only significant privately-held land available for skiing expansion in the Lake Tahoe basin and could double the amount of skiable terrain and the number of trails at Northstar while significantly increasing the on-site bed base. The Company believes that increasing the on-site and area bed base is important in attracting regional overnight skiers, expanding market share and capturing a greater portion of each guest's expenditures. Management anticipates that any significant development project would be undertaken through a joint venture with a major real estate development company, which would offset a significant portion of the infrastructure cost. See "Business -- Real Estate Development."

                              ACQUISITION STRATEGY

     The Company believes that the domestic ski industry is highly fragmented but is undergoing a transition from individual resort ownership to ownership by multiple resort operating companies. With their high-quality facilities and services, sophisticated information systems and experienced management team, the California Resorts, in management's view, will serve as the core of the Company's operations and its base for future expansion. The acquisitions of the New Hampshire Resorts, the Summit, Grand Targhee and most recently, Loon Mountain provided the Company with additional geographical diversity and proximity to other major skiing population centers. Since it commenced operations in November 1996, the Company has introduced sophisticated management practices, many of which were already employed at its California Resorts, to its other resorts. Management believes that the implementation of professional management practices will lead to an increase in the number of skier days, revenue per skier day and resort cash flow. The Company will consider future acquisition opportunities that it believes will further expand the Company's national presence or enhance its operating synergies.

                                   MANAGEMENT

     The Company believes that one of its most important assets is its experienced and guest-oriented management team. George N. Gillett, Jr., Chairman of the Board of Directors and Chief Executive Officer of the Company, has 14 years of experience operating ski resorts, including the Vail Ski Resort, which during his association as owner and Chairman became the largest ski mountain complex, and one of the most profitable ski resorts, in North America. Each of the Company's resorts is managed by an on-site resort executive with extensive local experience and industry expertise. See "Management." The Company's principal executive offices are located at Highway 267 and Northstar Drive, Truckee, California 96160. Its telephone number at that location is (530) 562-1010. The Company was incorporated in Delaware on October 8, 1996.

                          THE HISTORICAL TRANSACTIONS

     The Company acquired the New Hampshire Resorts, Waterville Valley and Mt. Cranmore, for approximately $17.5 million (before giving effect to normal working capital adjustments for current assets acquired and current liabilities assumed) and the California Resorts, Northstar, Sierra and Bear Mountain, for approximately $121.5 million (before giving effect to normal working capital adjustments for current assets acquired and current liabilities assumed). The Company financed the purchase of the New Hampshire Resorts and the California Resorts with the proceeds from: (i) $90.0 million of senior subordinated notes issued to an affiliate of the Initial Purchaser (the "Bridge Notes"); (ii) $10.0 million of subordinated option notes (the "Hancock Option Notes," and together with the Bridge Notes, the "Bridge Financing Facilities") issued by Parent;
(iii) the issuance of the ASC Seller Note (as defined) and (iv) the investment in the Company of $40.0 million of equity by Parent, which was funded through the issuance by Parent of debt and equity securities to John Hancock and affiliates of George N. Gillett, Jr. and the Initial Purchaser. The table below summarizes the sources and uses of funds related to the above transactions:

                                                              (DOLLARS IN MILLIONS)
Sources of Funds:
Bridge Notes................................................         $ 90.0
Hancock Option Notes........................................           10.0
Equity contribution by Parent...............................           40.0
                                                                     ------
                                                                     $140.0
                                                                     ======
Uses of Funds:
Acquisition of New Hampshire Resorts (excluding ASC Seller
  Note of $2.75 million)....................................         $ 14.8
Acquisition of California Resorts...........................          121.5
Working capital, fees and expenses..........................            3.7
                                                                     ------
                                                                     $140.0
                                                                     ======

     The Summit was purchased effective January 15, 1997 for an aggregate purchase price of approximately $14.0 million, which included the assumption of approximately $3.6 million of indebtedness, the issuance by the Company of the Summit Seller Note (as defined) in the amount of approximately $9.8 million, and other obligations to the selling shareholders of approximately $600,000. Grand Targhee was purchased on March 18, 1997 for an aggregate purchase price of approximately $7.9 million. Pursuant to a Securities Purchase Agreement dated as of March 13, 1997, the Company sold (the "1997 Offering") 12 1/2% senior notes in an aggregate principal amount of $110.0 million to the Initial Purchaser on March 18, 1997, and an additional $6.0 million aggregate principal amount of such notes to the Initial Purchaser on April 25, 1997 pursuant to the exercise of an option by the Initial Purchaser. In addition, concurrently with the consummation of the 1997 Offering, the Senior Credit Facility, which initially provided borrowing availability of up to $10.0 million, was amended to, among other things, provide a total revolving credit commitment of $20.0 million. The notes sold pursuant to the 1997 Offering were subsequently exchanged by the Company in August 1997 for the Outstanding Series B Notes in a transaction registered under the Securities Act. The Company used the proceeds from the 1997 Offering, together with available cash on hand and an additional equity contribution of $6.5 million by Parent, (i) to repay the Bridge Financing Facilities, the Summit Seller Note and certain debt assumed in connection with the acquisition of the Summit, (ii) to finance the purchase price for the acquisition of Grand Targhee and repay certain assumed indebtedness in connection therewith, (iii) to pay fees and expenses in connection with the 1997 Offering and the Senior Credit Facility and (iv) for general corporate purposes.

     The table below summarizes the sources and uses of funds related to the above transactions:

                                                              (DOLLARS IN MILLIONS)
Sources of Funds:
12 1/2% Senior Notes........................................         $116.0
Available cash on hand......................................            2.9
Additional equity contribution by Parent....................            6.5
                                                                     ------
                                                                     $125.4
                                                                     ======
Uses of Funds:
Repayment of Bridge Notes...................................         $ 90.0
Repayment of Hancock Option Notes...........................           10.0
Repayment of Summit Seller Note.............................            9.8
Acquisition of Grand Targhee................................            7.5
Repayment of Summit assumed debt............................            3.6
Estimated fees and expenses.................................            4.5
                                                                     ------
                                                                     $125.4
                                                                     ======

     The acquisitions of the New Hampshire Resorts, the California Resorts, the Summit and Grand Targhee and the Loon Mountain Acquisition (as defined) are sometimes collectively referred to herein as the "Acquisitions." The foregoing transactions, except for the Loon Mountain Acquisition, are hereinafter referred to collectively as the "Historical Transactions."

                         THE LOON MOUNTAIN TRANSACTIONS

     On February 26, 1998, the Company acquired Loon Mountain Recreation Corporation ("LMRC"), the owner and operator of the Loon Mountain ski resort located in the White Mountains of New Hampshire. The acquisition of LMRC (the "Loon Mountain Acquisition") was effected pursuant to an Agreement and Plan of Merger, dated September 18, 1997, as amended as of December 22, 1997, by and among the Company, as assignee of Booth Creek Ski Group, Inc., the owner of all the issued and outstanding capital stock of the Company ("Parent"), LMRC Acquisition Corp. and LMRC. The aggregate net purchase price for the Loon Mountain Acquisition was approximately $29.0 million (including the assumption of debt which was repaid in connection with the acquisition). The Loon Mountain Acquisition was financed through (i) proceeds from the Initial Offering, (ii) a capital contribution of $10.5 million to the Company by Parent (the "Equity Financing"), and (iii) available cash on hand and borrowings under the Senior Credit Facility (as defined herein). The funds comprising the Equity Financing were obtained from the issuance by Parent of equity and notes to John Hancock Mutual Life Insurance Company ("John Hancock"), CIBC WG Argosy Merchant Fund 2, L.L.C. (an affiliate of the Initial Purchaser) and Booth Creek Partners Limited II, L.L.L.P.

     In connection with the Loon Mountain Acquisition, the Company amended (the "Senior Credit Facility Amendment") the Amended and Restated Credit Agreement dated as of March 18, 1997, as amended (the "Senior Credit Facility"), among the Company, certain of its subsidiaries and BankBoston, N.A. to, among other things, increase the maximum borrowing availability thereunder to $25.0 million and modify certain covenants.

     Prior to the consummation of the Loon Mountain Acquisition, the Company solicited consents (the "Consent Solicitation") from the holders of its Outstanding Series B Notes to effect certain amendments to the Indenture (the "Proposed Amendments") which, among other things, (i) permitted the Initial Offering, (ii) permitted the consummation of the Senior Credit Facility Amendment, (iii) modified the definitions of "Change of Control" and "Restricted Subsidiary" in the Indenture, and (iv) made minor modifications to certain other Indenture provisions. On February 20, 1998, the Company received sufficient consents to effect the Proposed Amendments and entered into a supplemental indenture modifying the Indenture, which became effective on February 26, 1998 upon the consummation of the Loon Mountain Acquisition and the Equity Financing.

     The Loon Mountain Acquisition, the Equity Financing, the Senior Credit Facility Amendment and the Consent Solicitation, as described more fully below in "The Transactions -- The Loon Mountain Transactions," as well as the Initial Offering and the application of net proceeds therefrom, are hereinafter referred collectively as the "Loon Mountain Transactions."

                              THE INITIAL OFFERING

Notes

     Pursuant to a Securities Purchase Agreement dated as of February 23, 1998 (the "Purchase Agreement"), the Company sold the Old Notes in an aggregate principal amount of $17.5 million to the Initial Purchaser on February 26, 1998. The Initial Purchaser subsequently resold the Old Notes purchased from the Company to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Registration Rights Agreement

     Pursuant to the Purchase Agreement, the Company, the Guarantors and the Initial Purchaser entered into a Registration Rights Agreement, dated as of February 26, 1998 (the "Registration Rights Agreement"), which grants the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered............   $17,500,000 aggregate principal amount of
                                 12 1/2% Series B Senior Notes due 2007 of the
                                 Company.

The Exchange Offer............   $1,000 principal amount of New Notes in
                                 exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $17,500,000 aggregate principal amount of Old Notes are outstanding. The Company will issue the New
                                 Notes to holders on or promptly after the Expiration Date.

                                 Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
                                 Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that, among other things, the New Notes will be acquired by the holder in the ordinary course of business and the holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes.

                                 Any Participating Broker-Dealer that acquired Old Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with the resale of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                                 Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes will not be able to rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Minimum Condition.............   The Exchange Offer is not conditioned upon any
                                 minimum aggregate principal amount of Old Notes being tendered or accepted for exchange.

Expiration Date...............   5:00 p.m., New York City time, on        , 1998
                                 unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange
                                 Offer is extended.

Accrued Interest on the New
Notes and the Old Notes.......   Each New Note will bear interest from its
                                 issuance date. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the New Notes. Such interest will be paid with the first interest payment on the New Notes. Interest on the Old
                                 Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

Conditions to the Exchange
Offer.........................   The Exchange Offer is subject to certain
                                 customary conditions, which may be waived by the Company. See "The Exchange Offer --
                                 Conditions." The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition.

Procedures for Tendering Old
Notes.........................   Each holder of Old Notes wishing to accept the
                                 Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, or an Agent's
                                 Message (as defined) in connection with a book-entry transfer, together with the Old
                                 Notes and other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person (i) has any arrangement or understanding with any person to participate in the distribution of such New Notes, (ii) is engaging or intends to engage in the distribution of such New Notes, or (iii) is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company.
                                 See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "The Exchange Offer
                                 -- Procedures for Tendering."

Untendered Old Notes..........   Following the consummation of the Exchange
                                 Offer, holders of Old Notes eligible to
                                 participate but who do not tender their Old
                                 Notes will not have any further exchange rights and such Old Notes will continue to be subject to certain restrictions on transfer.
                                 Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure
  to Exchange.................   The Old Notes that are not exchanged pursuant
                                 to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities
                                 Act or pursuant to some other exemption under the Securities Act, (iii) outside the United
                                 States to a non-U.S. person pursuant to the requirements of Rule 904 under the Securities
                                 Act, or (iv) pursuant to an effective
                                 registration statement under the Securities
                                 Act. See "The Exchange Offer -- Consequences of
                                 Failure to Exchange."

Shelf Registration
Statement.....................   In the event that changes in the law or the
                                 applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the date of the original issuance of the Old Notes, the Company and the Guarantors will (i) as promptly as possible, file a shelf registration statement (the "Shelf
                                 Registration Statement") covering resales of the Old Notes, (ii) use their respective best efforts to cause the Shelf Registration
                                 Statement to be declared effective under the Securities Act and (iii) use their respective best efforts to keep effective the Shelf
                                 Registration Statement until three years after its effective date. A holder of the Old Notes that sells such Old Notes pursuant to the Shelf
                                 Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

Special Procedures for
  Beneficial Owners...........   Any beneficial owner whose Old Notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Company will keep the Exchange Offer open for not less than twenty days in order to provide for the transfer of registered ownership.

Guaranteed Delivery
Procedures....................   Holders of Old Notes who wish to tender their
                                 Old Notes and whose Old Notes are not
                                 immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer --
                                 Guaranteed Delivery Procedures."

Withdrawal Rights.............   Tenders may be withdrawn at any time prior to
                                 5:00 p.m., New York City time, on the
                                 Expiration Date.

Acceptance of Old Notes and
  Delivery of New Notes.......   The Company will accept for exchange any and
                                 all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York
                                 City time, on the Expiration Date. The New
                                 Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer --
                                 Terms of the Exchange Offer."


Federal Income Tax
Consequences..................   The exchange of Old Notes for New Notes by
                                 tendering holders will not be a taxable
                                 exchange for federal income tax purposes, and such holders will not recognize any taxable gain or loss or any interest income as a result of such exchange. However, the Company is not providing a tax opinion to holders of the Notes and recommends that each holder consult such holder's own tax adviser. See "Certain U.S.
                                 Federal Income Tax Considerations."


Use of Proceeds...............   There will be no cash proceeds to the Company
                                 from the exchange pursuant to the Exchange
                                 Offer.

Exchange Agent................   Marine Midland Bank.

                                 THE NEW NOTES

General.......................   The form and terms of the New Notes are the
                                 same as the form and terms of the Old Notes
                                 (which they replace) except that (i) the New
                                 Notes bear a Series B designation, (ii) the New
                                 Notes have been registered under the Securities
                                 Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of New Notes will not be entitled to certain rights under the Registration Rights
                                 Agreement, including the provisions providing for an increase in the interest rate on the Old
                                 Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer." The New
                                 Notes will evidence the same debt as
                                 the Old Notes and will be entitled to the benefits of the Indenture. At January 30, 1998,
                                 $116.0 million of the Company's 12 1/2% Series
                                 B Senior Notes due 2007 (the "Outstanding
                                 Series B Notes") were outstanding. The New
                                 Notes will be identical in all respects (other than issue dates) to the Outstanding Series B
                                 Notes, which were issued by the Company under the Indenture in August 1997 in an aggregate principal amount of $116.0 million in exchange for the Company's 12 1/2% senior notes issued pursuant to the 1997 Offering (as defined herein). The New Notes will bear the same CUSIP number as the Outstanding Series B Notes. See
                                 "Description of the Notes." The Old Notes, the
                                 New Notes and the Outstanding Series B Notes are referred to collectively herein as the "Notes."

Issuer........................   Booth Creek Ski Holdings, Inc.

Securities Offered............   $17,500,000 principal amount of 12 1/2% Series
                                 B Senior Notes due 2007.

                                 The Indenture provides for the issuance of additional series of Notes in aggregate principal amounts of not less than $15.0 million per series, subject to compliance with the covenant regarding incurrence of additional indebtedness and provided that no Default (as defined) or Event of Default (as defined) exists under the Indenture at the time of issuance or would result therefrom and that the aggregate principal amount of Notes issued under the Indenture does not exceed $200.0 million.

Maturity Date.................   March 15, 2007.

Interest Payment Dates........   Interest will accrue on the New Notes from the
                                 date of issuance (the "Issue Date") and will be payable semi-annually on each March 15 and September 15, commencing September 15, 1998.

Ranking.......................   The New Notes will be general senior unsecured
                                 obligations of the Company ranking pari passu in right of payment with all other existing and future senior indebtedness of the Company and senior to any subordinated indebtedness of the Company. The New Notes will be effectively subordinated to all secured indebtedness of the Company and the Guarantors, including indebtedness under the Senior Credit Facility.
                                 In addition, the New Notes will be structurally subordinated to any indebtedness of the Company's subsidiaries that are not Guarantors.
                                 On a pro forma basis at January 30, 1998, after giving effect to the Loon Mountain
                                 Transactions, Booth Creek and the Guarantors would have had approximately $13.7 million of senior indebtedness outstanding (other than the Notes and the Guarantees) and borrowing availability of $17.5 million under the Senior
                                 Credit Facility. See "Description of Certain
                                 Indebtedness -- Senior Credit Facility."

Guarantees....................   The New Notes will be unconditionally
                                 guaranteed, on an unsecured senior basis, as to the payment of principal, premium, if any, and interest, jointly and severally (the
                                 "Guarantees") by the Guarantors. As of the Issue Date, all of the Company's direct and indirect subsidiaries will be Restricted
                                 Subsidiaries, except the Real Estate LLC (as defined). Each Guarantee will be effectively subordinated to all secured indebtedness of such Guarantor. The Old Notes and the
                                 Outstanding Series B Notes are also guaranteed, on an unsecured senior basis, by the Guarantors. See "Description of the
                                 Notes -- Certain Covenants -- Limitation on
                                 Creation of Subsidiaries" and "Description of the Notes -- Guarantees."

Optional Redemption...........   The Notes will be redeemable at the option of
                                 the Company, in whole or in part, at any time on or after March 15, 2002, at the redemption prices set forth herein plus accrued interest to the date of redemption. In addition, the Company, at its option, may redeem in the aggregate up to 30% of the original principal amount of the Notes at any time and from time to time prior to March 15, 2000 at a redemption price equal to 112.5% of the principal amount thereof plus accrued interest to the redemption date with the Net Proceeds of one or more
                                 Public Equity Offerings, provided that at least
                                 $93.5 million aggregate principal amount of Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

Change of Control.............   In the event of a Change of Control, holders of
                                 the Notes will have the right to require the Company to repurchase their Notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the repurchase date. See "Description of the Notes -- Change of Control Offer." There can be no assurance that the Company will have sufficient funds available to finance such a repurchase triggered by a Change of Control. In addition, upon a Change of Control, the Indenture would require the Company, before repurchase of the Notes, to (i) repay in full all obligations under or in respect of the Senior Credit
                                 Facility (as defined herein) or offer to repay in full all such obligations and repay such obligations of each lender who has accepted such offer or (ii) obtain the requisite consent under the Senior Credit Facility to permit the repurchase of the Notes as described above.
                                 There can be no assurance that the Company will have sufficient funds available to finance such repayments under the Senior Credit Facility or, alternatively, obtain the requisite consent.
                                 See "Risk Factors -- Change of Control."

Asset Sale Proceeds...........   The Company will be obligated in certain
                                 instances to make offers to repurchase the Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase with the net cash proceeds of certain asset sales. See "Description of the Notes -- Certain
                                 Covenants -- Limitation on Certain Asset
                                 Sales."

Certain Covenants.............   The Indenture contains covenants for the
                                 benefit of the holders of the Notes that, among other things, restrict the ability of the Company and any Restricted Subsidiaries (as defined) to: (i) incur additional Indebtedness;
                                 (ii) pay dividends and make distributions;
                                 (iii) issue stock of subsidiaries; (iv) make certain investments; (v) repurchase stock; (vi) create liens; (vii) enter into transactions with affiliates; (viii) enter into sale and leaseback transactions; (ix) create dividend or other payment restrictions affecting Restricted
                                 Subsidiaries; (x) merge or consolidate the

                                 Company or any Guarantors; and (xi) transfer and sell assets. These covenants are subject to a number of important exceptions. See "Description of the Notes -- Certain Covenants."

Registration Rights...........   Pursuant to the Registration Rights Agreement,
                                 the Company and the Guarantors agreed to use their best efforts to file within 30 days, and cause to become effective within 120 days, of the Old Notes Issue Date an Exchange Offer
                                 Registration Statement with respect to an offer to exchange the Old Notes for New Notes of the Company with terms substantially identical to the Old Notes. In addition, under certain circumstances the Company may be required to file a Shelf Registration Statement. Among other provisions, in the event that (i) the Exchange Offer Registration Statement or Shelf
                                 Registration Statement has not been filed with the Commission within 30 days after the Old
                                 Notes Issue Date; (ii) the Exchange Offer
                                 Registration Statement or Shelf Registration
                                 Statement is not declared effective within 120 days after the Old Notes Issue Date; or (iii) either (A) the Company has not exchanged the Old Notes for all New Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 60 days after the date on which the Exchange Offer Registration Statement was declared effective or (B) the Exchange Offer
                                 Registration Statement ceases to be effective at any time prior to the time that the Exchange
                                 Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date (each such event referred to in clauses (i) through
                                 (iii) above is a "Registration Default"), the sole remedy available to holders of the Old
                                 Notes will be the immediate accrual of
                                 additional interest ("Additional Interest") as follows: the per annum interest rate on the Old
                                 Notes will increase by .50%, during the first
                                 90-day period the Registration Default exists and is not waived or cured; and the per annum interest rate will increase by an additional
                                 .25% for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 2.0% per year in excess of the interest rate set forth on the cover page hereof. All
                                 Additional Interest will be payable to holders of the Old Notes in cash on each March 15 and September 15, commencing with the first such date occurring after any such Additional
                                 Interest commences to accrue, and continuing until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the Old Notes will revert to the interest rate originally borne by the Old Notes. See "The Exchange Offer."

                                  RISK FACTORS

     Before tendering their Old Notes for the New Notes offered hereby, holders of the Old Notes should consider carefully the information set forth under the caption "Risk Factors," and all other information set forth in this Prospectus.

                             SUMMARY FINANCIAL DATA
              (DOLLARS IN THOUSANDS, EXCEPT REVENUE PER SKIER DAY)

    The summary financial data presented below should be read in conjunction with the combined financial statements of the Fibreboard Resort Group and the consolidated financial statements of the Company and related notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The summary combined financial data (except for the other financial and operating data) of the Fibreboard Resort Group (i) as of December 31, 1993 have been derived from the unaudited combined financial statements of the Fibreboard Resort Group, (ii) for the year ended December 31, 1993 and as of and for the years ended December 31, 1994 and 1995 and as of and for the ten months ended October 31, 1996 have been derived from the audited combined financial statements of the Fibreboard Resort Group, which have been audited by Arthur Andersen LLP, independent accountants,
(iii) for the ten months ended October 31, 1995 have been derived from the unaudited combined financial statements of the Fibreboard Resort Group and (iv) for the period from November 1, 1996 to December 2, 1996 have been derived from the audited combined financial statements of the Fibreboard Resort Group, which have been audited by Ernst & Young LLP, independent auditors. The summary consolidated financial data (except for the other financial and operating data) of the Company (i) as of and for the year ended October 31, 1997 have been derived from the audited consolidated financial statements of the Company, which have been audited by Ernst & Young LLP, independent auditors and (ii) as of and for the three months ended January 31, 1997 and January 30, 1998 have been derived from the unaudited consolidated financial statements of the Company. The interim financial data of the Company presented below is unaudited, but includes all adjustments (consisting only of normal, recurring adjustments) which, in the opinion of management of the Company, are considered necessary for a fair presentation of the Company's financial position and results of operations for the periods presented. Due to the highly seasonal nature of the Company's business and the effect of the Company's acquisitions, the results for the interim periods are not necessarily indicative of results for the entire year. Management believes that the disclosures made are adequate to make the information presented not misleading. The Company was formed in October 1996 and had no operations until its acquisition of seven ski resort complexes during the first six months of fiscal 1997. The summary pro forma data presented below should be read in conjunction with the information contained in "Pro Forma Financial Information."

    The other financial and operating data presented below includes information on "EBITDA" and "EBITDA margin." "EBITDA" represents income from operations before depreciation, depletion and amortization expense and the non-cash cost of real estate sales. "EBITDA margin" is EBITDA divided by total revenue. Although EBITDA is not a measure of performance under United States generally accepted accounting principles ("GAAP"), the term is presented because management believes it provides useful information regarding a company's ability to incur and service debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. In addition, "EBITDA" and "EBITDA margin" as determined by the Company may not be comparable to related or similar measures as reported by other companies and do not represent funds available for discretionary use.

                                                                                 FIBREBOARD RESORT GROUP
                                                         ------------------------------------------------------------------------
                                                                                                                      PERIOD FROM
                                                                                           10 MONTHS     10 MONTHS    NOVEMBER 1,
                                                            YEAR ENDED DECEMBER 31,          ENDED         ENDED        1996 TO
                                                         ------------------------------   OCTOBER 31,   OCTOBER 31,   DECEMBER 2,
                                                         1993(a)    1994(b)    1995(c)      1995(c)       1996(d)       1996(d)
                                                         --------   --------   --------   -----------   -----------   -----------
                                                                   (DOLLARS IN THOUSANDS, EXCEPT REVENUE PER SKIER DAY)
STATEMENT OF OPERATIONS DATA:
Revenue:
  Resort Operations....................................  $ 25,528   $ 40,810   $ 39,823    $ 32,072      $ 36,829       $ 1,395
  Real Estate and Other................................        --        610      5,213       4,659         4,288           304
                                                         --------   --------   --------    --------      --------       -------
                                                           25,528     41,420     45,036      36,731        41,117         1,699
Operating Expenses:
  Cost of Sales -- Resort Operations...................    15,603     23,471     24,545      18,547        22,596         2,884
  Cost of Sales -- Real Estate and Other...............        --        280      1,989       1,780         2,142           161
  Depreciation, Depletion and Amortization.............     2,514      3,449      4,024       2,989         4,354             6
  Selling, General and Administrative..................     4,579      5,545      5,871       4,399         5,220         1,766
  Management Fees and Corporate Expenses...............       507        655      1,247         513           701            70
                                                         --------   --------   --------    --------      --------       -------
Operating Income (Loss)................................     2,325      8,020      7,360       8,503         6,104        (3,188)
Interest (Income) Expense, (net).......................       186        666        821         334         1,189           206
                                                         --------   --------   --------    --------      --------       -------
Pre-tax Income (Loss)..................................     2,139      7,354      6,539       8,169         4,915        (3,394)
Income Taxes (Benefit).................................       876      2,979      2,624       3,308         2,018        (1,358)
                                                         --------   --------   --------    --------      --------       -------
        Net Income (Loss)..............................  $  1,263   $  4,375   $  3,915    $  4,861      $  2,897       $(2,036)
                                                         ========   ========   ========    ========      ========       =======
OTHER FINANCIAL AND OPERATING DATA:
Skier Days.............................................   436,153    837,179    784,964     626,500       706,075        30,818
Revenue per Skier Day (i)..............................  $  58.53   $  48.75   $  50.73    $  51.19      $  52.16       $ 45.27
Non-cash Cost of Real Estate and Other (j).............  $     --   $     --   $  1,618    $  1,488      $  1,461       $   133
Capital Expenditures Excluding Acquisitions and Real
  Estate and Other.....................................  $  4,619   $  6,199   $  5,226    $  3,786      $  5,761       $ 5,587
Net cash provided by (used in):
  Operating activities.................................  $  4,212   $  9,482   $  7,861    $  7,506      $  4,923       $ 5,769
  Investing activities.................................   (18,336)    (6,287)   (29,430)    (28,321)       (8,467)       (6,151)
  Financing activities.................................     9,027     (2,664)    26,071      18,059        (2,778)        1,115
EBITDA.................................................  $  4,839   $ 11,469   $ 13,002    $ 12,980      $ 11,919       $(3,049)
EBITDA Margin..........................................      19.0%      27.7%      28.9%       35.3%         29.0%       (179.5)%

                                                    (see accompanying footnotes)

                                                                              COMPANY
                                            ---------------------------------------------------------------------------
                                                           HISTORICAL                       Unaudited Pro Forma(g)
                                            -----------------------------------------   -------------------------------
                                                          THREE MONTHS   THREE MONTHS                     THREE MONTHS
                                            YEAR ENDED       ENDED          ENDED        YEAR ENDED           ENDED
                                            OCTOBER 31,   JANUARY 31,    JANUARY 30,    OCTOBER 31,        JANUARY 30,
                                              1997(e)       1997(e)        1998(f)          1997              1998
                                            -----------   ------------   ------------   ------------      -------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT REVENUE PER SKIER DAY)
STATEMENT OF OPERATIONS DATA:
Revenue:
  Resort Operations.......................   $  68,136      $ 23,784       $ 39,016      $  93,850          $  45,773
  Real Estate and Other...................       3,671           140             --          3,975                 --
                                             ---------      --------       --------      ---------          ---------
                                                71,807        23,924         39,016         97,825             45,773
Operating Expenses:
  Cost of Sales -- Resort Operations......      44,624        15,370         22,853         82,999(h)          31,225(h)
  Cost of Sales -- Real Estate and
     Other................................       2,799           123             --          2,960                 --
  Depreciation, Depletion and
     Amortization.........................      11,681         1,771          3,593         15,795              4,189
  Selling, General and Administrative.....      11,048         2,227          3,437             --                 --
  Management Fees and Corporate
     Expenses.............................       2,671           306            512             --                 --
                                             ---------      --------       --------      ---------          ---------
Operating Income (Loss)...................      (1,016)        4,127          8,621         (3,929)            10,359
Interest (Income) Expense, (net)..........      14,912         2,549          4,366         18,759              4,963
                                             ---------      --------       --------      ---------          ---------
Pre-tax Income (Loss).....................     (15,928)        1,578          4,255        (22,688)             5,396
Income Taxes (Benefit)....................      (1,728)          474             --         (1,728)                --
                                             ---------      --------       --------      ---------          ---------
Income (Loss) Before Minority Interest and
  Extraordinary Item......................     (14,200)        1,104          4,255        (20,960)             5,396
Minority Interest.........................         229            15             70            281                 70
                                             ---------      --------       --------      ---------          ---------
Income (Loss) Before Extraordinary Item...     (14,429)        1,089          4,185        (21,241)             5,326
Extraordinary Loss on Early Retirement of
  Debt....................................      (2,664)           --             --             --                 --
                                             ---------      --------       --------      ---------          ---------
          Net Income (Loss)...............   $ (17,093)     $  1,089       $  4,185      $ (21,241)         $   5,326
                                             =========      ========       ========      =========          =========
OTHER FINANCIAL AND OPERATING DATA:
Skier Days................................   1,565,917       586,545        931,719      2,186,196          1,080,273
Revenue per Skier Day(i)..................   $   43.51      $  40.55       $  41.88      $   42.93          $   42.37
Non-cash Cost of Real Estate and
  Other(j)................................   $   2,237      $     99       $     --      $   2,370          $      --
Capital Expenditures Excluding
  Acquisitions and Real Estate and
  Other...................................   $   9,459      $    211       $  4,473      $  20,075          $   5,594
Net cash provided by (used in):
  Operating activities....................   $   1,552      $  6,533       $ 15,400             NA                 NA
  Investing activities....................    (152,685)     (134,481)        (4,034)            NA                 NA
  Financing activities....................     151,595       133,944        (10,317)            NA                 NA
Ratio of Earnings to Fixed Charges(k).....          --          1.51           1.85             --               1.97
EBITDA....................................   $  12,902      $  5,997       $ 12,214      $  14,236          $  14,548
EBITDA Margin.............................        18.0%         25.1%          31.3%          14.6%              31.8%

                                               (see footnotes on following page)

                                                 FIBREBOARD RESORT GROUP                                  COMPANY
                                  -----------------------------------------------------   ---------------------------------------
                                                                                                                       UNAUDITED
                                                                                                                       PRO FORMA
                                       AS OF DECEMBER 31,          AS OF OCTOBER 31,         AS OF         AS OF         AS OF
                                  ----------------------------   ----------------------   OCTOBER 31,   JANUARY 30,   JANUARY 30,
                                  1993(a)   1994(b)   1995(c)    1995(c)      1996(d)       1997(e)       1998(f)       1998(g)
                                  -------   -------   -------    -------      -------     -----------   -----------   -----------
                                                        (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working Capital (Deficit).......  $(3,271)  $(6,555)  $(35,980)  $(36,123)   $(36,187)     $(26,634)     $(25,280)     $ (29,396)
Total Assets....................   39,618    43,065     73,316     64,125      69,602       186,416       192,838        224,593
Total Debt......................   15,743    15,422     41,493     33,487      38,715       136,327       128,673        147,173
Preferred Stock of
  Subsidiary (l)................       --        --         --         --          --         3,354         3,288          3,288
Common Stockholders' Equity/Net
  Assets........................   17,826    19,752     23,667     24,606      26,564        29,407        33,592         44,092

                        NOTES TO SUMMARY FINANCIAL DATA

     The selection of a December 31 year end by the Fibreboard Resort Group does not result in the presentation of the results of the California Resorts for a single ski season. Accordingly, as the results of a single ski season are split into two reporting periods, differing trends may develop, as compared to results of operations for other resorts consisting of a single ski season, which should be evaluated by an investor.

     As the results of operations of ski resorts are highly seasonal, with the majority of revenue generated in the period from November through April, the results of operations of the Fibreboard Resort Group for the 10 months ended October 31, 1996 and 1995 and the period from November 1, 1996 to December 2, 1996 are not representative and should not be annualized in determining the level of operating results for a full fiscal period.

(a) Includes the financial results of Northstar for the entire period and of Sierra for the period beginning June 11, 1993, the date on which it was acquired by Fibreboard Corporation.

(b) Includes the financial results of Northstar and Sierra for the entire period.

(c) Includes the financial results of Northstar and Sierra for the entire period and of Bear Mountain for the period beginning October 23, 1995, the date on which it was acquired by Fibreboard Corporation.

(d) Includes the financial results of Northstar, Sierra and Bear Mountain for the entire period.

(e) Includes the financial results of Waterville Valley and Mt. Cranmore from November 27, 1996, Northstar, Sierra and Bear Mountain from December 3, 1996, the Summit from January 15, 1997, and, as of and for the year ended October 31, 1997, Grand Targhee from March 18, 1997, the respective dates of acquisition of each resort by the Company.

(f) Includes the financial results of Waterville Valley, Mt. Cranmore, Northstar, Sierra, Bear Mountain, the Summit and Grand Targhee for the entire period.

(g) Pro forma statement of operations and other financial and operating data for the year ended October 31, 1997 and the three months ended January 30, 1998 give effect to the Loon Mountain Transactions and the Historical Transactions as if they had occurred on November 1, 1996. The pro forma balance sheet data give effect to the Loon Mountain Transactions as if they had occurred on January 30, 1998. See "Pro Forma Financial Information."

(h) The historical financial presentations for the Fibreboard Resort Group, Waterville Valley, Mt. Cranmore, Ski Lifts, Inc., Grand Targhee Incorporated and Loon Mountain Recreation Corporation are inconsistent in categorizing cost of sales -- resort operations, selling, general and administrative expenses and management fees and corporate expenses. For presentation purposes in this Prospectus, all operating expenses, excluding depreciation, depletion and amortization, have been aggregated as cost of sales -- resort operations.

(i) Reflects revenues from resort operations divided by skier days.

(j) Non-cash cost of real estate sales represents the allocated portion of real estate development expenditures previously capitalized (including acquisition costs allocated to real estate development) which relate to current year real estate sales.

(k) For purposes of this computation, earnings are defined as pretax income
    (loss) and fixed charges excluding the Ski Lifts Preferred Stock dividend requirement. Fixed charges are the sum of (i) interest costs (including the interest portion of operating leases), (ii) amortization of deferred financing costs and (iii) the Ski Lifts Preferred Stock dividend requirement. Earnings were inadequate to cover fixed charges by approximately $16.2 million, and $23.0 million for the historical audited and unaudited pro forma year ended October 31, 1997, respectively.

(l) Represents preferred stock of a subsidiary of the Company which is subject to mandatory redemption requirements but which is non-recourse to the Company or its Restricted Subsidiaries.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, before tendering their Old Notes for the New Notes offered hereby, holders of the Old Notes should consider carefully the following factors, which may be generally applicable to the Old Notes as well as the New Notes.

HIGH LEVEL OF INDEBTEDNESS AND LEVERAGE

     The Company is highly leveraged. At January 30, 1998, after giving pro forma effect to the Loon Mountain Transactions, the Company's total indebtedness (including current maturities) would have been approximately $147.2 million, including $6.2 million of indebtedness of the Guarantors, and debt as a percentage of total capitalization would have been 76%. In addition, for the year ended October 31, 1997, after giving pro forma effect to the Loon Mountain Transactions and the Historical Transactions, the Company's pro forma EBITDA would have been $14.2 million, pro forma net loss would have been $(21.2) million and pro forma interest expense would have been $18.8 million (including amortization of deferred financing costs of $971,000). The Company's ability to make scheduled payments of the principal of, or interest on, or to refinance its indebtedness (including the New Notes and the Outstanding Series B Notes) depends on its future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control. FOR THE YEAR ENDED OCTOBER 31, 1997, AFTER GIVING PRO FORMA EFFECT TO THE LOON MOUNTAIN TRANSACTIONS AND THE HISTORICAL TRANSACTIONS, EARNINGS WOULD HAVE BEEN INADEQUATE TO COVER FIXED CHARGES BY $23.0 MILLION. THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL NOT GENERATE NET LOSSES IN THE FUTURE. Continued net losses could have an adverse effect on the market value and marketability of the Notes. In addition, assuming compliance with applicable law and the satisfaction of the covenants contained in the Company's debt agreements, Parent may cause the Company to pay dividends and distributions of the Company's available cash flow to Parent in connection with, among other things, Parent's obligations under the Parent Financing Debt (as defined). See "Certain Transactions -- The Financing Transactions."

     The Company believes that its cash flow from operations, together with borrowings under the Senior Credit Facility, will be adequate to meet its anticipated requirements for working capital, capital expenditures, interest payments and scheduled principal payments over the next twelve months. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." However, any decline in the Company's expected operating performance could have a material adverse effect on the Company's liquidity and on its ability to service its debt and make required capital expenditures. There can be no assurance that the Company's business will generate cash flow at or above expected levels. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt and make necessary capital expenditures, or if its future earnings are insufficient to make all required principal or interest payments out of internally generated funds, the Company may be required to refinance all or a portion of its existing debt, sell assets or obtain additional financing. There can be no assurance that any such refinancing or asset sales would be possible or that any additional financing could be obtained on terms acceptable to the Company or at all, particularly in view of the Company's high level of debt.

     Borrowings under the Senior Credit Facility bear interest based on a variable interest rate, which was 9% at January 30, 1998. See "Description of Certain Indebtedness." The Senior Credit Facility is the Company's primary source of borrowing availability for its liquidity needs. As a result, fluctuations in interest rates could have a significant impact on the Company's results of operations and liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity."

     The Company's high level of debt will have several important effects on its future operations, including the following: (a) the Company will have significant cash requirements to service debt, reducing funds available for operations, expansions and improvements and increasing the Company's vulnerability to adverse general economic and industry conditions; (b) the financial covenants and other restrictions contained in the

Senior Credit Facility, the Indenture and other agreements relating to the Company's indebtedness require the Company to meet certain financial tests and restrict its ability to borrow additional funds and to dispose of assets; and
(c) because of the Company's debt service requirements, funds available for working capital, capital expenditures, acquisitions and general corporate purposes may be limited. The Company's leveraged position may increase its vulnerability to competitive pressures and the seasonality of the skiing and recreational industries. In addition, although management believes that capital expenditures above maintenance levels can be deferred to address cash flow or other constraints, such initiatives cannot be deferred for extended periods without adverse effects on skier days, revenues and profitability. The Company's continued growth depends, in part, on its ability to maintain its facilities, and, therefore, to the extent it is unable to do so with internally generated cash, its inability to finance capital expenditures through borrowed funds could have a material adverse effect on the Company's future operations.

FINANCIAL PERFORMANCE

     For the year ended October 31, 1997, after giving pro forma effect to the Loon Mountain Transactions and the Historical Transactions as if they had occurred on November 1, 1996, the Company would have incurred a net loss of $21.2 million, primarily as a result of increased depreciation, depletion and amortization related to the Acquisitions and increased interest expense related to the financing of the Acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General". There can be no assurance that the Company's results of operations will improve in future periods.

HOLDING COMPANY STRUCTURE; EFFECTS OF ASSET ENCUMBRANCES

     All of the Company's operating income will be generated by its subsidiaries. As a result, the Company will be dependent on the earnings and cash flow of, and dividends and distributions or advances from, its subsidiaries to provide the funds necessary to meet its debt service obligations, including the payment of principal of and interest on the Notes. In particular, the Company is heavily dependent upon the earnings of Northstar, which accounted for approximately 33% of the Company's pro forma revenues for the year ended October 31, 1997. There can be no assurance that the Company's subsidiaries will generate sufficient cash flow to dividend, distribute or advance funds to the Company. Should the Company fail to satisfy any payment obligation under the Notes, the holders thereof would have a direct claim therefor against the Guarantors pursuant to the Guarantees. However, the Guarantees will be effectively subordinated in right of payment to all secured indebtedness of the Guarantors, including the obligations of the Guarantors under the Senior Credit Facility. Substantially all of the assets of the Guarantors will be pledged to secure the obligations of the Company and such Guarantors under the Senior Credit Facility. The Indenture will limit, but not prohibit, the ability of the Company and its Restricted Subsidiaries to incur additional senior or secured indebtedness. In the event of a default under the Senior Credit Facility (or any other secured indebtedness), the lenders thereunder would be entitled to a claim on the assets securing such indebtedness which is prior to any claim of the holders of the Notes. Accordingly, there may be insufficient assets remaining after payment of prior secured claims (including claims of lenders under the Senior Credit Facility) to pay amounts due on the Notes. See "-- High Level of Indebtedness and Leverage" and "-- Effective Subordination of the Notes."

EFFECTIVE SUBORDINATION OF THE NEW NOTES

     The New Notes and the Guarantees will be general senior unsecured obligations of the Company and the Guarantors, respectively, and will be effectively subordinated in right of payment to all secured indebtedness of the Company and the Guarantors, respectively, including indebtedness under the Senior Credit Facility. In addition, the New Notes will be structurally subordinated to any indebtedness of the Company's subsidiaries that are not Guarantors. At January 30, 1998, after giving pro forma effect to the Loon Mountain Transactions, the Company and the Guarantors would have had an aggregate of $7.5 million outstanding under the Senior Credit Facility, to which the New Notes would have been effectively subordinated in right of payment. The Indenture will limit, but not prohibit, the ability of the Company and its Restricted Subsidiaries to incur additional secured indebtedness.

RESTRICTIONS UNDER DEBT AGREEMENTS

     The Indenture contains covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness, incur liens, pay dividends and make certain other restricted payments, make investments, consummate certain asset sales, enter into certain transactions with affiliates, issue subsidiary stock, create dividend or other payment restrictions affecting Restricted Subsidiaries, consolidate or merge with any other person or transfer all or substantially all of the assets of the Company.

     In addition, the Senior Credit Facility contains restrictive covenants which, generally, are more restrictive than those contained in the Indenture, and limit the ability of the Company and its subsidiaries to prepay their indebtedness (including the Notes and obligations under the Guarantees). The Senior Credit Facility also requires the Company to maintain specified consolidated financial ratios and satisfy certain consolidated financial tests. The Company's ability to meet those financial ratios and financial tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those ratios and tests. A breach of any of the covenants under the Senior Credit Facility or the Indenture could result in a default under the Senior Credit Facility and/or the Indenture. If an event of default occurs under the Senior Credit Facility, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If the Company is unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. The capital stock of the Company's principal subsidiaries, as well as substantially all of the Company's consolidated assets, are pledged to secure the Senior Credit Facility. See "Description of the Notes" and "Description of Certain Indebtedness -- Senior Credit Facility."

REGIONAL AND NATIONAL ECONOMIC CONDITIONS

     The skiing industry is seasonal in nature, and is particularly vulnerable to shifts in regional and national economic conditions. A significant portion of the Company's guests reside in California, Washington and the New England states and, therefore, the Company is particularly vulnerable to changes in the economies of these regions. Skiing is a discretionary recreational activity entailing relatively high costs of participation, and a worsening in the regional economy, or deteriorating national economic conditions, could adversely impact skier days and the Company's real estate and other revenues. Accordingly, the Company's financial condition, particularly in light of its highly leveraged condition, could be adversely affected by such a worsening in regional or national economies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE ON WEATHER CONDITIONS; SEASONALITY

     Although several of the Company's facilities include high quality snowmaking equipment, its revenues and operating expenses continue to be heavily influenced by weather conditions, particularly during key holiday periods and weekends. Adverse weather conditions lead to increased power and other operating costs associated with snowmaking, and can render snowmaking wholly or partially ineffective in maintaining quality skiing conditions. Moreover, it has been management's experience that, despite the presence of high quality snow on the mountains, unfavorable weather conditions in more highly populated areas can result in decreased skier days. Prolonged adverse weather conditions, or the occurrence of such conditions during key periods of the ski season, can dramatically and adversely affect operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General." In addition, the Company's revenues are highly seasonal in nature, with the vast majority of its revenues historically being generated in the Company's first and second quarters. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Seasonality." This high degree of seasonality of revenues exacerbates the potential effect on operating results of adverse weather and other developments of even moderate or limited duration.

COMPETITION

     The skiing industry is highly competitive and is characterized by relatively high fixed operating expenses and heavy dependence upon marginal revenues and maintenance or improvement of skier day levels. The Company's competitors include other major ski resorts in the western and northeastern United States for skiers and snowboarders in those regional ski markets and destination ski resorts throughout North America for its vacation business. The Company also competes with other non-ski-oriented resorts. See "Business -- Competition." The Company believes that competition for skiers focuses on snow conditions, size, quality and variety of terrain, the extent and quality of other facilities, quality of service, location and accessibility, and price. While the Company regularly monitors the activities of its principal competitors and modifies its marketing and operational strategies and techniques as necessary, there can be no assurance that its competitors will not be successful in capturing a material portion of the Company's present or potential customer base. Some of the Company's competitors have greater financial resources than the Company and could use these resources to take steps which could adversely affect the Company's competitive position. Such competitors may also be better positioned than the Company to withstand downturns in the skiing industry, adverse weather conditions, price and other forms of competition, and other negative developments. See "Business -- Competition."

RISKS OF EXPANSION

     An element of the Company's business strategy is the development of new skiable terrain, recreational facilities and residential and commercial real estate at its ski resorts. See "Business -- Real Estate Development." Such efforts will be dependent upon, among other things, receipt of adequate financing on suitable terms and obtaining and maintaining the requisite permits and licenses. There can be no assurance as to whether, when or on what terms such financing, permits and licenses may be obtained. In addition, such efforts entail risks associated with development and construction activities, including cost overruns, shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages, and acts of God, any of which could delay construction and result in a substantial increase in cost to the Company. See "Business -- Real Estate Development" and
"Business -- Regulatory Matters." The Company may also grow through acquisitions; however, there can be no assurance that attractive acquisition candidates will be identified, or that any such acquisitions will be completed on terms acceptable to the Company, that necessary financing will be available on suitable terms, if at all, or that such acquisitions will be permitted under applicable antitrust laws. In addition, no assurances can be given that the Company will be able to fully implement its business strategy with respect to acquired companies or achieve expected operating synergies or cost savings. See "-- High Level of Indebtedness and Leverage."

RISK ASSOCIATED WITH LEASED PROPERTY AND PROPERTY USED PURSUANT TO PERMITS

     Portions of the land underlying certain of the Company's ski resorts are used pursuant to permits or licenses from governmental and private entities. If any such permit or license were to be terminated as a result of a default by the user thereunder or not renewed upon expiration or otherwise revoked prior to expiration, the Company would lose possession of the land subject thereto, perhaps making it impossible for the Company to operate the affected resort. Special use permits granted by the United States Forest Service (the "Forest Service" or the "USFS") are subject to termination if the federal government determines that the land is needed for a "higher public purpose." Such permits are granted subject to third party claims to the permitted land, if any, and the USFS reserves the right to use and permit others to use the permitted land so long as such use does not materially interfere with the rights and privileges authorized by the permits. For a description of such permits and licenses, see "Business -- Regulation and Legislation." In addition, future expansion could require amendment of the permits or licenses, which may involve additional review under the federal National Environmental Policy Act (the "NEPA") or other federal, state or local environmental laws and the imposition of additional conditions and requirements.

REGULATORY MATTERS

     The Company's resorts are subject to a wide variety of federal, state and local laws and regulations designed to protect the environment. Management believes that the Company's resorts have all permits, licenses and approvals material to their operations and are presently in compliance with all material land use and environmental laws and regulations. However, failure to comply with such laws and regulations could result in the imposition of severe penalties and other costs or restrictions on operations by government agencies or courts that could adversely affect operations. The restrictions imposed by or enforcement of environmental laws and regulations may change from time to time, and there can be no assurance that such changes will not occur in a manner that will cause a detrimental effect to the Company, that material permits, licenses or agreements will not be canceled, non-renewed, or renewed on terms materially less favorable to the Company, or that necessary new permits and approvals will be obtained. See "Business -- Regulation and Legislation" and
"Business -- Regulatory Matters." Certain facilities at Loon Mountain are subject to ongoing proceedings which may adversely affect Loon Mountain's operations. See "Business -- Legal Proceedings."

ADEQUACY OF WATER SUPPLY

     The Company's operations are heavily dependent upon its continued ability, under applicable laws, regulations, policies, permits, licenses, or contractual arrangements, including leases, reservations in deeds, easements and rights-of-way, to have access to adequate supplies of water with which to make snow and service the other needs of its facilities, and otherwise to conduct its operations. There can be no assurance that new applications of existing laws, regulations and policies, or changes in such laws, regulations and policies will not occur in a manner that could have an adverse effect on the Company, or that important permits, licenses or agreements will not be canceled, non-renewed, or renewed on terms materially less favorable to the Company. Additionally, the rights of the Company to use various water sources on or about its properties may be also subject to significant restrictions or the rights of other riparian users and the public generally. See "Business -- Regulatory Matters" and "Business -- Resort Operations." Waterville Valley's snowmaking equipment is presently dependent on a single source of water that is inconsistent during the winter months; construction of storage facilities to accumulate sufficient water throughout the year will begin pending approval by governmental authorities. See "-- Dependence on Weather Conditions; Seasonality" and "-- Risk Associated with Leased Property and Property Used Pursuant to Permits." Loon Mountain's snowmaking operations and proposed expansion onto South Mountain have been the subject of litigation and regulatory proceedings for several years, which have limited its use of South Mountain and of a major water source and lead to the construction of a new pipeline and associated facilities. The pipeline and facilities are also subject to pending litigation, further review by the Forest Service and will necessitate future construction of storage facilities. See "Business -- Legal Proceedings" and "Business -- Regulatory Matters."

CONTROLLING STOCKHOLDERS

     George N. Gillett, Jr. beneficially owns all of the issued and outstanding shares of voting stock of Parent and owns approximately 36% of the issued and outstanding shares of capital stock of Parent on a fully-diluted basis. Mr. Gillett also is Chairman of the Board of Directors and Chief Executive Officer of the Company and Parent. By virtue of his stock ownership, management position and pursuant to the Stockholders Agreement (as defined), Mr. Gillett will have the power to control all matters submitted to stockholders of the Company and Parent and to elect a majority of the directors of Parent and its subsidiaries. John Hancock owns common stock and warrants of Parent representing approximately 58% of the issued and outstanding shares of capital stock of Parent on a fully-diluted basis. Pursuant to the Stockholders Agreement, John Hancock is entitled to designate two of the five members of Parent's Board of Directors. See "Ownership and Control" and "Certain Transactions."

CHANGE OF CONTROL

     Upon a Change of Control, the Company will be required to offer to repurchase all of the outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. There can be no assurance that the Company will have sufficient funds available to finance a Change of Control Offer. In addition, upon a Change of Control, the Indenture would require the Company, before repurchase of the Notes to (i) repay in full all obligations under or in respect of the Senior Credit Facility or offer to repay in full all obligations under or in respect of the Senior Credit Facility and repay the obligations under or in respect of the Senior Credit Facility of each lender who has accepted such offer or (ii) obtain the requisite consent under the Senior Credit Facility to permit the repurchase of the Notes as described above. See "Description of the Notes -- Change of Control Offer." There can be no assurance that the Company will have sufficient funds available to finance such repayments under the Senior Credit Facility or, alternatively, obtain the requisite consent. The Company's inability to repay its obligations or obtain the requisite consent under the Senior Credit Facility, and to repurchase all of the tendered Notes, would constitute an event of default under the Indenture.

FRAUDULENT CONVEYANCE

     The incurrence by the Company of indebtedness such as the Old Notes and the New Notes may be subject to review under relevant state and federal fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of the Company. Under these laws, if a court were to find that, after giving effect to the sale of the Old Notes or the New Notes and the application of the net proceeds therefrom, either (a) the Company incurred such indebtedness with the intent of hindering, delaying or defrauding creditors or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (b) the Company received less than reasonably equivalent value or consideration for incurring such indebtedness and
(i) was insolvent or rendered insolvent by reason of such transaction, (ii) was engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court may subordinate such indebtedness to presently existing and future indebtedness of the Company, avoid the issuance of such indebtedness and direct the repayment of any amounts paid thereunder to the Company's creditors or take other action detrimental to the holders of such indebtedness.

     The Company's obligations under the Old Notes are, and the New Notes will be, fully and unconditionally guaranteed by the Guarantors. The incurrence by a Guarantor of a Guarantee may be subject to review under relevant state and federal fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of such Guarantor. Under these laws, if a court were to find that either (a) a Guarantee was incurred by a Guarantor with the intent of hindering, delaying or defrauding creditors or such Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (b) such Guarantor received less than reasonably equivalent value or consideration for incurring such Guarantee and
(i) was insolvent or rendered insolvent by reason of such transaction, (ii) was engaged in a business or transaction for which the assets remaining with such Guarantor constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court may subordinate such Guarantee to presently existing and future indebtedness of such Guarantor, avoid the issuance of such Guarantee and direct the repayment of any amounts paid thereunder to such Guarantor's creditors or take other action detrimental to the holders of such Guarantee. A legal challenge of a Guarantee on fraudulent conveyance grounds, may, among other things, focus on the benefits, if any, realized by the Guarantor as a result of the issuance by the Company of the Old Notes or the New Notes.

     To the extent any Guarantee was avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the applicable Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company and any Guarantor whose Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the applicable Notes against the issuer of an invalid Guarantee would be subject to the prior payment of all liabilities and preferred stock claims of such Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the holders of the applicable Notes relating to any voided portions of any of the Guarantees.


     The measure of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent transfer varies depending upon the law of the jurisdiction which is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its liabilities, including contingent liabilities, were greater than the value of all its property at a fair valuation, or if the present fair saleable value of the debtor's assets were less than the amount required to repay its probable liabilities on its debts, including contingent liabilities, as they become absolute and matured. The Company does not expect to obtain a solvency opinion in respect of the issuance of the New Notes.

     Based upon financial and other information currently available to it, management of the Company believes that the indebtedness evidenced by the New Notes and the Guarantees is being, and in the case of the Old Notes was, incurred for proper purposes and in good faith and that at the time of the issuance of the Old Notes, the New Notes and the Guarantees, the Company and each Guarantor, as the case may be, was, in the case of the Old Notes, and will be, in the case of the New Notes, (i) neither insolvent nor rendered insolvent thereby, (ii) in possession of sufficient capital to run its business effectively and (iii) incurring debts within its ability to pay as the same mature or become due. See "Management's Discussions and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." In reaching these conclusions, the Company has relied upon various valuations and estimates of future cash flow that necessarily involve a number of assumptions and choices of methodology. No assurance can be given, however, that the assumptions and methodologies chosen by the Company would be adopted by a court or that a court would concur with the Company's conclusions.

DEPENDENCE ON KEY PERSONNEL

     The Company's business depends upon the efforts, abilities and expertise of its executive officers and other key employees, including George N. Gillett, Jr. If the Company were to lose the services of certain of these executive officers or key employees, the Company's operating results could be adversely affected. The Company has employment contracts with Timothy M. Petrick, Executive Vice President of the Company, Timothy H. Beck, Executive Vice President, Planning and President, Eastern Operations, and the general managers of Northstar, Sierra and Grand Targhee. See "Management."

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON TRANSFER

     The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Initial Purchaser has advised the Company that it currently makes a market in the Old Notes. However, while the Old Notes are eligible for trading in PORTAL by "qualified institutional buyers" as defined in Rule 144 under the Securities Act ("QIBs"), there is no assurance as to the liquidity of any markets that may continue or develop for the Old Notes, the ability of the holders of the Old Notes to sell their Notes, or the price at which such holders may sell their Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for New Notes by holders who are entitled to participate in the Exchange Offer. The New Notes will constitute the same issue of securities as the Outstanding Series B Notes. The Company has not listed and does not intend to list the Outstanding Series B Notes and the New Notes on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchaser has advised the Company that it currently makes a market in the Outstanding Series B Notes and will continue to do so with the New Notes, but it is not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop or continue for the New Notes or as to the liquidity of the trading market for the New Notes. If a trading market is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes continues, any such market may be discontinued at any time.

     If a public trading market continues for the New Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Notes may trade at a discount from their principal amount.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Holders of the Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes, as set forth in the legend thereon, as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Except under certain limited circumstances, the Company does not intend to register the Old Notes under the Securities Act. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes not so tendered could be adversely affected. See "The Exchange Offer."

WAIVER OF DEFAULTS; MODIFICATIONS OF THE INDENTURE

     Under the Indenture, holders of a majority in principal amount of the Notes then outstanding have the right to waive existing defaults or compliance with certain provisions of the Indenture or the Notes, and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture. In addition, the Indenture contains certain provisions permitting the Company, the Guarantors and the Trustee, with the consent of at least a majority in principal amount of the outstanding Notes, to modify or supplement the Indenture or the Notes. Accordingly, a holder of the Notes could be adversely affected in certain circumstances as a result of a waiver or a permitted modification of the Indenture or the Notes without such holder's consent. See "Description of Notes --Modification of Indenture" and "Description of Notes -- Events of Default."

                                THE TRANSACTIONS

THE HISTORICAL TRANSACTIONS

     The Company was formed by a group of investors led by George N. Gillett, Jr. in 1996 to acquire the New Hampshire Resorts and the California Resorts. The New Hampshire Resorts, Waterville Valley and Mt. Cranmore, were acquired for approximately $17.5 million (before giving effect to normal working capital adjustments for current assets acquired and current liabilities assumed) and the California Resorts, Northstar, Sierra and Bear Mountain, were acquired for approximately $121.5 million (before giving effect to normal working capital adjustments for current assets acquired and current liabilities assumed). The Company financed the purchase of the New Hampshire Resorts and the California Resorts with the proceeds from: (i) the Bridge Notes; (ii) Bridge Financing Facilities; (iii) the issuance of the ASC Seller Note (as defined) and (iv) the investment in the Company of $40.0 million of equity by Parent, which was funded through the issuance by Parent of debt and equity securities to John Hancock and affiliates of George N. Gillett, Jr. and the Initial Purchaser. The Summit was purchased effective January 15, 1997 for an aggregate purchase price of approximately $14.0 million, which included the assumption of approximately $3.6 million of indebtedness, the issuance by the Company of the Summit Seller Note (as defined) in the amount of approximately $9.8 million, and other obligations to the selling shareholders of approximately $600,000. Grand Targhee was purchased on March 18, 1997 for an aggregate purchase price of approximately $7.9 million. Pursuant to a Securities Purchase Agreement dated as of March 13, 1997, the Company sold its 12 1/2% senior notes pursuant to the 1997 Offering, and an additional $6.0 million aggregate principal amount of such notes to the Initial Purchaser on April 25, 1997 pursuant to the exercise of an option by the Initial Purchaser. In addition, concurrently with the consummation of the 1997 Offering, the Senior Credit Facility, which initially provided borrowing availability of up to $10.0 million, was amended to, among other things, provide a total revolving credit commitment of $20.0 million. The notes sold pursuant to the 1997 Offering were subsequently exchanged by the Company in August 1997 for the Outstanding Series B Notes in a transaction registered under the Securities Act. The Company used the proceeds from the 1997 Offering, together with available cash on hand and an additional equity contribution of $6.5 million by Parent, (i) to repay the Bridge Financing Facilities, the Summit Seller Note and certain debt assumed in connection with the acquisition of the Summit, (ii) to finance the purchase price for the acquisition of Grand Targhee and repay certain assumed indebtedness in connection therewith, (iii) to pay fees and expenses in connection with the 1997 Offering and the Senior Credit Facility and
(iv) for general corporate purposes. The acquisitions of the New Hampshire Resorts, the California Resorts, the Summit and Grand Targhee and the Loon Mountain Acquisition are sometimes collectively referred to herein as the "Acquisitions." The foregoing transactions, except for the Loon Mountain Acquisition, are hereinafter referred to collectively as the "Historical Transactions."

THE LOON MOUNTAIN TRANSACTIONS

     On February 26, 1998, the Company acquired LMRC, the owner and operator of the Loon Mountain ski resort located in New Hampshire. The Loon Mountain Acquisition was effected pursuant to an Agreement and Plan of Merger, dated September 18, 1997, as amended as of December 22, 1997 (the "Merger Agreement"), by and among the Company as assignee of Parent, LMRC Acquisition Corp. and LMRC pursuant to which LMRC Acquisition Corp. merged into LMRC, with LMRC remaining as the surviving entity. The aggregate net purchase price for the Loon Mountain Acquisition was approximately $29.0 million (including the assumption of debt which was repaid in connection with the Loon Mountain Acquisition.) The Loon Mountain Acquisition was financed through (i) proceeds from the Initial Offering, (ii) the Equity Financing and (iii) available cash on hand and borrowings under the Senior Credit Facility.

     The Merger Agreement contains representations and warranties typical of agreements of a like nature, and the representations and warranties of LMRC generally will expire 15 months following the Merger closing date except that
(i) those relating to environmental matters survive until 30 months following the Merger Closing Date, (ii) those relating to tax matters generally survive until the expiration of the applicable statute of limitations period, (iii) certain representations and warranties relating to corporate status and authority, capitalization and subsidiaries, the proxy statement, and shareholders have no expiration date, and (iv) with respect to fraud there is no expiration date.

     Pursuant to the Merger Agreement, the merger consideration recipients have jointly and severally agreed to indemnify the purchaser and the surviving company and all of their officers, directors, shareholders, affiliates, employees and agents from and against any adverse consequences arising out of or resulting from (i) any untruth, inaccuracy or incompleteness of any representation or warranty of LMRC contained in the Merger Agreement or its disclosure schedules, (ii) the failure by LMRC to perform any of its covenants or obligations under the Merger Agreement, (iii) any brokers' commissions, finders' fees or like payments incurred in connection with the merger other than those disclosed in the Merger Agreement, (iv) all taxes attributable (or if applicable, an allocable share thereof) to LMRC or its subsidiary for the taxable periods on or before the closing date (with specific exceptions described in the Merger Agreement), (v) 50% of the total costs, expenses and other liabilities (up to a maximum of $50,000) incurred in upgrading or replacing five underground storage tanks to bring such storage tanks into compliance with federal regulation, and (vi) a penalty issued, if any, for violations under the Clean Water Act (subject to the limitations contained in the Merger Agreement). Parent and LMRC Acquisition Corp. have agreed to indemnify the merger consideration recipients after the closing from and against any adverse consequence arising out of or resulting from (i) any untruth, inaccuracy or incompleteness of any representation or warranty of Parent or LMRC Acquisition Corp. contained in the Merger Agreement, (ii) the failure by Parent or LMRC Acquisition Corp. to perform any of their covenants or obligations under the Merger Agreement and (iii) any brokers' commissions, finders' fees or like payments incurred in connection with the merger.

     With certain exceptions, neither LMRC, Parent nor LMRC Acquisition Corp. is required to indemnify any other person for breaches of certain representations and warranties unless the aggregate of all amounts for which indemnity would otherwise be payable exceeds $500,000 and, in such event, the indemnifying party will be responsible only for the amount in excess of $500,000. In addition, the indemnification obligations for breaches of representations and warranties of each of LMRC, Parent and LMRC Acquisition Corp. are generally limited to the holdback amount of $1,500,000. The indemnification obligations of the merger consideration recipients is also limited to the holdback amount with respect to each of (i) any Clean Water Act penalty imposed and (ii) liabilities incurred in the replacement of the underground storage tanks.

     The foregoing summary of the material terms of the Merger Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Merger Agreement, including the definitions of certain terms therein and exhibits and schedules thereto.

THE INITIAL OFFERING

     The Initial Offering yielded gross proceeds to the Company of approximately $17.5 million. The Company used the gross proceeds to (i) finance a portion of the purchase price of the Loon Mountain Acquisition and (ii) pay fees and expenses in connection with the Initial Offering, the Senior Credit Facility Amendment and the Loon Mountain Acquisition.

THE EQUITY FINANCING

     Financing for the Loon Mountain Acquisition was provided in part by the investment in the Company of $10.5 million of equity by Parent. The funds comprising the equity contribution from Parent were obtained from the issuance by Parent of equity and notes to John Hancock, CIBC WG Argosy Merchant Fund 2, L.L.C. (an affiliate of the Initial Purchaser) and Booth Creek Partners Limited II, L.L.L.P. See "Certain Transactions -- The Financing Transactions."

THE SENIOR CREDIT FACILITY AMENDMENT

     On March 18, 1997, the Company and certain of its subsidiaries entered into the Senior Credit Facility with BankBoston, N.A., as lender and administrative agent, which provided for borrowings in a principal amount of up to $20.0 million at any one time outstanding. The Senior Credit Facility is secured by substantially all of the Company's consolidated assets and a pledge of the stock of the Company's principal subsidiaries. In connection with the Loon Mountain Acquisition, the Company effected the Senior Credit Facility Amendment to, among other things, increase the maximum borrowing availability thereunder to $25.0 million and modify certain covenants. See "Description of Certain Indebtedness -- Senior Credit Facility."

THE CONSENT SOLICITATION

     Prior to the consummation of the Loon Mountain Acquisition, the Company solicited consents from the holders of its Outstanding Series B Notes to effect the Proposed Amendments to the Indenture, which, among other things, (i) permitted the Initial Offering, (ii) permitted the consummation of the Senior Credit Facility Amendment, (iii) modified the definitions of "Change of Control" and "Restricted Subsidiary" contained in the Indenture and (iv) made minor modifications to certain other Indenture provisions. On February 20, 1998, the Company received consents sufficient to effect the Proposed Amendments from the holders of the Outstanding Series B Notes and entered into a supplemental indenture modifying the Indenture which became effective on February 26, 1998 upon the consummation of the Loon Mountain Acquisition and the Equity Financing.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at January 30, 1998 and at such date after giving effect on a pro forma basis to the Loon Mountain Transactions. This table should be read in conjunction with the information contained in "Pro Forma Financial Information."

                                                                AS OF JANUARY 30, 1998
                                                              ---------------------------
                                                               ACTUAL        Pro Forma(a)
                                                              --------       ------------
                                                                (DOLLARS IN THOUSANDS)
Cash(b).....................................................  $  1,511         $  1,511
                                                              ========         ========
Senior Credit Facility(c)...................................  $  6,500         $  7,500
ASC Seller Note(d)..........................................     2,400            2,400
Outstanding Series B Notes(e)...............................   116,000          116,000
Old Notes...................................................        --           17,500
Other Debt(f)...............................................     3,773            3,773
                                                              --------         --------
     Total Debt.............................................   128,673          147,173
Preferred Stock of Subsidiary(g)............................     3,288            3,288
Common Stockholders' Equity(h)..............................    33,592           44,092
                                                              --------         --------
     Total Capitalization...................................  $165,553         $194,553
                                                              ========         ========

---------------
(a) Pro forma to reflect the Loon Mountain Transactions.

(b) Cash at January 30, 1998 includes restricted cash of $1,011,000 relating to advance deposits for lodging and property rentals.

(c) The Senior Credit Facility provides for a total revolving credit commitment of $25.0 million, subject to certain conditions.

(d) The ASC Seller Note was issued in connection with the New Hampshire Acquisitions. The ASC Seller Note bears interest at 12% per annum and matures on June 20, 2004.

(e) The Outstanding Series B Notes bear interest at 12 1/2% per annum and mature on March 15, 2007.

(f) Other debt consists of various capital lease obligations, notes payable and improvement bond obligations.

(g) Represents preferred stock of Ski Lifts, Inc., a subsidiary of the Company, held by the prior owners of Ski Lifts, Inc. An Unrestricted Subsidiary of the Company has an obligation to purchase the Ski Lifts Preferred Stock. Such obligation is non-recourse to the Company and its Restricted Subsidiaries.

(h) Parent contributed an aggregate of $40.0 million to the Company on November 27, 1996 and December 3, 1996 in connection with the New Hampshire Acquisitions and the California Acquisitions, respectively, and made an additional capital contribution of $6.5 million in connection with the 1997 Offering. Parent also made a capital contribution to the Company of $10.5 million in connection with the consummation of the Loon Mountain Acquisition.

                        PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)

     The following unaudited pro forma condensed consolidated balance sheet of the Company gives effect to the Loon Mountain Transactions as if they had occurred on January 30, 1998. The following unaudited pro forma condensed consolidated statements of operations gives effect to the Loon Mountain Transactions and the Historical Transactions as if they had occurred on November 1, 1996.

     The pro forma financial information presented below should be read in conjunction with the separate historical consolidated financial statements of the Company and certain of the businesses it has acquired, and related notes thereto, included elsewhere in this Prospectus. The pro forma condensed consolidated financial statements do not purport to be indicative of the results that actually would have been obtained had the Loon Mountain Transactions and the Historical Transactions occurred as of the assumed dates and for the periods presented and are not intended to be a projection of future results or trends.

     The pro forma adjustments, as described in the accompanying Notes to Unaudited Pro Forma Financial Information, are based on available information and certain assumptions that management believes are reasonable. The allocation of the purchase price of the Loon Mountain Acquisition is subject to revision when additional information is obtained, however, in management's opinion, the final allocation is not expected to be materially different from the preliminary estimated amounts noted herein.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF JANUARY 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                               THE              LOON
                                                             COMPANY          MOUNTAIN         PRO FORMA
                                                            HISTORICAL       HISTORICAL       ADJUSTMENTS       PRO FORMA
                                                            ----------       ----------       -----------       ---------
ASSETS
Cash.................................................        $  1,511          $    --         $ 29,000(a)      $  1,511
                                                                                                (28,250)(b)
                                                                                                   (750)(c)
Other current assets.................................           8,667              689             (750)(b)        8,306
                                                                                                   (300)(c)
                                                             --------          -------         --------         --------
       Total current assets..........................          10,178              689           (1,050)           9,817
Property and equipment, net..........................         127,125           20,894            9,315(d)       157,334
Real estate held for development and sale............          11,335              705              195(e)        12,235
Deferred charges and other assets....................          12,913               67            1,000(c)        13,920
                                                                                                    (60)(f)
Goodwill.............................................          31,287               --                            31,287
                                                             --------          -------         --------         --------
       Total Assets..................................        $192,838          $22,355         $  9,400         $224,593
                                                             ========          =======         ========         ========
LIABILITIES AND SHAREHOLDER'S EQUITY
Senior Credit Facility...............................        $  6,500          $    --         $  1,000(h)      $  7,500
Current portion of long-term debt....................           1,924              295             (295)(h)        1,924
Accounts payable and accrued liabilities.............          27,034            2,305              450(c)        29,789
                                                             --------          -------         --------         --------
       Total current liabilities.....................          35,458            2,600            1,155           39,213
Long-term debt.......................................         120,249           11,556            5,944(h)       137,749
Other................................................             251              293              (55)(f)          251
                                                                                                   (238)(g)
Preferred stock of subsidiary........................           3,288               --                             3,288
Shareholder's equity.................................          33,592            7,906           10,500(a)        44,092
                                                                                                 (7,906)(i)
                                                             --------          -------         --------         --------
       Total Liabilities and Shareholder's Equity....        $192,838          $22,355         $  9,400         $224,593
                                                             ========          =======         ========         ========

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     (a) Reflects the Initial Offering of $17.5 million of the Old Notes at par value, the additional equity contribution by Parent, and assumed borrowings under the Senior Credit Facility as follows (dollars in thousands):

Old Notes...................................................  $17,500
Equity contribution by Parent...............................   10,500
Assumed borrowings under Senior Credit Facility.............    1,000
                                                              -------
          Proceeds..........................................  $29,000
                                                              =======

     (b) Reflects the acquisition of Loon Mountain for an aggregate net purchase price, exclusive of acquisition costs, of $29.0 million (including the assumption of debt which was repaid in connection with the acquisition), less a purchase deposit of $750,000 included in other current assets at January 30, 1998. Summary information regarding the purchase price allocation to the assets acquired and liabilities assumed in the Loon Mountain Acquisition is as follows:

Other current assets........................................  $   689
Property and equipment......................................   30,209
Real estate and other long-term assets......................      907
Accounts payable and accrued liabilities....................   (2,305)
                                                              -------
Net purchase price (including estimated acquisition costs of
  $500,000).................................................  $29,500
                                                              =======

     (c) Reflects estimated total fees and expenses of $1.5 million incurred in connection with the Initial Offering ($1.0 million) and Loon Mountain Acquisition ($500,000), less $300,000 of such costs included in other current assets at January 30, 1998 and $450,000 to be paid in subsequent months.

     (d) Adjusts property and equipment related to the Loon Mountain Acquisition to estimated fair value pursuant to purchase accounting. This is estimated based on a preliminary purchase price allocation which is subject to final allocation upon completion of valuation procedures.

     (e) Adjusts real estate held for development and sale to estimated fair value pursuant to purchase accounting. This is estimated based on preliminary purchase price allocation which is subject to final allocation upon completion of valuation procedures.

     (f) Reflects the elimination of certain assets and liabilities in purchase accounting.

     (g) Under purchase accounting, deferred tax liabilities recognized for Loon Mountain as a result of the acquisition are offset by operating loss carryforwards of the Company.

     (h) Reflects the following (dollars in thousands):

Old Notes...................................................  $ 17,500
Assumed borrowings under Senior Credit Facility.............     1,000
Repayment of Loon Mountain debt.............................   (11,851)
                                                              --------
          Net...............................................  $  6,649
                                                              ========
Reflected in pro forma balance sheet as:
  Adjustment to Senior Credit Facility......................  $  1,000
  Adjustment to current portion of long-term debt...........      (295)
  Adjustment to long-term debt..............................     5,944
                                                              --------
          Net...............................................  $  6,649
                                                              ========

     (i) Reflects elimination of historical stockholders' equity of Loon
         Mountain.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED JANUARY 30, 1998
                             (DOLLARS IN THOUSANDS)

                                              THE COMPANY   LOON MOUNTAIN    PRO FORMA
                                              HISTORICAL     HISTORICAL     ADJUSTMENTS      PRO FORMA
                                              -----------   -------------   -----------      ---------
STATEMENT OF OPERATIONS DATA:
Revenue:
  Resort Operations.........................    $39,016        $6,757          $  --          $45,773
  Real Estate and Other.....................         --            --             --               --
                                                -------        ------          -----          -------
                                                 39,016         6,757             --           45,773
OPERATING EXPENSES:
  Resort Operations.........................     26,802         4,523           (100)(a)       31,225
  Cost of Sales -- Real Estate and Other....         --            --             --               --
  Depreciation and Amortization.............      3,593           853           (257)(b)        4,189
                                                -------        ------          -----          -------
Operating Income............................      8,621         1,381            357           10,359
Interest Expense (Net)......................      4,366           229            368(c)         4,963(e)
                                                -------        ------          -----          -------
Pre-tax Income..............................      4,255         1,152            (11)           5,396
Income Taxes (Benefit)......................         --           461           (461)(d)           --
                                                -------        ------          -----          -------
Income Before Minority Interest.............      4,255           691            450            5,396
Minority Interest...........................         70            --             --               70
                                                -------        ------          -----          -------
Net Income..................................    $ 4,185        $  691          $ 450          $ 5,326
                                                =======        ======          =====          =======
OTHER DATA:
EBITDA......................................    $12,214        $2,234          $ 100          $14,548
Non-cash Cost of Real Estate and Other......    $    --        $   --          $  --          $    --

                                               (see footnotes on following page)

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED JANUARY 30, 1998

(a) The following adjustments have been made to reduce historical operating expenses:

                                                                    THREE MONTHS
                                                                       ENDED
                                                                  JANUARY 30, 1998
                                                                  ----------------
    THE LOON MOUNTAIN ACQUISITION
    Replacement of executive management.........................        $ 30
    Removal of directors' fees..................................          18
    Removal of divestiture-related expenses.....................          52
                                                                        ----
                                                                        $100
                                                                        ====

    Replacement of executive management represents elimination of non-recurring executive management compensation and benefits paid to a former executive of Loon Mountain. The responsibilities of this individual will be absorbed by existing Company management.

    Removal of directors' fees represents elimination of directors' fees paid to directors of Loon Mountain, which will not be incurred by the Company. Historically, the Company has not paid directors' fees to the directors of its subsidiaries.

    Removal of divestiture-related expenses represents elimination of non-recurring legal and accounting fees that were incurred by Loon Mountain to facilitate the sale of Loon Mountain. Legal and accounting costs of this nature are not expected to be incurred following the Loon Mountain Acquisition.

(b) Historical depreciation for periods prior to the acquisition date has been adjusted to reflect post-acquisition date assumptions. Pro forma depreciation charges relate to the estimated fair value assigned using purchase accounting. Land improvements and buildings have been assigned a 20 year life, and machinery and equipment 3 to 20 year lives. These charges are estimates based on preliminary purchase price allocations which are subject to final allocations pursuant to valuation efforts.

(c) Pro forma interest expense includes interest on $116.0 million of Outstanding Series B Notes at 12.5%, $17.5 million of Old Notes at 12.5%, the Senior Credit Facility at 9%, the ASC Seller Note at 12%, certain capital leases and other debt at varying rates and amortization of approximately $8.0 million of deferred financing costs (amortized generally over a 10 year period).

(d) Due to a lack of profitable history, no income tax benefit is expected to be recorded in the fiscal 1998 annual Booth Creek financial statements to reflect the operating losses generated in fiscal 1998. Accordingly, no provision is recorded in the first quarter of 1998 as the effective income tax rate for the year is expected to be zero.

(e) Pro forma cash interest expense would be approximately $4.7 million which excludes $307,000 in amortization of deferred financing fees.

(f) EBITDA is not a measure of performance under United States generally accepted accounting principles, and should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity. Pro forma EBITDA does not reflect certain additional adjustments which management believes are relevant in evaluating the future operating performance of the Company. The following additional adjustments, which eliminate the impact of certain nonrecurring charges and reflect the estimated impact of management's business and operating strategy are based on estimates and assumptions made and believed to be reasonable by the Company and

 NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS --
                                  (CONTINUED)

    are inherently uncertain and subject to change. The following calculation should not be viewed as indicative of actual or future results. The following table reflects the effects of these items:

                                                                    THREE MONTHS
                                                                       ENDED
                                                                  JANUARY 30, 1998
                                                                  ----------------
    Pro forma EBITDA............................................      $14,548
    Additional adjustments:
      Reduction in insurance premiums...........................           43
      Reduction in Loon Mountain expenses.......................          117
                                                                      -------
         Total additional adjustments...........................          160
                                                                      -------
    Adjusted pro forma EBITDA...................................      $14,708
                                                                      =======

     Reduction of insurance premiums represents elimination of insurance expenses as a result of incorporating Loon Mountain into the Company's consolidated insurance package.

     Reduction in Loon Mountain expenses represents the estimated labor, marketing and purchasing efficiencies expected to be realized subsequent to the acquisition by the Company.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED OCTOBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                CALIFORNIA
                                                  RESORTS
                                                -----------
                                                FIBREBOARD
                                                  RESORT           NEW HAMPSHIRE            THE           GRAND
                                                   GROUP              RESORTS              SUMMIT        TARGHEE
                                                HISTORICAL    -----------------------    HISTORICAL    HISTORICAL
                                                -----------   WATERVILLE      MT.       ------------   -----------
                                                  FOR THE       VALLEY      CRANMORE      FOR THE        FOR THE
                                                PERIOD FROM   HISTORICAL   HISTORICAL   PERIOD FROM    PERIOD FROM
                                                NOVEMBER 1,   ----------   ----------   NOVEMBER 1,    NOVEMBER 1,
                                      THE          1996         FOR THE PERIOD FROM         1996          1996
                                    COMPANY       THROUGH        OCTOBER 28, 1996         THROUGH        THROUGH
                                   HISTORICAL   DECEMBER 2,           THROUGH           JANUARY 15,     MARCH 18,     PRO FORMA
                                      (a)          1996          NOVEMBER 27, 1996          1997          1997       ADJUSTMENTS
                                   ----------   -----------   -----------------------   ------------   -----------   -----------
STATEMENT OF OPERATIONS DATA:
Revenue:
 Resort Operations...............   $ 68,136      $ 1,395       $ 352        $  45         $3,465        $4,706        $    --
 Real Estate and Other...........      3,671          304          --           --             --            --             --
                                    --------      -------       -----        -----         ------        ------        -------
                                      71,807        1,699         352           45          3,465         4,706             --

Operating Expenses:
 Resort Operations...............     58,343        4,720         715          245          2,878         4,179            (75)(b)
                                                                                                                           (22)(c)
 Cost of Sales -- Real Estate and
   Other.........................      2,799          161          --           --             --            --             --
 Depreciation, Depletion and
   Amortization..................     11,681            6         103           18            208           319          1,078(d)
                                    --------      -------       -----        -----         ------        ------        -------
Operating Income (Loss)..........     (1,016)      (3,188)       (466)        (218)           379           208           (981)

Interest Expense (net)...........     14,912          206          12           15             79            24          1,122(e)
                                    --------      -------       -----        -----         ------        ------        -------
Pre-tax Income (Loss)............    (15,928)      (3,394)       (478)        (233)           300           184         (2,103)
Income Taxes (Benefit)...........     (1,728)      (1,358)         --           --             --            37          1,321(f)
                                    --------      -------       -----        -----         ------        ------        -------
Income (Loss) Before Minority
 Interest........................    (14,200)      (2,036)       (478)        (233)           300           147         (3,424)
Minority Interest................        229           --          --           --             --            --             52(g)
                                    --------      -------       -----        -----         ------        ------        -------
Income (Loss) Before
 Extraordinary Loss..............    (14,429)      (2,036)       (478)        (233)           300           147         (3,476)
Extraordinary Loss...............      2,664           --          --           --             --            --         (2,664)(h)
                                    --------      -------       -----        -----         ------        ------        -------
Net Income (Loss)................   $(17,093)     $(2,036)      $(478)       $(233)        $  300        $  147        $  (812)
                                    ========      =======       =====        =====         ======        ======        =======

OTHER DATA:
EBITDA(m)........................   $ 12,902      $(3,049)      $(363)       $(200)        $  587        $  527        $    97
Non-cash Cost of Real Estate and
 Other...........................   $  2,237      $   133       $  --        $  --         $   --        $   --        $    --


                                                 LOON
                                               MOUNTAIN
                                              HISTORICAL
                                              -----------
                                                 YEAR
                                                 ENDED
                                     PRO      OCTOBER 31,    PRO FORMA       PRO
                                    FORMA        1997       ADJUSTMENTS     FORMA
                                   --------   -----------   -----------    --------
STATEMENT OF OPERATIONS DATA:
Revenue:
 Resort Operations...............  $ 78,099     $15,751       $    --      $ 93,850
 Real Estate and Other...........     3,975          --            --         3,975
                                   --------     -------       -------      --------
                                     82,074      15,751            --        97,825
Operating Expenses:
 Resort Operations...............    70,983      12,602          (586)(b)    82,999
 Cost of Sales -- Real Estate and
   Other.........................     2,960          --            --         2,960
 Depreciation, Depletion and
   Amortization..................    13,413       1,897           485(i)     15,795
                                   --------     -------       -------      --------
Operating Income (Loss)..........    (5,282)      1,252           101        (3,929)
Interest Expense (net)...........    16,370         893         1,496(j)     18,759(l)
                                   --------     -------       -------      --------
Pre-tax Income (Loss)............   (21,652)        359        (1,395)      (22,688)
Income Taxes (Benefit)...........    (1,728)        147          (147)(k)    (1,728)
                                   --------     -------       -------      --------
Income (Loss) Before Minority
 Interest........................   (19,924)        212        (1,248)      (20,960)
Minority Interest................       281          --            --           281
                                   --------     -------       -------      --------
Income (Loss) Before
 Extraordinary Loss..............   (20,205)        212        (1,248)      (21,241)
Extraordinary Loss...............        --          --            --            --
                                   --------     -------       -------      --------
Net Income (Loss)................  $(20,205)    $   212       $(1,248)     $(21,241)
                                   ========     =======       =======      ========
OTHER DATA:
EBITDA(m)........................  $ 10,501     $ 3,149       $   586      $ 14,236(m)
Non-cash Cost of Real Estate and
 Other...........................  $  2,370     $    --       $    --      $  2,370

                                              (see footnotes on following pages)

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED OCTOBER 31, 1997

(a) The Company's historical consolidated statement of operations for the year ended October 31, 1997 includes the results of operations for the following acquisitions since the effective dates of such acquisitions:

New Hampshire Resorts....................................  November 27, 1996
California Resorts.......................................  December 3, 1996
The Summit...............................................  January 15, 1997
Grand Targhee............................................  March 18, 1997

(b) The following adjustments have been made to reduce historical operating expenses:

                                                                  YEAR ENDED
                                                               OCTOBER 31, 1997
                                                            ----------------------
                                                            (DOLLARS IN THOUSANDS)
THE ACQUISITIONS (EXCLUDING THE LOON MOUNTAIN ACQUISITION)
Replacement of executive management.......................           $ 52
Lease modification........................................             23
                                                                     ----
                                                                     $ 75
                                                                     ====
THE LOON MOUNTAIN ACQUISITION
Replacement of executive management.......................           $120
Removal of directors' fees................................             70
Removal of divestiture-related expenses...................            396
                                                                     ----
                                                                     $586
                                                                     ====

    Replacement of executive management represents elimination of non-recurring executive management compensation and benefits paid to (i) former owners of Ski Lifts, Inc. and Grand Targhee Incorporated and (ii) a former executive and shareholder of Loon Mountain. The responsibilities of these individuals will be absorbed by existing Company management.

    Lease modification represents elimination of lease expenses pursuant to a lease agreement for the Teewinot Lodge, which was acquired by the Company in the Grand Targhee Acquisition. Accordingly, such lease expenses will not be incurred subsequent to the acquisition.

    Removal of directors' fees represents elimination of directors' fees paid to directors of Loon Mountain, which will not be incurred by the Company. Historically, the Company has not paid directors' fees to the directors of its subsidiaries.

    Removal of divestiture-related expenses represents elimination of non-recurring legal and accounting fees that were incurred by Loon Mountain to facilitate the sale of Loon Mountain. Legal and accounting costs of this nature are not expected to be incurred following the Loon Mountain Acquisition.

(c) Represents corporate management fee allocations from Fibreboard Corporation ($70,000) for the period from November 1, 1996 through December 2, 1996 and American Skiing Company and S-K-I Limited for Waterville Valley ($10,000) for the period from October 28, 1996 through November 27, 1996 net of (i) the management fees that would have been paid to Booth Creek, Inc. pursuant to the Management Agreement ($29,000) and (ii) the estimated amounts for certain corporate expenses if the Company had operated on a stand-alone basis ($29,000).

(d) Historical depreciation and amortization for periods prior to the respective resort acquisition dates has been adjusted to reflect post-acquisition date assumptions. Pro forma depreciation and amortization charges relate to the estimated fair value assigned using purchase accounting. Land improvements and buildings have been assigned a 20 year life, machinery and equipment 3 to 15 year lives, and goodwill a 15 year life.

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                           OPERATIONS -- (CONTINUED)

(e) Pro forma interest expense includes interest on $116.0 million of Outstanding Series B Notes at 12.5%, the Senior Credit Facility at 9%, the ASC Seller Note at 12%, certain capital leases and other debt at varying rates and amortization of approximately $7.0 million of deferred financing fees (amortized generally over a 10 year period).

(f) Adjusts income tax provision to reflect the benefit of operating losses to the extent of recorded deferred tax liabilities.

(g) Reflects cumulative preferred stock dividend of 9% on the Ski Lifts Preferred Stock.

(h) Eliminates historical extraordinary loss on early retirement of debt.

(i) Historical depreciation and amortization for periods prior to the acquisition date has been adjusted to reflect post-acquisition date assumptions. Pro forma depreciation and amortization charges relate to the estimated fair value assigned using purchase accounting. Land improvements and buildings have been assigned a 20 year life, machinery and equipment 3 to 20 year lives, and goodwill a 15 year life. These charges are estimates based on preliminary purchase price allocations which are subject to final allocations pursuant to valuation efforts.

(j) Pro forma interest expense includes interest on $116.0 million of Outstanding Series B Notes at 12.5%, $17.5 million of Old Notes at 12.5%, the Senior Credit Facility at 9%, the ASC Seller Note at 12%, certain capital leases and other debt at varying rates and amortization of approximately $8.0 million of deferred financing costs (amortized generally over a 10 year period).

(k) Eliminates the historical income tax provision of Loon Mountain, as the expected effective income tax rate for the Company in fiscal 1998 is zero.

    In the offering memorandum for the Initial Offering, the Company reflected a net deferred tax benefit of $3,776,000 relating to the deferred tax liabilities established in purchase accounting for the Loon Mountain Acquisition. After further review and analysis, the Company has changed the purchase accounting assumptions related to the Loon Mountain Acquisition to offset the Loon Mountain deferred tax liabilities established against the Booth Creek deferred tax assets at such date. Accordingly, no net deferred taxes have been recorded in purchase accounting and the values assigned to goodwill and property and equipment have been reduced accordingly. The net non-cash impact was to increase the net loss from $17,769,000 to $21,241,000 for the pro forma year ended October 31, 1997; EBITDA for the period was not affected.

(l) Pro forma cash interest expense would be approximately $17.8 million which excludes $971,000 in amortization of deferred financing fees.

(m) EBITDA is not a measure of performance under United States generally accepted accounting principles, and should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity. Pro forma EBITDA does not reflect certain additional adjustments which management believes are relevant in evaluating the future operating performance of the Company. The following additional adjustments, which eliminate the impact of certain nonrecurring charges and reflect the estimated impact of management's business and operating strategy are based on estimates and assumptions made and believed to be reasonable by the Company and

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                           OPERATIONS -- (CONTINUED)

    are inherently uncertain and subject to change. The following calculation should not be viewed as indicative of actual or future results. The following table reflects the effects of these items:

                                                                   YEAR ENDED
                                                                OCTOBER 31, 1997
                                                                ----------------
                                                             (DOLLARS IN THOUSANDS)
Pro forma EBITDA...........................................         $14,236
Additional adjustments:
     Reduction in insurance premiums.......................             242
     In-house operation of certain ski related services....             435
     One-time charges at Grand Targhee.....................              54
     Reduction in Loon Mountain expenses...................             293
                                                                    -------
          Total additional adjustments.....................           1,024
                                                                    -------
Adjusted pro forma EBITDA..................................         $15,260
                                                                    =======

     Reduction of insurance premiums represents elimination of insurance expenses as a result of a new insurance package entered into by the Company, which has reduced insurance premiums as a result of the consolidation of the Company's resorts.

     In-house operation of certain ski-related services represents the increase in revenues and elimination of expenses related to services performed by outside vendors at the Summit that will be performed by the Company and which are performed by the Company at its other resorts.

     One-time charges at Grand Targhee represents elimination of the cost associated with abandoning a land exchange project.

     Reduction in Loon Mountain expenses represents the estimated labor, marketing and purchasing efficiencies expected to be realized subsequent to the acquisition by the Company.

                  UNAUDITED ADJUSTED PRO FORMA FINANCIAL DATA
              (DOLLARS IN THOUSANDS, EXCEPT REVENUE PER SKIER DAY)

     The following unaudited adjusted pro forma financial data, which are not determined in accordance with generally accepted accounting principles, give effect to the Loon Mountain Transactions and the Historical Transactions as if they had been completed as of November 1, 1996. The information presented may not be indicative of the actual results had the Loon Mountain Transactions and the Historical Transactions occurred on such date, and there can be no assurance that the Company will be able to achieve such results in the future. The adjusted pro forma financial data reflect the combined financial data of the Company's eight ski resort complexes adjusted for the removal of (i) corporate expenses and allocations, (ii) management fees, (iii) one-time expenses and write-offs and (iv) other non-recurring charges of prior owners. In addition, the adjusted pro forma financial data give effect to the Management Agreement (as defined) with Booth Creek, Inc. and other operating improvements which management of the Company has or expects to implement. See "Certain
Transactions -- Management Agreement with Booth Creek, Inc." The unaudited adjusted pro forma financial data presented below should be read in conjunction with the information contained in "Pro Forma Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                             ADJUSTED
                                                                            PRO FORMA
                                                            ------------------------------------------
                                                                YEAR ENDED         THREE MONTHS ENDED
                                                            OCTOBER 31, 1997(a)    JANUARY 30, 1998(b)
                                                            -------------------    -------------------
                                                                (UNAUDITED)            (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenue:
  Resort Operations.......................................       $  93,850              $  45,773
  Real Estate and Other...................................           3,975                     --
                                                                 ---------              ---------
                                                                    97,825                 45,773
Operating Expenses:
  Cost of Sales -- Resort Operations(c)...................          81,975                 31,065
  Cost of Sales -- Real Estate and Other(c)...............             590                     --
                                                                 ---------              ---------
Adjusted Pro Forma EBITDA(c)..............................       $  15,260              $  14,708
                                                                 =========              =========
OTHER FINANCIAL AND OPERATING DATA:
RESTRICTED GROUP(d)
Skier Days................................................       2,186,196              1,080,273
Revenue per Skier Day.....................................       $   42.93              $   42.37
Adjusted Pro Forma EBITDA(c)..............................       $  15,260              $  14,708
Cash Interest Expense(e)..................................       $  17,788              $   4,656
Ratio of Adjusted Pro Forma EBITDA to Cash Interest
  Expense.................................................            0.86x                    NM
Ratio of total debt to Adjusted Pro Forma EBITDA(f).......            9.64x                    NM

-------------------------

NM -- Not Meaningful

                                              (see footnotes on following pages)

              NOTES TO UNAUDITED ADJUSTED PRO FORMA FINANCIAL DATA

(a) The unaudited adjusted pro forma financial data presented reflect the following pro forma adjustments to operating expenses and management fee and corporate expenses. The following table reflects the effect of these items in the calculation of pro forma EBITDA.

                                                                          YEAR ENDED
                                                                       OCTOBER 31, 1997
                                                                       ----------------
                                                                    (DOLLARS IN THOUSANDS)
    Historical EBITDA...........................................           $13,553
    Pro forma adjustments:
      Corporate management fee allocations......................                22
      Replacement of executive management.......................               172
      Lease modification........................................                23
      Removal of directors' fees................................                70
      Removal of divestiture-related expenses...................               396
                                                                           -------
        Total pro forma adjustments.............................               683
                                                                           -------
    Pro forma EBITDA............................................           $14,236
                                                                           =======

    In addition, the unaudited adjusted pro forma financial data presented reflect certain additional adjustments which management believes are relevant in evaluating the future operating performance of the Company. The following additional adjustments, which eliminate the impact of certain nonrecurring charges and reflect the estimated impact of management's business and operating strategy, are based on estimates and assumptions made and believed to be reasonable by the Company but that are inherently uncertain and subject to change. The following calculation should not be viewed as indicative of actual or future results. The following table reflects the effect of these items on pro forma EBITDA:

                                                                          YEAR ENDED
                                                                       OCTOBER 31, 1997
                                                                       ----------------
                                                                    (DOLLARS IN THOUSANDS)
    Pro forma EBITDA............................................           $14,236
    Additional adjustments:
      Reduction of insurance premium............................               242
      In-house operation of certain ski-related services........               435
      One-time charges at Grand Targhee.........................                54
      Reduction in Loon Mountain expenses.......................               293
                                                                           -------
        Total additional adjustments............................             1,024
                                                                           -------
    Adjusted pro forma EBITDA...................................           $15,260
                                                                           =======

    Corporate management fee allocations represent the allocations from Fibreboard Corporation ($70,000) and American Skiing Company and S-K-I Limited for Waterville Valley ($10,000) net of (i) the management fees that would have been paid to Booth Creek, Inc. pursuant to the Management Agreement ($29,000) and (ii) the estimated amounts for certain corporate expenses if the Company had operated on a stand-alone basis ($29,000).

    Replacement of executive management represents elimination of non-recurring executive management compensation and benefits paid to (i) former owners of Ski Lifts, Inc. ($29,000), (ii) former owners of Grand Targhee Incorporated ($23,000) and (iii) former owners of Loon Mountain Recreation Corporation ($120,000). The responsibilities of these individuals will be absorbed by existing Company management.

    Lease modification represents elimination of lease expenses for the Teewinot Lodge, which was acquired by the Company in the Grand Targhee Acquisition.

    Removal of directors' fees represents elimination of directors' fees paid to directors of Loon Mountain which will not be incurred by the Company.

    Removal of divestiture-related expenses represents elimination of non-recurring legal and accounting fees that were incurred to facilitate the sale of Loon Mountain.

    Reduction of insurance premium represents elimination of insurance expenses as a result of a new insurance package entered into by the Company, which has reduced insurance premiums as a result of the consolidation of the Company's resorts.

    In-house operation of certain ski-related services represents the increase in revenue and elimination of expenses related to services performed by outside vendors at the Summit that will be performed by the Company and which are performed by the Company at its other resorts.

    One-time charges at Grand Targhee represents elimination of the cost associated with abandoning a land exchange project.

    Reduction in Loon Mountain expenses represents the estimated labor, marketing and purchasing efficiencies expected to be realized subsequent to the acquisition by the Company.

(b) The unaudited adjusted pro forma financial data presented reflect the following pro forma adjustments to operating expenses and management fee and corporate expenses. The following table reflects the effect of these items in the calculation of pro forma EBITDA.

                                                                         THREE MONTHS
                                                                            ENDED
                                                                       JANUARY 30, 1998
                                                                       ----------------
                                                                    (DOLLARS IN THOUSANDS)
    Historical EBITDA...........................................           $14,448
    Pro forma adjustments:
      Replacement of executive management.......................                30
      Removal of directors' fees................................                18
      Removal of divestiture-related expenses...................                52
                                                                           -------
        Total pro forma adjustments.............................               100
                                                                           -------
    Pro forma EBITDA............................................           $14,548
                                                                           =======

    In addition, the unaudited adjusted pro forma financial data presented reflect certain additional adjustments which management believes are relevant in evaluating the future operating performance of the Company. The following additional adjustments, which eliminate the impact of certain nonrecurring charges and reflect the estimated impact of management's business and operating strategy, are based on estimates and assumptions made and believed to be reasonable by the Company but that are inherently uncertain and subject to change. The following calculation should not be viewed as indicative of actual or future results. The following table reflects the effect of these items on pro forma EBITDA:

                                                                         THREE MONTHS
                                                                            ENDED
                                                                       JANUARY 30, 1998
                                                                       ----------------
                                                                    (DOLLARS IN THOUSANDS)
    Pro forma EBITDA............................................           $14,548
    Additional adjustments:
      Reduction of insurance premium............................                43
      Reduction in Loon Mountain expenses.......................               117
                                                                           -------
        Total additional adjustments............................               160
                                                                           -------
    Adjusted pro forma EBITDA...................................           $14,708
                                                                           =======

    Replacement of executive management represents elimination of non-recurring executive management compensation and benefits paid to former owners of Loon Mountain Recreation Corporation. The responsibilities of these individuals will be absorbed by existing Company management.

    Removal of directors' fees represents elimination of directors' fees paid to directors of Loon Mountain which will not be incurred by the Company.

    Removal of divestiture-related expenses represents elimination of non-recurring legal and accounting fees that were incurred to facilitate the sale of Loon Mountain.

    Reduction of insurance premium represents elimination of insurance expenses as a result of incorporating Loon Mountain into the Company's consolidated insurance package.

    Reduction in Loon Mountain expenses represents the estimated labor, management and purchasing efficiencies expected to be realized subsequent to the acquisition by the Company.

(c) Excludes depreciation, depletion and amortization expenses of $15.8 million and $4.2 million for the year ended October 31, 1997 and the three months ended January 30, 1998, respectively and the non-cash cost of real estate and other sales of $2.4 million for the year ended October 31, 1997. The historical financial presentations for the Fibreboard Resort Group, Waterville Valley, Mt. Cranmore, Ski Lifts, Inc., Grand Targhee Incorporated and Loon Mountain Recreation Corporation are inconsistent in categorizing cost of sales -- resort operations and selling, general and administrative expenses. For presentation purposes in this Prospectus, all operating expenses have been aggregated as cost of sales -- resort operations.

(d) The Restricted Group includes Booth Creek and its Restricted Subsidiaries. The Restricted Group data excludes certain real estate assets at the Summit, which are held by an entity that is an Unrestricted Subsidiary. See "Certain Transactions -- The Real Estate LLC." Such assets have not historically generated cash flow and the Unrestricted Subsidiary has an obligation, as of January 30, 1998, to purchase shares of preferred stock of Ski Lifts, Inc. having an aggregate liquidation preference of $3.3 million from the prior owners of the Summit. Such obligation is recourse only to the assets of the Unrestricted Subsidiary and is non-recourse to the Company and its Restricted Subsidiaries.

(e) Reflects interest expense on the Notes and the Senior Credit Facility and on other debt and capitalized leases. Cash interest expense also excludes $971,000 and $307,000 in pro forma non-cash amortization of deferred financing fees for the year ended October 31, 1997 and the three months ended January 30, 1998, respectively.

(f) Total debt for purposes of this ratio includes the Notes, the Senior Credit Facility, the ASC Seller Note, and certain other debt and capitalized leases. See "Capitalization."

                            SELECTED FINANCIAL DATA
              (DOLLARS IN THOUSANDS, EXCEPT REVENUE PER SKIER DAY)

    The selected financial data presented below should be read in conjunction with the combined financial statements of the Fibreboard Resort Group and the consolidated financial statements of the Company and related notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected combined financial data (except for the other financial and operating data) of the Fibreboard Resort Group (i) as of December 31, 1993 have been derived from the unaudited combined financial statements of the Fibreboard Resort Group, (ii) for the year ended December 31, 1993 and as of and for the years ended December 31, 1994 and 1995 and as of and for the ten months ended October 31, 1996 have been derived from the audited combined financial statements of the Fibreboard Resort Group, which have been audited by Arthur Andersen LLP, independent accountants,
(iii) for the ten months ended October 31, 1995 have been derived from the unaudited combined financial statements of the Fibreboard Resort Group and (iv) for the period from November 1, 1996 to December 2, 1996 have been derived from the audited combined financial statements of the Fibreboard Resort Group, which have been audited by Ernst & Young LLP, independent auditors. The selected consolidated financial data (except for the other financial and operating data) of the Company (i) as of and for the year ended October 31, 1997 have been derived from the audited consolidated financial statements of the Company, which have been audited by Ernst & Young LLP, independent auditors and (ii) as of and for the three months ended January 31, 1997 and January 30, 1998 have been derived from the unaudited consolidated financial statements of the Company. The interim financial data of the Company presented below is unaudited, but includes all adjustments (consisting only of normal, recurring adjustments) which, in the opinion of management of the Company, are considered necessary for a fair presentation of the Company's financial position and results of operations for the periods presented. Due to the highly seasonal nature of the Company's business and the effect of the Company's acquisitions, the results for the interim periods are not necessarily indicative of results for the entire year. Management believes that the disclosures made are adequate to make the information presented not misleading. The Company was formed in October 1996 and had no operations until its acquisition of seven ski resort complexes during the first six months of fiscal 1997. The selected pro forma data presented below should be read in conjunction with the information contained in "Pro Forma Financial Information."

    The other financial and operating data presented below includes information on "EBITDA" and "EBITDA margin." "EBITDA" represents income from operations before depreciation, depletion and amortization expense and the non-cash cost of real estate sales. "EBITDA margin" is EBITDA divided by total revenue. Although EBITDA is not a measure of performance under United States generally accepted accounting principles ("GAAP"), the term is presented because management believes it provides useful information regarding a company's ability to incur and service debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. In addition, "EBITDA" and "EBITDA margin" as determined by the Company may not be comparable to related or similar measures as reported by other companies and do not represent funds available for discretionary use.

                                                                        FIBREBOARD RESORT GROUP
                                                ------------------------------------------------------------------------
                                                                                                             PERIOD FROM
                                                                                  10 MONTHS     10 MONTHS    NOVEMBER 1,
                                                   YEAR ENDED DECEMBER 31,          ENDED         ENDED        1996 TO
                                                ------------------------------   OCTOBER 31,   OCTOBER 31,   DECEMBER 2,
                                                1993(a)    1994(b)    1995(c)      1995(c)       1996(d)       1996(d)
                                                --------   --------   --------   -----------   -----------   -----------
                                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue:
  Resort Operations...........................  $ 25,528   $ 40,810   $ 39,823    $ 32,072      $ 36,829       $ 1,395
  Real Estate and Other.......................        --        610      5,213       4,659         4,288           304
                                                --------   --------   --------    --------      --------       -------
                                                  25,528     41,420     45,036      36,731        41,117         1,699
Operating Expenses:
  Cost of Sales -- Resort Operations..........    15,603     23,471     24,545      18,547        22,596         2,884
  Cost of Sales -- Real Estate and Other......        --        280      1,989       1,780         2,142           161
  Depreciation, Depletion and Amortization....     2,514      3,449      4,024       2,989         4,354             6
  Selling, General and Administrative.........     4,579      5,545      5,871       4,399         5,220         1,766
  Management Fees and Corporate Expenses......       507        655      1,247         513           701            70
                                                --------   --------   --------    --------      --------       -------
Operating Income (Loss).......................     2,325      8,020      7,360       8,503         6,104        (3,188)
Interest (Income) Expense, (net)..............       186        666        821         334         1,189           206
                                                --------   --------   --------    --------      --------       -------
Pre-tax Income (Loss).........................     2,139      7,354      6,539       8,169         4,915        (3,394)
Income Taxes (Benefit)........................       876      2,979      2,624       3,308         2,018        (1,358)
                                                --------   --------   --------    --------      --------       -------
          Net Income (Loss)...................  $  1,263   $  4,375   $  3,915    $  4,861      $  2,897       $(2,036)
                                                ========   ========   ========    ========      ========       =======

                                                                              FIBREBOARD RESORT GROUP
                                                     -------------------------------------------------------------------------
                                                               AS OF DECEMBER 31,                      AS OF OCTOBER 31,
                                                     ---------------------------------------      ----------------------------
                                                     1993(a)       1994(b)         1995(c)          1995(c)          1996(d)
                                                     -------       -------         -------          -------          -------
                                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working Capital (Deficit)......................       $(3,271)      $(6,555)       $(35,980)        $(36,123)         $(36,187)
Total Assets...................................        39,618        43,065         73,316           64,125           69,602
Total Debt.....................................        15,743        15,422         41,493           33,487           38,715
Common Stockholders' Equity/Net Assets.........        17,826        19,752         23,667           24,606           26,564

                                                                        FIBREBOARD RESORT GROUP
                                                ------------------------------------------------------------------------
                                                                                                             PERIOD FROM
                                                                                  10 MONTHS     10 MONTHS    NOVEMBER 1,
                                                   YEAR ENDED DECEMBER 31,          ENDED         ENDED        1996 TO
                                                ------------------------------   OCTOBER 31,   OCTOBER 31,   DECEMBER 2,
                                                1993(a)    1994(b)    1995(c)      1995(c)       1996(d)       1996(d)
                                                --------   --------   --------   -----------   -----------   -----------
                                                          (DOLLARS IN THOUSANDS, EXCEPT REVENUE PER SKIER DAY)
OTHER FINANCIAL AND OPERATING DATA:
Skier Days....................................   436,153    837,179    784,964     626,500       706,075        30,818
Revenue per Skier Day(i)......................  $  58.53   $  48.75   $  50.73    $  51.19      $  52.16       $ 45.27
Non-cash Cost of Real Estate and Other(j).....  $     --   $     --   $  1,618    $  1,488      $  1,461       $   133
Capital Expenditures Excluding Acquisitions
  and Real Estate and Other...................  $  4,619   $  6,199   $  5,226    $  3,786      $  5,761       $ 5,587
Net cash provided by (used in):
  Operating activities........................  $  4,212   $  9,482   $  7,861    $  7,506      $  4,923       $ 5,769
  Investing activities........................   (18,336)    (6,287)   (29,430)    (28,321)       (8,467)       (6,151)
  Financing activities........................     9,027     (2,664)    26,071      18,059        (2,778)        1,115
EBITDA........................................  $  4,839   $ 11,469   $ 13,002    $ 12,980      $ 11,919       $(3,049)
EBITDA Margin.................................      19.0%      27.7%      28.9%       35.3%         29.0%       (179.5)%

                                                    (see accompanying footnotes)

                                                                                COMPANY
                                              ----------------------------------------------------------------------------
                                                              HISTORICAL                        UNAUDITED PRO FORMA(g)
                                              -------------------------------------------   ------------------------------
                                                            THREE MONTHS    THREE MONTHS                     THREE MONTHS
                                              YEAR ENDED        ENDED           ENDED       YEAR ENDED           ENDED
                                              OCTOBER 31,    JANUARY 31,     JANUARY 30,    OCTOBER 31,       JANUARY 30,
                                                1997(e)        1997(e)         1998(f)         1997              1998
                                              -----------   -------------   -------------   -----------      -------------
                                                          (DOLLARS IN THOUSANDS, EXCEPT REVENUE PER SKIER DAY)
STATEMENT OF OPERATIONS DATA:
Revenue:
  Resort Operations.........................   $  68,136      $  23,784       $ 39,016       $  93,850         $  45,773
  Real Estate and Other.....................       3,671            140             --           3,975                --
                                               ---------      ---------       --------       ---------         ---------
                                                  71,807         23,924         39,016          97,825            45,773
Operating Expenses:
  Cost of Sales -- Resort Operations........      44,624         15,370         22,853          82,999(h)         31,225(h)
  Cost of Sales -- Real Estate and Other....       2,799            123             --           2,960                --
  Depreciation, Depletion and
    Amortization............................      11,681          1,771          3,593          15,795             4,189
  Selling, General and Administrative.......      11,048          2,227          3,437              --                --
  Management Fees and Corporate Expenses....       2,671            306            512              --                --
                                               ---------      ---------       --------       ---------         ---------
Operating Income (Loss).....................      (1,016)         4,127          8,621          (3,929)           10,359
Interest (Income) Expense, (net)............      14,912          2,549          4,366          18,759             4,963
                                               ---------      ---------       --------       ---------         ---------
Pre-tax Income (Loss).......................     (15,928)         1,578          4,255         (22,688)            5,396
Income Taxes (Benefit)......................      (1,728)           474             --          (1,728)               --
                                               ---------      ---------       --------       ---------         ---------
Income (Loss) Before Minority Interest and
  Extraordinary Item........................     (14,200)         1,104          4,255         (20,960)            5,396
Minority Interest...........................         229             15             70             281                70
                                               ---------      ---------       --------       ---------         ---------
Income (Loss) Before Extraordinary Item.....     (14,429)         1,089          4,185         (21,241)            5,326
Extraordinary Loss on Early Retirement of
  Debt......................................      (2,664)            --             --              --                --
                                               ---------      ---------       --------       ---------         ---------
         Net Income (Loss)..................   $ (17,093)     $   1,089       $  4,185       $ (21,241)        $   5,326
                                               =========      =========       ========       =========         =========

                                                                                       COMPANY
                                                    -----------------------------------------------------------------------------
                                                                                                                      UNAUDITED
                                                                                                                      PRO FORMA
                                                                              AS OF                AS OF                AS OF
                                                                           OCTOBER 31,          JANUARY 30,          JANUARY 30,
                                                                             1997(e)              1998(f)              1998(g)
                                                                           -----------          -----------          -----------
BALANCE SHEET DATA:
Working Capital (Deficit)........................................           $(26,634)            $ (25,280)           $ (29,396)
Total Assets.....................................................            186,416               192,838              224,593
Total Debt.......................................................            136,327               128,673              147,173
Preferred Stock of Subsidiary(l).................................              3,354                 3,288                3,288
Common Stockholder's Equity......................................             29,407                33,592               44,092

                                                              HISTORICAL                        UNAUDITED PRO FORMA(g)
                                              -------------------------------------------   ------------------------------
                                                            THREE MONTHS    THREE MONTHS                     THREE MONTHS
                                              YEAR ENDED        ENDED           ENDED       YEAR ENDED           ENDED
                                              OCTOBER 31,    JANUARY 31,     JANUARY 30,    OCTOBER 31,       JANUARY 30,
                                                1997(e)        1997(e)         1998(f)         1997              1998
                                              -----------   -------------   -------------   -----------      -------------
                                                          (DOLLARS IN THOUSANDS, EXCEPT REVENUE PER SKIER DAY)
OTHER FINANCIAL AND OPERATING DATA:
Skier Days..................................   1,565,917        586,545        931,719       2,186,196         1,080,273
Revenue per Skier Day(i)....................   $   43.51      $   40.55       $  41.88       $   42.93         $   42.37
Non-cash Cost of Real Estate and Other(j)...   $   2,237      $      99       $     --       $   2,370         $      --
Capital Expenditures Excluding Acquisitions
  and Real Estate and Other.................   $   9,459      $     211       $  4,473       $  20,075         $   5,594
Net cash provided by (used in):
  Operating activities......................   $   1,552      $   6,533       $ 15,400              NA                NA
  Investing activities......................    (152,685)      (134,481)        (4,034)             NA                NA
  Financing activities......................     151,595        133,944        (10,317)             NA                NA
Ratio of Earnings to Fixed Charges(k).......          --           1.51           1.85              --              1.97
EBITDA......................................   $  12,902      $   5,997       $ 12,214       $  14,236         $  14,548
EBITDA Margin...............................        18.0%          25.1%          31.3%           14.6%             31.8%

                                              (see footnotes on following pages)

                        NOTES TO SELECTED FINANCIAL DATA

     The selection of a December 31 year end by the Fibreboard Resort Group does not result in the presentation of the results of the California Resorts for a single ski season. Accordingly, as the results of a single ski season are split into two reporting periods, differing trends may develop, as compared to results of operations for other resorts consisting of a single ski season, which should be evaluated by an investor.

     As the results of operations of ski resorts are highly seasonal, with the majority of revenue generated in the period from November through April, the results of operations of the Fibreboard Resort Group for the 10 months ended October 31, 1996 and 1995 and the period from November 1, 1996 to December 2, 1996 are not representative and should not be annualized in determining the level of operating results for a full fiscal period.

(a) Includes the financial results of Northstar for the entire period and of Sierra for the period beginning June 11, 1993, the date on which it was acquired by Fibreboard Corporation.

(b) Includes the financial results of Northstar and Sierra for the entire period.

(c) Includes the financial results of Northstar and Sierra for the entire period and of Bear Mountain for the period beginning October 23, 1995, the date on which it was acquired by Fibreboard Corporation.

(d) Includes the financial results of Northstar, Sierra and Bear Mountain for the entire period.

(e) Includes the financial results of Waterville Valley and Mt. Cranmore from November 27, 1996, Northstar, Sierra and Bear Mountain from December 3, 1996, the Summit from January 15, 1997, and, as of and for the year ended October 31, 1997, Grand Targhee from March 18, 1997, the respective dates of acquisition of each resort by the Company.

(f) Includes the financial results of Waterville Valley, Mt. Cranmore, Northstar, Sierra, Bear Mountain, the Summit and Grand Targhee for the entire period.

(g) Pro forma statement of operations and other financial and operating data for the year ended October 31, 1997 and three months ended January 30, 1998 give effect to the Loon Mountain Transactions and the Historical Transactions as if they had occurred on November 1, 1996. The pro forma balance sheet data give effect to the Loon Mountain Transactions as if they had occurred on January 30, 1998. See "Pro Forma Financial Information."

(h) The historical financial presentations for the Fibreboard Resort Group, Waterville Valley, Mt. Cranmore, Ski Lifts, Inc., Grand Targhee Incorporated and Loon Mountain Recreation Corporation are inconsistent in categorizing cost of sales -- resort operations, selling, general and administrative expenses and management fees and corporate expenses. For presentation purposes in this Prospectus, all operating expenses, excluding depreciation, depletion and amortization, have been aggregated as cost of sales -- resort operations.

(i) Reflects revenues from resort operations divided by skier days.

(j) Non-cash cost of real estate sales represents the allocated portion of real estate development expenditures previously capitalized (including acquisition costs allocated to real estate development) which relate to current year real estate sales. The non-cash cost of real estate sales is presented separately in this Selected Financial Data section as it is a component in the calculation of EBITDA.

(k) For purposes of this computation, earnings are defined as pretax income
    (loss) and fixed charges excluding the Ski Lifts Preferred Stock dividend requirement. Fixed charges are the sum of (i) interest costs (including the interest portion of operating leases), (ii) amortization of deferred financing costs and (iii) the Ski Lifts Preferred Stock dividend requirement. Earnings were inadequate to cover fixed charges by approximately $16.2 million and $23.0 million, for the historical audited and unaudited pro forma year ended October 31, 1997, respectively.

(l) Represents preferred stock of a subsidiary of the Company which is subject to mandatory redemption requirements but which is non-recourse to the Company or its Restricted Subsidiaries.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The discussion and analysis below relates to (i) the historical financial statements and results of operations of the Company, the California Resorts, Waterville Valley, the Summit, Grand Targhee and Loon Mountain, (ii) the pro forma financial results of operations of the Company and (iii) the liquidity and capital resources of the Company. The following discussion should be read in conjunction with the consolidated financial statements and related notes thereto and the information contained in "Pro Forma Financial Information" included elsewhere in this Prospectus.

     Except for historical matters, the matters discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" are forward-looking statements that involve risks and uncertainties. Forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could significantly affect expected results. The Company wishes to caution the reader that certain factors could significantly and materially affect the Company's actual results, causing results to differ materially from those in any forward-looking statement. These factors include: regional and national economic conditions, the successful or unsuccessful integration of acquired businesses, weather conditions, natural disasters (such as earthquakes), industry competition, governmental regulation and risks associated with expansion, leased property and property used pursuant to United States Forest Service permits.

GENERAL

     The Company's ski operations are highly sensitive to regional weather conditions and the overall strength of the regional economies in the areas in which the Company operates. The Company believes that the geographic diversity of the Company's resorts and the use of extensive snowmaking technology coupled with advanced trail grooming equipment, which together can provide consistent skiing conditions, can partially mitigate the risk of both economic downturns and adverse weather conditions in any given region. However, the Company remains vulnerable to warm weather, heavy rains and drought conditions, which can have a significant effect on the operating revenues and profitability at any one of the Company's resorts. Bear Mountain experienced its worst early winter conditions in over 40 years during the 1995/96 ski season, with a lack of natural snowfall and warm weather which severely limited snowmaking. As a result, skier days were approximately 30% below the prior year's level. In addition, during the peak period of the 1996/97 ski season, the Lake Tahoe region experienced significant rainfall, flooding and mudslides. The inclement weather resulted in poor ski conditions at Northstar and Sierra and a major access highway to Sierra being closed for several weeks during the first quarter of the Company's fiscal year ended October 31, 1997. Furthermore, much of the poor weather occurred during the Christmas holiday period, a traditionally busy period at the Company's resorts. As a result, skier days and resort revenue at Sierra were adversely impacted. Certain of the Company's other resorts also experienced poor weather conditions during the year ended October 31, 1997, which resulted in a reduction in skier days, revenue and operating income.

     The Company's four most weather-sensitive resorts, Bear Mountain, Waterville Valley, Mt. Cranmore and Loon Mountain, have invested heavily in snowmaking capabilities to provide coverage on virtually all of their trails and have been open for skiing at least 112, 159, 103 and 161 days, respectively, during each of the last six ski seasons. The Company's Northstar, Sierra, Summit and Grand Targhee resorts are less weather-sensitive based on their historical natural snowfall, averaging approximately 286, 470, 379, and 528 inches of snowfall, respectively, per year from the 1991/1992 through the 1996/97 ski seasons. As a result of their historic natural snowfall, their snowmaking capabilities are considerably less extensive than at Bear Mountain, Waterville Valley, Mount Cranmore or Loon Mountain.

     The Company's results of operations are also highly dependent on its ability to compete in each of the large regional ski markets in which it operates. Management estimates that at Northstar and Sierra more than 80% of the 1996/97 ski season total skier days were attributable to residents of the San Francisco, Sacramento and Central California Valley regions. At Bear Mountain, more than 95% of the 1996/97 ski season total skier days were attributable to residents of the Los Angeles and San Diego metropolitan regions. At Waterville

Valley and Mt. Cranmore, close to 80% of the 1996/97 ski season total skier days were attributable to residents of the Boston metropolitan area and southern New Hampshire. At the Summit, the Company estimates that more than 95% of the 1996/97 ski season total skier days were attributable to residents of the Seattle/Tacoma metropolitan region. The Company's Grand Targhee resort attracts approximately 62% of its skiers from outside its local skiing population.

     The Company seeks to maximize revenues and operating income by managing the mix of skier days and revenue per skier day. These strategies are also designed to maximize resort cash flow. The strategy for each resort is based on the demographic profile of its market and the physical capacity of its mountain and facilities. The Company seeks to increase skier days by developing effective ticket pricing strategies and marketing programs to improve peak and off-peak volume. The Company seeks to improve revenue per skier day by effectively managing the price, quality and value of each of its ski-related services, including retail shops, ski rentals, ski lessons and food and beverage facilities. The Company also generates revenue from a variety of non-ski related services, such as golf, tennis, health clubs and conference centers, as well as from real estate and timber sales.

     The Company expects to increase skier days by offering a consistent, quality guest experience and developing effective target marketing programs. See "Business -- Marketing and Sales." The Company's resorts have spent more than $40.0 million in capital expenditures during the last three years to upgrade chairlift capacity, expand terrain, improve rental lodging and retail facilities and increase snowmaking capabilities, all of which management believes are important in providing a consistent, quality guest experience.

     The Company believes it can selectively increase lift ticket prices and skier days to generate additional revenue and resort cash flow from other related services and activities in conjunction with the upgrading of its resort infrastructure and facilities. For example, Grand Targhee announced a $4 per lift ticket increase effective upon installation of two new lifts completed in January 1997. This resulted in a 4.2% increase in lift ticket revenue per skier visit in the 1996/97 ski season over the 1995/96 ski season. In addition, the Company's Northstar resort has been successful in increasing lift ticket revenues, other ski-related revenues and non-ski related revenues (excluding real estate and timber sales) by 35.7%, 45.9% and 22.7%, respectively, from the year ended December 31, 1992 to the year ended October 31, 1997. The Company believes that by extending its successful operating strategies it can significantly increase revenue per skier day at each of its resorts.

     In addition to revenues generated from skiing operations, the Company's resorts generate significant revenues from non-ski operations, including lodging, conference center services, health and tennis clubs and summer activities such as mountain biking rentals and golf course fees. During the year ended October 31, 1997, approximately 49.6%, 40.5% and 9.9% of the Company's revenues were generated from lift ticket sales, other ski-related sales and non-ski-related sales (excluding real estate and timber sales), respectively. Moreover, real estate and timber sales at Northstar generated $3.7 million during the period from December 3, 1996 (the date the Company acquired Northstar) to October 31, 1997, accounting for 11.8% of Northstar's total revenue during such period.

     A significant portion of total operating costs at the Company's resorts are variable, consisting primarily of retail and food service cost of sales, utilities and labor expense. These variable costs can fluctuate significantly based upon skier days and seasonal factors. With the exception of certain management, marketing and maintenance personnel, all of the Company's employees are compensated on an hourly basis. Management believes a key element to maximizing profitability during the winter season is to closely monitor staffing requirements and to redirect or lay-off employees when skier volumes or seasonal needs dictate. In addition to financial performance, the advanced management information system currently in place at all of the Company's resorts provides detailed statistics regarding staffing utilization which is instrumental in adjusting personnel requirements. Management believes that, over time, the utilization of this system will yield significant labor cost savings.

RESULTS OF OPERATIONS OF THE COMPANY

    Historical Three Months Ended January 30, 1998 as Compared to the Historical Three Months
     Ended January 31, 1997

     The Company was formed October 8, 1996. During the year ended October 31, 1997, the Company made the following acquisitions which are included in the results of operations of the Company from the respective purchase dates and were accounted for using the purchase method:

                          RESORT                            ACQUISITION DATE
                          ------                            ----------------
Waterville Valley.........................................  November 27, 1996
Mt. Cranmore..............................................  November 27, 1996
Northstar.................................................  December 3, 1996
Sierra....................................................  December 3, 1996
Bear Mountain.............................................  December 3, 1996
The Summit................................................  January 15, 1997
Grand Targhee.............................................  March 18, 1997

     Total revenue for the three months ended January 30, 1998 was $39,016,000, an increase of $15,092,000, or 63.1%, over the Company's revenues for the three months ended January 31, 1997. Due to the timing of the acquisitions, the 1997 period does not reflect a full quarter of operating revenues for the resorts, which accounts for a significant part of the increase. The increase in revenue is also due to more typical weather conditions in the Lake Tahoe region in the 1998 period than during the comparable period in the 1996/97 ski season. During the 1996/97 ski season, revenue was negatively impacted by a mudslide which shut down the highway which provides primary access to Sierra and poor weather conditions during the holiday period at many of the Company's other resorts.

     Total operating expenses for the three months ended January 30, 1998 were $30,395,000, an increase of $10,598,000, or 53.5%, over the Company's total operating expenses for the three months ended January 31, 1997. Due to the timing of the acquisitions, the 1997 period does not reflect a full three months of operating expenses for the resorts, which accounts for a significant part of the increase. Payroll related costs, the single largest component of operating expenses, was $11,717,000 for the three months ended January 30, 1998, as compared to $7,699,000 for the 1997 period. The increase in payroll related costs of 52.2% was lower than the 63.1% increase in revenues, as the Company was able to achieve savings during the 1998 period in payroll and other expenses using its management information systems.

     Interest expense for the three months ended January 30, 1998 totaled $4,087,000, an increase of $2,126,000 over the Company's interest expense for the three months ended January 31, 1997, reflecting generally higher levels of borrowings and higher interest rates in the 1998 period. Interest expense for the three months ended January 30, 1998 is primarily comprised of interest on $116 million aggregate principal amount of the Company's Outstanding Series B Notes, and interest on Senior Credit Facility borrowings at approximately 9%. For the three months ended January 31, 1997, interest expense is primarily comprised of interest on $90 million in bridge notes and $10 million in intercompany subordinated notes to Parent (together, the "Bridge Financing Facilities"), which bore interest at approximately 11% per annum. The Bridge Financing Facilities were initially entered into in connection with the resort acquisitions which occurred on November 27, 1996 and December 3, 1996, respectively.

     During the year ended October 31, 1997, the Company recorded tax benefits for current operating losses to the extent of recorded deferred tax liabilities. Due to the Company's lack of profitable history, the tax benefits of excess operating losses were fully offset by a valuation reserve. Similarly, no federal income tax provision is expected for the year ended October 30, 1998 due to continued operating losses. Accordingly, during the quarter ended January 30, 1998, no federal income tax provision has been provided.

     For the quarter ended January 31, 1997, income taxes were based on preliminary purchase price allocations for the Company's acquisitions of the resorts. Deferred tax liabilities of approximately $4.4 million were recorded in the preliminary opening balance sheets. This resulted in an expected income tax benefit rate of approximately 25%, which was used by the Company in preparing its financial statements through the third quarter of 1997. Final purchase allocations, primarily for the Summit acquisition, resulted in less value being assigned to fixed assets, more to goodwill and a corresponding reduction in the original deferred tax liabilities. Accordingly, the actual income tax benefit rate for the year ended October 31, 1997 was 10.8%, and was adjusted for in the fourth quarter on a catch-up basis as a change in estimate.

    Pro Forma Three Months Ended January 30, 1998 as Compared to the Pro Forma Three Months Ended
     January 31, 1997

     The following unaudited pro forma results of operations of the Company for the three months ended January 30, 1998 and January 31, 1997 assume that all the resort acquisitions (including the Loon Mountain Acquisition) and related financings had occurred on November 1, 1996. These unaudited pro forma results of operations are not necessarily indicative of the actual results of operations that would have been achieved nor are they necessarily indicative of future results of operations.

                                                             PRO FORMA                PRO FORMA
                                                         THREE MONTHS ENDED       THREE MONTHS ENDED
                                                          JANUARY 31, 1997         JANUARY 30, 1998
                                                         ------------------       ------------------
                                                                       (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue:
  Resort operations....................................       $37,642                  $45,773
  Real estate and other................................           444                       --
                                                              -------                  -------
                                                               38,086                   45,773
Operating expenses:
  Resort operations....................................        33,159                   31,225
  Cost of sales -- real estate and other...............           284                       --
Depreciation, depletion and amortization...............         3,810                    4,189
                                                              -------                  -------
Operating income.......................................           833                   10,359
Interest expense (net).................................         4,437                    4,963
                                                              -------                  -------
Pre-tax income (loss)..................................        (3,604)                   5,396
Income tax benefit.....................................          (389)                      --
                                                              -------                  -------
Income (loss) before minority interest.................        (3,215)                   5,396
Minority interest......................................            70                       70
                                                              -------                  -------
Net income (loss)......................................       $(3,285)                 $ 5,326
                                                              =======                  =======
OTHER DATA:
EBITDA.................................................       $ 4,875                  $14,548
Noncash cost of real estate sales......................       $   232                  $    --

     Total pro forma revenues for the three months ended January 30, 1998 would have been $45,773,000, an increase of $7,687,000, or 20.2%, over the comparable period in 1997. Northstar, Sierra, Grand Targhee, Loon Mountain and Waterville Valley generated increased revenues in the 1998 period of 40%, 108%, 29%, 21%, and 9%, respectively, due primarily to paid skier day increases and improved yields at Grand Targhee and Loon Mountain. The increase in revenue is primarily due to more typical weather conditions in the Lake Tahoe region in the current period than during the comparable period in the 1996/97 ski season. Paid skier visits (which excludes estimated skiier days relating to season pass holders) would have increased 14%, or approximately 107,000, in the 1998 quarter as compared to the 1997 quarter primarily due to improved weather conditions during the holiday period which allowed travelers to reach the Company's resorts. During the first quarter of fiscal 1997, revenues were negatively impacted by a mudslide which shut down the highway which provides primary access to Sierra as well as poor weather conditions during the holiday period at many of the Company's other resorts. The Company's increased revenues and paid skier visits in the current quarter were partially offset by decreases in revenue during the 1998 period at the Summit and Bear Mountain of 2% and 8%, respectively, due to poor weather conditions which delayed the resorts season opening and resulted in decreases in paid skier visits. The Company had no sales of real estate during the three months ended January 30, 1998 as compared to $444,000 in the comparable 1997 pro forma period.

     Pro forma resort operating expenses, excluding depreciation, depletion and amortization for the three month period ended January 30, 1998 would have been $31,225,000, a decrease of $1,934,000, or 5.8%, over the comparable period in 1997. Pro forma operating expenses for the three months ended January 30, 1998 at most of the Company's resorts were generally consistent with the comparable 1997 pro forma period except for Bear Mountain which experienced a reduction in operating expenses of approximately $1.9 million. The late 1997/98 ski season opening along with a reduction in snowmaking costs resulted in lower operating expenses at Bear Mountain when compared to the comparable 1997 period. Pro forma payroll related costs would have been $13,560,000, in increase of $740,000, or 5.8%, over the comparable 1997 period. The increase in pro forma payroll related costs was due primarily to higher seasonal employment at Northstar and Sierra due to improved operating conditions in the 1998 period.

     Pro forma depreciation, depletion and amortization for the pro forma three month period ended January 30, 1998 was $4,189,000. The increase of $379,000 or 9.9% over the 1997 period was due to higher average asset balances in the 1998 period.

     Net interest expense for the pro forma three month period ended January 30, 1998 would have totaled $4,963,000, an increase of $526,000 from the comparable in period 1997. The increase was due to interest expense on borrowings under the Senior Credit Facility used to fund capital expenditures, maintenance activities and normal seasonal working capital requirements in the off-season period of 1997.

     The income tax benefit for the pro forma three months ended January 31, 1997 of $389,000 reflects the benefit of operating losses to the extent of net deferred tax liabilities recorded in purchase accounting assuming that all the resort acquisitions were made on November 1, 1996. As it was assumed that all of the income tax benefit during the pro forma year ended October 31, 1997 reduced deferred taxes to zero, no additional income tax benefit was recorded during the pro forma three month period ended January 30, 1998 as it was assumed that valuation allowances will fully offset the benefit of net operating losses given assumed lack of profitability of the Company for the pro forma year ended October 30, 1998.

     Historical Year Ended October 31, 1997

     For the year ended October 31, 1997, revenues totaled approximately $71.8 million, approximately $31.2 million, or 43.4%, of which was generated by Northstar. Operating loss for the same period totaled approximately $1.0 million.

     Both revenues and operating income were negatively impacted by the poor weather conditions experienced by a number of the Company's resorts during the 1996/97 ski season. During the peak period of the 1996/97 ski season, the Lake Tahoe region experienced significant rainfall, flooding and mudslides. The inclement weather resulted in poor ski conditions at Northstar and Sierra and a major access highway to Sierra being closed for several weeks during the first quarter of the Company's fiscal year ended October 31, 1997. Furthermore, much of the poor weather occurred during the Christmas holiday period, a traditionally busy period at the Company's resorts. As a result, skier days and resort revenue at Sierra were adversely impacted. Certain of the Company's other resorts also experienced poor weather conditions during the year ended October 31, 1997, which resulted in a reduction in skier days, revenue and operating income. Payroll related costs were $27.5 million for the year ended October 31, 1997, or approximately 38.3% of revenues. Operating loss is also net of approximately $11.7 million of depreciation, depletion and amortization expenses reflecting the stepped-up values of the recently acquired resorts.

     Interest expense is primarily comprised of interest on $90 million in bridge notes and $10 million in intercompany notes to Parent (together, the "Bridge Financing Facilities"), which bore interest at approximately 11% per annum through March 18, 1997, and on $116 million aggregate principal amount of the Outstanding Series B Notes, which have borne interest at 12.5% per annum since March 18, 1997.

     Amortization of deferred financing costs relate primarily to fees associated with the Bridge Financing Facilities and the Outstanding Series B Notes. Unamortized fees associated with the Bridge Financing Facilities at March 18, 1997, the date the Bridge Financing Facilities were repaid, totaled approximately

$2.7 million and were written off and reflected as an extraordinary loss on the early retirement of debt in the consolidated statement of operations.

     The effective income tax rate for the year ended October 31, 1997 was 10.8%. The Company has recorded a tax benefit of $1.7 million primarily to reflect the benefit of operating losses generated during the period to the extent of net deferred tax liabilities recorded in purchase accounting. For financial reporting purposes, the remaining net deferred tax assets arising in the year ended October 31, 1997, which relate principally to the Company's net operating losses, have been fully offset by a valuation allowance.

     Pro Forma Year Ended October 31, 1997 as Compared to the Pro Forma Year Ended October 31, 1996

     The following unaudited pro forma results of operations of the Company for the years ended October 31, 1997 and 1996 assume that all the resort acquisitions (including the Loon Mountain Acquisition) were made on November 1, 1995. These unaudited pro forma results of operations are not necessarily indicative of the actual results of operations that would have been achieved nor are they necessarily indicative of future results of operations.

                                                                   PRO FORMA           PRO FORMA
                                                                   YEAR ENDED          YEAR ENDED
                                                                OCTOBER 31, 1996    OCTOBER 31, 1997
                                                                ----------------    ----------------
                                                                           (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue:
  Resort Operations.........................................        $ 92,666            $ 93,850
  Real Estate and Other.....................................           4,657               3,975
                                                                    --------            --------
                                                                      97,323              97,825
Operating Expenses:
  Resort Operations.........................................          75,662              82,999
  Cost of Sales -- Real Estate and Other....................           2,297               2,960
Depreciation, Depletion and Amortization....................          15,579              15,795
                                                                    --------            --------
Operating Income (Loss).....................................           3,785              (3,929)
Interest Expense (net)......................................          18,065              18,759
                                                                    --------            --------
Pre-tax Loss................................................         (14,280)            (22,688)
Income Tax Benefit..........................................           1,548                  --
                                                                    --------            --------
Loss Before Minority Interest...............................         (12,732)            (22,688)
Minority Interest...........................................            (281)               (281)
                                                                    --------            --------
Net Loss....................................................        $(13,013)           $(22,969)
                                                                    ========            ========
OTHER DATA:
  EBITDA....................................................        $ 20,971            $ 14,236
  Noncash Cost of Real Estate Sales.........................           1,607               2,370

     Total pro forma revenue would have been $97.8 million for the year ended October 31, 1997, an increase of $502,000, or .5%, over the comparable period in 1996. Northstar, Bear Mountain and the Summit generated increased revenues in the 1997 period of 9.1%, 15.9%, and 10.6%, respectively, due primarily to skier day increases of 10.1%, 29.1% and 9.2%, respectively, from the comparable period of 1996. Skier day growth at Bear Mountain was partially offset by reduced ticket prices, primarily due to a greater number of young adult and child discounted tickets. Loon Mountain generated increased revenues in the 1997 period of 3.7% due to slight increases in both prices and skier days. Revenues for Sierra, Waterville Valley, Cranmore and Grand Targhee for the 1997 period decreased 20.6%, 8.1%, 5.0% and 10.3%, respectively, from the 1996 period. Road closures for lengthy periods of time affecting Sierra and Grand Targhee contributed substantially to their declines in revenue. Waterville Valley and Cranmore experienced 10 days of rain during peak holiday periods which contributed significantly to their respective declines. Real estate revenues in the 1997 period declined $765,000 to $3.3 million, or 18.9%, from the 1996 period due to the Company's decision to sell fewer lots in the 1997 period at Northstar.

     Pro forma resort operating expenses, excluding depreciation, depletion and amortization, for the year ended October 31, 1997 would have totaled $83.0 million, an increase of $7.3 million, or 9.7%, from the comparable period in 1996. Payroll related costs for the year ended October 31, 1997 would have been $38.4 million, an increase of $4.7 million, or 14.0%, from the comparable period in 1996. The increase in both total operating expenses and payroll related costs was primarily due to the Company's larger resorts (Northstar, Sierra, Bear Mountain and the Summit) being opened earlier in the 1996/97 ski season, which resulted in 87 additional total operating days for those resorts and higher operating expenses for the 1996/97 ski season as compared to the prior ski season. The early openings of the resorts were due to more favorable weather conditions at the start of the 1996/97 ski season in November and early December, and were intended to generate improved momentum into the peak holiday period. However, as described above, the Company's skier visits and revenues were negatively impacted by unfavorable weather conditions and road closures during the holiday and other peak periods of the 1996/97 ski season. In addition, Bear Mountain incurred an additional $300,000 in snowmaking costs in the 1997 period as compared to the 1996 period and several resorts had substantial snow removal costs in the 1996/97 ski season due to heavy snowfall during certain parts of the season.

     Pro forma cost of sales -- real estate and other for the pro forma year ended October 31, 1997 totaled $3.0 million, an increase of $663,000 from the comparable period in 1996. This increase is due primarily to increased costs allocated to each parcel in the 1997 period as part of the purchase accounting at Northstar effective December 3, 1996.

     Pro forma depreciation, depletion and amortization for the pro forma year ended October 31, 1997 was $15.8 million. The increase of $216,000 over the 1996 period was due to depreciation expense on assets placed in service in the 1997 period.

     Net interest expense for the pro forma year ended October 31, 1997 totaled $18.8 million, an increase of $694,000 from the comparable period in 1996. The increase was due to interest expense on borrowings under the Senior Credit Facility recognized in the 1997 period.

     The income tax benefit for the pro forma year ended October 31, 1996 of $1.5 million reflects the benefit of operating losses to the extent of net deferred tax liabilities recorded in purchase accounting assuming that all the resort acquisitions (including the Loon Mountain Acquisition) were made on November 1, 1995. As it was assumed that all of the income tax benefit during the year ended October 31, 1996 reduced deferred taxes to zero, no additional income tax benefit was recorded during the year ended October 31, 1997 as it was assumed that valuation allowances will fully offset the benefit of net operating losses given the lack of profitability of the Company.

RESULTS OF OPERATIONS OF THE CALIFORNIA RESORTS

     The Fibreboard Resort Group was acquired by the Company effective December 3, 1996, and its results of operations have been included in the Company's consolidated results of operations since such date. The following review of the performance of the Fibreboard Resort Group is for the audited periods ended December 31, 1994 and 1995, the unaudited ten month period ended October 31, 1995 and the audited ten month period ended October 31, 1996.

     The following table summarizes the Fibreboard Resort Group's historical results of operations as a percentage of revenue for the years ended December 31, 1995 and 1994, and for the ten month periods ended October 31, 1995 and 1996.

                                                                YEAR ENDED           TEN MONTHS ENDED
                                                               DECEMBER 31,             OCTOBER 31,
                                                             -----------------       -----------------
                                                             1994        1995        1995        1996
                                                             ----        ----        ----        ----
STATEMENT OF OPERATIONS DATA:
     Net Revenues
     -- Lift Tickets.....................................     50.8%       44.7%       42.7%       45.0%
     -- Ski Related Resort...............................     38.5        35.1        34.0        34.0
     -- Non-Ski Related Resort...........................      9.2         8.6        10.6        10.6
     -- Real Estate and Timber...........................      1.5        11.6        12.7        10.4
                                                             -----       -----       -----       -----
          Total net revenues.............................    100.0       100.0       100.0       100.0
     Cost of Sales -- Resort Operations..................     65.0        63.4        58.6        65.5
     Cost of Sales -- Real Estate and Other..............      0.7         4.4         4.8         5.2
     Selling, General and Administrative Expense.........     13.4        13.1        12.0        12.7
     Corporate Allocations and Management Fees...........      1.6         2.8         1.4         1.7
                                                             -----       -----       -----       -----
     Operating Income....................................     19.3        16.3        23.2        14.9
     Interest (Income) Expense, Net......................      1.6         1.8         0.9         2.9
                                                             -----       -----       -----       -----
     Pre-tax Income......................................     17.7        14.5        22.3        12.0
     Income Taxes........................................      7.2         5.8         9.0         4.9
                                                             -----       -----       -----       -----
     Net Income..........................................     10.5%        8.7%       13.3%        7.1%
                                                             =====       =====       =====       =====
OTHER DATA:
     EBITDA..............................................     27.7%       28.9%       35.3%       29.0%

     Ten Months Ended October 31, 1996 as Compared to the Ten Months Ended October 31, 1995

     The ski resort industry is highly seasonal, with operations typically commencing in November or December of each year, and closing in April or May. The exclusion of the months of November and December from the 1996 and 1995 fiscal periods results in decreases in virtually all income statement captions when compared to full fiscal periods.

     Total revenue for the ten months ended October 31, 1996 was $41,117,000, an increase of $4,386,000 or 11.9% from the comparable period in 1995. This increase is attributable to the acquisition of Bear Mountain in October 1995, which accounted for $7,147,000 of additional revenue during the ten month period ended October 31, 1996. Partially offsetting this increase was a $2,390,000 decline in lift ticket and ski-related revenues at the Company's Northstar and Sierra resorts, primarily resulting from fewer skier days, and a $371,000 decline in real estate and timber sales, primarily resulting from fewer developmental real estate sales.

     Skier days and revenue per skier day were 706,075 and $52.16 for the ten months ended October 31, 1996, as compared to 626,500 and $51.19 for the comparable period in 1995. The increase in skier days is attributable to the acquisition of Bear Mountain in October 1995, which accounted for 174,984 of the additional skier days. Skier days at the Company's Northstar and Sierra resorts declined by 95,409 in the ten months ended October 31, 1996 as compared to the comparable period in the prior year due to particularly favorable ski conditions in the prior period.

     Cost of sales for resort operations for the ten months ended October 31, 1996 increased by $5,414,000, or 25.1%, from the comparable period in the prior year due to a $5,860,000 increase in costs resulting from the acquisition of Bear Mountain in October 1995, offset by slightly lower cost of sales for resort operations at Northstar and Sierra of approximately $500,000.

     Selling, general, administrative and other operating expenses (including management fees and corporate allocations) increased by $1,009,000, or 20.5%, in the ten months ended October 31, 1996 as compared to the comparable period in the prior year due to a $1,406,000 increase in costs resulting from the acquisition of Bear

Mountain in October 1995, offset by slightly lower selling, general, administrative and other operating expenses at Northstar and Sierra.

     Interest expense, net for the ten months ended October 31, 1996 increased by $855,000 as compared to the same period in 1995 as a result of the advance made by Fibreboard Corporation to the Resort Group in October 1995 to finance the acquisition of Bear Mountain.

     The provision for income taxes for the ten months ended October 31, 1996 decreased by $1,290,000 as compared to the comparable period in 1995 due to the decrease in income subject to income tax. The effective income tax rate for the ten months ended October 31, 1996 was 41.1%, as compared to 40.5% for the same period in 1995.

     EBITDA for the ten months October 31, 1996 was $11,919,000, a decrease of $1,061,000, or 8.2%, from the comparable period in the prior year. EBITDA margin decreased from 35.3% during the ten months ended October 31, 1995 to 29.0% during the comparable 1996 period.

     Year Ended December 31, 1995 as Compared to the Year Ended December 31,
1994

     Total revenue for 1995 was $45,036,000, an increase of $3,616,000, or 8.7%, from 1994. This increase is attributable to the completion and sale of residential lots at the Big Springs development at Northstar, which accounted for an increase in revenue in 1995 of $4,418,000. Partially offsetting this increase was a $802,000 decline in lift ticket and ski-related revenues, primarily as a result of fewer skier days.

     Skier days and revenue per skier day were 784,964 and $50.73 for 1995, as compared to 837,179 and $48.75 for 1994. The operating season is dependent on favorable snow conditions, and in 1995 the season did not open until mid-December due to unusually warm weather and low precipitation. Revenue per skier day increased in 1995 as a result of increased lift ticket prices.

     Costs of sales for resort operations for 1995 increased by $1,649,000, or 6.1%, from the prior year, primarily as a result of increased costs resulting from the acquisition of Bear Mountain.

     Selling, general, administrative and other operating expenses increased by $326,000, or 5.9%, from 1994 to 1995. This increase was due to the formation of the Fibreboard Resort Group, which was necessitated by the acquisition of Bear Mountain, which added resort operating personnel, and the expansion of management training programs. Prior to this time, management at Northstar oversaw both Northstar and Sierra. Management fees allocated to the Fibreboard Group for 1995 increased by $592,000, or 90.4%, from 1994 due principally to the effects of a nonrecurring supplemental allocation of Fibreboard Corporation's corporate expenses to its various operating subsidiaries and divisions in 1995.

     Net interest expense increased by $155,000 over the prior year. This increase is due to an increase in intercompany interest of $488,000 charged to the California Resorts by Fibreboard Corporation, as Fibreboard Corporation did not charge intercompany interest in 1994. This increase was partially offset by a decrease in interest expense to third parties of $302,000, as the Company paid all of its outstanding debt to third parties during 1995, and an increase in interest income of $31,000.

     For 1995, the tax rate applied to the California Resorts was 40%, a decrease from the rate of 40.5% applied in 1994.

     EBITDA for 1995 was $13,002,000, an increase of $1,533,000, or 13.4%, from
1994. EBITDA margin increased from 27.7% in 1994 to 28.9% in 1995.

RESULTS OF OPERATIONS OF WATERVILLE VALLEY

     The following review of the performance of Waterville Valley is for the audited fiscal periods ended October 31, 1995 and October 27, 1996. Waterville Valley was sold by S-K-I Limited to American Skiing Company effective June 30, 1996. Accordingly, for the financial statements covering periods subsequent to June 30, 1996, purchase price accounting was reflected. Therefore, the pre- and post-acquisition financial statements of Waterville Valley reflect different bases of accounting which can significantly impact depreciation, amortization, interest and related tax expenses. However, for purposes of the following discussion regarding fiscal 1996 and fiscal 1995 activity, the pre- and post-acquisition financial information has been combined to provide the reader with an indication of the trend of results. Such combined information is referred to herein as "Combined 1996" information. The following table summarizes Waterville Valley's historical results of operations as a percentage of revenue for the year ended October 31, 1995 and Combined 1996.

                                                                         COMBINED
                                                                1995       1996
                                                                ----     --------
STATEMENT OF OPERATIONS DATA:
Revenue.....................................................    100.0%    100.0%
Cost of Sales...............................................     48.3      49.1
                                                                -----     -----
Gross Margin................................................     51.7      50.9
Other Costs and Expenses....................................     39.7      38.7
Depreciation and Amortization...............................     11.3      10.5
                                                                -----     -----
Income from Operations......................................      0.7       1.7
Interest Expense............................................      1.0       0.8
                                                                -----     -----
Income (Loss) Before Income Taxes...........................     (0.3)      0.9
Income Tax Expense (Benefit)................................     (0.1)      3.9
                                                                -----     -----
     Net Income.............................................     (0.2)%    (3.0)%
                                                                =====     =====
OTHER DATA:
EBITDA......................................................     12.0%     12.2%

     Year Ended October 27, 1996 as Compared to the Year Ended October 31, 1995

     Combined 1996 revenue increased by $2,081,000, or 22%, over fiscal 1995 revenue of $9,653,000. The revenue increase was primarily due to more favorable weather conditions, including a significant increase in snowfall (203 inches in fiscal 1996 vs. 101 inches in fiscal 1995) which contributed to a 23.7% increase in skier days. In addition, fiscal 1995 revenue was negatively impacted by problems with the high-speed quad lift which was non-operational for two and one-half weeks in December 1994. Skier days and revenue per skier day were 256,563 and $45.73 for 1996, as compared to 207,386 and $46.55 in 1995.

     Cost of sales as a percent of revenue increased slightly to 49.1% in the Combined 1996 fiscal period compared to 48.3% in fiscal 1995.

     Due to increased revenue volumes in fiscal 1996, the other costs and expenses and depreciation and amortization percentages of revenue decreased slightly in the Combined 1996 fiscal period as compared to 1995 due to the fixed nature of certain of these expenses.

     The tax provision for the Combined 1996 fiscal period is significantly higher than the prior year due to the inability in the post-acquisition period to recognize the tax benefits of the operating losses generated.

     EBITDA for the Combined 1996 period was $1,431,000, an increase of $272,000, or 23.5%, from 1995 EBITDA of $1,159,000. EBITDA margin increased from 12.0% in 1995 to 12.2% in 1996.

RESULTS OF OPERATIONS OF THE SUMMIT AT SNOQUALMIE

     Ski Lifts, Inc. ("Ski Lifts"), the owner and operator of the Summit, was acquired by the Company effective January 15, 1997, and its results of operations have been included in the Company's consolidated results of operations since such date. The following review of the performance of Ski Lifts is for the audited fiscal periods ended September 30, 1995 and 1996, the estimated unaudited three and one-half month period ended January 15, 1996 and the audited three and one-half month period ended January 15, 1997. The comparison of the three and one-half month period ended January 15, 1997 to the four month period ended January 31, 1996, as summarized in the historical financial statements, would significantly impact revenues, cost of sales, general, administrative and other expenses as the second half of January is a significant revenue producing period. Thus, as noted above, this discussion covers the two three and one-half month periods ended

January 15, 1997 and 1996 based on audited results through January 15, 1997 and estimated unaudited results through January 15, 1996.

     The following table summarizes Ski Lifts' historical results of operations as a percentage of revenue for the years ended September 30, 1995 and 1996 and the three and one-half month periods ended January 15, 1996 and 1997.

                                                                                    THREE AND ONE-HALF
                                                                 YEAR ENDED            MONTHS ENDED
                                                               SEPTEMBER 30,            JANUARY 15,
                                                              ----------------      -------------------
                                                              1995       1996       1996          1997
                                                              ----       ----       ----          ----
STATEMENT OF OPERATIONS DATA:
Revenues..................................................    100.0%     100.0%     100.0%        100.0%
Operating Salaries, Wages and Other Employee Costs........     48.0       48.6       54.7          51.3
General, Administrative and Other Operating Expenses......     30.5       32.1       45.3          35.6
Other Operating Expenses..................................     15.9       16.4       19.5          15.4
                                                              -----      -----      -----         -----
Gross Margin..............................................      5.6        2.9      (19.5)         (2.3)
Other Costs and Expenses (Income), Net....................      3.2        3.0       (0.2)          2.8
                                                              -----      -----      -----         -----
Income (Loss) from Operations.............................      2.4       (0.1)     (19.3)         (5.1)
Income Tax Expense (Benefit)..............................     (3.7)        --         --            --
                                                              -----      -----      -----         -----
Net Income (Loss).........................................      6.1%      (0.1)%    (19.3)%        (5.1)%
                                                              =====      =====      =====         =====
OTHER DATA:
EBITDA....................................................     15.3%      13.2%      (2.4)%         5.6%

     Three and One-Half Months Ended January 15, 1997 as Compared to the Three and One-Half Months Ended January 15, 1996

     Ski Lifts was acquired by the Company effective January 15, 1997. The discussion below compares the results of operations of Ski Lifts prior to its acquisition by the Company and since its last completed fiscal year to the comparable period in the prior year. The operating data presented are based on audited results through January 15, 1997 and estimated unaudited results through January 15, 1996.

     Total revenues for the 1997 period were $3,511,000, an increase of $890,000, or 34% from the 1996 period. The increase resulted from increased operating days and skier visits.

     Skier days and revenue per skier day were 167,708 and $20.93 for the 1997 period, as compared to 112,985 and $23.20 for 1996 period. There were 47 operating days through January 15, 1997 as compared to 33 operating days through January 15, 1996. The Summit's ski areas opened November 22, 1996 for the 1996/97 season as compared to December 9, 1995 for the 1995/96 season. Revenue per skier day was lower for the 1997 period as compared to the 1996 period as a result of the ski areas being closed for six days from December 26, 1996 through January 1, 1997 due to highway closures from avalanche danger and severe weather conditions. This six day closure was largely responsible for the decrease in revenue per skier day in the 1997 period as these were higher holiday priced days. Additionally, the early season days are priced at lower rates initially until all four ski areas comprising the Summit are in full operation. Due to the late start in the 1995/96 season, there were fewer days when the lower rates were in effect.

     Operating salaries, wages and other employee costs for the 1997 period increased by $368,000, or 25.7%, as compared to the 1996 period. The higher labor costs were due to the earlier start of the 1996/97 ski season as well as increased labor costs associated with additional snow grooming and removal required as a result of unusually heavy snowfall during late December and early January.

     General, administrative and other operating expenses for the 1997 period increased by $63,000, or 5.3%, as compared to the 1996 period. This increase was due, in part, to increased maintenance, gas, oil, diesel and electricity charges incurred as a result of the unusually large snowfall experienced at the areas during 1997, as discussed above. The remaining increase was a result of the increased number of operating days and skier visits in the 1997 period as compared to the 1996 period.

     Net interest expense for the 1997 period was approximately $113,000 as compared to approximately $110,000 for the 1996 period.

     EBITDA for the 1997 period was $197,000, an increase of $260,000 from the 1996 period. EBITDA margin increased from (2.4%) in the 1996 period to 5.6% in the 1997 period due to the increased number of operating days and skier visits in the 1997 period, which resulted in higher revenues.

     Year Ended September 30, 1996 as Compared to the Year Ended September 30, 1995

     Total revenues for 1996 were $9,451,000, a decrease of $1,219,000, or 11%,from 1995, primarily due to a shorter operating season. Lift revenues, which comprised 65% of total revenue in 1996, declined by $922,000, or 13%, from 1995, while ski rental revenue decreased by 12%. For 1996, the operating ski season lasted only 117 days, as compared to 158 days for 1995, because of unfavorable weather conditions.

     Skier days and revenue per skier day were 455,240 and $20.76 for 1996, as compared to 515,487 and $20.69 for 1995. The operating season is dependent on favorable snow conditions, and in 1996 the season did not open until mid-December, as compared to mid-November in 1995, due to lack of snow, and after opening snow coverage was minimal, resulting in lower than average skier days in December. In addition, in February of 1996 there were unusual weather patterns which resulted in significantly fewer skier days than in the prior year. Snow conditions and the quantity of snow most directly impact the number of skier days, and therefore total revenue.

     Operating salaries, wages and other employee costs for 1996 were $4,595,000, a decrease of $525,000, or 10%, from 1995. The decrease resulted from the shorter operating season due to the later opening of the resort which was offset by a profit sharing contribution of $162,000 in 1996. The Summit employs approximately 60 year-round employees and 1,000 seasonal employees. Thus, with a shorter operating season, employee costs decreased in proportion to overall lift revenues. As a result of the poor operating season in 1996, a large number of year-round employees were laid off for a period of four to ten weeks, whereas in 1995 the same group of employees were laid off for a two week period.

     General, administrative and other operating expenses decreased by $218,000, or 6.6%, from 1995 to 1996. This decrease was primarily due an overall decrease in the number of operating days.

     Interest expense increased by $37,500 from 1995 to 1996, due primarily to higher average borrowings.

     For 1995, Ski Lifts recognized a tax benefit of $408,000 for the elimination of certain deferred tax balances upon conversion to S Corporation status for federal income tax purposes.

     EBITDA for 1996 was $1,251,000, a decrease of $378,000, or 23.2%, from
1995. EBITDA margin decreased from 15.3% in 1995 to 13.2% in 1996.

RESULTS OF OPERATIONS OF GRAND TARGHEE

     Grand Targhee Incorporated was acquired by the Company on March 18, 1997, and its results of operations have been included in the Company's consolidated results of operations since such date. The following review of the performance of Grand Targhee Incorporated is for the audited fiscal periods ended May 31, 1995 and 1996 and the nine and one-half month periods ended March 18, 1996 and 1997. The comparison of the nine and one-half month period ended March 18, 1997 to the ten month period ended March 31, 1996, as summarized in the historical financial statements, would significantly impact revenues, direct expenses, and other costs and expenses as the second half of March is a significant revenue producing period. Thus, as noted above, this discussion covers the two nine and one-half month periods ended March 18, 1997 and 1996 based on audited results through March 18, 1997 and estimated unaudited results through March 18, 1996.

     The following table summarizes Grand Targhee Incorporated's historical results of operations as a percentage of revenue for the years ended May 31, 1995 and 1996 and the nine and one-half month periods ended March 18, 1996 and 1997.

                                                                        NINE AND ONE-HALF
                                               YEAR ENDED                 MONTHS ENDED
                                                 MAY 31,                    MARCH 18,
                                           -------------------         -------------------
                                           1995          1996          1996          1997
                                           ----          ----          ----          ----
STATEMENT OF OPERATIONS DATA:
Revenues.................................  100.0%        100.0%        100.0%        100.0%
Direct Expenses..........................   55.1          56.4          53.1          65.7
                                           -----         -----         -----         -----
Gross Margin.............................   44.9          43.6          46.9          34.3
Other Costs and Expenses.................   40.7          39.5          35.6          47.3
                                           -----         -----         -----         -----
Income (Loss) Before Income Taxes........    4.2           4.1          11.3         (13.0)
Income Tax Expense (Benefit).............    1.2           1.0           3.9          (2.4)
                                           -----         -----         -----         -----
Net Income (Loss)........................    3.0%          3.1%          7.4%        (10.6)%
                                           =====         =====         =====         =====
OTHER DATA:
  EBITDA.................................   15.7%         16.6%         20.8%          2.9%

    Nine and One-Half Months Ended March 18, 1997 as Compared to the Nine and One-Half Months Ended March 18, 1996

     Total revenues for the nine and one-half months ended March 18, 1997 were $5,639,000, a decrease of $914,000, or 14% as compared to the same period in 1996. Revenues from lift ticket and season pass sales, which comprised 32% of the 1997 period's total revenue, decreased $501,000 or 22% from the 1996 period. This decrease was due primarily to a 18.7% decrease in skier days. Actual 1997 period skier days were 94,898 as compared to 116,696 in the 1996 period. Skier days in the current period were significantly impacted by poor weather conditions which limited access to the resort, particularly during the Christmas holiday season, and delays in the completion of a new high-speed detachable quad lift which became operational on January 27, 1997.

     The remaining decrease in revenues is attributable to lower revenues from food, beverage, retail merchandise and other guest services resulting from fewer skiers and lodging guests. Total revenue per skier increased to $59.42 in 1997 as compared to $56.16 in 1996.

     Direct expenses in the 1997 period were $3,706,000, or 65.7% of revenues, as compared to $3,476,000, or 53.1% of revenues, in the 1996 period. The increase in direct expenses as a percentage of revenue was primarily due to fewer skiers and the relatively high level of direct expenses that are fixed in nature. As a result, gross margin decreased from 46.9% in the 1996 period to 34.3% in the 1997 period.

     Other costs and expenses increased from $2,334,000 in the 1996 period to $2,669,000 in the 1997 period. This increase, in conjunction with declining revenues, caused other costs and expenses to increase as a percentage of revenues from 35.6% to 47.3%. The increase in other costs and expenses as a percent of revenue was due to fewer skiers and the fixed nature of these costs and expenses.

     Other costs and expenses included interest expense, which decreased $13,000 or 12% from the 1996 period due to lower debt levels, and $54,000 of land abandonment costs in the 1997 period related to the failed attempt to swap certain real estate.

     EBITDA for the 1997 period was $163,000, a decrease of $1,201,000 from $1,364,000 in the 1996 period. EBITDA margin was 2.9% in the 1997 period compared to 20.8% in the 1996 period.

     Year Ended May 31, 1996 as Compared to the Year Ended May 31, 1995

     Total revenues for 1996 were $7,376,000, an increase of $614,000, or 9%, over 1995. Revenues from lift ticket and season pass sales, which comprised 36% of 1996 total revenues, increased $143,000, or 6%, over 1995. This increase was due to a 7% increase in lift ticket revenue per skier, offset by a 1% decrease in skier days. Actual 1996 skier days were 116,696 as compared to 117,772 skier days in 1995. Skier days were not significantly impacted by the length of the ski season, which was 148 days in 1996, 8 days shorter than the 156 days in 1995.

     The remaining increase in revenues is attributable to a higher level of spending by both skiers and lodging guests for food, beverage, retail merchandise and other guest services. Total revenue per skier (excluding lodging revenue) increased by 11% from $38.64 per skier in 1995 to $42.91 per skier in 1996. Total revenues per lodging guest (excluding lift ticket revenue) were $63.53, a 7.6% increase from 1995. The number of lodging guests in 1996 was 37,987, a 1% decrease from 1995. Increased spending by skiers and lodging guests is primarily due to new guest facilities at the resort, including a restaurant, liquor store, snowboard retail shop and spa.

     Direct expenses in 1996 were $4,159,000, or 56.4%, of revenues, as compared to 55.1% of revenues in 1995. The increase in direct expenses as a percentage of revenues is primarily due to an increase in direct labor costs resulting from the hiring of additional staff to operate new guest facilities and a change in the employee benefit package which increased the percentage of insurance benefits paid by the Company. As a result of these increases, gross margin decreased from 44.9% in 1995 to 43.6% in 1996.

     Other costs and expenses increased by $167,000 from $2,751,000 in 1995 to $2,918,000 in 1996 but decreased as a percentage of revenues from 40.7% in 1995 to 39.5% in 1996. The decrease as a percentage of revenues was generally due to management's efforts to control general and administrative marketing costs, a $32,000 reduction in lease expense related to employee housing and a $54,000 reduction in interest expense due primarily to lower average borrowings. Significant increases in other costs and expenses included $99,000 of costs related to an abandoned land exchange, a $43,000 loss on disposition of miscellaneous assets and a $43,000 write-off of the net book value of the Shoshone lift which was replaced in fiscal 1997.

     EBITDA for 1996 was $1,225,000, an increase of $159,000, or 14.9%, from 1995. EBITDA margin increased from 15.7% in 1995 to 16.6% in 1996.

RESULTS OF OPERATIONS OF LOON MOUNTAIN

     The following review of the performance of LMRC, is for the audited fiscal years ended April 30, 1997 and 1996, and the unaudited nine month periods ended January 26, 1997 and January 30, 1998.

                                                YEARS ENDED APRIL 30,      NINE MONTHS ENDED (UNAUDITED)
                                                ---------------------   -----------------------------------
                                                  1996        1997      JANUARY 26, 1997   JANUARY 30, 1998
                                                  ----        ----      ----------------   ----------------
                                                                      (IN THOUSANDS)
Revenues......................................   $14,793     $15,726        $ 8,307            $ 8,982
Expenses
  Operating expenses..........................    11,975      12,192          8,362              9,072
  Depreciation and amortization...............     1,752       1,884          1,093              1,125
  Interest expense............................       763         910            789                696
                                                 -------     -------        -------            -------
Income (loss) before income taxes.............       303         740         (1,937)            (1,911)
Income tax expense (benefit)..................       118         299           (775)              (765)
                                                 -------     -------        -------            -------
Net income (loss).............................   $   185     $   441        $(1,162)           $(1,146)
                                                 =======     =======        =======            =======
EBITDA........................................   $ 2,818     $ 3,534        $   (55)           $   (90)

     Nine Months Ended January 30, 1998 as Compared to the Nine Months Ended January 26, 1997

     Total revenues for the nine months ended January 30, 1998 were $8,982,000, an increase of $675,000 as compared to the same period in 1997. The increase is primarily due to increased paid skier days of approximately 13%.

     Operating expenses for the nine months ended January 30, 1998 were $9,072,000, an increase of $710,000, or 8.5%, as compared to the same period in 1997. Most categories of operating expenses were generally consistent in each period. Outside services increased $444,000 due primarily to costs incurred in connection with the planned sale of Loon Mountain.

     Depreciation and amortization expense was $1,125,000 for the nine months ended January 30, 1998. The increase of $32,000 over the 1997 period was due to higher average assets in service in the 1998 period.

     The income tax benefit for the nine months ended January 30, 1998 was $765,000, a decrease of $10,000 over the 1997 period. The effective income tax rate in each period was 40%.

     Year Ended April 30, 1997 as Compared to the Year Ended April 30, 1996

     Total revenues for the year ended April 30, 1997 were $15,726,000, an increase of $933,000, or 6.3%, as compared to the same period in 1996. Ski-related revenues for the year ended April 30, 1997, which include winter lift revenue, ski school and ski rental and repair, increased $580,000, or 6.0%, over the 1996 period. Total skier days were 340,077 for the 1997 period, a slight increase over the 1996 period. Improvements in ticket yields accounted for the remainder of the increase in ski-related revenues. Food and beverage revenues for the year ended April 30, 1997 increased $468,000 as compared to the same period in 1996. The increase in food and beverage revenues was primarily due to operation of the Mountain Club restaurant facilities for a full year in the 1997 period, as compared to six months of operations in the 1996 period, as these restaurants were previously operated by an outside party under a concessionaire arrangement.

     Operating expenses for the year ended April 30, 1997 were $12,192,000, an increase of $217,000, or 1.8%, as compared to the same period in 1996. The effects of higher labor costs for the operation of the Mountain Club restaurants were offset by lower spending for insurance and marketing activities.

     Depreciation and amortization expense was $1,884,000 for the year ended April 30, 1997. The increase of $132,000 over the 1996 period was due to higher average assets in service in the 1997 period.

     Interest expense for the year ended April 30, 1997 was $910,000, an increase of $147,000 as compared to the same period in 1996. The increase was due to higher average borrowings outstanding in the 1997 period, and lesser amounts of interest capitalized for self-constructed assets in the 1997 period as compared to the 1996 period.

     Income tax expense for the year ended April 30, 1997 increased $181,000 over the 1996 period, due to the increase in income subject to tax. The effective income tax rate was 40.5% and 39.0% in the 1997 and 1996 periods, respectively.

     EBITDA for the year ended April 30, 1997 was $3,534,000, an increase of $716,000 as compared to the same period in 1996.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary liquidity needs are to fund capital expenditures, service indebtedness and support seasonal working capital requirements. The Company's primary sources of liquidity are cash flow from operations and borrowings under the Senior Credit Facility. Virtually all of the Company's operating income is generated by its subsidiaries. As a result, the Company is dependent on the earnings and cash flow of, and dividends and distributions or advances from, its subsidiaries to provide the funds necessary to meet its debt service obligations. The Senior Credit Facility currently provides for borrowing availability of up to $25.0 million during the term of such facility. The Senior Credit Facility requires that the Company not have borrowings thereunder in excess of $6.0 million between February 15 and two business days preceding March 15 of each year, have no borrowings on the business day preceding March 15 of each year and not have borrowings in excess of $6.0 million between March 15 and April 15 of each year ($7.5 million between March 15, 1998 and April 15, 1998). The Company intends to use borrowings under the Senior Credit Facility to meet seasonal fluctuations in working capital requirements, primarily related to off-season operations and maintenance activities during the months of May through October, to fund capital expenditures for lifts, trail work, grooming equipment and other on-mountain equipment and facilities and to build retail and other inventories prior to the start of the skiing season and for other cash requirements.

     While the Company's ski resorts typically generate significant amounts of cash during the ski season, the Company had working capital deficits of $26.6 million and $25.3 million as of October 31, 1997 and January 30, 1998, respectively, which will negatively affect liquidity during the remainder of 1998.

     During the year ended October 31, 1997 the Company generated $1.6 million of cash provided by operating activities. The cash used in investing activities for the same period totalled $152.7 million, representing primarily the acquisition of ski resorts and various capital expenditures. Such expenditures were funded through capital contributions and long-term debt borrowings, which were the primary components of cash provided by financing activities of $151.6 million during the year ended October 31, 1997.

     The Company generated cash provided by operating activities of $15.4 million for the three months ended January 30, 1998 as compared to $6.5 million for the three months ended January 31, 1997. This increase is due to the significantly improved operating results in the 1998 period, the inclusion of all resorts for the full period in 1998 and the timing of payments of accounts payable.

     Cash used in investing activities totalled $4.0 million and $134.5 million for the three months ended January 30, 1998 and January 31, 1997, respectively. The results for the 1998 period reflect primarily capital expenditures, whereas the results for the 1997 period include $133.5 million of cash used for the acquisition of ski resorts.

     Cash provided by (used in) financing activities totalled $(10.3) million and $133.9 million for the three months ended January 30, 1998 and January 31, 1997, respectively. The results for the 1998 period reflect debt repayments from cash provided by operating activities. The results for the 1997 period reflect borrowings on long-term debt and capital contributions used to fund the ski resort acquisitions.

     The Company's capital expenditures for the year ended October 31, 1997 and the three months ended January 30, 1998 were approximately $9.5 million and $4.5 million, respectively, and were funded by cash provided by operating activities and borrowings under the Senior Credit Facility. Management anticipates that annual capital expenditures in each of fiscal 1998 and 1999 will be approximately $7.0 million. Future capital expenditures include approximately $4.0 million in each of the next two years for resort maintenance and safety and $3.0 million for resort upgrades that management deems appropriate. The Company plans to fund these capital expenditures from available cash flows, vendor financing to the extent permitted under the Senior Credit Facility and the Indenture and borrowings under the Senior Credit Facility. Commitments for future capital expenditures through 1999 totaled approximately $3.5 million at October 31, 1997.

     Management believes that there is a considerable degree of flexibility in the timing (and, to a lesser degree, the scope) of its capital expenditure program, and even greater flexibility as to its real estate development objectives. While the capital expenditure program described above is regarded by management as important, both as to timing and scope, discretionary capital spending above maintenance levels can be deferred, in some instances for substantial periods of time, in order to address cash flow or other constraints. With respect to the Company's potential real estate development opportunities, management believes that such efforts will enhance ski-related revenues and will contribute independently to earnings. In addition, with respect to significant development projects, the Company anticipates entering into joint venture arrangements that would reduce infrastructure and other development costs. Nonetheless, existing lodging facilities in the vicinity of each resort are believed to be adequate to support current skier volumes, and a deferral or curtailment of these development efforts is not regarded by management as likely to adversely affect skier days and ski-related revenues or profitability. The Company also believes that its current infrastructure is sufficient, and that development of real estate opportunities is not presently necessary, to support its existing operations.

     The Company's liquidity is significantly affected by its high leverage. As a result of its leveraged position, the Company has significant cash requirements to service debt and funds available for working capital, capital expenditures, acquisitions, dividends to Parent and general corporate purposes are limited. In addition, the Company's high level of debt increases its vulnerability to competitive pressures and the seasonality of the skiing and recreational industries. Any decline in the Company's expected operating performance could have a material adverse effect on the Company's liquidity and on its ability to service its debt and make required capital expenditures. See "Risk Factors -- High Level of Indebtedness and Leverage." Further, upon the occurrence of a Change of Control, the Company may be required to repurchase the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest. The occurrence of a Change of Control may also constitute a default under the Senior Credit Facility. See "Risk Factors -- Change of Control" and "Description of the Notes -- Change of Control."

     In addition, the Senior Credit Facility and the Indenture each contain certain covenants that significantly limit the Company's ability to obtain additional sources of capital and may affect the Company's liquidity. These covenants restrict the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional indebtedness, create liens, make investments, consummate certain asset sales, create subsidiaries, issue subsidiary stock, consolidate or merge with any other person, or transfer all or substantially all of the assets of the Company. See "Risk Factors -- Restrictions under Debt Agreements," and "Description of the Notes -- Certain Covenants."

     The Company currently has $133.5 million of Notes outstanding which will result in annual cash interest requirements of approximately $16.7 million. The Company expects that cash generated from operations, together with borrowing availability, will be adequate to fund the interest requirements on the Notes and the Company's other capital needs. However, any decline in the Company's expected operating performance could have a material adverse effect on the Company's liquidity. In such case, the Company could be required to attempt to refinance all or a portion of its existing debt, sell assets or obtain additional financing. See "Risk Factors -- High Level of Indebtedness and Leverage."

     The Company believes that inflation has had little effect on its results of operations and any impact on costs has been largely offset by increased pricing.

     The Company is currently in the process of evaluating its computer software and hardware for problems associated with the Year 2000. Although a final assessment has not been completed, the Company believes that the costs to be incurred will not be material to the overall presentation of the consolidated financial statements.

SEASONALITY

     The business of the Company is highly seasonal, with the vast majority of its annual revenues expected to be generated between November and April of each fiscal year. Management considers it essential to achieve optimal operating results during key holidays and weekends during this period. The Company has sought to mitigate the downside risk of its seasonal business by purchasing a skiier day insurance policy for the 1997/1998 ski season. During the off-season months of May through October, the Company's resorts typically experience a substantial reduction in labor and utility expense due to the absence of ski operations, but make significant expenditures for maintenance, expansion and capital improvement in preparation for the ensuing ski season. See "Risk Factors -- Dependence on Weather Conditions; Seasonality."

                                    BUSINESS

OVERVIEW

     Booth Creek owns and operates eight ski resort complexes encompassing eleven separate resorts, making the Company the fourth largest operator in North America based on approximately 2.2 million skier days recorded during the 1996/97 ski season at such resorts. Booth Creek primarily operates regional ski resorts which, in the aggregate, attract approximately 85% of their guests from their regional ski markets, within a 200 mile driving radius of each resort. The Company's properties offer approximately 9,281 acres of skiable terrain, 392 trails, 92 lifts (including 15 high-speed lifts) and on-mountain capacity to accommodate approximately 56,000 guests daily. For the year ended October 31, 1997 and the three months ended January 30, 1998, the Company's resorts generated approximately $97.8 and $45.8 million of pro forma revenue, respectively, $14.2 million and $14.5 million of pro forma EBITDA, respectively and $(21.2) million and $5.3 million of pro forma net income (loss), respectively. Pro forma EBITDA for the twelve months ended January 30, 1998 was $23.9 million, a significant improvement over the pro forma EBITDA for the twelve months ended October 31, 1997 of $14.2 million.

     The Company was organized by a group of investors led by Mr. George Gillett, Jr. in 1996 and was incorporated in Delaware on October 8, 1996. In November 1996, the Company started its operations by acquiring Waterville Valley Ski Resort, Inc., the operator of Waterville Valley, and Mount Cranmore Ski Resort, Inc., the operator of Mount Cranmore. In December 1996, the Company acquired Trimont Land Company, the operator of Northstar-at-Tahoe, Sierra-at-Tahoe, Inc., the operator of Sierra-at-Tahoe, and Bear Mountain, Inc, the operator of Bear Mountain, each of which is located in California. In January 1997, the Company acquired the Summit at Snoqualmie ski resort complex, which consists of four separate and distinct resorts in the Cascade Mountains of Washington, through the Company's acquisition of Ski Lifts, Inc. ("Ski Lifts"), the owner and operator of the ski resort assets of the Summit.

     In March 1997, the Company acquired the Grand Targhee ski resort in the Grand Tetons in Wyoming, which is owned by Grand Targhee Incorporated, the parent corporation of B-V Corporation, Targhee Company and Targhee Ski Corp. On February 26, 1998, the Company acquired LMRC, the owner and operator of the Loon Mountain ski resort located in New Hampshire and wholly-owned by LMRC Holding Corp., which provides facilities for skiing, other outdoor recreational activities, food and hospitality services. Loon Realty Corp., a wholly-owned subsidiary of LMRC, owns land adjacent to land owned or leased by LMRC, which is currently held for future development.

     The Company is a wholly-owned subsidiary of Booth Creek Ski Group, Inc. and has engaged in certain financing transactions with Parent. See "Certain Transactions -- The Financing Transactions" and "Certain Transactions -- Stockholders Agreement."

     Booth Creek, Inc. (the "Management Company") provides management services to the Company, the Parent, and the Company's subsidiaries pursuant to the Management Agreement dated November 27, 1996 (the "Management Agreement") between the Company and the Management Company. See "Certain Transactions -- Management Agreement with Booth Creek, Inc."

     Under the terms of the Management Agreement, the Company provides customary indemnification, reimburses certain costs and pays the Management Company an annual management fee of $350,000 plus an operating bonus, not to exceed $400,000, equal to 2.5% of the excess of Consolidated EBITDA (as defined in the Securities Purchase Agreements) for such year over $25 million. The operating bonus for each fiscal year must be paid within 15 days after Parent receives its fiscal year-end audited financial statements for that year. The Company pays the Management Company amounts necessary to cover operations costs (other than office operations costs but including, without limitation, reasonable travel and entertainment costs) of the Management Company attributable to, arising out of, in connection with, or related to management services rendered to the Company or any of its subsidiaries by the Management Company. In addition, the Company reimburses the Management Company for any other costs or expenses incurred by the Management Company in connection with independent third party professionals or persons with respect to its management services.

     The Company's resort properties are primarily located near major skiing populations, including four of the five largest regional ski markets: Los Angeles/San Diego, San Francisco/Sacramento, Boston and Seattle/Tacoma. The Company believes this geographical diversification serves to limit the Company's exposure to regional economic downturns and unfavorable weather conditions.

     The Company's California Resorts have introduced what management believes to be one of the industry's leading marketing programs, Vertical Plus, an electronic annual frequent skier program designed to build customer loyalty, increase visitation frequency and maximize guest revenue yields. In addition, the Company has introduced another frequent skier program, Vertical Value, which offers incentives for frequent visitation at all of the Company's resorts. The Company also uses targeted advertising, database marketing and strategic marketing alliances to enhance the image of its resorts and increase regional market share. The Company also offers extensive development programs to improve the technical skill level of all types of skiers, which management believes is important to expand the total skier population and increase skier visitation frequency. Northstar and Sierra are consistently rated by consumer publications as having premier ski instruction and development programs. The Company intends to implement similar skier development programs at its other resorts in future ski seasons.

     The Company believes that one of its most important assets is its experienced and guest-oriented management team. George N. Gillett, Jr., Chairman of the Board of Directors and Chief Executive Officer of the Company, has 14 years of experience operating ski resorts, including the Vail Ski Resort, which during his association as owner and Chairman became the largest ski mountain complex, and one of the most profitable ski resorts, in North America. Each of the Company's resorts is managed by an on-site resort executive with extensive local experience and industry expertise. See "Management."

OPERATING STRATEGY

     The Company's objective is to enhance the operating results and value of its resort properties by pursuing a strategy based on the following elements:

          Continually Enhance the Guest Experience. In addition to offering accessible locations, the Company is committed to providing a high-quality guest experience by offering a diversity of terrain, consistent snow conditions (the Company's most weather-sensitive resorts have snowmaking coverage on nearly 100% of their trails), state-of-the-art ski lift capacity, attractive facilities, a friendly atmosphere and extensive skier development programs. The Company believes the physical condition of its resorts is very competitive with other regional resorts, and will continue to selectively enhance and expand its resorts in order to continuously offer a diverse and competitively-priced, high-quality skiing experience.

          Incorporate Sophisticated Management Information Systems. The Company's resorts, other than Loon Mountain, utilize what management believes is one of the industry's premier management information systems, providing daily statistical and financial information on all operating departments within each resort. This system enables management to continuously monitor and align staffing and services to meet market demands, while enhancing the quality and timing of communications and decisions. The Company plans to integrate Loon Mountain into its management information system in the near future.

          Develop Effective Marketing Plans. The Company's marketing plans are designed to attract skiers and snowboarders by emphasizing the Company's diverse facilities, high-quality services and proximity to each of the regional skier markets in which it operates. The Company intends to position each of its resorts as an economical and attractive alternative to competing regional resorts and to other forms of leisure entertainment. The Company's marketing objectives are to (i) increase each of its resorts' relative market share, (ii) expand the number of skiers in each of its markets, (iii) increase skier visitation frequency and (iv) influence the vacation destination choices of prospective guests. A key component to the Company's marketing plans has been, and will continue to be, will be the expansion of Vertical Plus and Vertical Value to enhance guest loyalty and increase skier visitation frequency. The Company also believes there are additional opportunities to cross-market its resorts through the integration and expansion of the Vertical Plus and Vertical Value programs.

          Maximize Revenues and Resort Cash Flow. The Company focuses on increasing revenues and resort cash flow by managing the mix of skier days and revenue per skier day. The strategy for each resort is based on the demographic profile of its market and the physical capacity of its mountain and facilities. The Company seeks to increase skier days by developing effective ticket pricing strategies and marketing programs to improve peak and off-peak volume. The Company seeks to improve revenue per skier day by effectively managing the price, quality and value of each of its ski-related services, including retail shops, ski rentals, ski lessons and food and beverage facilities. The Company also generates revenue from a variety of non-ski related services, such as golf, tennis, health clubs and conference centers, as well as from real estate and timber sales.


          Selectively Develop New Terrain and Real Estate. Management believes that the Company has significant opportunities to expand skiable terrain and trails and to develop Company-owned real estate for commercial and residential use. The Company owns or has access to approximately 2,640 acres at Northstar, 787 acres at Grand Targhee, 700 acres at Mt. Cranmore and 581 acres at Loon Mountain for potential development of additional ski terrain and/or for residential and commercial purposes. The Company also owns approximately 84 acres at the Summit available for additional residential and commercial development which it holds through an Unrestricted Subsidiary. See "Certain Transactions -- The Real Estate LLC." Management believes that the Company's undeveloped acreage at Northstar is the only significant privately-held land available for skiing expansion in the Lake Tahoe basin and could double the amount of skiable terrain and the number of trails at Northstar while significantly increasing the on-site bed base. The Company believes that increasing the on-site and area bed base is important in attracting regional overnight skiers, expanding market share and capturing a greater portion of each guest's expenditures. Management anticipates that any significant development project would be undertaken through a joint venture with a major real estate development company, which would offset a significant portion of the infrastructure cost.


ACQUISITION STRATEGY

     The Company believes that the domestic ski industry is highly fragmented but is undergoing a transition from individual resort ownership to ownership by multiple resort operating companies. With their high-quality facilities and services, sophisticated information systems and experienced management team, the California Resorts, in management's view, will serve as the core of the Company's operations and its base for future expansion. The acquisitions of the New Hampshire Resorts, the Summit Grand Targhee and most recently, Loon Mountain, provide the Company with additional geographical diversity and proximity to other major skiing population centers. Since it commenced operations in November 1996, the Company has introduced sophisticated management practices, many of which were already employed at its California Resorts, to its other resorts. Management believes that the implementation of professional management practices will lead to an increase in the number of skier days, revenue per skier day and resort cash flow. The Company will consider future acquisition opportunities that it believes will further expand the Company's national presence or enhance its operating synergies. For further information regarding the Loon Mountain Acquisition, see "The Transactions -- The Loon Mountain Transactions."

INDUSTRY

     There are 507 ski areas in the United States, which during the 1996/97 ski season generated approximately 52.5 million skier days. These areas range from small ski resort operations, which cater primarily to day skiers and regional overnight skiers from nearby population centers, to larger resorts which, given the scope of their operations and their accessibility, are able to attract skiers and snowboarders from their regional ski markets as well as destination resort guests who are seeking a comprehensive vacation experience. While regional ski market skiers tend to focus primarily on lift ticket price and round-trip travel time, destination travelers tend to be heavily influenced by the number of amenities and activities offered as well as the perceived overall quality of the vacation experience. The table below summarizes regional skier days from the 1992/93 ski season through the 1996/97 ski season.

                    U.S. SKI INDUSTRY REGIONS AND SKIER DAYS
                                 (IN THOUSANDS)

                                                                                PACIFIC
SEASON                           NORTHEAST   SOUTHEAST   MIDWEST   ROCKY MTS    WEST     LAKE TAHOE   TOTAL
------                           ---------   ---------   -------   ---------   -------   ----------   ------
1992/93.........................   13,217       4,660      6,978     18,602      7,375      3,200      54,032
1993/94.........................   13,718       5,808      7,364     17,503      7,144      3,100      54,637
1994/95.........................   11,265       4,746      6,907     18,412      7,446      3,900      52,676
1995/96.........................   13,825       5,693      7,284     18,148      6,033      3,000      53,983
1996/97.........................   12,407       4,231      7,137     18,904      7,341      2,500      52,520
5 year avg......................   12,886       5,028      7,134     18,314      7,068      3,140      53,570

---------------

Northeast: CT, MA, ME, NH, NY, VT, RI
Southeast: AL, GA, KY, MD, NC, NJ, PA, TN, VA, WV
Midwest: IA, IL, IN, MI, MN, MO, ND, NE, OH, SD, WI
Rocky Mts: CO, ID, MT, NM, UT, WY
Pacific West: AK, AZ, CA (excluding Lake Tahoe Region), NV, OR, WA

Source: 1996/97 Kottke National End of Season Survey

     The ski resort industry is presently experiencing a period of consolidation. The number of U.S. ski areas has declined from 709 in 1986 to 507 in 1997 and, based on industry estimates, the number of ski areas is expected to decline further, as many mountain resorts lack the infrastructure, capital and management capability to compete in this multi-dimensional and service-intensive industry. No major new ski resort has opened in the United States since 1989. Of the 507 ski areas, RRC Associates estimates the average resort recorded approximately 104,000 skier days and only 25% of all resorts reported more than 200,000 skier days during the 1996/97 ski season. Six of the Company's eight resort complexes have historically exceeded the 200,000 annual skier day threshold. The trend among leading resorts is toward investing in improving technology and infrastructure, including high speed lifts, attractive facilities and extensive snowmaking capabilities to deliver a more consistent, quality experience. The Company's resorts have spent over $40.0 million in expansion-related capital expenditures over the last three years to improve their competitive position. Management believes the need for increased investment in a resort has required a greater access to capital and has enhanced the position of larger and better capitalized resort owners. Despite this consolidation, the ski industry remains highly fragmented, with no one resort and no one resort operator accounting for more than 4% and 10%, respectively, of the United States' 52.5 million skier days during the 1996/97 ski season.

     Management believes that changes in demographics and certain ski industry trends will be favorable for the U.S. ski industry. Members of the baby boom generation, the single largest group of skiers, are moving into an age and economic cycle when a greater portion of their disposable income is available for recreational activities and the purchase of vacation homes. The next largest groups are the echo boom generation (children of baby boomers) and the "X" generation (young adults). With an estimated 114 million people, members of these generations are beginning to form their recreational habits and offer the largest potential increase in skiers since the emergence of the baby boom generation in the late 1960's through the mid 1970's.

     The emergence and growth of snowboarding, driven primarily by the echo boom and X generations, have energized interest in "on-snow" recreation. According to the 1996/97 Kottke National End of Season Survey, the estimated number of snowboarder visits has increased from 5.7 million in the 1993/94 ski season to
9.3 million in the 1996/97 ski season, an increase of almost 64%. Snowboarding is now regarded as one of the fastest growing sports in the world. Recently the International Olympic Committee designated snowboarding as a medal event in the 2002 Winter Olympic Games. Snowboarders are primarily between the ages of 13 and 25 and presently represent an estimated 14% of all domestic ski resort visitors, an estimated 16% at domestic regional resorts, and an estimated 20% at the Company's resorts. Regional resorts are the industry leaders in providing designated snowboarding parks, trails and specialized trial grooming techniques for snowboarders. All of the Company's resorts have allocated significant terrain to snowboarders. Management believes that the growth in snowboarding has had, and will continue to have, a positive impact on the snow sports industry, especially since it is attracting new age groups, and will continue to be an important source of lift ticket, ski school, retail and rental revenue growth for the Company.

     The advent of snowboarding has been accompanied by the recent introduction of new "parabolic," or shaped, alpine skis which are making skiing easier to learn and enjoy. The new skis, which are estimated to account for up to 75% of all new ski sales, are expected to significantly improve a new skier's learning progression, as well as enhance the experience of skiers of all abilities through increased technical ability and control. The California Resorts have replaced all of their rental skiing equipment with the new skis. Further advances and innovations in skier equipment, trail maintenance and lift technology are also expected to lead to the greater popularity of skiing.

     The Lake Tahoe region has averaged approximately 3.1 million annual skier days over the last five years. Management estimates that approximately 80% of the skiers visiting Lake Tahoe resorts during the 1996/97 ski season were from the San Francisco, Sacramento and Central Valley metropolitan areas. Other guests come principally from Southern California and states with large ski populations, such as Texas, Illinois and Florida. Skiers in this market can choose from among six major resorts, which include Northstar, Sierra, Squaw Valley, Heavenly Valley, Alpine Meadows and Kirkwood. Northstar, Squaw Valley and Heavenly Valley attract a significantly greater share of destination skiers than the area's other resorts.

     The Southern California market has averaged approximately 2.3 million annual skier days over the last five years. Management estimates that approximately 95% of the skiers visiting Southern California resorts during the 1996/97 ski season were drawn primarily from the Los Angeles, Orange County and San Diego metropolitan areas. Skiers in this market can choose from among three major resorts, which include Bear Mountain, Snow Summit and Mammoth.

     The Northeast market (including New York) has averaged approximately 12.9 million annual skier days over the last five years. The Northeast market consists of a significant percentage of day or weekend skiers due to the relatively short driving radius to major metropolitan areas. While the Northeast does not draw significant numbers of vacationing skiers from the Western regions of the United States, it does compete with the Rocky Mountains and Pacific West areas for Eastern vacationing skiers. Within the Northeast region, skiers can choose from among over 50 major ski areas and resorts. The region's major ski areas and resorts are concentrated in the mountainous areas of New England and eastern New York, with the bulk of skiers coming from the population centers located in eastern Massachusetts, southern New Hampshire, Connecticut, eastern New York, New Jersey and the Philadelphia area.

     The Company's Summit resort complex operates in the Washington State segment of the Pacific West market, which recorded approximately 1.5 million skier days during the 1996/97 ski season. Management estimates that approximately 95% of the skier days recorded at Washington State resorts during the 1996/97 ski season were attributable to residents of the Seattle/Tacoma metropolitan area. Other guests come primarily from other parts of Washington, Oregon and Western Canada. Washington State resorts do not attract a significant number of destination skiers. Within Washington State, skiers can choose from among 14 ski resorts, including the four resorts comprising the Summit. The largest ski areas in Washington State are the Summit, Stevens Pass and Crystal Mountain, each of which had over 275,000 skier days during the 1996/97 ski season. Other ski areas in Washington are moderate to small in size.

     The Rocky Mountains market has averaged over 18.3 million skier days over the last five years, with a high percentage of visitors consisting of destination skiers. Of the 91 ski areas in the region, 28 are located in Colorado, accounting for approximately 62% of all recorded skier days during the 1996/97 ski season. The 38 ski resorts in the northern Rocky Mountain states of Montana, Idaho and Wyoming recorded a total of approximately 2.9 million skier days during the 1996/97 ski season. Because resorts in this part of the region are generally less accessible than resorts in Colorado or Utah, they tend to be smaller and attract fewer destination skiers from outside of the northern Rocky Mountain states.

RESORT OPERATIONS

     The Company's eight resort complexes offer a variety of ski and non-ski activities. The table below provides a summary of each resort's ski operations and is followed by a more detailed description of each resort.

                                                                                                         TOTAL
                                                                                               SNOW     1996/97
                                 SKIABLE   VERTICAL                             SNOWMAKING   GROOMING    SKIER    BEDS WITHIN
            RESORT                ACRES      DROP     TRAILS       LIFTS         COVERAGE    MACHINES   VISITS     12 MILES
            ------               -------   --------   ------       -----        ----------   --------   -------   -----------
Northstar-at-Tahoe.............   2,400      2,280      63     1   Gondola          50%         14      445,753     16,000
                                                               4   High-Speed
                                                                   Quads(1)
                                                               4   Fixed Grip
                                                               3   Surface
Sierra-at-Tahoe................   1,663      2,212      46     3   High-Speed       10%         12      213,156     30,000
                                                                   Quads
                                                               6   Fixed Grip
                                                               1   Surface
Bear Mountain..................     195      1,665      32     1   High-Speed      100%          8      276,729     11,000
                                                                   Quad
                                                               8   Fixed Grip
                                                               3   Surface
Waterville Valley..............     255      2,020      50     2   High-Speed      100%          8      219,313      6,500
                                                                   Quads
                                                               6   Fixed Grip
                                                               4   Surface
Mt. Cranmore...................     190      1,167      36     1   High-Speed      100%          4      120,052     16,000
                                                                   Quad
                                                               4   Fixed Grip
                                                               1   Surface
The Summit at Snoqualmie.......   1,916      2,200      96     23  Fixed Grip        0%         20      476,218      1,000
                                                               5   Surface
Grand Targhee..................   2,412      2,200      28     1   High-Speed        0%          7      94,898         750
                                                                   Quad
                                                               2   Fixed Grip
                                                               1   Surface
Loon Mountain..................     250      2,100      41     1   Gondola          96%          8      340,077     13,000
                                                               1   High-Speed
                                                                   Quad
                                                               5   Fixed Grip
                                                               1   Surface

-------------------------
(1) High-Speed Quads are four-person chairlifts which decelerate and detach from a cable during passenger loading and unloading and reattach and accelerate thereafter.

     Northstar-at-Tahoe

     In management's opinion, Northstar-at-Tahoe, located near the north end of Lake Tahoe, offers more activities and services in both winter and summer than any of its competitors in the Lake Tahoe area. The resort's 8,600-foot Mt. Pluto features 2,400 acres of skiable terrain for all abilities and a 2,280 foot vertical drop. Northstar's 63 ski trails are served by 12 operating lifts, including one gondola, four high-speed quads, two triple lifts and two double lifts, which combine to transport up to 19,275 skiers uphill per hour. Northstar also has approximately 42 kilometers of groomed trails for cross-country skiing and snowshoeing and several on-mountain terrain parks for snowboarders and adventurous skiers offering non-traditional bumps, jumps and turns. Since the 1988 ski season, Northstar has spent over $25.0 million in capital expenditures, including $10.0 million to install four new high-speed lifts, $12.0 million to install snowmaking equipment, upgrade trail grooming equipment, and expand skiable terrain, and $3.0 million to upgrade lodging and retail facilities. Other facilities at Northstar include a European-style village that consists of condominium/hotel accommodations, various restaurants, bars, shops, a day-care center and entertainment and convention facilities and a 22,700 sq. ft. on-mountain ski lodge. Summer recreation facilities include an 18-hole golf course, ten tennis courts, a horseback riding stable, mountain bike rentals and trails and a swimming pool. Northstar currently ranks third in skier days in the Lake Tahoe area and is one of only 18 resorts in the United States to surpass the 500,000 skier days milestone, which it did during the 1994/95 ski season. Between 1990 and 1997, Northstar was named one of the top ten United States family resorts by Travel & Leisure, Better Homes & Gardens and Family Circle, as well as one of the best 50 North American ski resorts by Snow Country and Ski magazines.

     Northstar provides a full-service skiing experience for its clientele, which typically includes the upper-income, baby boomer population. Northstar's marketing is focused on the San Francisco Bay and the Sacramento Valley areas as a destination alternative to Colorado and Utah resorts. Northstar also markets aggressively in Southern California and states with large ski populations. Northstar is within a one hour drive of the Reno International Airport, which offers convenient scheduled air service to all parts of the United States, Western Canada and Mexico. Small private planes can fly into the all-weather Truckee Airport, where Northstar operates transit buses to the resort.

     Typical Northstar guests include single male intermediate skiers between the ages of 25 and 44 earning between $50,000 and $100,000 and families headed by professionals or business executives with incomes in excess of $100,000. Northstar is within a 200 mile driving radius of the major population centers of San Francisco and Sacramento and, therefore, attracts a significant number of its guests from Northern California. Northstar has approximately 6,000 beds at the resort with an additional 40,000 beds in the vicinity, 10,000 of which are within a 12 mile radius. Management estimates that during the 1996/97 ski season 77% of the skiers visiting Northstar came from Northern California, 10% from Southern California, 12% from other states, and 1% from international locales.

     Northstar's snowmaking system is engineered to cover approximately 50% of its ski trails, which management believes is adequate given the area's heavy annual snowfall, which averaged approximately 286 inches per year during the past six years. Northstar has pumping rights from nearby water sources which, when coupled with its 60 million gallon water storage capacity, have been more than sufficient to support the resort's needs. Snowmaking during the 1996/97 ski season consumed approximately 35.3 million gallons of water, which was slightly below Northstar's six year average of 35.7 million gallons per year.

     Northstar consists of over 6,500 acres of privately owned land, of which less than one-third has been developed. Management believes that Northstar has significant opportunities to develop additional ski terrain as well as residential and commercial space. See "-- Real Estate Development."

     The following table summarizes the number of ski days operated, skier days and seasonal snowfall totals at Northstar during the previous five ski seasons.

YEAR                                                     DAYS OPERATED   SKIER DAYS   SNOWFALL (INCHES)
----                                                     -------------   ----------   -----------------
1992/93................................................       162          415,959           370
1993/94................................................       142          416,498           153
1994/95................................................       156          527,653           432
1995/96................................................       121          404,736           269
1996/97................................................       138          445,753           375

  Sierra-at-Tahoe

     Sierra-at-Tahoe is conveniently located near the large bed base of South Lake Tahoe and is the closest major ski resort to Sacramento and the Central California Valley. The resort's 8,852-foot peak offers 1,663 skiable acres and a 2,212 foot vertical drop. Sierra's 46 ski trails are currently served by 10 operating lifts, including three high-speed quads, one triple lift and five double lifts, which combine to transport up to 14,921 skiers uphill per hour. In addition to significantly upgrading its retail and restaurant facilities in recent years, Sierra has invested approximately $11.5 million since 1994 to install new high-speed lifts, upgrade its grooming equipment and rebuild its base lodge facilities. Sierra operates a 46,000 sq. ft. base lodge which offers a variety of food and beverage services. Management believes that Sierra's recent investment in its ski infrastructure has made it the best ski value in the South Lake Tahoe area. Sierra does not offer summertime activities.

     Sierra's demographic characteristics closely parallel Northstar's, although Sierra's core customer base is slightly younger and less affluent with more aggressive skiing demands. Sierra does not own or manage any real estate units in the area but there are 50,000 beds in the South Lake Tahoe vicinity, including 30,000 beds within a 12 mile radius. Sierra attracts a larger share of its guests from the Sacramento and Central Valleys than the San Francisco Bay area.

     Sierra owns 20 acres of its 1,689 gross acreage and leases the remainder under a special use permit with the United States Forest Service. See "-- Regulation and Legislation." Sierra's skiable terrain, notable for its extensive summer grooming and wind-protected slopes, requires less snow than other resorts to provide ideal ski conditions. Due to its abundant annual snowfall, which has averaged approximately 470 inches per year since 1991, Sierra is not dependent upon snowmaking and, as a result, its snowmaking equipment covers only 10% of Sierra's total acreage. Sierra also employs a modern fleet of snow grooming machines which maintain high-quality skiing surfaces.

     The following table summarizes the number of ski days operated, skier days and seasonal snowfall totals at Sierra during the previous five ski seasons.

YEAR                                                     DAYS OPERATED   SKIER DAYS   SNOWFALL (INCHES)
----                                                     -------------   ----------   -----------------
1992/93................................................       136          243,254           608
1993/94................................................       135          247,883           425
1994/95................................................       165          369,932           590
1995/96................................................       121          257,499           480
1996/97................................................       142          213,156           457

  Bear Mountain

     Bear Mountain is located in the San Bernardino mountains of Southern California. Its 8,805-foot peak features 195 acres of skiable terrain and a 1,665 foot vertical drop. Bear Mountain's 32 ski trails are served by 12 lifts, including one high-speed quad, one fixed grip quad, three triple lifts and four double lifts, which combine to transport up to 14,790 skiers uphill per hour. During the last two ski seasons, Bear Mountain invested approximately $1.5 million to upgrade its base lodge facilities. Other facilities at Bear Mountain include three lodges which provide an aggregate of approximately 31,000 sq. ft. of space for food and beverage services (restaurants and cafeterias), skier services and entertainment. Summer recreation facilities include a nine-hole golf course.

     Bear Mountain is within a one to three hour drive of the Los Angeles and San Diego metropolitan areas, providing it with access to nearly 16 million Southern Californians of whom approximately 800,000 actively participate in skiing and snowboarding. Nearly 95% of Bear Mountain's skiers are from Southern California. Bear Mountain appeals to the younger generations of skiers, the echo boom and "X" generations, who are generally less affluent than the targeted customers at the Company's Lake Tahoe resorts. While Bear Mountain is in the middle of an 11,000 bed base area, it is primarily a day ski facility.

     Bear Mountain owns 116 of its 819 gross acreage and leases 698 acres of mountain terrain under a Forest Service special use permit. See "-- Regulation and Legislation." Management believes that Bear Mountain has one of the largest snowmaking capacities per acre of any resort west of the Mississippi and incorporates a state-of-the-art system which allows it to efficiently cover 100% of its ski trails. Bear Mountain also has access to three reservoirs capable of holding six million gallons of water for snowmaking. Management believes that the skiing infrastructure at Bear Mountain, including lifts, snowmaking and trail grooming equipment, is very strong, making it one of the most attractive ski areas in Southern California.

     The following table summarizes the number of ski days operated, skier days and seasonal snowfall totals at Bear Mountain during the previous five ski seasons.

YEAR                                                     DAYS OPERATED   SKIER DAYS   SNOWFALL (INCHES)
----                                                     -------------   ----------   -----------------
1992/93................................................       159          295,070           240
1993/94................................................       156          320,227           117
1994/95................................................       175          305,799           161
1995/96................................................       123          214,284           119
1996/97................................................       143          276,729           102

  Waterville Valley

     Waterville Valley has long been recognized as one of the largest and most picturesque ski resorts in New Hampshire. Waterville Valley's major base facilities are located on the 4,004 foot high Mt. Tecumseh and offer 255 skiable acres and a vertical drop of 2,020 feet. Waterville Valley's 50 trails are served by 12 operating lifts, including two high-speed quads, two triple lifts and four double lifts, which combine to transport up to 15,672 skiers uphill per hour.

     The resort operates a 41,872 sq. ft. base lodge (complete with multiple food service centers and child care), a mid-mountain lodge featuring a cafeteria and deli and a mountain-top lodge with snack bar and acclaimed restaurant dining.

     The Waterville Valley resort has a year-round Base Camp Adventure Center offering mountain bikers, cross-country skiers, and hikers access to 105 kilometers of trails in the White Mountain National Forest. Other resort amenities include an ice skating arena, golf course, tennis center, sports and fitness center, and horseback riding. Waterville Valley's Conference Center has 17,000 sq. ft. of meeting space and provides banquet facilities for up to 1,000 people. With 11 meeting rooms, a business center, audio-visual capabilities and a self-contained pub, the Conference Center's on-site staff supports events year-round.

     Waterville Valley has traditionally created an environment conducive to families who are either day skiers, regional overnight skiers or vacation skiers. Its location adjacent to Interstate 93 (a major north-south thoroughfare for skiers) makes it one of the most accessible of the larger New England resorts and it has the facilities, trails and programs to satisfy adults and children of all abilities. Waterville Valley's proximity to large East Coast markets (Boston is less than two and one-half hours away by car) attracts day skiers, while the town's substantial bed base can accommodate the regional overnight skiers and vacationers who will stay an average of two to four days. There are approximately 6,500 beds in the Waterville Valley area, of which approximately 3,000 can be rented. The majority of Waterville Valley's skiers come from Massachusetts (43%) and New Hampshire (36%), with the remainder coming from Rhode Island, Connecticut, New York, New Jersey and other regional locations.

     Waterville Valley owns 35 acres on its smaller Snow's Mountain and two acres at the Conference Center. It leases 790 acres of land on Mt. Tecumseh from the federal government under a Special Use Permit issued by the Forest Service. See "-- Regulation and Legislation." Waterville Valley's snowmaking system is engineered to cover 100% of the ski trails on Mt. Tecumseh. Snowmaking during the 1996/97 ski season consumed approximately 89 million gallons of water for about 558 acre feet of coverage; water for snowmaking is currently pumped from a local river and a pond. Waterville Valley is in the process of obtaining permits for additional water sources and water storage facilities for snowmaking.

     The following table summarizes the number of ski days operated, skier days and seasonal snowfall totals at Waterville Valley during the previous five ski seasons. Prior to the 1994/95 ski season, Waterville was operated by a local developer who eventually lost the property and related real estate through bankruptcy.

YEAR                                                     DAYS OPERATED   SKIER DAYS   SNOWFALL (INCHES)
----                                                     -------------   ----------   -----------------
1992/93................................................       160          333,213           145
1993/94................................................       165          300,821           148
1994/95................................................       163          207,386           101
1995/96................................................       168          256,563           203
1996/97................................................       162          219,313           182

  Mt. Cranmore

     Mt. Cranmore is the oldest continuously operated ski area in the United States. Strategically located in the hub of New Hampshire's Mount Washington Valley, Mt. Cranmore's 1,714 foot summit offers 190 skiable acres and a 1,167 foot vertical drop. Mt. Cranmore's 36 trails, including nine trails lighted for night skiing, are served by six operating lifts, including one high-speed quad, one triple lift, three double lifts and one surface lift, which combine to transport up to 6,420 skiers uphill per hour. The installation of the high-speed quad in

1995 and other recent capital improvements totaling $3.0 million, together with an aggressive marketing program, contributed to a 24% increase in skier days for Mt. Cranmore during the 1996/97 ski season compared to the 1994/95 ski season. The mountain is serviced by two base lodges, offering multiple eating locations and pub/restaurant facilities, as well as a restaurant at the summit. In addition, Mt. Cranmore owns a year-round 46,000 sq. foot athletic facility which includes an outdoor tennis stadium with seating for up to 5,500 people, four indoor tennis courts, a pool, a spa, a weight-lifting area, aerobic rooms, an indoor-climbing wall, locker rooms, a snack area and a nursery. Mt. Cranmore also operates on-premises ski and rental shops.

     Management believes that Mt. Cranmore has great appeal to the family skier due to its intimate size, high percentage of intermediate trails (45%, with 33% for advanced) and its well-developed children's ski programs. An additional family attraction is Mt. Cranmore's neighboring town of North Conway, which is within walking distance of the mountain and has one of New England's largest rural retail outlet and restaurant centers. North Conway is part of the White Mountains area, which is the dominant tourist destination in New Hampshire. Approximately 13 million people live within a four-hour drive of Mt. Cranmore. During the 1996/97 ski season, management estimates that 57% of the resort's guests were from the Boston metropolitan area, 22% were from New Hampshire and 10% were from Rhode Island. To accommodate destination/vacation skiers there are 16,000 rental beds in the Mt. Washington Valley, including 76 condominium units at Mt. Cranmore itself.

     Mt. Cranmore owns 754 acres and holds deeded easements enabling it to develop an additional 1,200 acres of ski terrain. Mt. Cranmore does not lease any of its land from the federal government. Mt. Cranmore's snowmaking equipment consists of a computerized Hydralink weather-monitoring snowmaking system which, when installed in 1995, increased snowmaking output by 40% and currently covers 100% of the resort's ski trails. In addition to pumping rights from a nearby stream, Mt. Cranmore has an agreement with the local water district for unrestricted access to an additional reservoir of 1 million gallons of water for snowmaking. Mt. Cranmore's base area pond also holds 2.5 million gallons. Snowmaking during the 1996/97 ski season consumed approximately 90 million gallons of water.

     The following table summarizes the number of ski days operated, skier days and seasonal snowfall totals at Mt. Cranmore during the previous five ski seasons.

YEAR                                             DAYS OPERATED      SKIER DAYS      SNOWFALL (INCHES)
----                                             -------------      ----------      -----------------
1992/93........................................       112            103,841                96
1993/94........................................       106            104,935                90
1994/95........................................       105             96,527                63
1995/96........................................       142            123,201               115
1996/97........................................       135            120,052               114

  The Summit at Snoqualmie

     The Summit is located in the Cascade mountains of Northwest Washington and consists of four separate resorts, Alpental at the Summit, Summit West, Summit Central, and Summit East, which collectively offer 1,916 acres of skiable terrain. Individually, Alpental has a 5,400 foot top elevation, a 2,200 foot vertical drop and 170 acres of skiable trails and runs (93 of which are lighted); Summit West has a 3,860 foot top elevation, an 810 foot vertical drop and 172 acres of skiable trails and runs (166 of which are lighted); Summit Central has a 3,860 foot top elevation, a 1,020 foot vertical drop and 246 acres of skiable trails and runs (176 of which are lighted); and Summit East has a 3,760 foot top elevation, a 1,080 vertical drop and 110 acres of skiable trails and runs (58 of which are lighted). In total, the Summit complex has 96 designated trails and runs served by 28 operating lifts, including two fixed grip quads, four triple lifts, 17 double lifts and various surface lifts, which combine to transport up to 32,490 skiers uphill per hour. The Summit Nordic Center also offers approximately 55 kilometers of cross-country skiing on an expert trail system and a lighted beginner student trail which hosts a season-long night racing series. In addition, the Summit West, Summit Central, and Summit East areas are interconnected by a cross-over trail system. Since 1987, the Company and its predecessors have invested approximately $11.5 million to improve base facilities and install additional lifts, including approximately $3.1 million in the last two years. The Summit operates seven lodges which provide

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

an aggregate of approximately 111,175 sq. ft. of space for food and beverage services (restaurants and cafeterias), skier services and entertainment.

     The Summit is within a one-hour drive of the Seattle/Tacoma metropolitan area, providing it with access to nearly 450,000 active skiers and snowboarders. Although the complex offers a relatively even variety of trail difficulty, each of the separate properties have been designed to appeal to specific skier profiles: Alpental at the Summit's trails are designed primarily for intermediate to expert skiers; Summit West's open slopes are geared toward beginner and intermediate skiers; Summit Central's trail systems are heavily weighted toward intermediate to advanced skiers; and Summit East's trails are designed primarily for novice to intermediate skiers. Overall, the Summit complex is one of the largest learn-to-ski areas in the United States, with approximately 26% of its 1996/97 skier days being attributable to guests enrolled in ski school. In addition, the Summit is the largest night ski complex in the United States, with approximately 40% of its skier visits being recorded at night.

     The Summit owns 686 acres of its 4,152 gross acreage, leases over 1,400 acres under a private permit and utilizes 1,864 acres of mountain terrain under a Forest Service special use permit. The Summit enjoys abundant annual snowfall, averaging approximately 379 inches per year since 1991. As a result, there are no snowmaking capabilities at any of the resorts. The Company does, however, possess water rights that would allow it to engage in snowmaking, if necessary.

     The following table summarizes the number of ski days operated, skier days and seasonal snowfall totals at the Summit during the previous five ski seasons.

YEAR                                             DAYS OPERATED      SKIER DAYS      SNOWFALL (INCHES)
----                                             -------------      ----------      -----------------
1992/93........................................       127            521,127               295
1993/94........................................       130            519,953               300
1994/95........................................       158            515,487               405
1995/96........................................       117            455,240               375
1996/97........................................       148            476,218               650

  Grand Targhee

     Grand Targhee is located in the Grand Teton mountains of Wyoming, approximately 50 miles northwest of the town of Jackson. Jackson, Wyoming is a major ski destination resort center, recording an average of 434,000 skier days at the area's three resorts in the last three ski seasons. Grand Targhee, with a top elevation of 9,873 feet, 2,412 acres of skiable terrain for all abilities and a 2,200 foot vertical drop, offers two different mountain ski areas. The first mountain is served by four operating lifts, including the longest high-speed quad in the state of Wyoming, which combine to transport up to 5,460 skiers uphill per hour. The second mountain is reserved for Snowcat powder skiing. Grand Targhee also has approximately 15 kilometers of groomed trails for cross-country skiing. Grand Targhee recently has invested approximately $4.0 million to improve uphill capacity and the overall ski experience. Other facilities at Grand Targhee include base lodge facilities, hotel accommodations, restaurants, shops, a child care center and retail stores. In addition, Grand Targhee owns and operates a spa, fitness and conference center.

     Grand Targhee competes for day and regional overnight skiers in the northern Rocky Mountain region as well as national destination skiers traveling to the greater Jackson, Wyoming area. Guests from Idaho, Utah, Wyoming and Montana have accounted for approximately 38% of Grand Targhee's total skier days over the past five ski seasons. Grand Targhee's national destination guests, those guests residing outside the northern Rocky Mountain region, accounted for the remaining 62% of the resort's skier days during the same period. A majority of these guests came from California, Washington, New York and Minnesota. Overall, approximately 60% of Grand Targhee's skiers reside more than 200 miles from the resort. Given that Grand Targhee only operates 96 rental units, many of the resort's overnight regional and destination skiers secure hotel accommodations at other resorts or hotels in the area. The Company believes that there are in excess of 5,000 beds in the vicinities of Jackson, Wyoming and Driggs, Idaho. Management believes that the distinguishing features of Grand Targhee are well-maintained and uncrowded facilities, excellent ski conditions, attractive vacation packages and a high quality family ski school.

     Grand Targhee is located entirely on land leased under a Forest Service special use permit. See "-- Regulation and Legislation." Grand Targhee has averaged approximately 528 inches of snowfall during the last five years, and historically has received the second highest snowfall amount of all ski resorts in the United States. In 1997, Snow Country magazine rated Grand Targhee as the best ski area in North America for snow conditions.

     Management believes that Grand Targhee is currently underutilized, and that a key component of increasing skier days at the resort will be expanding its on-mountain bed base. Grand Targhee has recently received United States Forest Service approval to build 590 rental units and has had discussions that would allow for the future development of private dwellings.

     The following table summarizes the number of ski days operated, skier days and seasonal snowfall totals at Grand Targhee during the previous five ski seasons.

YEAR                                             DAYS OPERATED      SKIER DAYS      SNOWFALL (INCHES)
----                                             -------------      ----------      -----------------
1992/93........................................       153            108,666               553
1993/94........................................       151            113,298               368
1994/95........................................       153            117,772               537
1995/96........................................       149            116,696               523
1996/97........................................       146             94,898               659

  Loon Mountain

     Loon Mountain is located in the White Mountains of New Hampshire in the town of Lincoln. The resort's 3,050 foot peak features 250 skiable acres and a 2,100 foot vertical drop. Loon Mountain's 41 trails are served by eight operating lifts, including a four-passenger gondola and a high-speed quad, which combine to transport over 10,000 skiers uphill per hour. Loon Mountain's trails cater mostly to intermediate level skiers (64%), with trails provided for beginners (20%) and experts (16%) as well. Resort amenities include access to certain core areas of the on-mountain Mountain Club, including a restaurant, a bar, a swimming pool and conference rooms. Additionally, the resort offers a base lodge with a cafeteria and coffee shop, a restaurant and deck at the summit, the Governor Adams lodge (which provides traditional lodge facilities and also serves as a forum for summer outdoor activities and concerts), trails for cross country skiing, horseback riding and mountain biking, a steam engine railroad for shuttling visitors, and a Wildlife Theater.

     Loon Mountain has traditionally created an environment conducive to families who are either day skiers, regional overnight skiers or destination skiers. Its location adjacent to Interstate 93 (a major north-south thoroughfare for skiers) enabled it to receive the number one ranking in North America east of the Mississippi River for accessibility by Snow Country magazine in 1997. Loon Mountain's proximity to large East Coast markets (Boston is less than two and one-half hours away by car) attracts day skiers, while an approximate bedbase of 13,000 within twelve miles of the resort can accommodate regional overnight and destination skiers.

     Loon Mountain owns 565 acres upon which substantially all of the buildings and improvements relating to the resort are located. Loon Mountain leases 775 acres of land in the White Mountain National Forest from the federal government under a Special Use Permit issued by the United States Forest Service permitting year-round recreational use. Adjacent to such land, an additional 581 acres are leased on "South Mountain" under a separate Special Use Permit permitting certain limited activities, including mountain biking, cross country skiing and horseback riding. These 581 acres have been designated by management for the eventual development, subject to the resolution of certain litigation, of skiing terrain to complement the current skiing area. See "Legal Proceedings." The average annual snowfall at Loon Mountain was 139 inches over the last five seasons, although when necessary Loon Mountain has the snowmaking capacity to cover approximately 96% of the skiable acreage.

     The following table summarizes the number of ski days operated, skier days and seasonal snowfall totals at Loon Mountain during the previous five ski seasons.

YEAR                                             DAYS OPERATED      SKIER DAYS      SNOWFALL (INCHES)
----                                             -------------      ----------      -----------------
1992/93........................................       157            347,040               104
1993/94........................................       145            331,068               131
1994/95........................................       158            301,595                74
1995/96........................................       170            337,503               186
1996/97........................................       172            340,077               200

REAL ESTATE DEVELOPMENT

     The Company believes that it has significant opportunities to develop available acreage for additional skiing terrain and trails as well as for residential lodging and commercial uses. Management believes that selective real estate development can enhance the Company's resorts and that there is opportunity for synergy between real estate development and the Company's ski operations. In management's view, increasing the on-mountain bed base, expanding retail and other commercial services and developing additional skiable terrain at a resort can accelerate growth in skier days and ski-related revenues. The following table lists certain owned or leased land available to the Company for expansion.

                                              RESIDENTIAL/
                                              COMMERCIAL/     NUMBER
         LOCATION            OWNED/DEEDED     SKI TERRAIN    OF ACRES         PRINCIPAL USES
         --------            ------------     ------------   --------         --------------
Northstar: Big Springs....  Owned             Residential        90     On-mountain housing
Northstar: North Lookout
Mountain..................  Owned             Ski Terrain     1,300     Expand ski terrain
Northstar: Sawtooth
Ridge.....................  Owned             Ski Terrain       700     Expand ski terrain
Northstar:
Zoned/Undeveloped.........  Owned             Residential/      550     On-mountain housing
                                              Commercial
Mt. Cranmore: Black Cap...  Deeded:           Ski Terrain       700     Significantly expand and
                            Privately Owned                             vary ski terrain
Bear Mountain.............  Leased:           Ski Terrain       126     Expand ski terrain
                            Forest Service
Bear Mountain: Big Bear
Lake......................  Owned             Residential         6     56 condominiums
Grand Targhee.............  Leased:           Ski Terrain       680     Expand ski terrain
                            Forest Service
Grand Targhee.............  Leased:           Residential/      107     Ski Village which would
                            Forest Service    Commercial                increase on-mountain bed
                                                                        base by 615% and expand
                                                                        commercial facilities
The Summit................  Owned             Residential        84     On-mountain housing
Loon Mountain:
South Mountain............  Leased:           Ski Terrain       581     Expand ski terrain
                            Forest Service

     The Company's strategy with regard to the expansion of skiable terrain at its resorts is based on the evaluation of several key factors, including (i) the anticipated growth of the skier base within the relevant market and the Company's ability to improve its competitive market position in that market, as measured by the potential increase in the number of skier days and revenue per skier on a long-term basis which the Company believes it can capture through expansion and (ii) the return on capital expected to be realized from an expansion project versus alternative projects. Management plans to undertake extensive planning and pre-development steps prior to investing significant capital into any development project. Currently, the Company is in the process of developing comprehensive master plans for Northstar, Waterville Valley, the Summit and Grand Targhee. As the Company has done with Northstar's "Big Springs" development project, management intends to undertake a number of these projects with real estate partners who can provide a substantial portion of the construction capital.

     The Company's resorts have traditionally taken a conservative approach toward residential and commercial development and real estate development efforts have taken place primarily at Northstar. Beginning in 1995, the resort developed a new single family home residential community on Mt. Pluto ("Big Springs") consisting of 158 private residential subdivision lots. The total project has been planned in five phases to reduce infrastructure development costs and maximize returns by controlling both the timing and inventory of lots on the market. Northstar sold all of the 44 lots offered in phase one and all of the 35 lots offered in phase two for an average price of approximately $154,000. New homes built by the owners of such properties range in price from approximately $600,000 to $1.2 million. Phases three, four and five will require an estimated $5.0 million in capital expenditures, at an average price per lot for 79 lots of approximately $63,000, to complete infrastructure development. Northstar expects to sell the remaining properties over the next five years. Management believes that the Big Springs development project alone will increase the on-mountain bed base by 5% over the next two years, and should contribute to an increase in paid skier days. Northstar also has opportunities to develop an additional 550 acres of owned real property on Mt. Pluto, which has been zoned for commercial and residential use.

     In addition, Northstar has begun a program to harvest timber through third party contracting. The timber harvesting program, which produced revenues of approximately $678,000 in the period from December 3, 1996 through October 31, 1997, is managed carefully to avoid interference with Northstar's resort operations and prevent any diminution in the quality of the resort's natural environment. The Company also intends to eventually expand Northstar's ski operations to the challenging additional terrain it owns on both North Lookout Mountain and Sawtooth Ridge, which are adjacent to the resort's current operations. Management believes that the skiable acreage at Northstar could more than double with the development of this terrain. The timing and scope of this expansion will depend on market conditions and on an evaluation of the Company's other expansion criteria.

     Mt. Cranmore holds an easement entitling it to develop at least 700 acres of additional ski terrain known as the "Black Cap Mountain area" or "Black Cap." The Black Cap easement was granted in 1951 and allows the Company to expand Mt. Cranmore's existing ski and recreational infrastructure and develop additional trails. The Black Cap property underlying the Company's easement is privately owned and therefore not subject to the same governmental regulations which presently restrict the activities of many New England ski areas that are located on national or state forest land. The Black Cap land available for development by the Company is high-quality, mostly north and west-facing ski terrain located in an area that can accommodate alpine and cross country trails, ski lifts and snowmaking. Expansion would not only significantly increase Mt. Cranmore's skier capacity, but would also enhance the quality and diversity of its skiable terrain. Given the resort's location in the heart of the Mt. Washington region, the dominant tourist destination in New Hampshire, the Company believes that expansion into Black Cap could position Mt. Cranmore as a premier attraction in the White Mountains area and one of the largest and most appealing resorts in New Hampshire.

     Bear Mountain has received final approval from the Forest Service and local governmental authorities of an expansion plan that would, among other things, increase the resort's skiable terrain by 114 acres and increase daily skier capacity by approximately 25%. The approval, however, is subject to numerous mitigation conditions, including a requirement that Bear Mountain acquire and dedicate to the Forest Service two acres of spotted owl habitat and one acre of flying squirrel habitat in exchange for each acre proposed for development. Bear Mountain has also entered into a developer's agreement with the City of Big Bear Lake that generally authorizes, subject to certain conditions, the construction of up to 56 condominium units on property currently owned by Bear Mountain. The Company does not presently have any imminent expansion or development plans for Bear Mountain, and any future expansion or development would depend on a variety of factors, including local market conditions and the resolution of regulatory and Forest Service permitting issues.

     The Summit owns 84 acres of real property at the base of its mountain, which is available for residential development. The developmental real estate at the Summit is currently owned by the Real Estate LLC, an Unrestricted Subsidiary of the Company. The Real Estate LLC has executed a deed of trust with respect to the real property in favor of the holders of the Ski Lifts Preferred Stock to secure the Real Estate LLC's obligation to purchase such preferred stock. See "Certain Transactions -- The Real Estate LLC." In the event the Real Estate LLC defaults under its obligation to purchase the Ski Lifts Preferred Stock, the holders thereof could foreclose on the developmental real property and deprive the Company of the benefit thereof.

     The Company, through a study commissioned by Grand Targhee, has identified approximately 320 acres of additional skiable terrain adjacent to the resort which could be developed with Forest Service approval. The study also contains numerous recommendations for the further development of Grand Targhee's infrastructure, including the creation of a European-style village center comprising a variety of tightly-knit structures with central pedestrian streets, plazas, commercial and recreation facilities and amenity spaces which reflect and complement the sloped mountain topography. The village center design includes nine additional or renovated hotel/condotel developments providing 590 additional public accommodation units, which would increase the resort's on-mountain bed base by 615%. The village center would be built on Forest Service land, and the Company has received preliminary approval for the construction of the residential units envisioned by the study, together with the development of an additional 320 acres of skiable terrain, subject to certain conditions. Management believes that the expansion of Grand Targhee's on-mountain bed base will be an important component in addressing the resort's historic underutilization. The Company intends to pursue long-term development opportunities with third parties, although the timing and scope of any such development is still being evaluated.

     Loon Mountain currently leases approximately 581 acres known as "South Mountain" from the Forest Service. Although currently limited to recreational uses not including downhill skiing, this permitted area has been designated by both Loon Mountain and the Forest Service as an area for expanded skiing activities and the development of additional trails and lifts. A permit allowing this expansion was issued by the Forest Service in 1993, but was subsequently invalidated by the U.S. Court of Appeals. See "Legal Proceedings." Pending the issuance of additional permits, expansion on South Mountain depends upon the Company and Forest Service fulfilling the requirements, including the preparation of supplemental NEPA documentation, of a court order issued by the federal district court to which the related litigation was remanded. The available South Mountain land is located in an area directly adjacent to the present Loon Mountain ski area and will be able to accommodate alpine and cross country trails, ski lifts (including one connecting the current ski area with South Mountain) and snowmaking from newly installed snowmaking facilities. Expansion would not only significantly increase Loon Mountain's skier capacity, but would also enhance the quality and diversity of its skiable terrain.

     The Company has no agreements, arrangements or understandings with respect to financing the development of any of the real estate projects discussed herein. Any future development would be subject to, among other things, the Company's ability to obtain the necessary financing and all necessary permits and approvals. The Senior Credit Facility, the Indenture and the Securities Purchase Agreements (as defined) significantly limit the Company's ability to incur additional indebtedness. No assurance can be given that the Company will develop successfully any additional properties or, if completed, any such properties will be successful. In addition, there are risks inherent in any expansion project and in the implementation of the Company's development strategy. See "Risk Factors -- Risks of Expansion" and "Risk Factors -- High Level of Indebtedness and Leverage."

MARKETING AND SALES

     Staff

     The Company has a total marketing staff of approximately 45 persons, including a marketing director at each resort who reports to the corporate director of marketing as well as to each resort's general manager. The marketing staff at each resort is responsible for the development of resort-specific marketing plans and also participates in the development of the Company's overall marketing strategy.

     Strategy

     The Company's marketing plans are designed to attract both day skiers and vacationers by emphasizing the Company's diverse facilities and services and proximity to approximately 20% of the total skiers in the United States. The Company intends to position each of its resorts as an attractive alternative to competing regional resorts and to other forms of leisure and entertainment. The primary objectives of the Company's marketing efforts are to (i) increase each of its resorts' relative market share, (ii) expand the number of skiers in each of its markets, (iii) increase skier visitation frequency, (iv) increase the expenditures of each of its visitors and (v) influence the vacation destination choice of its prospective guests.

     The Company's marketing efforts are predicated on knowing its guests and understanding the markets in which it competes. Accordingly, the Company's resorts, typically through professional firms, conduct extensive market research, including on-site guest surveys, focus groups, advertising tests and regional phone surveys. Each of the Company's resorts develops its own resort-specific marketing program based upon its unique qualities and characteristics as well as the demographics of its skier base. Management believes that a major benefit of being a multiple resort operator will be the ability to coordinate resort marketing programs in a manner that makes them more effective. For example, the extension of frequency/loyalty programs to all of the Company's resorts will, in management's view, reinforce the existing marketing programs at each resort and create significant cross-marketing opportunities.

     The Company's resorts offer a variety of terrain for alpine skiing and snowboarding, with most providing a high percentage of intermediate trails and well developed skier development programs, which can accommodate skiers and snowboarders of all skill levels. Northstar markets primarily to the upper income baby boom generation and their families residing in the San Francisco Bay and Sacramento Valley areas as a full service, all season resort for day and vacation guests. In addition, the resort has been successful in attracting vacationing skiers from major Southern California markets largely through the use of targeted marketing programs, including tour packages with major airlines and tour operators. Management believes that Northstar's diverse year round activities and services have made it attractive to affluent families interested in recreation-centered vacation homes. Real estate development and the resulting increase in on-mountain bed base likewise provide Northstar with significant opportunities for future growth. Sierra has been positioned as Lake Tahoe's economical "value" resort, primarily targeted to families, teenagers and young adults from the Central California Valley. Bear Mountain primarily targets generation "X" skiers and snowboarders as well as value-oriented families from the major Southern California metropolitan areas. Waterville Valley generally focuses on regional and vacationing families from the Southern New Hampshire and Boston metropolitan markets by promoting the resort's diverse year round facilities and New England village atmosphere. Mt. Cranmore targets vacationing families (including non-skiers) from the Boston metropolitan area by emphasizing its proximity to the Mt. Washington 16,000 area bed base and North Conway retail and restaurant district. The Summit's diversity of terrain among its four resorts and significant night skiing programs allow the resort to target multiple demographic groups including families, teenagers and young adults from the Seattle/Tacoma metropolitan area. Grand Targhee primarily targets destination skiers visiting the Jackson Hole area as well as day skiers and regional overnight skiers from Wyoming, Idaho and Utah. Loon Mountain primarily targets regional and vacationing families from the Boston metropolitan area and Southern New Hampshire.

     Programs

     The Company has developed a number of specific marketing programs to achieve its objectives, including the following:

     - Customer loyalty programs
     - Multimedia advertising
     - Data-based marketing programs
     - Skier development programs
     - Strategic marketing alliances
     - School, group and business affiliations

     Customer loyalty programs. The Company believes that the success of each of its resorts depends, in large part, on its ability to retain and increase the skier visitation frequency of its existing customer base. For example, approximately 82% of Northstar's 1996/97 ski season skier days were attributable to guests who had visited the resort on at least one other occasion. The Company believes a critical component to developing customer loyalty will be the expansion of the Company's two-tiered approach to frequent skier programs, Vertical Plus and Vertical Value. For an annual membership fee of $49, Vertical Plus members receive a special, personalized identification wristband containing a preprogrammed computer microchip which acts as their lift access for the season. In addition to offering daily ticket discounts, the system tracks the amount of vertical feet skied at participating resorts and rewards members with prizes based on the number of vertical feet skied in a season. Other benefits of the program include members-only lift lines, direct lift access, the convenience of being able to make cashless retail transactions and electronic messaging. An additional major benefit provided by this proprietary program is a state-of-the-art data collection system that provides "real-time" information for marketing, operations and capital investment analysis. Vertical Plus is currently in operation at Northstar, Sierra and Bear Mountain, and experienced a 27% increase in membership during the 1996/97 ski season over the prior year. In addition to Vertical Plus, the Company has developed Vertical Value, a program that appeals to a broader range of skiers and offers incentives for frequent visitation at all of the Company's resorts. Visitors also receive a welcome packet with targeted offers and a newsletter which allows the resorts to communicate effective and timely information to their frequent guests.

     Multimedia advertising. The Company's marketing efforts include print, broadcast, outdoor, Internet and direct mail advertising, with the particular method tailored for each resort and existing market opportunities. The Company is also very active in a variety of promotional programs designed to attract guests from population centers in and around the Los Angeles, San Diego, San Francisco, Sacramento and Boston metropolitan areas and states with large skier populations such as Texas, Illinois, Florida and New York. For example, the Company's Northstar and Sierra resorts have participated in extensive cooperative marketing with other Lake Tahoe resorts to promote the region as a premier vacation destination.

     Data-based marketing programs. Through the information obtained from Vertical Plus, Vertical Value and extensive market surveys and other market research, the Company maintains a database containing detailed information on its existing customers. Management believes that database marketing is an effective and efficient method to identify, target and maintain an on-going relationship with the Company's best customers. For example, the Company has been successful in the use of targeted direct mailings and e-mail broadcasts, which are designed to match customer preferences with special ski package offers to build peak and off-peak volume. Management believes that these types of relationship-based marketing programs build guest loyalty and play an important role in solidifying a resort's existing customer base.

     Skier development programs. The Company's resorts operate a variety of skier development programs designed to improve the skills of children and beginners, as well as more advanced skiers and snowboarders. Management believes that these development programs increase skier days at the Company's resorts by expanding the total market of skiers and making skiing more enjoyable. Northstar, Sierra and Waterville Valley operate ski schools that are consistently rated among the best in their respective regions. In addition, several of the Company's resorts have introduced a development program, Vertical Improvement, geared toward intermediate and advanced skiers, which offers free specialized instruction and daily training. Northstar has also been an industry leader in developing interesting terrain features and trails designed to
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

improve the skill levels of its guests. For example, the resort recently developed four "terrain feature" ski trails geared toward its intermediate and advanced-level guests. The Company intends to expand its highly successful skiing and snowboarding instruction programs developed at Northstar and Sierra to all of its resorts over the next two ski seasons.

     Strategic marketing alliances. The Company is a national ski resort operator with more than 2.2 million skier days recorded during the 1996/97 ski season. At least one of the Company's resorts is within driving distance of four of the five largest consumer markets in the United States. These factors, together with the attractive demographics of the Company's skier base, position the Company to further develop resort marketing programs with major corporate sponsors. Sponsorship opportunities include potential relationships with automobile manufacturers, soft drink companies, and ski and snowboard equipment manufacturers. For example, Northstar and Sierra have a relationship with a major automobile manufacturer that involves over $1 million worth of television exposure, free use of vehicles for Company purposes and a vehicle give-away promotion for resort guests. Management believes that the media exposure generated by this partnership is important in building market share and the image of the resorts, and that current joint marketing programs can be greatly expanded.

     School, group and business affiliations. The Company is dedicated to developing special programs designed to attract school, business and other groups. By introducing skiing and snowboarding to a wider audience, these programs broaden the Company's customer base and have proven to be a particularly effective way to build name recognition and brand loyalty. Ski groups have also emerged as the fastest and most profitable way of increasing business during non-peak periods. Marketing personnel at each resort provide year-round assistance to group leaders in organizing and developing events. Business affiliations are developed and maintained through corporate tickets programs, whereby participating businesses are given an opportunity to provide their employees with incentive-based pricing.

COMPETITION

     The general unavailability of new mountains, regulatory requirements and the high costs and expertise required to build and operate resorts present significant barriers to entry in the ski industry. The last major new ski resort to open in the United States was in 1989, and in the past 15 years, management believes at least 85 proposed resorts have been stalled or abandoned due to environmental issues and the high costs of entering into the capital intensive ski industry. The domestic ski industry is currently comprised of 507 resorts and is highly competitive. The Company's competitive position in the markets in which it competes is dependent upon many diverse factors, including proximity to population centers, pricing, snowmaking capabilities, type and quality of skiing offered, prevailing weather conditions, quality and price of complementary services. The Company's Lake Tahoe resorts, Northstar and Sierra, face strong competition from Lake Tahoe's seven other major ski resorts. Northstar's primary competition in the North Lake Tahoe area is from Squaw Valley and Alpine Meadows. Northstar also competes with major ski and non-ski destination resorts throughout North America. Sierra primarily competes in the Southern Lake Tahoe area with Heavenly Valley and Kirkwood. The Company's other California Resort, Bear Mountain, competes primarily with Snow Summit and Mammoth.

     The Company's New England resorts, Waterville Valley, Mt. Cranmore and Loon Mountain, compete in the highly competitive Northeast ski market, which consists of Maine, New Hampshire, Vermont, Massachusetts, Connecticut and New York. Within the Northeast region, skiers can choose from over 50 major resorts and ski areas, most of which are located in the mountainous areas of New England and eastern New York. Waterville Valley's primary regional competitors include Bretton Woods, Attitash/Bear Peak and Gunstock. Mt. Cranmore's primary regional competitors are the Attitash/Bear Peak ski resort and Gunstock. Loon Mountain's primary regional competitors are Okemo and Sunday River.

     The Summit competes primarily with five local ski areas, including Crystal Mountain, Stevens Pass, White Pass, Mission Ridge and Mt. Baker. Additional competition comes from the regional destination resorts at Mt. Bachelor, Mt. Hood Meadows, Sun Valley and Whistler/Blackcomb, as well as other day and weekend ski facilities in Washington, Oregon and British Columbia.

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

     Grand Targhee competes for day and regional overnight skiers in the northern Rocky Mountain region as well as national destination skiers traveling to the greater Jackson, Wyoming area. Jackson Hole Ski Resort is the resort's largest single competitor. Grand Targhee has participated in joint marketing programs with Jackson Hole to promote the Jackson area and many visitors to the region ski at both resorts. Grand Targhee also competes for day and regional overnight skiers with Sun Valley and resorts in Utah.

     On a regional basis, at least one of the Company's resorts is readily accessible to four of the five largest ski markets in the United States. Management estimates that approximately 80% of the skiers visiting the Company's Lake Tahoe resorts are from the San Francisco, Sacramento Valley and Central Valley metropolitan areas, while approximately 95% of Bear Mountain's skiers are from the Los Angeles and San Diego metropolitan areas. Waterville Valley and Mt. Cranmore are estimated to attract approximately 79% of their guests from the Boston metropolitan area and southern New Hampshire. The Summit attracts approximately 95% of its skier guests from the Seattle/Tacoma region. Grand Targhee primarily attracts day and regional overnight skiers from the northern Rocky Mountain region and destination skiers visiting the region. Loon Mountain attracts approximately 77% of its guests from the Boston metropolitan area and southern New Hampshire.

REGULATION AND LEGISLATION

     The Company's operations are dependent upon its ownership or control over the real estate constituting each resort. The real property presently used at the Northstar and Mt. Cranmore resorts is owned by the Company. The Company has the right to use a substantial portion of the real property associated with the Bear Mountain, Sierra, Summit, Grand Targhee and Waterville Valley resorts under the terms of special use permits issued by the Forest Service. The special use permits for the Bear Mountain, Sierra, Waterville Valley, Summit and Grand Targhee resorts were reissued at the time of the Company's acquisition of such resorts, with the Bear Mountain permit expiring in 2020, the Sierra permit expiring in 2008, the Waterville Valley permit expiring in 2034, the Summit permit expiring in 2032 and the Grand Targhee permit expiring in 2034.

     A substantial portion of the real property associated with the Loon Mountain resort is likewise used under Forest Service permits. In 1993, the Forest Service authorized various lift, trail and snowmaking improvements on Loon Mountain and an expansion onto South Mountain. In 1996, the United States Court of Appeals for the First Circuit overturned this authorization on the ground that the Forest Service had failed to properly address certain environmental issues under the NEPA. Certain improvements and part of the expansion had been constructed before the First Circuit ruled. On May 5, 1997, the United States District Court for the District of New Hampshire entered a stipulated order which authorizes existing improvements to remain in place and existing operations to continue, but generally prohibits future construction, restricts use of a major snowmaking water source, and requires certain water discharge permits to be pursued, pending Forest Service reconsideration of the project under NEPA. See "-- Legal Proceedings."

     Existing use of Loon Mountain is authorized under a term permit, which covers facilities and expires in 2006, and a supplemental permit, which covers the balance of Loon Mountain. Existing, non-skiing, use of South Mountain is authorized under an annual permit which expires in February 1999, but is expected to be reissued. After the Forest Service reconsiders the improvements and expansion under NEPA, it will need to render a new decision and, if appropriate, issue a new permit. At that time, the District Court order will terminate. Based upon the existing administrative record, and certain proposed modifications to the resort's snowmaking operations which are intended to better protect water resources, the Company expects that the improvements and expansion will be approved by the Forest Service. However, no assurance can be given regarding the timing or outcome of this process.

     In August 1997, the Forest Service authorized the Loon Mountain resort to construct a new snowmaking pipeline across permitted land. The Forest Service found that such construction is consistent with the District Court order and will enable the resort to modify its snowmaking operations to better protect water resources and replace snowmaking capacity lost under the order. Although the pipeline has been completed, its use has been challenged by private parties who assert that the Forest Service violated NEPA. On January 20, 1998, the United States District Court for the District of New Hampshire issued a decision finding that the Forest

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

Service violated NEPA in failing to address the potential for the new pipeline to increase the amount of snow made and any associated environmental effects. The Company expects the pipeline to be re-approved upon its reconsideration under NEPA by the Forest Service. However, no assurances can be given regarding the timing or outcome of this process. See "-- Legal Proceedings."

     The Forest Service has the right to approve the location, design and construction of improvements in the permit area and many operational matters. Under the permits, the Company is required to pay fees to the Forest Service. Under recently enacted legislation, retroactively effective to the 1995/96 ski season, the fees range from 1.5% to approximately 4.0% of certain revenues, with the rate generally rising with increased revenues. However, through fiscal 1998, the Company is required to pay the greater of (i) the fees due under the new legislation and (ii) the fees actually paid for the 1994/95 ski season, unless gross revenue in a ski season falls more than 10% below that of the 1994/95 ski season, in which case the fees due are calculated solely under the new legislation. The calculation of gross revenues includes, among other things, lift tickets, ski school lessons, food and beverages, rental equipment and retail merchandise revenues. Total fees paid to the Forest Service by the Company during the year ended October 31, 1997 were approximately $665,000. The new legislation is not expected to have a material effect on fees payable in future periods.

     The Company believes that its relations with the Forest Service are good, and, to the best of its knowledge, no special use permit for any major ski resort has ever been terminated by the Forest Service. Prior to permit termination, the USFS would be required to notify the Company of the grounds for such action and to provide it with reasonable time to correct any curable non-compliance.

LEGAL PROCEEDINGS

     Each of the Company's resorts has pending and is regularly subject to litigation with respect to personal injury claims relating principally to skiing activities at its resorts. The Company and each of its resorts maintain liability insurance that the Company considers adequate to insure claims related to usual and customary risks associated with the operation of ski resorts. The Company does not believe that it or any of its resorts are involved in any litigation that will, individually or in the aggregate, have a material adverse effect on its financial condition or future results of operations.

     On March 25, 1997, Killington West, Ltd., a California corporation formerly known as Bear Mountain, Ltd. ("Killington"), filed a breach of contract lawsuit in the Superior Court of the State of California (County of San Bernardino) against Fibreboard Corporation ("Fibreboard") and Bear Mountain, Inc. alleging that Fibreboard and Bear Mountain, Inc. breached the asset purchase agreement dated October 6, 1995 (the "Original Bear Mountain Agreement") among Killington, Fibreboard and Bear Mountain, Inc., pursuant to which Bear Mountain, Inc. acquired the Bear Mountain ski resort from Killington. Killington's lawsuit concerns an alleged breach by Fibreboard and Bear Mountain, Inc. of a change of control provision in the Original Bear Mountain Agreement. In connection with the Company's acquisition of Bear Mountain, Inc. in December 1996, the Company obtained from Fibreboard indemnification for any claim that might be made by Killington, and further, required that $1.0 million of the purchase price be held in escrow pending the outcome of any potential disputes with Killington. Fibreboard has acknowledged its obligation to indemnify Bear Mountain, Inc. with respect to the Killington lawsuit and has commenced the defense of such lawsuit on behalf of Fibreboard and Bear Mountain, Inc. However, no assurances can be given regarding the outcome of this litigation.

     In connection with the Company's acquisition of Loon Mountain, certain shareholders of Loon Mountain Recreation Corporation, the owner and operator of Loon Mountain, filed a lawsuit in New Hampshire state court against LMRC and its directors alleging breach of fiduciary duty and against the Company alleging that the Company failed to comply with the New Hampshire Security Takeover Disclosure Act (the "Takeover Statute"). Prior to the filing of the lawsuit against the Company, the Company had sought and received a "no action" letter from the Bureau of Securities Regulation, New Hampshire Department of State (the "Bureau") finding that the Takeover Statute was inapplicable to the proposed merger. Following a request by the plaintiffs in the lawsuit to reconsider the "no action" order, the Bureau reaffirmed its decision. The two lawsuits have been combined and currently are pending in the Superior Court in Grafton County, New

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

Hampshire. The plaintiffs' initial request for a preliminary injunction prohibiting the Company (or its affiliates) from proceeding with the Loon Mountain Acquisition was denied on October 28, 1997. Before the litigation proceeded further, both parties amended the merger agreement. The Company then sought and obtained an additional order by the Bureau that the Takeover Statute did not apply. On January 30, 1998, the Company filed its answer to the plaintiffs' petition and, on February 10, 1998, filed a motion to dismiss the action against the Company in its entirety, asserting, inter alia, that the Takeover Statute does not apply to the transaction as a matter of law. That motion is currently pending before the court. If ultimately successful, the plaintiffs could seek money damages or a rescission of the Loon Mountain Acquisition. While management of the Company believes that its position will prevail, no assurance can be given regarding the outcome of this litigation.

     In 1995, an individual sued the Forest Service in the United States District Court for the District of New Hampshire alleging that the Forest Service had violated NEPA, the Clean Water Act ("CWA"), and an executive order in 1993 by approving improvements to facilities on Loon Mountain and an expansion of the Loon Mountain resort onto South Mountain. LMRC and an environmental group intervened. The District Court entered summary judgment for the Forest Service on all claims and the plaintiffs appealed. In December 1996, the United States Court of Appeals for the First Circuit reversed the District Court and ruled that the Forest Service must reconsider certain environmental issues under NEPA and that LMRC must obtain a discharge permit under the CWA for certain discharges from its snowmaking system. On May 5, 1997, the District Court entered a stipulated order that: enjoins LMRC from any further construction implementing the project, with certain limited exceptions; imposes various restrictions on LMRC's existing snowmaking operations and requires LMRC to apply for a CWA discharge permit for discharges of water and any associated pollutants associated with snowmaking; allows existing construction to remain in place and existing uses to continue; requires LMRC to undertake certain erosion control and monitoring measures; requires the Forest Service to prepare supplemental NEPA documentation on the improvements and expansion; and reserves the right to require restoration of areas developed under the 1993 Forest Service decision to their preexisting condition if not ultimately approved by the Forest Service. This order will remain in effect until the supplemental NEPA process is completed and the Forest Service issues a new special use permit. The Company has applied for requisite permits under the CWA for its snowmaking system and expects them to be issued upon acceptable terms. However, no assurance can be provided on the timing or terms of the permit process.

     Following the First Circuit's decision, the plaintiffs filed a motion with the District Court asking it to impose a civil penalty under the CWA of $5,550,125 and attorneys fees and costs against LMRC for unpermitted discharges into Loon Pond without a discharge permit during its snowmaking operations in the 1996/97 ski season and preceding years. The discharges at issue involve water transfers from the East Branch of the Pemigewasset River and drain back from the snowmaking system into the Loon Pond. In connection with its acquisition of LMRC, the Company has obtained environmental pollution insurance for $4,500,000 of coverage above a $1.2 million deductible to cover any penalties, fees, and costs that the Court assesses against LMRC. To the extent any CWA penalty exceeds the lesser of (i) $100,000 or (ii) the remaining amount under the $500,000 indemnification threshold under the Merger Agreement, the Company may utilize the $1,500,000 holdback thereunder to satisfy such deductible. See "The Transactions -- The Loon Mountain Acquisition." In addition, LMRC has asserted various defenses to the merits and amount of the penalty sought. However, no assurance can be given regarding the outcome of this litigation.

     On August 29, 1997, the plaintiffs filed a second lawsuit against the Forest Service in the United States District Court for the District of New Hampshire alleging that the Forest Service violated NEPA in authorizing LMRC to construct and operate a snowmaking pipeline across permitted land. Another party intervened as plaintiff, and LMRC intervened as defendant. The Forest Service and LMRC asserted various defenses. On January 20, 1998, the District Court held that the pipeline may be analyzed and approved by the Forest Service separately from the South Mountain expansion, but that the Forest Service violated NEPA by failing to consider the potential environmental effects of the alleged increase in snowmaking capacity. In response, the Forest Service will prepare additional NEPA documents which will be subject to challenge. Following the preparation of this documentation and consideration of any resulting challenge, the Court will determine whether to issue an injunction restricting the use or requiring removal of the pipeline. The

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

Company would expect the pipeline to be reapproved following the further Forest Service proceeding. However, no assurances can be given regarding the outcome or timing of this proceeding or the litigation itself.

     On August 1, 1997, two of the plaintiffs filed a lawsuit against the Town of Lincoln Planning Board and LMRC in the Grafton County Superior Court in the State of New Hampshire alleging that the Planning Board had improperly approved various facilities associated with the snowmaking pipeline. On September 30, LMRC moved to dismiss the claims against it, but sought to remain in the case as in intervenor. Also on September 30, the Planning Board answered the complaint, denying most of the allegations and raising various defenses. On February 23, 1998, the court granted LMRC's motion to dismiss. However, in the event that the plaintiffs are successful, the Planning Board would be requested to reconsider the facilities and issue a new decision. No assurance can be given regarding the outcome or timing of this litigation or any resulting Planning Board review.

EMPLOYEES

     As of March 15, 1998, the Company employed a full-time corporate staff of 11 persons. In addition, the Company's resorts employ an aggregate of approximately 490 full-time and 4,500 seasonal employees. None of the employees of the Company or its resorts is represented by a labor union, and the Company considers its employee relations to be good.

REGULATORY MATTERS

     The Company's resorts are subject to a wide variety of federal, state and local laws and regulations relating to land use, water resources, discharge, storage, treatment and disposal of various materials and other environmental matters. Management believes that the Company's resorts are presently in compliance with all land use and environmental laws, except where non-compliance is not expected to result in a material adverse effect on its financial condition. The Company also believes that the cost of complying with known requirements, as well as anticipated investigation and remediation activities, will not have a material adverse effect on its financial condition or future results of operations. However, failure to comply with such laws could result in the imposition of severe penalties and other costs or restrictions on operations by government agencies or courts that could adversely affect operations.

     The Company has not received any notice of material non-compliance with permits, licenses or approvals necessary for the operation of its properties or of any material liability under any environmental law or regulation. However, at Grand Targhee, the Wyoming Department of Environmental Quality (the "DEQ") has issued a Notice of Violation of state water pollution requirements based on alleged discharge from a wastewater lagoon without a permit. The Company has entered into a negotiated compliance order with the DEQ requiring construction and operation of a new wastewater facility by November 1998 at a cost of approximately $1.0 million. In November 1997, the concrete construction of the footings, walls and treatment tanks of such facility was completed.

     Pursuant to the air emissions reduction program currently in effect in the area regulated by the South Coast Air Quality Management District (the "SCAQMD"), where Bear Mountain is located, Bear Mountain will be required to "bank" emission credits from other facilities which have already implemented NOx emission reductions. The Company may purchase "banked" emission credits in a one-time transaction at the current market rate of approximately $700,000 or over time up to the year 2010 at prevailing market rates.

     The operations at the resorts require permits and approvals from certain federal, state and local authorities. In addition, the Company's operations are heavily dependent upon its continued ability, under applicable laws, regulations, policies, permits, licenses or contractual arrangements, to have access to adequate supplies of water with which to make snow and service the other needs of its facilities, and otherwise to conduct its operations. There can be no assurance that new applications of existing laws, regulations and policies, or changes in such laws, regulations and policies will not occur in a manner that could have a detrimental effect on the Company, or that material permits, licenses or agreements will not be canceled, non-renewed, or renewed on terms materially less favorable to the Company. Major expansions of any one or more resorts could require, among other things, the filing of an environmental impact statement or other
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

documentation with the Forest Service and state or local governments under the NEPA and certain state or local counterparts. Although the Company has no reason to believe that it will not be successful in implementing its operations and development plans, no assurance can be given that necessary permits and approvals will be obtained.

     Pursuant to the First Circuit's decision and the District Court order referred to under "-- Legal Proceedings," LMRC has applied to the Environmental Protection Agency ("EPA") for a CWA discharge permit covering discharges associated with its snowmaking operations. Certain ongoing discharges are authorized by the District Court order pending final action on the permit and subject to the Court's reserved power to modify such approval to address any resulting environmental issues. The Company expects EPA to issue a permit addressing future discharges prior to the 1998/99 ski season. LMRC does not expect this permit to involve costs or restrictions that have a material adverse affect on the resort's operations, but no assurances may be given as to the outcome or timing of this process.

     Certain regulatory approvals associated with the new snowmaking pipeline at Loon Mountain impose minimum stream flow requirements on LMRC. These requirements will compel LMRC to construct water storage facilities within the next ten years, and such construction will require further regulatory approvals and environmental documentation under the NEPA.

     In addition, LMRC was notified in September 1997 that it had allegedly filled certain wetlands at the resort in violation of the CWA. In response, LMRC worked with the EPA to remove the alleged fill and implement certain erosion control measures. On January 15, 1998, an individual notified the EPA, LMRC, and certain other persons that he intends to instigate a lawsuit under the CWA regarding the alleged wetland violation. On February 2, 1998, the EPA wrote such individual that the alleged fill had been removed and that it does not believe there is a continuing violation at the site.

MANAGEMENT AGREEMENT WITH BOOTH CREEK, INC.

     Pursuant to the Management Agreement, the Management Company provides the Company, the Parent and the Company's subsidiaries with financial advice with respect to, among other matters, cash management, accounting and data processing systems and procedures, budgeting, equipment purchases, business forecasts, treasury functions and investor relations. The Management Company also provides general supervision and management advice concerning tax, legal and corporate finance matters, administration and operation, personnel matters, business insurance and the employment of consultants, contractors and agents. If requested by the officers or directors of the Company, Parent or any of its subsidiaries, the Management Company may have its managers attend the board of directors meetings of the respective boards of each such Company and advise such boards with respect to the conduct of the business of such companies.

     The Management Agreement will terminate automatically upon consummation of a sale of all or substantially all of the assets or stock of the Parent and its subsidiaries on a consolidated basis, and may be terminated earlier for certain causes by either the Company, or the Management Company. George N. Gillett, Jr., Chairman and Chief Executive Officer of the Company is the sole shareholder, sole director and the Chief Executive Officer of the Management Company. See "Certain Transactions -- Management Agreement with Booth Creek, Inc."

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

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table sets forth information with respect to the directors, executive officers and other key employees of the Company and Parent.


                      NAME                        AGE                       POSITION
                      ----                        ---                       --------
George N. Gillett, Jr...........................    59    Chairman of the Board of Directors; Director
                                                          of the Company and Parent
Christopher P. Ryman............................    44    Chief Executive Officer and President of the
                                                            Company
Jeffrey J. Joyce................................    36    Executive Vice President, Finance; Director
                                                          of Parent
Elizabeth J. Cole...............................    38    Executive Vice President and Chief Financial
                                                            Officer
Timothy M. Petrick..............................    43    Executive Vice President and Chief Operating
                                                            Officer
Timothy H. Beck.................................    47    Executive Vice President, Planning and
                                                          President, Eastern Operations
Julianne Maurer.................................    41    Corporate Director of Marketing and Sales
Timothy Silva...................................    46    General Manager -- Northstar
John A. Rice....................................    42    General Manager -- Sierra
Brent G. Tregaskis..............................    38    General Manager -- Bear Mountain
Thomas H. Day...................................    43    General Manager -- Waterville Valley
Malcolm A. McInnis..............................    45    General Manager -- The Summit
Larry H. Williamson.............................    56    General Manager -- Grand Targhee


     George N. Gillett, Jr. Mr. Gillett has been the Chairman of the Board of Directors of the Company since its formation in October 1996 and Chief Executive Officer since February 1997. Mr. Gillett served as Chairman from 1977 until September 1996 of Gillett Holdings, Inc. (which was renamed Vail Resorts, Inc. in 1996). Gillett Holdings, Inc. owned Packerland Packing Company, Inc. until its sale in 1994, the Vail ski resort since its acquisition in 1985 and various media properties, including a controlling interest in SCI Television, Inc. from 1987 until 1993. Since August 1994 he has served as Chairman of Packerland Packing Company, Inc., a meatpacking company based in Green Bay, Wisconsin. From October 1987 until May 1993, Mr. Gillett served as Chairman and Chief Executive Officer of SCI Television, Inc. and from May 1993 until May 1996 as President of New World Television, Inc. (renamed from SCI Television Inc. in 1993). Mr. Gillett filed a petition of voluntary bankruptcy under Chapter 7 of the United States Bankruptcy Code on August 13, 1992 and was discharged from bankruptcy on July 27, 1993. In addition, certain entities for which Mr. Gillett has served as an executive officer or director, including Gillett Holdings, Inc., SCI Television, Inc. and their respective subsidiaries, filed bankruptcy petitions, or had bankruptcy petitions filed against them, in 1991 and 1993 under Chapter 11 of the United States Bankruptcy Code. All of these entities have since been discharged from bankruptcy.

     Jeffrey J. Joyce. Mr. Joyce has held the position of Executive Vice President, Finance of the Company since October 1996. He also has served since August 1994 as a Vice President of Packerland Packing Company, Inc., which is indirectly controlled by George N. Gillett, Jr., Chairman of the Board of Directors and Chief Executive Officer of the Company. From July 1988 until July 1993, Mr. Joyce was employed by Gillett Holdings, Inc., an affiliate of George
N. Gillett, Jr., in various financial management positions.


     Christopher P. Ryman. Mr. Ryman was Chief Operating Officer and Senior Vice President of Vail Associates from 1995. Mr. Ryman became Chief Executive Officer and President of the Company since May 1998. Prior to that time, from 1992 to 1995, he was Senior Vice President of Mountain Operations at Vail Associates.


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


     Elizabeth J. Cole. Ms. Cole has held the position of Executive Vice President and Chief Financial Officer of the Company since May 1998. From May 1995 until May 1998, Ms. Cole worked at Vail Resorts with her most recent position there being that of Vice President, Business Development. Prior to this time, Ms. Cole was affiliated with Aurora Capital Partners. During her employment with Aurora Capital Partners, she served as the Chief Financial Officer of Petrowax PA, Inc., a manufacturer of petroleum waxes.


     Timothy M. Petrick. Mr. Petrick has held the position of Executive Vice President of the Company since May 1997. Prior to this time, he served as Vice President and General Manager of K2 North America since July 1992.

     Timothy H. Beck. Mr. Beck has held the positions of Executive Vice President, Planning and President, Eastern Operations of the Company since July 1997. Prior to this time, he served as President of Sno.engineering, Inc. since January 1991.

     Julianne Maurer. Ms. Maurer has held the position of Corporate Director of Marketing and Sales of the Company since December 1996. Prior to this time, she served as Director of Marketing of the Fibreboard Resort Group as well as Director of Marketing for Northstar.

     Timothy Silva. Mr. Silva has been the General Manager of Northstar since January 1995. Prior to this time, he served as Director of Operations of Trimont Land Company, the owner and operator of Northstar, since February 1992.

     John A. Rice. Mr. Rice has been the General Manager of Sierra since July 1993. Prior to this time, he served as Vice President of Administration of Bear Mountain, Ltd. (the predecessor of Bear Mountain, Inc.) since July 1988.

     Brent G. Tregaskis. Mr. Tregaskis became the General Manager of Bear Mountain in February 1998. Prior to this time, he served as Food and Beverage and Facilities Director of Jackson Hole Mountain Resort since July 1996. From 1985 until July 1996, he served in a variety of positions at Snow Summit Mountain Resort, including Profit Centers Manager and General Manager of the Food and Beverage Department.

     Thomas H. Day. Mr. Day has been the General Manager of Waterville Valley since May 1997. Prior to this time, he served as Mountain Manager of Waterville Valley since 1986.

     Malcolm A. McInnis. Mr. McInnis became the General Manager of the Summit in February 1998. Prior to this time, he served as President of Mission Ridge Ski Area since 1992.

     Larry H. Williamson. Mr. Williamson became the General Manager of Grand Targhee in March 1997. Mr. Williamson has held the position of General Manager of Grand Targhee Incorporated, the owner and operator of Grand Targhee, since March 1996. Prior to this time, he served as Director of Mountain Operations of Grand Targhee since 1989.

EMPLOYMENT AND OTHER AGREEMENTS

     The Company is a party to an employment agreement with Timothy M. Petrick, Executive Vice President of the Company. Mr. Petrick's employment under such agreement commenced on May 5, 1997 and will expire on April 30, 2002, unless sooner terminated. Under such agreement, Mr. Petrick receives a base salary of $175,000 per annum, subject to certain increases as Mr. Petrick and the Company may agree. Mr. Petrick will also be entitled to receive a bonus following an initial public offering by the Company and, beginning with the Company's fiscal year 1998, an annual incentive bonus of up to 50% of his base salary based upon the Company's attainment of certain targeted financial, business and personal goals. Under the terms of his employment agreement, Mr. Petrick is eligible to participate in the health, disability and retirement plans offered to other executives of the Company. In addition, pursuant to his agreement, the Company provides Mr. Petrick with a $1,000,000 term life insurance policy, reimburses him for all reasonable and necessary expenses incurred by him in the discharge of his duties and indemnifies him to the maximum extent permitted by Delaware law. In the event that Mr. Petrick is required to relocate his residence due to a relocation of the Company's executive offices (as described in his agreement), the Company shall reimburse Mr. Petrick for certain costs related to such relocation.

     Under the terms of his employment agreement, Mr. Petrick's employment may be terminated by the Company at any time, with or without cause, or upon his death or disability. In the event Mr. Petrick's employment is terminated "without cause" or by Mr. Petrick for "good reason" (as described in his agreement), the Company will provide Mr. Petrick with salary continuation and continuation of health and disability insurance coverage for a period of 18 months or until such time as Mr. Petrick is eligible for comparable benefits from another entity, whichever date is sooner. During the term of his employment and for a period of one year thereafter, Mr. Petrick will be subject to provisions prohibiting his competition with the Company, solicitation of certain of the Company's executives or diversion of the Company's customers. Mr. Petrick's employment agreement also contains provisions relating to non-disclosure of the Company's proprietary information.

     The Company is a party to an employment agreement with Timothy H. Beck, President of Eastern Operations and Executive Vice President, Planning of the Company. Mr. Beck's employment under such agreement commenced on July 1, 1997 and will expire on June 30, 2002, subject to automatic annual one-year extensions, unless sooner terminated. Under such agreement, Mr. Beck receives a base salary of $137,500 per annum, subject to annual review and discretionary increase by the Company. Mr. Beck will also be entitled to receive a bonus following an initial public offering by the Company and, beginning with the Company's fiscal year 1998, an annual incentive bonus of up to 50% of his base salary based upon the Company's attainment of certain targeted financial, business and personal goals. Under the terms of his employment agreement, Mr. Beck is entitled to four weeks paid vacation per year and is eligible to participate in the health, disability, retirement, profit sharing, equity award and savings plans offered to other executives of the Company. In addition, pursuant to his agreement, the Company provides Mr. Beck with a $1,000,000 term life insurance policy, reimburses him for all reasonable and necessary expenses incurred by him in the discharge of his duties and indemnifies him to the maximum extent permitted by Delaware law. In the event that the Company requires Mr. Beck to relocate his residence to the community in which the Company's executive offices are located (as described in his agreement), the Company shall reimburse Mr. Beck for certain costs related to such relocation.

     Under the terms of his employment agreement, Mr. Beck's employment may be terminated by the Company at any time, with or without cause, or upon his death, disability or resignation. In the event Mr. Beck's employment is terminated "without cause" or by Mr. Beck for "good reason" (as described in his agreement), the Company will provide Mr. Beck with salary continuation and continuation of health and disability insurance coverage for a period of 18 months or until such time as Mr. Beck is eligible for comparable benefits from another entity, whichever date is sooner. In the event Mr. Beck's employment is terminated "without cause" within six months of a "change of control" (as described in his agreement), the Company will provide Mr. Beck with salary continuation and continuation of health and disability insurance coverage until the earlier of (i) June 30, 2002 or (ii) the third anniversary of such termination, but at least for a period of 18 months. However, such salary continuation shall be reduced by any compensation received for services as an employee or independent contractor during such periods and such benefit continuation will cease at such time as Mr. Beck is eligible for comparable benefits from another entity. During the term of his employment and for a period of one year thereafter, Mr. Beck will be subject to provisions prohibiting his competition with the Company, solicitation of certain of the Company's executives or diversion of the Company's customers. Mr. Beck's employment agreement also contains provisions relating to non-disclosure of certain confidential information of the Company (as described in his agreement).

DIRECTORS

     All directors of Booth Creek and Parent hold office until the respective annual meeting of stockholders next following their election, or until their successors are elected and qualified. George N. Gillett, Jr. is the sole director of Booth Creek. In June 1997, pursuant to the Stockholders Agreement (as defined), (i) Dean C. Kehler and Gregg L. Engles, as the designees of John Hancock, and Jeffrey J. Joyce, as a designee of Booth Creek Partners Limited II, L.L.L.P. (the "Gillett Family Partnership"), became members of Parent's Board of Directors and (ii) George N. Gillett, Jr., as a designee of the Gillett Family Partnership, was re-appointed as Chairman of the Board of Directors of Parent. One additional nomination to Parent's

Board of Directors remains to be made by the Gillett Family Partnership. See "Certain Transactions -- Stockholders Agreement." No directors of Booth Creek or Parent receive compensation for acting in such capacity.

     Since August 1985, Mr. Kehler has been a Managing Director of CIBC Oppenheimer Corp., an affiliate of CIBC WG Argosy Merchant Fund 2, L.L.C. (the "CIBC Merchant Fund"), and has investment responsibilities with respect to the CIBC Merchant Fund. See "Certain Transactions -- The Financing Transactions" and "Certain Transactions -- Stockholders Agreement." From February 1990 to August 1995, Mr. Kehler was a Managing Director of Argosy Group, L.P., an investment banking firm. Mr. Engles has served as the Chairman of the Board and Chief Executive Officer of Suiza Foods Corporation since October 1994. He has also served as the Chairman of the Board and Chief Executive Officer of Reddy Ice Corporation since May 1988, Chairman of the Board of Suiza Holdings, L.P. since December 1993, and Chairman of the Board of Velda Farms since April 1994.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid by Booth Creek to (i) its Chairman of the Board and Chief Executive Officer and (ii) each of the three most highly compensated individuals who served as executive officers of the Company during the Company's fiscal year ended October 31, 1997 and received salary and bonus in excess of $100,000 during such year (collectively, the "Named Executives"), for services rendered in all capacities to Booth Creek during the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION
                                                        ------------------------------------
                                                                                   OTHER
                                         FISCAL YEAR                               ANNUAL        ALL OTHER
                                            ENDED       SALARY        BONUS     COMPENSATION    COMPENSATION
      NAME AND PRINCIPAL POSITION        OCTOBER 31,      ($)          ($)          ($)             ($)
      ---------------------------        -----------    ------        -----     ------------    ------------
George N. Gillett, Jr..................     1997          3,333(2)        --           --              --
  Chairman of the Board, Chief
  Executive Officer and Director(1)
Timothy M. Petrick.....................     1997         87,950       30,625           --           1,837(3)
  Executive Vice President
Timothy Silva..........................     1997         92,551       17,500           --           2,941(4)
  General Manager -- Northstar
Nanci N. Northway (6)..................     1997        100,410        6,000           --           3,181(5)
  Former Vice President, Treasurer,
  Chief Financial Officer and Secretary

-------------------------
(1) Mr. Gillett is the sole shareholder, sole director and Chief Executive Officer of Booth Creek, Inc., which, pursuant to the Management Agreement (as defined), provides the Company with management services in exchange for an annual management fee. See "Certain Transactions -- Management Agreement with Booth Creek, Inc."

(2) Mr. Gillett was compensated by the Company during January and February of 1997.

(3) Consists of term life insurance premiums.

(4) Consists of a 401(k) matching contribution of $2,891 and term life insurance premiums of $50.

(5) Consists of a 401(k) matching contribution of $3,158 and term life insurance premiums of $23.

(6) Ms. Northway resigned from her positions at the Company effective March 14, 1998.

                       OPTIONS/SAR GRANTS IN FISCAL 1997

     The following table sets forth certain information with respect to option grants made to the Named Executives for the fiscal year ended October 31, 1997.

                                                                                                           POTENTIAL REALIZABLE
                                                                                                             VALUE AT ASSUMED
                        NUMBER OF SECURITIES      PERCENT OF TOTAL                                         ANNUAL RATES OF STOCK
                             UNDERLYING        OPTIONS/SARS GRANTED TO                                    PRICE APPRECIATION FOR
                            OPTIONS/SARS            EMPLOYEES IN           EXERCISE       EXPIRATION            OPTION TERM
        NAME                  GRANTED                FISCAL YEAR         PRICE ($/SH)        DATE         -----------------------
        ----            --------------------   -----------------------   ------------     ----------         5%            10%
                                                                                                          -----------------------
Timothy M.
  Petrick(1).........           100                      100%                $500       October 1, 2007   $31,400        $79,700

-------------------------

(1) Represents an option to purchase Class A Common Stock of Parent pursuant to that certain Stock Option Agreement dated as of October 1, 1997 by and between Parent and Mr. Petrick. See "Management -- Parent Stock Options."

          AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1997 AND 1997
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED
                           SHARES                             OPTIONS/SARS AT           VALUE OF UNEXERCISED IN-THE-
                         ACQUIRED ON                         FISCAL YEAR-END,              MONEY OPTIONS/SARS AT
                          EXERCISE         VALUE         EXERCISABLE/UNEXERCISABLE     FISCAL YEAR-END, EXERCISABLE/
        NAME               (#)(1)       REALIZED ($)                (#)                        UNEXERCISABLE
        ----             -----------    ------------     -------------------------     -----------------------------
Timothy M. Petrick...      --              --                      20/80                           $0/$0

-------------------------

(1) No options were exercised during the fiscal year ended October 31, 1997.

PARENT STOCK OPTIONS

     Parent is a party to that certain Stock Option Agreement, dated as of October 1, 1997 (the "Parent Stock Option Agreement"), with Timothy M. Petrick, Executive Vice President and Chief Operating Officer of the Company. Pursuant to such agreement, Mr. Petrick has been granted an option, subject to vesting, to purchase from Parent 100 shares of Parent's Class A Common Stock at an exercise price of $500 per share, subject to adjustment under certain circumstances. Such option vested with respect to 20% of the related shares on October 1, 1997, and will vest with respect to an additional 20% of the related shares on each of the second, third, fourth and fifth anniversaries of such date. Upon the occurrence of certain events resulting in the termination of Mr. Petrick's employment (for example, Mr. Petrick's death, disability or for reasons other than for "cause" (as defined in the Parent Stock Option Agreement)) during a year in which vesting would have taken place, such vesting will occur on a monthly, pro rata basis. Mr. Petrick's option will become fully vested with respect to all of the related shares upon a "change of control" (as defined in the Parent Stock Option Agreement) or if he terminates his employment within 45 days following certain occurrences relating to the continued control and ownership of Parent by George
N. Gillett, Jr. and his family. Upon the termination of Mr. Petrick's employment, all of Mr. Petrick's unvested options will be cancelled and, depending on the reason for such termination, certain percentages of his vested options will be cancelled. Following any termination of his employment, Mr. Petrick must, subject to certain exceptions, exercise his option to purchase shares within 120 days following such termination. In addition, Mr. Petrick generally may not exercise his option after October 1, 2007.

     Pursuant to the Parent Stock Option Agreement, if Mr. Petrick's employment is terminated other than for "cause," he will have the right to require Parent to purchase any shares of stock issued or issuable pursuant to his option at the fair market value of such shares, as described therein. In addition, Parent will have the right following the termination of Mr. Petrick's employment for "cause" or his resignation without "good reason" to purchase all shares of stock acquired by him pursuant to an exercise of his option at the fair market value of such shares, as described in the Parent Stock Option Agreement. Any shares of stock issued pursuant to Mr. Petrick's option will be subject to the Stockholders Agreement (as defined). See "Certain Transactions -- Stockholders Agreement."

     The options issued to Mr. Petrick were granted pursuant to the Booth Creek Ski Group, Inc. 1997 Stock Option Plan (the "BCG Option Plan"), pursuant to which options with respect to a maximum of 400 shares of Parent's Class A Common Stock may be granted (including the options granted to Mr. Petrick). Options may be granted under the BCG Option Plan to executive officers and key employees of the Company at the discretion of the Board of Directors of Parent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's compensation policies are determined and executive officer compensation decisions are made by the Board of Directors of the Company, other than decisions regarding the grant of options under the BCG Option Plan, which is administered by the Board of Directors of Parent. Mr. George N. Gillett, Jr. is the sole director of the Company and a director of Parent.

                              CERTAIN TRANSACTIONS

THE FINANCING TRANSACTIONS

     Since its formation in October 1996, the Company has engaged in a series of related transactions for the purpose of raising capital to finance the acquisitions of its resorts. As part of these transactions, (i) in November and December 1996, the Gillett Family Partnership contributed an aggregate of $7.5 million to Parent in exchange for 3,630 shares of Class A Common Stock of Parent; (ii) on November 27, 1996, Parent entered into a Securities Purchase Agreement (the "Hancock Securities Purchase Agreement") with John Hancock pursuant to which John Hancock purchased for an aggregate consideration of $42.5 million (a) 2,558 shares of Parent's Class B Common Stock (the "Hancock Purchased Common Shares"), (b) warrants (the "Hancock Warrants") to purchase an additional 2,500 shares of Parent's Class B Common Stock (the "Hancock Underlying Shares") and (c) $35.0 million aggregate principal amount of Parent's notes, including the Hancock Option Notes (the "Hancock Parent Financing Debt");
(iii) on November 27, 1996, Parent entered into a Securities Purchase Agreement, as amended (the "CIBC Merchant Fund Securities Purchase Agreement" and, together with the Hancock Securities Purchase Agreement, the "Securities Purchase Agreements") with the CIBC Merchant Fund pursuant to which the CIBC Merchant Fund purchased for an aggregate consideration of $6.5 million (a) 512 shares of Parent's Class B Common Stock (the "CIBC Merchant Fund Purchased Common Shares" and, together with the Hancock Purchased Common Shares, the "Purchased Common Shares"), (b) warrants (the "CIBC Merchant Fund Warrants" and, together with the Hancock Warrants, the "Warrants") to purchase an additional 400 shares of Parent's Class B Common Stock (the "CIBC Merchant Fund Underlying Shares" and, together with the Hancock Underlying Shares, the "Underlying Shares") and (c) $5.0 million aggregate principal amount of Parent's notes (the "CIBC Merchant Fund Parent Financing Debt"); and (iv) in December 1996, using the proceeds of the foregoing, Parent made an equity contribution of $40.0 million and a loan of $10.0 million to the Company, which was used to consummate the acquisitions of certain of the Company's resorts (the foregoing transactions are collectively referred to herein as the "Financing Transactions"). The loan from Parent to the Company had terms identical to the Hancock Option Notes and was repaid in connection with the consummation of the 1997 Offering.

     In connection with the consummation of the 1997 Offering, the Hancock Option Notes were exchanged for notes of the Company with substantially identical terms and repaid with a portion of the proceeds of the 1997 Offering. The remaining portion of the Hancock Parent Financing Debt and the CIBC Merchant Fund Parent Financing Debt (collectively, together with the 1998 Hancock Parent Financing Debt (as defined) and the 1998 CIBC Parent Financing Debt (as defined), the "Parent Financing Debt") matures on November 27,

2008 and bears interest at 12% per annum, if paid in cash, or 14% per annum, if paid in kind, payable semi-annually on each May 27 and November 27. In connection with the consummation of the Equity Financing, (i) the Gillett Family Partnership contributed an aggregate of $1.1 million to Parent in exchange for 536 shares of Class A Common Stock of Parent; (ii) John Hancock purchased for an aggregate consideration of $4.8 million (a) a senior note convertible into 378 shares of Parent's Class B Common Stock, (b) warrants to purchase an additional 295 shares of Parent's Class B Common Stock and (c) $3.7 million aggregate principal amount of Parent's notes (the "1998 Hancock Parent Financing Debt") and (iii) the CIBC Merchant Fund purchased for an aggregate consideration of $4.6 million (a) 361 shares of Parent's Class B Common Stock, (b) warrants to purchase an additional 282 shares of Parent's Class B Common Stock and (c) $3.5 million aggregate principal amount of Parent's notes (the "1998 CIBC Parent Financing Debt").

     The Securities Purchase Agreements, which govern the Parent Financing Debt, contain financial covenants relating to the maintenance of ratios of (a) consolidated total debt to consolidated cash flow, (b) consolidated cash flow to consolidated fixed charges and (c) consolidated cash flow to consolidated interest charges. The Securities Purchase Agreements also contain restrictive covenants pertaining to the management and operation of Parent and its subsidiaries, including the Company. The covenants include, among others, significant limitations on discounts or sales of receivables, funded debt and current debt, dividends and other stock payments, redemption, retirement, purchase or acquisition of equity interests in Parent and its subsidiaries, transactions with affiliates, investments, liens, issuances of stock, asset sales, acquisitions, mergers, fundamental corporate changes, tax consolidation, modifications of certain documents and leases. The Securities Purchase Agreements further required that all of the issued and outstanding common stock of Booth Creek be pledged upon consummation of the 1997 Offering to secure the Parent Financing Debt and provide that Parent shall cause Booth Creek to pay cash dividends to Parent in the maximum amount permitted by law, subject to restrictions contained in the Company's debt agreements, in order to satisfy Parent's interest payment obligations under the Parent Financing Debt.

     The Securities Purchase Agreements provide for events of default customary in agreements of this type, including: (i) failure to make payments when due;
(ii) breach of covenants; (iii) bankruptcy defaults; (iv) breach of representations or warranties in any material respect when made; (v) default by Parent or any of its subsidiaries under any agreement relating to debt for borrowed money in excess of $1.0 million in the aggregate; (vi) final judgments for the payment of money against Parent or any of its subsidiaries in excess of $1.0 million in the aggregate; (vii) ERISA defaults; (viii) any operative document ceasing to be in full force and effect; (ix) any enforcement of liens against Parent or any of its subsidiaries; and (x) a change of control of Parent. The Securities Purchase Agreements contain financial and operating covenants, events of default and other provisions customary for agreements of this type.

     The Warrants are exercisable, subject to certain conditions, at a per share price of $0.01 (as adjusted by certain anti-dilution provisions) at any time prior to November 27, 2008, on which date all unexercised Warrants will be deemed automatically exercised. The Securities Purchase Agreements provide that the holders of at least two-thirds of the Purchased Common Shares and the Underlying Shares will each be entitled to require Parent to register their shares under the Securities Act for resale to the public. The holders of Registrable Shares (as defined in the Securities Purchase Agreements) are also entitled to certain piggyback and other registration rights, subject in all cases to certain qualifications.

STOCKHOLDERS AGREEMENT

     In connection with the consummation of the Financing Transactions, Parent, the Gillett Family Partnership, John Hancock and the CIBC Merchant Fund entered into a Stockholders Agreement dated November 27, 1996 (the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, the Board of Directors of Parent shall consist of five directors, three of whom shall be designated by the Gillett Family Partnership and two of whom (the "Unaffiliated Directors") shall be designated by John Hancock. No transaction between Parent or any of its subsidiaries, including the Company, and George N. Gillett, Jr. or any of his affiliates may be approved by the Board of Directors of Parent unless such transaction is approved by all of the Unaffiliated Directors. Moreover, without the consent of John Hancock and the CIBC Merchant Fund (or their respective transferees) (collectively, the "Institutional Investors"), neither Parent nor any subsidiary of Parent, including the Company, may issue any equity securities except, in the case of Parent, for certain enumerated permitted issuances and, in the case of any subsidiary of Parent, issuances to Parent or to any wholly-owned subsidiary of Parent. With respect to issuance of equity securities of Parent requiring the approval of the Institutional Investors, the Institutional Investors also are entitled to certain preemptive rights. In addition, the Stockholders Agreement provides that neither Parent nor any of its subsidiaries, including the Company, may acquire any assets or business from any other person (other than inventory and equipment in the ordinary course of business) without the consent of the Required Institutional Investors (as defined in the Stockholders Agreement).

     The Stockholders Agreement further provides that, subject to certain exceptions, the Gillett Family Partnership may not sell, assign, gift, pledge or otherwise transfer any equity securities of Parent beneficially owned by it (other than to an affiliate of the Gillett Family Partnership that becomes a party to the Stockholders Agreement) prior to November 27, 1999. In the event that at any time after such date, the Gillett Family Partnership shall not hold a majority of the outstanding Class A Common Stock of Parent as a result of the conversion of shares of Class B Common Stock into Class A Common Stock, the Stockholders Agreement requires that Parent grant to the Gillett Family Partnership registration rights with respect to its equity securities which are in all material respects the same as those provided to the Institutional Investors under the Securities Purchase Agreements.

     In addition to the foregoing, the Stockholders Agreement gives each party thereto certain co-sale rights and rights of first offer upon the sale or other transfer of any equity securities of Parent by any other party, and requires that, as a condition to the issuance or transfer of any equity securities of Parent to any third party (other than a person who acquires such securities pursuant to an effective registration statement under the Securities Act) that such person become a party to the Stockholders Agreement and agree to be bound by all the terms and conditions thereof.

     The provisions of the Stockholders Agreement relating to the composition of the Board of Directors of Parent terminate following any transfer or transfers of equity securities of Parent by the Gillett Family Partnership, John Hancock and the CIBC Merchant Fund (other than a transfer by any of them to any of their respective affiliates) if after giving effect to any such transfer or transfers the Gillett Family Partnership, John Hancock and the CIBC Merchant Fund have transferred in the aggregate 20% or more of the equity securities of Parent, as calculated in the Stockholders Agreement. The Stockholders Agreement shall terminate, and be of no force or effect, upon the consummation of a Qualified Public Offering (as defined in the Stockholders Agreement).

     In June 1997, pursuant to the Stockholders Agreement, (i) Dean C. Kehler and Gregg L. Engles, as the designees of John Hancock, and Jeffrey J. Joyce, as a designee of the Gillett Family Partnership, became members of Parent's Board of Directors and (ii) George N. Gillett, Jr., as a designee of the Gillett Family Partnership, was re-appointed as Chairman of the Board of Directors of Parent. One additional nomination to Parent's Board of Directors remains to be made by the Gillett Family Partnership. George N. Gillett, Jr., Chairman and Chief Executive Officer of the Company, is the managing general partner of the Gillett Family Partnership. See "Management -- Directors."

INITIAL OFFERING

     CIBC Oppenheimer Corp. was the Initial Purchaser in the Initial Offering and in the 1997 Offering and received customary compensation in such capacity. In addition, CIBC Oppenheimer Corp. acted as a financial advisor to the Company with respect to the Consent Solicitation. In connection therewith, the Company reimbursed CIBC Oppenheimer Corp. for its out-of-pocket expenses and provided customary indemnification.

     The Initial Purchaser is an affiliate of Canadian Imperial Bank of Commerce, which was the lender under the Bridge Notes, and is an affiliate of the CIBC Merchant Fund, which owns 873 shares, and Warrants to acquire an additional 682 shares, of Class B Common Stock of Parent and $8.5 million aggregate principal amount of notes issued by Parent. Dean C. Kehler, who has been a Managing Director of the Initial Purchaser since August 1995 and has investment responsibilities with respect to the CIBC Merchant Fund, serves on Parent's Board of Directors.

MANAGEMENT AGREEMENT WITH BOOTH CREEK, INC.

     Pursuant to the Management Agreement, the Management Company provides the Company, the Parent and the Company's subsidiaries with financial advice with respect to, among other matters, cash management, accounting and data processing systems and procedures, budgeting, equipment purchases, business forecasts, treasury functions and investor relations. The Management Company also provides general supervision and management advice concerning tax, legal and corporate finance matters, administration and operation, personnel matters, business insurance and the employment of consultants, contractors and agents. If requested by the officers or directors of the Company, Parent or any of its subsidiaries, the Management Company may have its managers attend the board of directors meetings of the respective boards of each such company and advise such boards with respect to the conduct of the business of such companies.

     Under the terms of the Management Agreement, the Company provides customary indemnification, reimburses certain costs and pays the Management Company an annual management fee of $350,000 plus an operating bonus (the "Operating Bonus") (not to exceed $400,000) equal to 2.5% of the excess of Consolidated EBITDA (as defined below) for such year over $25 million. The Operating Bonus for each fiscal year must be paid within 15 days after Parent receives its fiscal year-end audited financial statements for that year. The Company pays the Management Company amounts necessary to cover operations costs (other than office operations costs but including, without limitation, reasonable travel and entertainment costs) of the Management Company attributable to, arising out of, in connection with, or related to management services rendered to the Company or any of its subsidiaries by the Management Company. In addition, the Company reimburses the Management Company for any other costs or expenses incurred by the Management Company in connection with independent third party professionals or persons with respect to its management services.

     The term "Consolidated EBITDA," as used in the Management Agreement, means the EBITDA of the Company and its subsidiaries consolidated in accordance with generally accepted accounting principles ("GAAP"), and after giving appropriate effect to outside minority interests, if any, in subsidiaries, and taking into account certain exclusions, including without limitation (a) the net income of any person (other than a subsidiary of the Company) in which the Company or any such subsidiary has an ownership interest; (b) any undistributed net income of a subsidiary of the Company which for any reason is unavailable for distribution to the Company or any other subsidiary of the Company; (c) the net income of any person accrued prior to the date it becomes a subsidiary of the Company or is merged into or consolidated with the Company or a subsidiary of the Company; (d) in the case of a successor to the Company by consolidation, merger or transfer of assets, the net income of such successor accrued prior to such consolidation, merger or transfer; (e) any deferred or other credit representing the excess of the equity in any subsidiary of the Company at the date of acquisition thereof over the cost of the investment in such subsidiary; (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during the same period; (g) any aggregate net gain and any aggregate net loss arising from the sale, conversion, exchange or other disposition of capital assets; (h) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down); (i) any net gain from the collection of any proceeds of life insurance policies; (j) any gain arising from the acquisition of any shares or other securities or the extinguishment, under GAAP, of any indebtedness, of the Company or any subsidiary of the Company; (k) any net income or gain (but not any net loss) from (1) any change in accounting principles in accordance with GAAP, (2) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP and (3) any discontinued operations or the disposition thereof; and (l) any portion of net income that cannot be freely converted into United States Dollars. In determining Consolidated EBITDA, the net income of any person for any period shall be (x) increased by the amount deducted therefrom in respect of "non cash costs of real estate sales" incurred during such period and
(y) decreased by the amount of "cash real estate development costs" to the extent capitalized during such period.

     Certain obligations of the Company to make payments under the Management Agreement are subject to the provisions of the Securities Purchase Agreements. The Company may make payments under the Management Agreement so long as (i) both at the time of making such payments and after giving effect thereto, no default or event of default shall have occurred and be continuing under the Securities Purchase Agreements and (ii) the aggregate amount of such management fees paid during any fiscal year of the Parent shall not exceed the lesser of (1) $750,000 and (2) the sum of (x) $350,000 plus (y) 2.5% of Consolidated EBITDA in excess of $25,000,000 for the then most recently completed fiscal year of Parent. Management fees that are not permitted to be paid due to the creation of a default or event of default under the Securities Purchase Agreements will accrue without interest and may be paid at such time as no default or event of default shall exist.

     The management fees and the calculation of the Operating Bonus may be amended only by the mutual consent of both the Company and the Management Company. In the year ended October 31, 1997 and the three months ended January 30, 1998, the Company accrued fees of $350,000 and $87,500 respectively, and reimbursed certain expenses under the Management Agreement.

     To the fullest extent permitted by law, with certain limitations, the Management Company and any officer, director, employee, agent or attorney of the Management Company (collectively, the "Indemnitees") shall not have any liability to any of the Parent, the Company or any of their subsidiaries for any loss, damage, cost or expense (including, without limitation, any court costs, attorneys' fees and any special, indirect, consequential or punitive damages) allegedly arising out of the Management Company's management services rendered to the Parent, the Company or any of their subsidiaries or Indemnities' acts, conduct or omissions in connection with the Management Company's management services rendered to the Company or any of their subsidiaries.

     In addition, to the fullest extent permitted by law, the Company indemnifies the Indemnitees and holds the Indemnitees harmless against, any loss, damage, cost or expense (including, without limitation, court costs and reasonable attorneys' fees) which the Indemnitees may sustain or incur by reason of any threatened, pending or completed investigation, action, claim, demand, suit, proceeding or recovery by any person (other than the Indemnitees) allegedly arising out of the Management Company's management services rendered to the Parent, the Company or any of their subsidiaries or the Indemnitees' acts, conduct or omissions in connection with the Management Company's management services rendered to the Parent, the Company or any of their subsidiaries.

     Since the formation of the Company, the Management Company and certain of its affiliates have made advances and deposits, and have incurred fees and expenses, in connection with certain of the acquisitions of the Company's resorts for which they were later reimbursed by the Company pursuant to the Management Agreement. Reimbursement amounts did not include any payment of interest.

     The Management Agreement will terminate automatically upon consummation of a sale of all or substantially all of the assets or stock of the Parent and its subsidiaries on a consolidated basis, and may be terminated earlier for certain cause by either the Company or the Management Company. George N. Gillett, Jr., Chairman and Chief Executive Officer of the Company is the sole shareholder, sole director and the Chief Executive Officer of the Management Company.

THE REAL ESTATE LLC

     In connection with the consummation of the Summit Acquisition, Ski Lifts transferred approximately 71 acres of owned real estate held for development purposes into the Real Estate LLC, of which Ski Lifts is a member and 99% equity interest holder and the Company is the other member and 1% equity interest holder. The Real Estate LLC is an Unrestricted Subsidiary of the Company and has been since the Initial Offering. In addition, Ski Lifts granted the Real Estate LLC an option (the "Real Estate Option") to purchase an additional 14 acres of developmental real estate for nominal consideration, exercisable under certain conditions. Ski Lifts also issued 28,000 shares of non-voting preferred stock (the "Ski Lifts Preferred Stock") to its prior owners having an aggregate liquidation preference equal to $3.5 million, the aggregate estimated fair market value of the real estate transferred to the Real Estate LLC and the real estate subject to the Real Estate Option. Concurrently with these transactions, the Real Estate LLC entered into an agreement to purchase (the "Preferred Stock Purchase Agreement") the Ski Lifts Preferred Stock, on a quarterly basis over the five years following the date of the Summit Acquisition, at a purchase price equal to the liquidation preference thereof plus accrued dividends to the date of purchase. Through January 30, 1998, the Company had paid the first four quarterly payments under the Preferred Stock Purchase Agreement aggregating $500,000. The Real Estate LLC's obligations under the Preferred Stock Purchase Agreement are secured by a first priority lien on the developmental real estate held by the Real Estate LLC and substantially all of its other assets. The Ski Lifts Preferred Stock provides for a 9% cumulative dividend and is redeemable at the option of Ski Lifts without premium. In addition, pursuant to the terms of the Ski Lifts Preferred Stock, the holders thereof have no redemption rights and are entitled to receive dividend payments only when and if declared by the board of directors of Ski Lifts. See "Description of Certain Indebtedness -- Ski Lifts Preferred Stock Purchase Agreement."

                             OWNERSHIP AND CONTROL

     The Company is a wholly-owned subsidiary of Parent. The following table sets forth information concerning the beneficial ownership of Parent's Common Stock (including Class A Common Stock and Class B Common Stock), by (i) each person known to the Company to own beneficially more than 5% of the outstanding Common Stock of Parent, (ii) by each director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group. Each share of Parent's Class B Common Stock is non-voting (except with respect to certain amendments to the certificate of incorporation and bylaws of Parent and as otherwise required by the General Corporation Law of the State of Delaware) and is convertible into one share of voting Class A Common Stock of Parent at any time, subject to applicable regulatory approvals. All shares are owned with sole voting and investment power, unless otherwise indicated.

                                                                                           PARENT'S
                                                                PARENT'S CLASS A           CLASS B
                                                                  COMMON STOCK           COMMON STOCK
                                                                  BENEFICIALLY           BENEFICIALLY
                                                                     OWNED                  OWNED
                                                                ----------------       ----------------
                      BENEFICIAL OWNER                          SHARES        %        SHARES        %
                      ----------------                          ------        -        ------        -
Booth Creek Partners Limited II, L.L.L.P....................    4,166        100%
6755 Granite Creek Road
Teton Village, Wyoming 83025
John Hancock Mutual Life Insurance Company..................    5,731(1)      58%      5,731(1)     79%
John Hancock Place
200 Clarendon Street
Boston, Massachusetts 02117
CIBC WG Argosy Merchant Fund 2, L.L.C.......................    1,555(2)      27%      1,555(2)     21%
425 Lexington Avenue, 3rd Floor
New York, New York 10017
George N. Gillett, Jr.......................................    4,166(3)     100%
  Chairman of the Board of the Company
Rose Gillett................................................    4,166(3)     100%
6755 Granite Creek Road
Teton Village, Wyoming 83025
Jeffrey J. Joyce............................................    624.9(4)      15%
  Executive Vice President, Finance of the Company
Timothy M. Petrick..........................................       20(5)       *
  Executive Vice President and Chief Operating Officer of
  the Company
Total Executive Officers and Directors as a Group...........    4,186(6)     100%

-------------------------
 *  Less than 1%.

(1) Comprised of 2,558 shares of Class B Common Stock of Parent, Warrants to purchase 2,795 shares of Class B Common Stock of Parent and a Senior Note issued by Parent convertible into 378 shares of Class B Common Stock of Parent. Each share of Parent's Class B Common Stock is convertible into one share of Class A Common Stock of Parent at any time, subject to applicable regulatory approvals. Each Warrant may be exercised for one share of Parent's Class B Common Stock at an exercise price of $.01 per share.

(2) Comprised of 873 shares of Class B Common Stock of Parent and Warrants to purchase 682 shares of Class B Common Stock of Parent. Each share of Parent's Class B Common Stock is convertible into one share of Class A Common Stock of Parent at any time, subject to applicable regulatory approvals. Each Warrant may be exercised for one share of Parent's Class B Common Stock at an exercise price of $.01 per share.

(3) Booth Creek Partners Limited II, L.L.L.P. owns directly 4,166 shares of Class A Common Stock of Parent. George N. Gillett, Jr. is the managing general partner and Rose Gillett is a co-general partner of Booth Creek Partners Limited II, L.L.L.P. and each may be deemed to possess shared voting and/or investment power with respect to the interests held therein. Accordingly, the beneficial ownership of such interests may be attributed to George N. Gillett, Jr. and Rose Gillett. Rose Gillett is the wife of George N. Gillett, Jr.

(4) Represents shares of Class A Common Stock of Parent that Mr. Joyce has an option to purchase from Booth Creek Partners Limited II, L.L.L.P. (the "Option") pursuant to that certain Option Letter Agreement dated December 3, 1996, which was amended in connection with the Equity Financing. The Option is exercisable, in whole or in part, at any time on or prior to December 1, 2006 at an initial exercise price equal to $2,066.12 per share, which exercise price shall increase by $55.10 on each December 1. The shares subject to the Option and the per share exercise price are subject to adjustment under certain circumstances, and the obligation of Booth Creek Partners Limited II, L.L.L.P. to sell shares of Class A Common Stock of Parent upon exercise of the Option is subject to compliance with applicable securities laws.

(5) Represents shares of Class A Common Stock of Parent that Mr. Petrick has an option to purchase from Parent pursuant to that certain Stock Option Agreement, dated as of October 1, 1997, by and between Parent and Mr. Petrick. See "Management -- Parent Stock Option Agreement with Timothy M. Petrick."

(6) Represents (i) 4,166 shares of Class A Common Stock of Parent owned by Booth Creek Partners Limited II, L.L.L.P., of which George N. Gillett, Jr. may be deemed to be the beneficial owner and (ii) 20 shares of Class A Common Stock of Parent that Timothy M. Petrick has an option to purchase from Parent pursuant to the option described in note (5) above. Jeffrey J. Joyce may be deemed to be the beneficial owner of 624.9 of the shares owned by Booth Creek Partners Limited II, L.L.L.P. pursuant to the Option described in note
    (4) above.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SENIOR CREDIT FACILITY

     The following is a summary of certain provisions of the Amended and Restated Credit Agreement dated as of March 18, 1997, among the Company, its subsidiaries, the financial institutions party thereto and BankBoston, N.A., as administrative agent ("Agent"), as amended by the Senior Credit Facility Amendment (as so amended, the "Senior Credit Facility"). The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Senior Credit Facility, including all of the definitions therein of terms not defined in this Prospectus.

     General. The Senior Credit Facility provides for borrowing availability of up to $25.0 million. The Senior Credit Facility requires that the Company not have borrowings thereunder in excess of $6.0 million between February 15 and two business days preceding March 15 of each year, have no borrowings on the business day preceding March 15 of each year and not have borrowings in excess of $6.0 million (or, in the case of the 1998 period, $7.5 million) between March 15 and April 15 of each year. Borrowings under the Senior Credit Facility are collectively referred to herein as the "Loans." Total borrowings outstanding under the Senior Credit Facility at January 30, 1998 were $6.5 million, which bore interest at 9%. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Interest. For purposes of calculating interest, the Loans can be, at the election of the Company, Base Rate Loans or LIBOR Rate Loans or a combination thereof. Base Rate Loans will bear interest at the sum of (a) a margin of between 0% and .50%, depending on the level of consolidated EBITDA of the Company and its subsidiaries (as determined pursuant to the Senior Credit Facility), plus (b) the higher of (i) BankBoston's base rate or (ii) the federal funds rate plus .50%. LIBOR Rate Loans will bear interest at the LIBOR Rate plus a margin of between 2.0% and 3.0%, depending on the level of consolidated EBITDA.

     Repayment. Subject to the provisions of the Senior Credit Facility, the Company may, from time to time, borrow, repay and reborrow under the Senior Credit Facility. The entire unpaid balance under the Senior Credit Facility is payable on March 31, 1999.

     Security. Borrowings under the Senior Credit Facility are secured by (i) a pledge to the Agent for the ratable benefit of the financial institutions party to the Senior Credit Facility of all of the capital stock of the

Company's principal subsidiaries and (ii) a grant of a security interest in substantially all of the consolidated assets of the Company and its Restricted Subsidiaries.

     Covenants. The Senior Credit Facility contains financial covenants relating to the maintenance of (i) ratios of (a) financing debt to consolidated cash flow, (b) adjusted consolidated cash flow to total debt service and (c) consolidated cash flow to consolidated interest expense, (ii) consolidated net worth and (iii) consolidated cash flow. The Senior Credit Facility also contains restrictive covenants pertaining to the management and operation of the Company and its subsidiaries. The covenants include, among others, significant limitations on indebtedness, guarantees, mergers, acquisitions, fundamental corporate changes, capital expenditures, asset sales, leases, investments, loans and advances, liens, dividends and other stock payments, transactions with affiliates, optional payments and modification of debt instruments and issuances of stock.

     Events of Default. The Senior Credit Facility provides for events of default customary in facilities of this type, including: (i) failure to make payments when due; (ii) breach of covenants; (iii) breach of representations or warranties in any material respect when made; (iv) default by the Company or Parent under any agreement relating to financing debt for borrowed money in excess of $1.0 million in the aggregate; (v) bankruptcy defaults; (vi) judgments in excess of $1.0 million; (vii) ERISA defaults; (viii) any security document ceasing to be in full force and effect or any security interest created thereby ceasing to be enforceable and of the same effect and priority purported to be created thereby; and (ix) a change of control of the Company.

ASC SELLER NOTE

     As part of the purchase price for the acquisitions of the New Hampshire Resorts, Booth Creek Ski Acquisition Corp., a wholly-owned subsidiary of the Company, and Waterville Valley Ski Resort, Inc. and Mount Cranmore Ski Resort, Inc., wholly-owned subsidiaries of Booth Creek Ski Acquisition Corp. and the respective owners of the assets of the Waterville Valley and Mt. Cranmore resorts, jointly and severally issued a promissory note to American Skiing Company in the aggregate principal amount of $2.75 million (the "ASC Seller Note"). The ASC Seller Note matures on June 30, 2004 and bears interest at 12% per annum payable semi-annually on each June 30 and December 31.

SKI LIFTS PREFERRED STOCK PURCHASE AGREEMENT

     In connection with the consummation of the Summit Acquisition, Ski Lifts issued 28,000 shares of Ski Lifts Preferred Stock to its former shareholders having an aggregate liquidation preference equal to $3.5 million, the aggregate estimated fair market value of the developmental real estate held by the Real Estate LLC and the real estate subject to the Real Estate Option. Concurrently with these transactions, the Real Estate LLC entered into the Preferred Stock Purchase Agreement pursuant to which the Real Estate LLC is required to purchase the Ski Lifts Preferred Stock, on a quarterly basis over the five years following the date of the Summit Acquisition, at a purchase price equal to the liquidation preference thereof plus accrued dividends to the date of purchase. Through January 30, 1998, the Company had paid the first three quarterly payments under the Preferred Stock Purchase Agreement aggregating $500,000. The Real Estate LLC's obligations under the Preferred Stock Purchase Agreement are secured by a first priority lien on the development real estate held by the Real Estate LLC and substantially all of its other assets. The Ski Lifts Preferred Stock provides for a 9% cumulative dividend and is redeemable at the option of Ski Lifts without premium. In addition, pursuant to the terms of the Ski Lifts Preferred Stock, the holders thereof have no redemption rights and are entitled to receive dividend payments only when and if declared by the board of directors of Ski Lifts.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were originally sold by the Company to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the Purchase Agreement, the Company and the Guarantors entered into the Registration Rights Agreement with the Initial Purchaser pursuant to which the Company and the Guarantors have agreed, for the benefit of the holders of the Old Notes, at the Company's cost, to use their best efforts to (i) file the Exchange Offer Registration Statement within 30 days after the closing date of the Initial Offering with the Commission with respect to the Exchange Offer for the New Notes and (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 120 days after the closing date of the Initial Offering. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the New Notes in exchange for surrender of the Old Notes. The Company will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Each New Note will bear interest from its issuance date. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the New Notes. Such interest will be paid with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

     Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the New Notes will in general be freely tradeable after the Exchange Offer without further registration under the Securities Act, provided that in the case of a Participating Broker-Dealer, a prospectus meeting the requirements of the Securities Act be delivered as required. Any purchaser of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Notes (i) will not be able to rely on the interpretation of the staff of the Commission, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements. The Company and the Guarantors have agreed for a period of 180 days after consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any Participating Broker-Dealer for use in connection with any resale of any such New Notes acquired as described below. A Participating Broker-Dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder that wishes to exchange its Old Notes for New Notes in the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder or the person receiving such New Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging, and does not intend to engage, in a distribution of the New Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company or any of the Guarantors within the meaning of Rule 405 under the Securities Act, (v) the holder or any such other person acknowledges that if such holder or any other person participates in the Exchange Offer for the purpose of distributing the New Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on those no-action letters and (vi) it is not acting on behalf of any person who could not truthfully make the foregoing representations. As indicated above, each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) to distribute the New Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. For a description of the procedures for resales by Participating Broker-Dealers, see "Plan of Distribution."

     In the event that changes in the law or the applicable interpretations of the staff of the Commission do not permit the Company to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the closing date of the Initial Offering, the Company and the Guarantors will, at their own expense (i) as promptly as practicable, file a shelf registration statement covering resales of the Old Notes (the "Shelf Registration Statement"), (ii) use their respective best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (iii) use their respective best efforts to keep effective the Shelf Registration Statement until three years after its effective date. The Company will, in the event of the filing of the Shelf Registration Statement, provide to each holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A holder of the Old Notes that sells such Old Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Old Notes will be required to deliver information to be used in connection with the Shelf Registration Statement within the periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement.

     If the Company and the Guarantors fail to comply with the above provisions or if a registration statement filed pursuant to the above provisions fails to become effective, then, as liquidated damages, additional interest shall become payable in respect of the Old Notes as follows: If (i) the Exchange Offer Registration Statement or Shelf Registration Statement is not filed within 30 days after the date of the closing of the Initial Offering; (ii) an Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 120 days after the date of the closing of the Initial Offering; and (iii) either (A) the Company has not exchanged the New Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 60 days after the date on which the Exchange Offer Registration Statement was declared effective or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date; (each such event referred to in clauses (i) through (iii) above a "Registration Default"), the sole remedy available to holders of the Old Notes will be the immediate accrual of additional interest ("Additional Interest") as follows: the per annum interest rate on the Old Notes will increase by 0.5% during the first 90-day period the Registration Default exists and is not waived or cured and the per annum interest rate will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 2.0% per annum in excess of 12 1/2% per annum. Notwithstanding the foregoing, no Additional Interest will be payable with respect to a Registration Default described in clause (iii)(C) above if, pending a material corporate transaction, the Company issues a notice that the registration statement, or the prospectus contained therein, is unusable, or such a notice is required under applicable securities laws to be issued by the Company, and the aggregate number of days in any consecutive twelve-month period for which all such notices have been issued or required to be issued has not exceeded 30 days in the aggregate. All Additional Interest will be payable to holders of the Old Notes in cash on each March 15 and September 15, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the Old Notes will revert to 12 1/2% per annum.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights

Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

     Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the New Notes are the same as the form and terms of the Old Notes except that (i) the New Notes bear a Series B designation and a different CUSIP number from the Old Notes and will bear the same CUSIP number as the Outstanding Series B Notes, (ii) the New Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

     As of the date of this Prospectus, $17,500,000 aggregate principal amount of Old Notes was outstanding. The Company has fixed the close of business on
                    , 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

     Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
                    , 1998, unless the Company in its sole discretion extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its sole discretion, prior to the Expiration Date (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or
(ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

     If the Company waives any such condition to the Exchange Offer, or amends the Exchange Offer in any other material respect, and if at the time that notice of such waiver, or amendment is given to holders of Old Notes in the manner specified above, the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from, and including, the date that such notice is first so given, then the Exchange Offer will be extended until the expiration of such period of five business days.

INTEREST ON THE NEW NOTES

     The New Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the New Notes. Such interest will be paid with the first interest payment on the New Notes on September 15, 1998. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

     Interest on the New Notes is payable semi-annually on each March 15 and September 15, commencing on September 15, 1998.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Notes, Letter of Transmittal or an Agent's Message in connection with a book-entry transfer and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     The term "Agent's Message" means a message, transmitted by a book-entry transfer facility to, and received by, the Exchange Agent, forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the Notes that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

     By executing the Letter of Transmittal, each holder will make the representations set forth above in the third paragraph under the heading "-- Purpose and Effect of the Exchange Offer."

     The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE

ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALER, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with DTC's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution,

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at DTC), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"); (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited); (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer.

Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein prior to the Expiration Date, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its reasonable discretion that any of the above conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

     If the Company waives any of the above conditions to the Exchange Offer and if at the time that notice of such waiver is given to holders of Old Notes, the Exchange Offer is scheduled to expire at any time earlier than the fifth day from and including the date that such notice is first given, then the Exchange Offer will be extended until the expiration of such period of five business days.

EXCHANGE AGENT

     Marine Midland Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                      By Mail:                                         By Overnight Courier:
                 MARINE MIDLAND BANK                                    MARINE MIDLAND BANK
               140 Broadway -- Level A                                140 Broadway -- Level A
            New York, New York 10005-1180                          New York, New York 10005-1180
         Attention: Corporate Trust Services                    Attention: Corporate Trust Services
     (registered or certified mail recommended)
                      By Hand:                                        Facsimile Transmission:
                 MARINE MIDLAND BANK                                      (212) 658-2292
               140 Broadway -- Level A                                 Confirm by Telephone:
            New York, New York 10005-1180                                 (212) 658-5931
         Attention: Corporate Trust Services

     DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the remaining term of the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (iii) in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iv) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (v) pursuant to an effective registration under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE NEW NOTES

     With respect to resales of New Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives New Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who receives New Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of
Section 10 of the Securities Act. However, if any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder or the person receiving such New Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging, and does not intend to engage, in the distribution of the New Notes, (iii) the holder of any such other person has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder of any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the New Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives a New Note for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                            DESCRIPTION OF THE NOTES

     The New Notes will be issued under an Indenture, dated as of March 18, 1997 (as supplemented and amended, the "Indenture") among the Company, the Guarantors named therein and Marine Midland Bank, as trustee (the "Trustee"). The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The form and terms of the New Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the New Notes bear a Series B designation,
(ii) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The New Notes shall bear the same CUSIP number as the Outstanding Series B Notes. The New Notes are subject to all such terms, and holders of the New Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. The following is a summary of the material terms and provisions of the New Notes. This summary does not purport to be a complete description of the New Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the New Notes and the Indenture (including the definitions contained therein). A copy of the Indenture, including all amendments and supplements thereto, has been filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part. See "Available Information." Definitions relating to certain capitalized terms are set forth under "-- Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference. The Old Notes, the New Notes and the Outstanding Series B Notes are sometimes referred to herein collectively as the "Notes."

     The Indenture provides for the issuance of additional series of Notes in aggregate principal amounts of not less than $15.0 million per series, subject to compliance with the covenant described below under "Limitation on Additional Indebtedness" and provided that no Default or Event of Default exists under the Indenture at the time of issuance or would result therefrom and that the aggregate principal amount of Notes issued under the Indenture does not exceed $200.0 million. All Notes will be substantially identical in all material respects other than issuance dates.

GENERAL

     The Notes are general senior unsecured obligations of the Company.

     The Notes are unconditionally guaranteed, on a senior unsecured basis, as to payment of principal, premium, if any, and interest, jointly and severally, by all direct and indirect Restricted Subsidiaries of the Company having either assets or stockholders equity in excess of $20,000 (including each Restricted Subsidiary which guarantees payment of the Notes pursuant to the covenant described under "Limitation on Creation of Subsidiaries") (the "Guarantors").

MATURITY, INTEREST AND PRINCIPAL

     The Notes mature on March 15, 2007. The Notes are limited in aggregate principal amount to $200.0 million. Any Notes issued after the Issue Date can only be issued in compliance with the covenant described under "Limitation on Additional Indebtedness." The Notes bear interest at a rate of 12 1/2% per annum from the date of original issuance until maturity. Interest is payable semi-annually in arrears on March 15 and September 15 to holders of record of the Notes at the close of business on the immediately preceding March 1 and September 1, respectively. Payment of interest on the New Notes will commence on September 15, 1998.

OPTIONAL REDEMPTION

     The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2002, at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on March 15 of each year listed below:

YEAR                                                          PERCENTAGE
----                                                          -----------
2002........................................................    106.250%
2003........................................................    104.167%
2004........................................................    102.083%
2005 and thereafter.........................................    100.000%

     Notwithstanding the foregoing, the Company may redeem in the aggregate up to 30% of the original principal amount of the Notes at any time and from time to time prior to March 15, 2000 at a redemption price equal to 112.5% of the aggregate principal amount so redeemed plus accrued and unpaid interest thereon to the redemption date out of the Net Proceeds of one or more Public Equity Offerings; provided that at least $93.5 million of the principal amount of the Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

     In the event of redemption of fewer than all of the Notes, the Trustee shall select by lot or in such other manner as it shall deem fair and equitable the Notes to be redeemed. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants. Except as otherwise specified, all of the covenants described below appear in the Indenture.

  Limitation on Additional Indebtedness

     The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) unless (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the Company's EBITDA to the Company's Consolidated Interest Expense (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination (the "Specified Period")) is greater than 2.0 to 1 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

     If, during the Specified Period or subsequent thereto and on or prior to the date of determination, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale or acquisition or shall have designated any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary, EBITDA and Consolidated Interest Expense for the Specified Period shall be calculated on a pro forma basis giving effect to such Asset Sale or acquisition or designation, as the case may be, and the application of any proceeds therefrom as if such Asset Sale or acquisition or designation had occurred on the first day of the Specified Period.

     If the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Indebtedness of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Specified Period) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company or any of its Restricted Subsidiaries and the inclusion in EBITDA of the EBITDA of the acquired Person, business, property or assets or redesignated Subsidiary.

     If any Indebtedness outstanding or to be incurred (x) bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire Specified Period (taking into account on a pro forma basis any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months), (y) bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate and (z) was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. For purposes of this covenant, EBITDA for the fiscal quarter ended January 31, 1997 shall be deemed to be $5,002,000, for the fiscal quarter ended October 31, 1996 shall be deemed to be ($924,000), for the fiscal quarter ended July 31, 1996 shall be deemed to be ($3,344,000) and for the fiscal quarter ended April 30, 1996 shall be deemed to be $15,156,000. Consolidated Interest Expense for each of the four fiscal quarters in the year ended January 31, 1997 shall be deemed to be $3,682,750.

     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness.

  Limitation on Restricted Payments

     The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness"; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) an amount equal to the excess of (x) cumulative Adjusted EBITDA of the Company subsequent to the Issue Date less, (y) 1.75 times cumulative Consolidated Interest Expense of the Company subsequent to the Issue Date, plus (2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be, plus (3) 100% of the capital contributions made by the Parent to the Company after the Issue Date (other than capital contributions which constitute Indebtedness), plus (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the cash return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of disposition of such Investment, plus (5) $3,500,000. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     The provisions of this covenant shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture, (ii) the retirement of any shares of Capital Stock of the Company or subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified

Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) the redemption or retirement of Indebtedness of the Company subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company that is contractually subordinated in right of payment to the Notes to at least the same extent as the subordinated Indebtedness being redeemed or retired, (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock, (v) the payment by the Company of cash dividends to the Parent for the purpose of paying, so long as all proceeds thereof are promptly used by the Parent to pay, franchise taxes and federal, state and local income taxes and interest and penalties with respect thereto, if any, payable by the Parent, provided that any refund shall be promptly returned by the Parent to the Company, (vi) payments to employees (other than George N. Gillett, Jr. and Jeffrey J. Joyce) for repurchases of Capital Stock; provided, however, that the amount of all such payments under this clause (vi) does not exceed $500,000 during any twelve month period; and provided, further, that with respect to this clause (vi), no Default or Event of Default shall have occurred and be continuing at the time of any such payment or will occur immediately after giving effect to any such payment; and provided, further, that, in determining the aggregate amount of all Restricted Payments made subsequent to the Issue Date, all payments made pursuant to this clause (vi) shall be included, (vii) deposits and loans, not to exceed $3,000,000 at any time outstanding, made in connection with acquisition agreements; provided, however, that if an acquisition is not consummated within 180 days after the deposit or loan is made with respect to such acquisition, in determining the aggregate amount of all Restricted Payments made subsequent to the Issue Date, such deposit or loan shall be included, or (viii) contingent payments made in accordance with the terms of the Purchase Agreement dated as of February 11, 1997 relating to the acquisition of the capital stock of Grand Targhee Incorporated.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Limitation on Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

  Limitations on Investments

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Investment other than (i) a Permitted Investment or
(ii) an Investment that is made as a Restricted Payment in compliance with the "Limitation on Restricted Payments" covenant, after the Issue Date.

  Limitations on Liens

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, unless (i) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to the Lien granted to the Holders of the Notes to the same extent as such subordinated Indebtedness is subordinated to the Notes.

  Limitation on Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the
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

sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Restricted Subsidiaries own a minority interest) or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly-Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1,000,000 which is not permitted under clause (i) above, the Company must obtain a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $3,000,000 which are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm or a firm experienced in the subject matter of the Affiliate Transaction in question.

     The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under "Limitations on Restricted Payments" contained herein, (ii) any transaction, approved by the Board of Directors of the Company, with an officer or director of the Company or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Company or any of its Subsidiaries, (iii) capital contributions made by the Parent to the Company or made by the Company and its Subsidiaries to Subsidiaries of the Company, or (iv) if no Default or Event of Default has occurred and is continuing, payments by the Company pursuant to the Gillett Management Agreement as in effect on the Issue Date in an amount not to exceed $350,000 in any fiscal year.

  Limitation on Creation of Subsidiaries

     The Company will not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the date of the Indenture, (ii) a Restricted Subsidiary that is created after the date of the Indenture to hold assets or conduct businesses previously held or conducted by the Company or any of its other Subsidiaries or that is acquired or created after the date of the Indenture in connection with the acquisition by the Company of a ski resort related business or asset, or (iii) an Unrestricted Subsidiary; provided, however, that each Restricted Subsidiary acquired or created pursuant to clause
(ii) shall at the time it has either assets or stockholders equity in excess of $20,000 have evidenced its guarantee with such documentation, satisfactory in form and substance to the Trustee relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such guarantee, pursuant to which such Restricted Subsidiary shall become a Guarantor. See "Description of the Notes -- General."

  Limitation on Certain Asset Sales

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's board of directors, and evidenced by a board resolution); (ii) not less than 85% of the consideration received by the Company or its Subsidiaries, as the case may be, is in the form of cash or Temporary Cash Investments; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (a) first, to the extent the Company elects, or is required, to prepay, repay or purchase debt of the Company or any Restricted Subsidiary under the Senior Credit Facility within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale, provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid;
(b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in the existing businesses of the Company and its Restricted Subsidiaries or in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another person) used or useful in businesses similar or ancillary to the business of the Company or its Restricted Subsidiaries as conducted at the time of such Asset Sale, provided that such investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 270 days following the receipt of such Asset Sale Proceeds; and (c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $5,000,000, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes.

     If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the holders stating, among other things: (1) that such holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each holder must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes.

     Notwithstanding the foregoing, (i) the Company and its Subsidiaries may sell real property constituting residential or commercial development parcels and timber provided that (x) the aggregate fair market value of all such property sold in any period of 365 consecutive days does not exceed $5,000,000 and (y) at the time of such sale and after giving effect thereto, no Default or Event of Default shall exist and (ii) Ski Lifts, Inc. (or any successor company) may sell and transfer real property pursuant to the Real Estate Option.

  Limitation on Preferred Stock of Restricted Subsidiaries

     The Company will not permit any Restricted Subsidiary to issue any Preferred Stock (except Preferred Stock to the Company or a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under the first paragraph of the covenant described under "Limitation on Additional Indebtedness" in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued; provided that the foregoing covenant shall not apply to Preferred Stock of a Restricted Subsidiary outstanding on the Issue Date.

  Limitation on Capital Stock of Restricted Subsidiaries

     The Company will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary (other than under the Senior Credit Facility or a successor facility) or (ii) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly-Owned Subsidiary of the Company. The foregoing restrictions shall not apply to an Asset Sale made in compliance with "Limitation on Certain Asset Sales" or the issuance of Preferred Stock in compliance with the covenant described under "Limitation on Preferred Stock of Restricted Subsidiaries."

  Limitation on Sale and Lease-Back Transactions

     The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined in good faith by the board of directors of the Company and (ii) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with the covenant described under "Limitation on Additional Indebtedness."

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

  Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital stock or
(B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) encumbrances or restrictions existing on the Issue Date or under the Senior Credit Facility, (ii) the Indenture, the Notes and the Guarantees, (iii) applicable law, (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries or of any Person that becomes a Restricted Subsidiary as in effect at the time of such acquisition or such Person becoming a Restricted Subsidiary (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition of such Person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired, provided that the EBITDA of such Person is not taken into account (to the extent of such restriction) in determining whether any financing or Restricted Payment in connection with such acquisition was permitted by the terms of the Indenture,
(v) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business and consistent with past practices, (vi) Refinancing Indebtedness, provided that such restrictions are in the aggregate no more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (viii) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages, (ix) customary net worth provisions contained in leases and other agreements entered into by a Restricted Subsidiary in the ordinary course of business or (x) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.

  Payments for Consent

     Neither the Company nor any of the Guarantors shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

CHANGE OF CONTROL OFFER

     Within 20 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth below.

     Within 20 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each

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

holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 business days from the date such notice is mailed (the "Change of Control Payment Date"));

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

          (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new
     Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (9) the name and address of the Paying Agent.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     The Indenture requires that if the Senior Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in the preceding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all obligations under or in respect of the Senior Credit Facility or offer to repay in full all obligations under or in respect of the Senior Credit Facility and repay the obligations under or in respect of the Senior Credit Facility of each lender who has accepted such offer or (ii) obtain the requisite consent under the Senior Credit Facility to permit the repurchase of the Notes as described above. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (iii) under "Events of Default" below if not cured within 30 days after the notice required

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

by such clause. As a result of the foregoing, a holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance all of the obligations under or in respect of the Senior Credit Facility or obtain requisite consents under the Senior Credit Facility. Failure by the Company to make a Change of Control Offer when required by the Indenture constitutes a default under the Indenture and, if not cured within 30 days after notice, constitutes an Event of Default.

     The Indenture provides that, (A) if the Company or any Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Notes or (ii) Preferred Stock, and the Company or such Subsidiary is required to repurchase, or make an offer to repurchase, such Indebtedness, or redeem, or make an offer to redeem, such Preferred Stock, in the event of a Change of Control or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such repurchase, redemption, offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes and (B) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under the Indenture.

     In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     Neither the Company nor any Guarantor will consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company or the Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or to which the properties and assets of the Company or the Guarantor, as the case may be, are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, all of the obligations of the Company or the Guarantor, as the case may be, under the Notes and the Indenture, and the obligations under the Indenture shall remain in full force and effect;
(ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis the Consolidated Net Worth of the Company or the surviving entity as the case may be is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; and (iv) immediately after giving effect to such transaction on a pro forma basis the Company or the surviving Person could incur at least $1.00 additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness," provided that a Person that is a Guarantor may consolidate with, merge into or transfer all or substantially all of its assets to the Company or another Person that is a Guarantor without complying with this clause (iv).

     In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto, if any, comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

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

GUARANTEES

     The Notes are jointly and severally unconditionally guaranteed on a senior unsecured basis by the Guarantors.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     A Guarantor shall be released from all of its obligations under its Guarantee if all or substantially all of its assets are sold or all of its Capital Stock is sold, in each case in a transaction in compliance with the covenant described under "Limitation on Certain Asset Sales," or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with "Merger, Consolidation or Sale of Assets," and such Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (i) default in payment of any principal of, or premium, if any, on the Notes;

          (ii) default for 30 days in payment of any interest on the Notes;

          (iii) default by the Company or any Guarantor in the observance or performance of any other covenant in the Notes or the Indenture for 30 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

          (iv) failure to pay when due principal, interest or premium in an aggregate amount of $5,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof (other than Indebtedness owed to the Company or any Subsidiary of the Company), or the acceleration of any such Indebtedness aggregating $5,000,000 or more, which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice as provided in the Indenture, or such acceleration shall not be rescinded or annulled within 20 days after written notice as provided in the Indenture;

          (v) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $5,000,000 (which are not paid or covered by third party insurance by financially sound insurers that have not disclaimed coverage) shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

          (vi) certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Restricted Subsidiary thereof.

     The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

     The Indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Senior Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Senior Credit Facility or five business days after receipt by the Company and the Representative of the holders of Indebtedness under or in respect of the Senior Credit Facility, of notice of the acceleration of the Notes; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium or interest that has come due solely because of such acceleration, have been cured or waived as provided in the Indenture and if the rescission would not conflict with any judgment or decree. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

     The holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing default or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or the Notes or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for a claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust) ("defeasance") or (b) to be released from their obligations with respect to the Notes under certain covenants contained in the Indenture and described above under "Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) (i) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) to the effect that holders of the Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount
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

and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred which, in the case of defeasance only, must be based upon a private ruling concerning the Notes, a published ruling of the Internal Revenue Service or a change in applicable federal income tax law.

MODIFICATION OF INDENTURE

     From time to time, the Company, the Guarantors and the Trustee may, without the consent of holders of the Notes, amend or waive provisions of the Indenture or the Notes or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any holder. The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of holders of at least a majority in principal amount of the outstanding Notes, to modify or supplement the Indenture or the Notes, except that no such modification shall, without the consent of each holder affected thereby, (i) reduce the principal amount of outstanding Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture or the Notes, (ii) reduce the rate of or change the time for payment of interest on any Note, (iii) reduce the principal of or premium on or change the stated maturity of any Note, (iv) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York, (v) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of Notes, or change the time before which no such redemption may be made, (vi) waive a default in the payment of the principal of, interest on, or redemption payment with respect to any Note, (vii) take any other action otherwise prohibited by the Indenture to be taken without the consent of each holder affected thereby or (viii) affect the ranking of the Notes or the Guarantee in a manner adverse to the Holders.

     The consent of the holders is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

REPORTS TO HOLDERS

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it will continue to furnish the information required thereby to the Commission and to the holders of the Notes. The Indenture provides that even if the Company is entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the Notes, they will nonetheless continue to furnish such information to the Commission and holders of the Notes.

COMPLIANCE CERTIFICATE

     The Company will deliver to the Trustee on or before 100 days after the end of the Company's fiscal year and on or before 50 days after the end of each the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

THE TRUSTEE

     The Trustee under the Indenture will be the Registrar and Paying Agent with regard to the Notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee need perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default actually known to the Trustee, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

TRANSFER AND EXCHANGE

     Holders of the Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar under such Indenture may require a holder, among other things, to furnish appropriate endorsements and
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

transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before selection of the Notes to be redeemed.

     The Notes will be issued in a transaction exempt from registration under the Act and will be subject to the restrictions on transfer described in "Transfer Restrictions."

     The registered holder of a Note may be treated as the owner of it for all purposes.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

     "Adjusted EBITDA" means EBITDA minus cash taxes actually paid.

     "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Guarantor at such date and
(y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that neither CIBC nor any of its Affiliates shall be treated as an Affiliate of the Company or of any Subsidiary of the Company.

     "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions involving assets with a fair market value in excess of $500,000 of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets of any ski resort property, or part thereof, owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary.

     "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts

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

to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

     "Attributable Indebtedness" under the Indenture in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at a rate of 10%, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sales that have not been applied or committed in accordance with clauses (iii)(a) or (iii)(b), and which has not yet been the basis for an Excess Proceeds Offer in accordance with clause
(iii)(c), of the first paragraph of "Certain Covenants -- Limitation on Certain Asset Sales."

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Cash Equivalents" means (i) direct obligations of the United States of America or any agency thereof, or obligations guaranteed or insured by the United States of America, provided that in each case such obligations mature within one year from the date of acquisition thereof, (ii) certificates of deposit maturing within one year from the date of creation thereof issued by any U.S. national or state banking institution having capital, surplus and undivided profits aggregating at least $250,000,000 and at the time of investment rated at least A-1 by S&P and P-1 by Moody's, (iii) commercial paper with maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and at the time of investment rated at least A-1 by S&P or at least P-1 by Moody's and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by an agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency and (v) tax-exempt auction rate securities and municipal preferred stock, in each case, subject to reset no more than 35 days after the date of acquisition and having a rating of at least AA by S&P or AA by Moody's at the time of investment.

     A "Change of Control" of the Company means the occurrence of one or more of the following events:

          (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of
     Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company;
     (iii) prior to a Qualified IPO, John Hancock Mutual Life Insurance Company and/or its Affiliates (other than its portfolio companies, including, without limitation, the Parent and its Subsidiaries) shall cease to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, Voting Stock representing, or Class B Common Stock and/or Warrants exercisable for shares of Class B Common Stock representing upon conversion, at least 40% of the total voting power of all Voting Stock of the Company or Parent on a fully

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

     diluted basis; (iv) any Person or Group (other than the Permitted Holders) shall become the beneficial owner, directly or indirectly, of Voting Stock representing, or Common Stock or Warrants exercisable for Common Stock representing upon conversion, more than 35% of the total voting power of all Voting Stock of the Company or Parent on a fully diluted basis; (v) prior to a Qualified IPO, Booth Creek Partners Ltd. II, L.L.L.P. or any Affiliate thereof that is a Permitted Holder shall cease to have the right to appoint a majority of the Board of Directors of Parent; (vi) the replacement of a majority of the Board of Directors of Parent over a two-year period from the directors who constituted the Board of Directors of Parent at the beginning of such period, and such replacement shall not have been approved or recommended by a vote of at least two-thirds of the Board of Directors of Parent then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved;
     (vii) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger; (viii) George
     N. Gillett, Jr. ceases, other than by death or disability, to have an executive management position with the Company; or (ix) any creditor of Parent shall foreclose on any Capital Stock of the Company.

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis (including, but not limited to, Redeemable Dividends, whether paid or accrued, on Preferred Stock of Subsidiaries of such Person (other than Preferred Stock outstanding on the Issue Date), imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company).

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the "other Person") in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with
GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or its Subsidiaries, (b) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or the Indenture) shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any gain or loss resulting from an asset sale by the Person in question or any of its Subsidiaries or abandonments or reserves relating thereto and the related tax effects according to GAAP other than asset sales in the ordinary course of business shall be excluded, and (d) extraordinary gains and losses shall be excluded.

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

     "Consolidated Net Worth" means, with respect to any Person at any date, the consolidated stockholder's equity of such Person less the amount of such stockholder's equity attributable to Disqualified Capital Stock of such Person and its Subsidiaries, as determined in accordance with GAAP.

     "Disqualified Capital Stock" means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 180 days after the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Company and (ii) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or such Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Indenture described under "Change of Control," and Capital Stock of the Company or any Restricted Subsidiary thereof that is issued to employees (other than George N. Gillett, Jr. and Jeffrey J. Joyce) in connection with compensation arrangements that is issued with the benefit of provisions requiring the Company or such Restricted Subsidiary to redeem such Capital Stock shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

     "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period (but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have not been excluded in the calculation of Consolidated Net Income), plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) amortization of any capitalized real estate development costs, plus (vii) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only; and provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only (x) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or (y) if the cash income derived from such Investment is attributable to Temporary Cash Investments.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by
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

bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided, however, that if such obligation or obligations shall not have been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets), (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (provided that in the case of any such letters of credit, the items for which such letters of credit provide credit support are those of other Persons which would be included within this definition for such other Persons),
(v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum reasonably anticipated liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business or acquired as part of the assets acquired by the Company in connection with an acquisition of assets which is otherwise permitted by the terms of the Indenture), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (ii) the repurchase of securities of any Person by such Person.

     "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under the Indenture.

     "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).
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

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

     "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the board of directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman, Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, Controller or any Treasurer of such Person that shall comply with applicable provisions of the Indenture.

     "Permitted Holders" means Booth Creek Partners Limited II, L.L.L.P. as long as George N. Gillett, Jr. is the managing general partner, Jeffrey J. Joyce, only with respect to shares he purchases upon exercise of his option to purchase up to 15% of the shares of Common Stock of Parent held by George N. Gillett, Jr. and Affiliates of George N. Gillett, Jr., the Parent as long as it is controlled by another Permitted Holder other than Jeffrey J. Joyce, John Hancock Mutual Life Insurance Company and/or its Affiliates (other than its portfolio companies, including without limitation, the Parent and its Subsidiaries), CIBC WG Argosy Merchant Fund 2, L.L.C. and/or its Affiliates, George N. Gillett, Jr., Rose Gillett, any trust solely for the benefit of George N. Gillett, Jr. and Rose Gillett or their respective immediate family members, or any partnership or other entity all the ownership interests in which are beneficially owned by any of the foregoing; provided that with respect to any such trust, partnership or other entity either George N. Gillett, Jr. or Rose Gillett shall at all times have the exclusive power to direct, directly or indirectly, the voting of the shares of Voting Stock of the Company held by such trust, partnership or other entity.

     "Permitted Indebtedness" means:

          (i) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in a principal amount at any time not to exceed $25,000,000 less each permanent reduction of commitments to extend credit thereunder as provided for under the Indenture;

          (ii) Indebtedness under Notes issued by the Company pursuant to the Indenture in an aggregate principal amount of up to $133,500,000 and Indebtedness evidenced by the Guarantees;

          (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the date of the Indenture;

          (iv) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

          (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred after the Issue Date to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $2,500,000 at any time outstanding;

          (vi) Obligations of the Company or any Restricted Subsidiary under (A) Interest Rate Agreements designed to protect against fluctuations in interest rates in respect of Indebtedness of the Company and its Restricted Subsidiaries permitted to be incurred under the Indenture, which obligations do not exceed the aggregate principal amount of such Indebtedness, and (B) Currency Agreements designed to protect the Company and its Subsidiaries against fluctuations in foreign currency exchange rates in respect of foreign exchange exposures incurred by the Company and its Restricted Subsidiaries;

          (vii) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (viii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary;

          (ix) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (x) any guarantee by the Company of Indebtedness or other obligations of any of its Restricted Subsidiaries, and any guarantee by any Restricted Subsidiary of Indebtedness of the Company or any other Restricted Subsidiary, so long as the incurrence of such Indebtedness is permitted under the terms of the Indenture;

          (xi) additional Indebtedness of the Company and its Restricted Subsidiaries not to exceed $2,500,000 in principal amount outstanding at any time;

          (xii) Refinancing Indebtedness; and

          (xiii) Indebtedness assumed and subsequently repaid in connection with the acquisition of Grand Targhee Incorporated.

     "Permitted Investments" means, for any Person, Investments made on or after the date of the Indenture consisting of

          (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

          (ii) Temporary Cash Investments;

          (iii) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof;

          (iv) reasonable and customary loans and advances made to employees in connection with their relocation (including related travel expenses) not to exceed $500,000 in the aggregate at any one time outstanding;

          (v) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under "Certain Covenants -- Limitation on Certain Asset Sales;"

          (vi) any Investment existing on the Issue Date;

          (vii) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such Investment or accounts receivable or
     (b) as the result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (viii) Investments the payment for which consists of Capital Stock of the Company (exclusive of Disqualified Capital Stock);

          (ix) Investments by Ski Lifts in the Real Estate LLC pursuant to the Real Estate Option; and

          (x) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (ix) that are at that time outstanding, not to exceed $1,000,000.

     "Permitted Liens" means (i) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries; provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, (ii) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Company or any of its Restricted Subsidiaries, (iv) Liens securing industrial revenue bonds, (v) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the Indenture, provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (vi) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (vii) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $2,500,000 in the aggregate at any one time outstanding, (viii) any extensions, substitutions, replacements or renewals of the foregoing, (ix) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings, (x) Liens securing Capital Lease Obligations permitted to be incurred under clause
(v) of the definition of "Permitted Indebtedness," provided that such Lien does not extend to any property other than that subject to the underlying lease, (xi) easements or minor defects or irregularities in title and other similar charges or encumbrances on property not interfering in any material respect with the use of such property by the Company or any Restricted Subsidiary, (xii) Liens securing Indebtedness of the Company or any Restricted Subsidiary under the Senior Credit Facility and (xiii) deposit arrangements entered into in connection with acquisitions or in the ordinary course of business.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Public Equity Offering" means a public offering by the Company of shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock.

     "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Qualified IPO" shall mean an underwritten initial offering and sale by the Company to the public of its Common Stock pursuant to an effective registration statement filed by the Company under the Securities Act; provided that the aggregate net proceeds to the Company from such offering and sale is at least $35,000,000.

     "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or its Restricted Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes,
(iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of the Company; provided, however, that subclauses (ii) and (iii) of this definition will not apply to any refunding or refinancing of any Indebtedness under the Senior Credit Facility.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company, excluding Disqualified Capital Stock), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity (in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment by the Company therein and (vi) forgiveness of any Indebtedness of an Affiliate of the Company (other than a Restricted Subsidiary) to the Company or a Restricted Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date, except the Real Estate LLC. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), (i) the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.06 of this Indenture or (ii) the ratio of the Company's EBITDA to the Company's Consolidated Interest Expense (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination in accordance with Section
4.06 of this Indenture) does not decrease and the Company does not incur any Indebtedness (other than Indebtedness under the Notes permitted under clause
(ii) of the definition of "Permitted Indebtedness" and up to $1.5 million of additional Permitted Indebtedness) in connection with such action.

     "S&P" means Standard & Poor's Ratings Services and its successors.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal Property, which Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "Senior Credit Facility" means the Amended and Restated Credit Agreement among the Company, the Guarantors, the lenders listed therein and BankBoston, as agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Significant Restricted Subsidiary" means any Restricted Subsidiary of the Company that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

     "Temporary Cash Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits at the time of investment totaling more than $500,000,000 and rated at the time of investment at least A by Standard & Poor's Corporation and A-2 by Moody's Investors Service, Inc., maturing within 365 days of purchase; or
(iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and (ii).

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under "Limitation on Restricted Payments." The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other governing body of such Person.

     "Wholly-Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

BOOK-ENTRY, DELIVERY AND FORM

     The New Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Global Note"). The Global Note will be deposited upon issuance with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

     Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes."

     The Notes may be presented for registration of transfer and exchange at the offices of the Registrar of the Notes.

Depository Procedures

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

     DTC has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the Global Note, DTC will credit the accounts of Participants designated by the Exchange Agent with portions of the principal amount of the Global Note and (ii) ownership of such interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Note).

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in the Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see "-- Exchange of Book-Entry Notes for Certificated Notes."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTE WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of (and premium, if any) and interest on the Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect or accuracy of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Note as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

     Interest in the Global Note will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account will DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if any of the events described under "-- Exchange of Book Entry Notes for Certificated Notes" occur, DTC reserves the right to exchange the Global Note for Notes in certificated form, and to distribute such Notes to the relevant Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among accountholders in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Trustee nor any agent of the Company or Trustee will have any responsibility for the performance of DTC, or its respective accountholders, indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

     The Global Note is exchangeable for definitive Notes in registered certificated form if (i) DTC (x) notifies the Company that is it unwilling or unable to continue as depositary for the Global Note and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for the Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below.


     THE COMPANY IS NOT PROVIDING AN OPINION TO HOLDERS OF THE NOTES AND RECOMMENDS THAT EACH HOLDER CONSULT SUCH HOLDER'S OWN TAX ADVISER AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING SUCH HOLDER'S OLD NOTES FOR NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.


     The Company believes that the exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until
                    , 1998 (90 days after the commencement of the Exchange Offer), all dealers effecting transactions in the New Notes, whether or not participating in this distribution, may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sales of the New Notes by Participating Broker Dealers. New Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such New Notes. Any Participating Broker-Dealer that resells the New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a

Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

     The validity of the issuance of the New Notes will be passed upon for the Company and the Guarantors by Winston & Strawn, New York, New York.

                                    EXPERTS

     The balance sheet of the Company as of October 31, 1996, the financial statements of the Company for the year ended October 31, 1997, the financial statements of Waterville Valley Ski Area Ltd., a subsidiary of S-K-I Limited, for the year ended October 29, 1995 and the period from October 30, 1995 to June 30, 1996, the financial statements of Waterville Valley Ski Area Ltd., a subsidiary of American Skiing Company, for the period from July 1, 1996 to October 27, 1996 and the period from October 28, 1996 to November 26, 1996, the financial statements of Ski Lifts, Inc. for the period from October 1, 1996 to January 15, 1997 and the financial statements of Grand Targhee Incorporated for the period from June 1, 1996 to March 18, 1997 appearing in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports appearing herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The combined balance sheets of the Resort Group of Fibreboard Corporation as of October 31, 1996, December 31, 1995, and 1994, and the related combined statements of income and cash flows for the ten months ended October 31, 1996, and each of the three years in the period ended December 31, 1995, included in this Prospectus and elsewhere in the registration statement of which this Prospectus is a part, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The financial statements of Ski Lifts, Inc. as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996 included in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon, which includes an explanatory paragraph describing Ski Lifts, Inc.'s change in method of accounting for income taxes and an emphasis of a matter paragraph describing an agreement in principle to sell the stock of Ski Lifts, Inc., and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Grand Targhee Incorporated as of May 31, 1996 and 1995 and for each of the three years in the period ended May 31, 1996 included in this Prospectus have been audited by Feldhake & Associates, P.C., independent auditors as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Loon Mountain Recreation Corporation as of April 30, 1997 and 1996 and for each of the two years in the period ended April 30, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         BOOTH CREEK SKI HOLDINGS, INC.

                         INDEX OF FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
BOOTH CREEK SKI HOLDINGS, INC.
Financial Statements -- January 30, 1998 and January 31,
  1997 (unaudited) and October 31, 1997
Consolidated Balance Sheets.................................      F-3
Consolidated Statements of Operations.......................      F-4
Consolidated Statements of Shareholder's Equity.............      F-5
Consolidated Statements of Cash Flows.......................      F-6
Notes to Consolidated Financial Statements..................      F-7
Financial Statements -- October 31, 1997 and 1996
Report of Independent Auditors..............................     F-11
Consolidated Balance Sheets.................................     F-12
Consolidated Statement of Operations........................     F-13
Consolidated Statement of Shareholder's Equity..............     F-14
Consolidated Statement of Cash Flows........................     F-15
Notes to Consolidated Financial Statements..................     F-16
THE RESORT GROUP OF FIBREBOARD CORPORATION
Combined Financial Statements -- December 2, 1996
Report of Independent Auditors..............................     F-27
Combined Balance Sheet......................................     F-28
Combined Statement of Operations............................     F-29
Combined Statement of Cash Flows............................     F-30
Notes to Combined Financial Statements......................     F-31
Combined Financial Statements -- October 31, 1996 and
  October 31, 1995 (unaudited) and December 31, 1995, 1994
  and 1993
Report of Independent Public Accountants....................     F-36
Combined Balance Sheets.....................................     F-37
Combined Statements of Operations...........................     F-38
Combined Statements of Cash Flows...........................     F-39
Notes to Financial Statements...............................     F-40
WATERVILLE VALLEY SKI AREA LTD. (A SUBSIDIARY OF AMERICAN
  SKIING COMPANY)
Financial Statements -- November 26, 1996 and October 27,
  1996
Report of Independent Auditors..............................     F-48
Balance Sheets..............................................     F-49
Statements of Operations and Accumulated Deficit............     F-50
Statements of Cash Flows....................................     F-51
Notes to Financial Statements...............................     F-52
WATERVILLE VALLEY SKI AREA LTD. (A SUBSIDIARY OF S-K-I
  LIMITED)
Financial Statements -- June 30, 1996 and October 29, 1995
Report of Independent Auditors..............................     F-58
Balance Sheets..............................................     F-59
Statements of Operations and Retained Earnings (Accumulated
  Deficit)..................................................     F-60
Statements of Cash Flows....................................     F-61
Notes to Financial Statements...............................     F-62

                                                                PAGE
                                                                ----
SKI LIFTS, INC.
Financial Statements -- January 15, 1997
Report of Independent Auditors..............................     F-67
Balance Sheet...............................................     F-68
Statement of Operations and Retained Earnings...............     F-69
Statement of Cash Flows.....................................     F-70
Notes to Financial Statements...............................     F-71
Financial Statements -- September 30, 1996, 1995 and 1994
Report of Independent Accountants...........................     F-76
Balance Sheets..............................................     F-77
Statements of Operations and Retained Earnings..............     F-78
Statements of Cash Flows....................................     F-79
Notes to Financial Statements...............................     F-80
GRAND TARGHEE INCORPORATED
Financial Statements -- March 18, 1997
Report of Independent Auditors..............................     F-86
Balance Sheet...............................................     F-87
Statement of Operations and Retained Earnings...............     F-88
Statement of Cash Flows.....................................     F-89
Notes to Financial Statements...............................     F-90
Financial Statements -- May 31, 1996, 1995 and 1994
Independent Auditors' Report................................     F-95
Balance Sheets..............................................     F-96
Statements of Operations....................................     F-97
Statements of Changes in Stockholder's Equity...............     F-98
Statements of Cash Flows....................................     F-99
Notes to Financial Statements...............................    F-100
LOON MOUNTAIN RECREATION CORPORATION
Financial Statements -- January 30, 1998 and January 26,
  1997 (unaudited)
Consolidated Balance Sheets.................................    F-107
Consolidated Statements of Operations and Retained
  Earnings..................................................    F-108
Consolidated Statements of Cash Flows.......................    F-109
Notes to Consolidated Financial Statements..................    F-110
Financial Statements -- April 30, 1997 and 1996
Report of Independent Accountants...........................    F-111
Consolidated Balance Sheets.................................    F-112
Consolidated Statement of Operations and Retained
  Earnings..................................................    F-113
Consolidated Statement of Cash Flows........................    F-114
Notes to Consolidated Financial Statements..................    F-115

                         BOOTH CREEK SKI HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                              JANUARY 30,      OCTOBER 31,
                                                                 1998             1997
                                                              -----------      -----------
                                                              (UNAUDITED)
                           ASSETS
Current assets:
  Cash......................................................   $  1,511         $    462
  Accounts receivable, net of allowances of $37 and $35,
     respectively...........................................      1,638            1,528
  Inventories...............................................      3,965            3,059
  Prepaid expenses and other current assets.................      3,064            1,396
                                                               --------         --------
     Total current assets...................................     10,178            6,445
Property and equipment, net.................................    127,125          123,154
Real estate held for development and sale...................     11,335           11,335
Deferred financing costs, net of accumulated amortization of
  $1,061 and $782, respectively.............................      5,950            6,229
Timber rights and other assets..............................      6,963            7,402
Goodwill, net of accumulated amortization of $2,517 and
  $1,953, respectively......................................     31,287           31,851
                                                               --------         --------
     Total assets...........................................   $192,838         $186,416
                                                               ========         ========
            LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Senior credit facility....................................   $  6,500         $ 15,000
  Current portion of long-term debt.........................      1,924              947
  Accounts payable and accrued liabilities..................     27,034           17,132
                                                               --------         --------
     Total current liabilities..............................     35,458           33,079
Long-term debt..............................................    120,249          120,380
Other long-term liabilities.................................        251              196
Commitments and contingencies
Preferred stock of subsidiary; 28,000 shares authorized,
  24,000 shares issued and outstanding at January 30, 1998
  (25,000 shares at October 31, 1997); liquidation
  preference and redemption value of $3,288 at January 30,
  1998......................................................      3,288            3,354
Shareholder's equity:
  Common stock, $.01 par value; 1,000 shares authorized,
     issued and outstanding.................................         --               --
  Additional paid-in capital................................     46,500           46,500
  Accumulated deficit.......................................    (12,908)         (17,093)
                                                               --------         --------
     Total shareholder's equity.............................     33,592           29,407
                                                               --------         --------
Total liabilities and shareholder's equity..................   $192,838         $186,416
                                                               ========         ========

                            See accompanying notes.

                         BOOTH CREEK SKI HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                   THREE MONTHS ENDED
                                                              -----------------------------
                                                              JANUARY 30,       JANUARY 31,
                                                                 1998              1997
                                                              -----------       -----------
                                                                       (UNAUDITED)
Revenue:
  Resort operations.........................................    $39,016           $23,784
  Real estate and other.....................................         --               140
                                                                -------           -------
Total revenue...............................................     39,016            23,924
Operating expenses:
  Cost of sales -- resort operations........................     22,853            15,370
  Cost of sales -- real estate and other....................         --               123
  Depreciation and depletion................................      3,029             1,503
  Amortization of goodwill..................................        564               268
  Selling, general and administrative expense...............      3,437             2,227
  Management fees and corporate expenses....................        512               306
                                                                -------           -------
Total operating expenses....................................     30,395            19,797
                                                                -------           -------
Operating income............................................      8,621             4,127
Other income (expense):
  Interest expense..........................................     (4,087)           (1,961)
  Amortization of deferred financing costs..................       (279)             (602)
  Interest and other income.................................         --                14
                                                                -------           -------
  Other income (expense), net...............................     (4,366)           (2,549)
                                                                -------           -------
Income before income taxes and minority interest............      4,255             1,578
Income tax expense..........................................         --              (474)
                                                                -------           -------
Income before minority interest.............................      4,255             1,104
Minority interest...........................................        (70)              (15)
                                                                -------           -------
Net income..................................................    $ 4,185           $ 1,089
                                                                =======           =======

                            See accompanying notes.

                         BOOTH CREEK SKI HOLDINGS, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                THREE MONTHS ENDED JANUARY 30, 1998 (UNAUDITED)
                      AND THE YEAR ENDED OCTOBER 31, 1997
                                 (IN THOUSANDS)

                                                                        NOTE
                                       COMMON STOCK     ADDITIONAL   RECEIVABLE
                                      ---------------    PAID-IN        FROM       ACCUMULATED
                                      SHARES   AMOUNT    CAPITAL     SHAREHOLDER     DEFICIT      TOTAL
                                      ------   ------   ----------   -----------   -----------    -----
Initial capitalization and balance
  at October 31, 1996...............  1,000     $--      $     2         $(2)       $     --     $     --
Payment received on shareholder note
  receivable........................     --      --           --           2              --            2
Capital contributions...............     --      --       46,498          --              --       46,498
Net loss............................     --      --           --          --         (17,093)     (17,093)
                                      -----     ---      -------         ---        --------     --------
Balance at October 31, 1997.........  1,000      --       46,500          --         (17,093)      29,407
Net income..........................     --      --           --          --           4,185        4,185
                                      -----     ---      -------         ---        --------     --------
Balance at January 30, 1998.........  1,000     $--      $46,500         $--        $(12,908)    $ 33,592
                                      =====     ===      =======         ===        ========     ========

                            See accompanying notes.

                         BOOTH CREEK SKI HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   THREE MONTHS ENDED
                                                              -----------------------------
                                                              JANUARY 30,       JANUARY 31,
                                                                 1998              1997
                                                              -----------       -----------
                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................   $  4,185          $   1,089
Adjustment to reconcile net income to net cash provided by
  operating activities:
  Depreciation and depletion................................      3,029              1,503
  Amortization of goodwill..................................        564                268
  Noncash cost of real estate sales.........................         --                 99
  Amortization of deferred financing costs..................        279                602
  Deferred income tax expense...............................         --                474
  Minority interest.........................................         70                 15
  Changes in operating assets and liabilities:
     Accounts receivable....................................       (110)              (823)
     Inventories............................................       (906)              (290)
     Prepaid expenses and other current assets..............     (1,668)              (634)
     Accounts payable and accrued liabilities...............      9,902              4,230
     Other long-term liabilities............................         55                 --
                                                               --------          ---------
Net cash provided by operating activities...................     15,400              6,533
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of ski resorts, net of cash acquired............         --           (133,498)
Capital expenditures for property and equipment.............     (4,473)              (211)
Other assets................................................        439               (772)
                                                               --------          ---------
Net cash used in investing activities.......................     (4,034)          (134,481)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of senior credit facility........................     (8,500)                --
Proceeds of long-term debt..................................         --            100,000
Principal payments of long-term debt........................     (1,681)              (950)
Deferred financing costs....................................         --             (5,106)
Purchase of preferred stock of subsidiary and payment of
  dividends.................................................       (136)                --
Payment received on shareholder note receivable.............         --                  2
Capital contributions.......................................         --             39,998
                                                               --------          ---------
Net cash (used in) provided by financing activities.........    (10,317)           133,944
                                                               --------          ---------
Increase in cash............................................      1,049              5,996
Cash at beginning of period.................................        462                 --
                                                               --------          ---------
Cash at end of period.......................................   $  1,511          $   5,996
                                                               ========          =========

                            See accompanying notes.

                         BOOTH CREEK SKI HOLDINGS, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                JANUARY 30, 1998

1. ORGANIZATION, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Booth Creek Ski Holdings, Inc. ("Booth Creek") was organized on October 8, 1996 in the State of Delaware for the purpose of acquiring and operating various ski resorts, including Northstar-at-Tahoe ("Northstar"), Sierra-at-Tahoe ("Sierra"), Bear Mountain, Waterville Valley, Mt. Cranmore, the Summit at Snoqualmie Pass (the "Summit" -- formerly Snoqualmie Pass) and Grand Targhee.

     The consolidated financial statements include the accounts of Booth Creek and its subsidiaries (collectively referred to as the "Company"), all of which are wholly-owned except for Ski Lifts, Inc. (the owner and operator of the Summit), which has shares of preferred stock owned by a third party. All significant intercompany transactions and balances have been eliminated.

     Booth Creek is a wholly-owned subsidiary of Booth Creek Ski Group, Inc. ("Parent").

     The accompanying consolidated financial statements as of January 30, 1998 and for the three month periods ended January 30, 1998 and January 31, 1997 are unaudited, but include all adjustments (consisting only of normal, recurring adjustments) which, in the opinion of management of the Company, are considered necessary for a fair presentation of the Company's financial position at January 30, 1998, and its operating results and cash flows for the three month periods ended January 30, 1998 and January 31, 1997. Due to the highly seasonal nature of the Company's business and the effect of acquisitions (Note 2), the results for the interim periods are not necessarily indicative of results for the entire year. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to generally accepted accounting principles applicable for interim periods. Management believes that the disclosures made are adequate to make the information presented not misleading.

REPORTING PERIODS

     The Company's reporting periods end on the Friday closest to the end of each month.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those results.

2. ACQUISITIONS

HISTORICAL ACQUISITIONS

     During the year ended October 31, 1997, the Company made the following acquisitions (the "Historical Acquisitions"), which have been included in the accompanying statements of operations since the effective dates of such acquisitions, and accounted for using the purchase method.

RESORT                                                         ACQUISITION DATE
------                                                         ----------------
Waterville Valley........................................      November 27, 1996
Mt. Cranmore.............................................      November 27, 1996
Northstar................................................      December 3, 1996
Sierra...................................................      December 3, 1996
Bear Mountain............................................      December 3, 1996
The Summit...............................................      January 15, 1997
Grand Targhee............................................      March 18, 1997

                         BOOTH CREEK SKI HOLDINGS, INC.
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

2. ACQUISITIONS (CONTINUED)

LOON MOUNTAIN ACQUISITION

     On February 26, 1998, the Company acquired Loon Mountain Recreation Corporation ("LMRC"), the owner and operator of the Loon Mountain ski resort located in New Hampshire. The acquisition of LMRC (the "Loon Mountain Acquisition") was effected pursuant to an Agreement and Plan of Merger, dated September 18, 1997, as amended as of December 22, 1997, by and among the Company, as assignee of Parent, LMRC Acquisition Corp. and LMRC.

     The aggregate net purchase price for the Loon Mountain Acquisition, determined through negotiations between the Company and LMRC, was approximately $29.0 million (including the assumption of debt which was repaid in connection with the acquisition). The Loon Mountain Acquisition was financed through (i) proceeds from the offering at par of $17,500,000 aggregate principal amount of the Company's 12.5% Series C Senior Notes due 2007 (See Note 4), issued under the Indenture, dated as of March 18, 1997, as amended and supplemented, among the Company, the Guarantors named therein, and the trustee, (ii) a capital contribution of $10.5 million to the Company by Parent (the "Equity Financing"), and (iii) available cash on hand and borrowings under the Company's Amended and Restated Credit Agreement dated March 18, 1997 as amended (the "Senior Credit Facility").

PRO FORMA FINANCIAL INFORMATION

     The following table represents unaudited pro forma financial information which presents the Company's consolidated results of operations for the three month periods ended January 30, 1998 and January 31, 1997 as if the Historical Acquisitions, Loon Mountain Acquisition and related financing transactions occurred on November 1, 1996.

                                                              THREE MONTHS ENDED
                                                           -------------------------
                                                           JANUARY 30,   JANUARY 31,
                                                              1998          1997
                                                           -----------   -----------
                                                                (IN THOUSANDS)
Statement of operations data:
  Revenue................................................    $45,773       $38,086
  Operating income.......................................    $10,359       $   833
  Net income (loss)......................................    $ 5,326       $(3,285)
Other data:
  EBITDA.................................................    $14,548       $ 4,875
  Noncash cost of real estate and other..................    $    --       $   232

     EBITDA represents income from operations before depreciation, depletion and amortization expense and the noncash cost of real estate sales.

     The pro forma information does not purport to be indicative of results that actually would have occurred had the acquisitions been made on the dates indicated or of results which may occur in the future.

                         BOOTH CREEK SKI HOLDINGS, INC.
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

3. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consist of the following at January 30, 1998 and October 31, 1997:

                                                           JANUARY 30,   OCTOBER 31,
                                                              1998          1997
                                                           -----------   -----------
                                                                (IN THOUSANDS)
Accounts payable.........................................    $11,832       $ 7,618
Accrued compensation and benefits........................      2,548         1,575
Taxes other than income..................................      1,614           545
Unearned income and deposits.............................      4,803         3,341
Interest.................................................      5,536         2,027
Other....................................................        701         2,026
                                                             -------       -------
                                                             $27,034       $17,132
                                                             =======       =======

4. FINANCING ARRANGEMENTS

SENIOR CREDIT FACILITY

     Effective February 26, 1998, the borrowing availability under the Senior Credit Facility was increased to $25 million (the "Senior Credit Facility Amendment"). The Senior Credit Facility requires that the Company not have borrowings thereunder in excess of $6.0 million between February 15 and two business days preceding March 15 of each year, have no borrowings on the business day preceding March 15 of each year and cannot have borrowings in excess of $6.0 million between March 15 and April 15 of each year ($7.5 million between March 15, 1998 and April 15, 1998). Total borrowings outstanding under the Senior Credit Facility at January 30, 1998 were $6.5 million, which bore interest at 9%.

LONG-TERM DEBT

     At January 30, 1998, $116 million of the Company's 12.5% Series B Senior Notes due 2007 (the "Series B Notes") were outstanding. The Series B Notes mature on March 15, 2007, and bear interest at 12.5% payable semiannually on each March 15 and September 15.

     On February 26, 1998, the Company consummated an offering (the "Offering") of $17.5 million of its 12.5% Series C Senior Notes (the "Series C Notes" and together with the Series B Notes, the "Notes"). The net proceeds of the Offering, the $10.5 million Equity Financing, and available cash on hand and borrowings under the Senior Credit Facility, were used to finance the Loon Mountain Acquisition (Note 2). The Series B Notes and Series C Notes are identical in all respects other than issue dates and the date from which interest accrues and except that the Notes will be subject to certain transfer restrictions.

     The Notes are unconditionally guaranteed, on an unsecured senior basis, as to the payment of principal, premium, if any, and interest, jointly and severally (the "Guarantees"), by all Restricted Subsidiaries of the Company having either assets or shareholders' equity in excess of $20,000 (the "Guarantors"). All of the Company's direct and indirect subsidiaries are Restricted Subsidiaries, except the Real Estate LLC. Each Guarantee is effectively subordinated to all secured indebtedness of such Guarantor. The Notes are general senior unsecured obligations of the Company ranking equally in right of payment with all other existing and future senior indebtedness of the Company and senior in right of payment to any subordinated indebtedness of the Company. The Notes are effectively subordinated in right of payment to all secured indebtedness of the Company and the Guarantors, including indebtedness under the Senior Credit Facility. In addition, the Notes are structurally subordinated to any indebtedness of the Company's subsidiaries that are not Guarantors. The Guarantors are wholly-owned subsidiaries of Booth Creek and have fully and unconditionally guaranteed the

                         BOOTH CREEK SKI HOLDINGS, INC.
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

4. FINANCING ARRANGEMENTS (CONTINUED)
Notes on a joint and several basis. Booth Creek is a holding company and has no operations, assets or cash flows separate from its investments in its subsidiaries. In addition, the assets, equity, income and cash flow of the Real Estate LLC, Booth Creek's only non-guarantor subsidiary, are inconsequential and the common stock of the Real Estate LLC is entirely owned by Booth Creek. Accordingly, Booth Creek has not presented separate financial statements and other disclosures concerning the Guarantors or its non-guarantor subsidiary because management has determined that such information is not material to investors.

     Prior to the consummation of the Loon Mountain Acquisition, the Company solicited consents from the holders of its Series B Notes to, among other things, (i) permit the Offering, (ii) permit the consummation of the Senior Credit Facility Amendment, (iii) modify the definitions of "Change of Control" and "Restricted Subsidiary" in the Indenture, and (iv) make minor modifications to certain other Indenture provisions. On February 20, 1998, the Company received sufficient consents to effect such actions and entered into a supplemental indenture modifying the Indenture, which became effective on February 26, 1998, upon the consummation of the Loon Mountain Acquisition and Equity Financing.

     For the three months ended January 30, 1998 the Company entered into long-term debt and capital lease obligations of approximately $2.5 million for the purchase of equipment.

5. INCOME TAXES

     During the year ended October 31, 1997, the Company recorded tax benefits for current operating losses to the extent of recorded deferred tax liabilities. Due to the Company's lack of profitable history, the tax benefits of excess operating losses were fully offset by a valuation reserve. Similarly, no federal income tax provision is expected for the year ended October 30, 1998 due to continued operating losses. Accordingly, during the quarter ended January 30, 1998, no federal income tax provision has been provided.

     Based on preliminary purchase price allocations for the Historical Acquisitions as described in Note 2, deferred tax liabilities of approximately $4.4 million were recorded in the preliminary opening balance sheets. This resulted in an expected effective income tax rate of approximately 25%, which was used by the Company in preparing its consolidated financial statements for the three months ended January 31, 1997. Final purchase price allocations, primarily for the Summit acquisition, resulted in less value being assigned to property and equipment, more to goodwill and a corresponding reduction in the original deferred tax liabilities. Accordingly, the actual income tax rate for the year ended October 31, 1997 was 10.8%, and was adjusted for in the fourth quarter of 1997 on a catch-up basis as a change in estimate.

                         REPORT OF INDEPENDENT AUDITORS

Booth Creek Ski Holdings, Inc.

     We have audited the accompanying consolidated balance sheets of Booth Creek Ski Holdings, Inc. as of October 31, 1997 and 1996, and the related consolidated statements of operations, shareholder's equity, and cash flows for the year ended October 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Booth Creek Ski Holdings, Inc. at October 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for the year ended October 31, 1997 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Sacramento, California
January 16, 1998

                         BOOTH CREEK SKI HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                   OCTOBER 31,
                                                                ------------------
                                                                  1997        1996
                                                                  ----        ----
                           ASSETS
Current assets:
  Cash......................................................    $    462      $--
  Accounts receivable, net of allowance of $35..............       1,528       --
  Inventories...............................................       3,059       --
  Prepaid expenses and other current assets.................       1,396       --
                                                                --------      ---
Total current assets........................................       6,445       --
Property and equipment, net.................................     123,154       --
Real estate held for development and sale...................      11,335       --
Deferred financing costs, net of accumulated amortization of
  $782......................................................       6,229       --
Timber rights and other assets..............................       7,402       --
Goodwill, net of accumulated amortization of $1,953.........      31,851       --
                                                                --------      ---
Total assets................................................    $186,416      $--
                                                                ========      ===
            LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Senior credit facility....................................    $ 15,000      $--
  Current portion of long-term debt.........................         947       --
  Accounts payable and accrued liabilities..................      17,132       --
                                                                --------      ---
Total current liabilities...................................      33,079       --
Long-term debt..............................................     120,380       --
Other long-term liabilities.................................         425       --
Commitments and contingencies
Preferred stock of subsidiary; 28,000 shares authorized,
  25,000 shares issued and outstanding; liquidation
  preference and redemption value of $3,354 at
  October 31, 1997..........................................       3,125       --
Shareholder's equity:
  Common stock, $.01 par value; 1,000 shares authorized,
     issued and outstanding.................................          --       --
  Additional paid-in capital................................      46,500        2
  Note receivable from shareholder..........................          --       (2)
  Accumulated deficit.......................................     (17,093)      --
                                                                --------      ---
Total shareholder's equity..................................      29,407       --
                                                                --------      ---
Total liabilities and shareholder's equity..................    $186,416      $--
                                                                ========      ===

                            See accompanying notes.

                         BOOTH CREEK SKI HOLDINGS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED OCTOBER 31, 1997
                                 (IN THOUSANDS)

Revenue:
  Resort operations.........................................    $ 68,136
  Real estate and other.....................................       3,671
                                                                --------
Total revenue...............................................      71,807
Operating expenses:
  Cost of sales -- resort operations........................      44,624
  Cost of sales -- real estate and other....................       2,799
  Depreciation and depletion................................       9,728
  Amortization of goodwill..................................       1,953
  Selling, general and administrative expense...............      11,048
  Management fees and corporate expenses....................       2,671
                                                                --------
Total operating expenses....................................      72,823
                                                                --------
Operating loss..............................................      (1,016)
Other income (expense):
  Interest expense..........................................     (13,269)
  Amortization of deferred financing costs..................      (1,809)
  Interest and other income.................................         166
                                                                --------
  Other income (expense), net...............................     (14,912)
                                                                --------
Loss before income taxes, minority interest and
  extraordinary item........................................     (15,928)
Income tax benefit..........................................       1,728
                                                                --------
Loss before minority interest and extraordinary item........     (14,200)
Minority interest...........................................        (229)
                                                                --------
Loss before extraordinary item..............................     (14,429)
Extraordinary loss on early retirement of debt..............      (2,664)
                                                                --------
Net loss....................................................    $(17,093)
                                                                ========

                            See accompanying notes.

                         BOOTH CREEK SKI HOLDINGS, INC.

                 CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY
                          YEAR ENDED OCTOBER 31, 1997
                                 (IN THOUSANDS)

                                                                             NOTE
                                          COMMON STOCK      ADDITIONAL    RECEIVABLE
                                        ----------------     PAID-IN         FROM        ACCUMULATED
                                        SHARES    AMOUNT     CAPITAL      SHAREHOLDER      DEFICIT       TOTAL
                                        ------    ------    ----------    -----------    -----------     -----
Initial capitalization and balance
  at October 31, 1996...............    1,000      $ --      $     2          $(2)        $     --      $     --
Payment received on shareholder note
  receivable........................       --        --           --            2               --             2
Capital contributions...............       --        --       46,498           --               --        46,498
Net loss............................       --        --           --           --          (17,093)      (17,093)
                                        -----      ----      -------          ---         --------      --------
Balance at October 31, 1997.........    1,000      $ --      $46,500          $--         $(17,093)     $ 29,407
                                        =====      ====      =======          ===         ========      ========

                            See accompanying notes.

                         BOOTH CREEK SKI HOLDINGS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED OCTOBER 31, 1997
                                 (IN THOUSANDS)

Cash flows from operating activities:
Net loss....................................................  $ (17,093)
Adjustment to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and depletion................................      9,728
  Amortization of goodwill..................................      1,953
  Noncash cost of real estate sales.........................      2,237
  Amortization of deferred financing costs..................      1,809
  Deferred income tax benefit...............................     (1,548)
  Minority interest.........................................        229
  Extraordinary loss on early retirement of debt............      2,664
  Changes in operating assets and liabilities:
     Accounts receivable....................................       (914)
     Inventories............................................      1,115
     Prepaid expenses and other current assets..............        303
     Accounts payable and accrued liabilities...............      1,003
     Other long-term liabilities............................         66
                                                              ---------
Net cash provided by operating activities...................      1,552
Cash flows from investing activities:
  Acquisition of ski resorts, net of cash acquired..........   (142,028)
  Capital expenditures for property and equipment...........     (9,459)
  Capital expenditures for real estate held for development
     and sale...............................................        (72)
  Other assets..............................................     (1,126)
                                                              ---------
Net cash used in investing activities.......................   (152,685)
Cash flows from financing activities:
  Borrowings under senior credit facility...................     15,000
  Proceeds of long-term debt................................    216,000
  Principal payments of long-term debt......................   (114,827)
  Deferred financing costs..................................    (10,703)
  Purchase of preferred stock of subsidiary.................       (375)
  Payment received on shareholder note receivable...........          2
  Capital contributions.....................................     46,498
                                                              ---------
Net cash provided by financing activities...................    151,595
                                                              ---------
Increase in cash............................................        462
Cash at beginning of period.................................         --
                                                              ---------
Cash at end of period.......................................  $     462
                                                              =========

                            See accompanying notes.

                         BOOTH CREEK SKI HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           OCTOBER 31, 1997 AND 1996

1. ORGANIZATION, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Booth Creek Ski Holdings, Inc. ("Booth Creek") was organized on October 8, 1996 in the State of Delaware for the purpose of acquiring and operating various ski resorts, including Northstar-at-Tahoe ("Northstar"), Sierra-at-Tahoe ("Sierra"), Bear Mountain, Waterville Valley, Mt. Cranmore, the Summit at Snoqualmie Pass (the "Summit" -- formerly Snoqualmie Pass) and Grand Targhee, as described more fully in Note 2.

     The consolidated financial statements include the accounts of Booth Creek and its subsidiaries (collectively referred to as the "Company"), all of which are wholly-owned except for Ski Lifts, Inc. (the owner and operator of the Summit) as discussed in Note 2. All significant intercompany transactions and balances have been eliminated.

     Booth Creek is a wholly-owned subsidiary of Booth Creek Ski Group, Inc. ("Parent").

REPORTING PERIODS

     The Company's reporting periods end on the Friday closest to the end of each month.

BUSINESS AND PRINCIPAL MARKETS

     Northstar is a year-round destination resort including ski and golf facilities. Sierra is a day ski area. Both Northstar and Sierra are located near Lake Tahoe, California. Bear Mountain is a day ski area located approximately two hours from Los Angeles, California. Waterville Valley, a destination resort, and Mt. Cranmore, a day ski area, are located in New Hampshire. The Summit is located in Northwest Washington and is a day ski area. Grand Targhee is a destination ski resort located in Wyoming.

     Operations are highly seasonal at all locations with the majority of revenues realized during the ski season from late November through early April. The length of the ski season and the profitability of operations are significantly impacted by weather conditions. Although Northstar, Bear Mountain, Waterville Valley and Mt. Cranmore have snowmaking capacity to mitigate some of the effects of adverse weather conditions, abnormally warm weather or lack of adequate snowfall can materially affect revenues. Sierra, the Summit and Grand Targhee lack significant snowmaking capability but generally benefit from higher annual snowfall.

     Other operational risks and uncertainties that face the Company include competitive pressures affecting the number of skier visits and ticket prices; the success of marketing efforts to maintain and increase skier visits; the possibility of equipment failure; and continued access to water supplies for snowmaking.

CASH

     Included in cash at October 31, 1997 is restricted cash of $344,000 relating to advance deposits and rental fees due to property owners for lodging and property rentals.

                         BOOTH CREEK SKI HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

1. ORGANIZATION, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
INVENTORIES

     Inventories are valued at the lower of cost (first-in, first-out) or market. The components of inventories at October 31, 1997 are as follows:

                                                                (IN THOUSANDS)
Retail products.............................................        $2,560
Supplies....................................................           314
Food and beverage...........................................           185
                                                                    ------
                                                                    $3,059
                                                                    ======

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is provided on the straight-line method based upon the estimated service lives, which are as follows:

Land improvements...........................................         20 years
Buildings and improvements..................................         20 years
Lift equipment..............................................         15 years
Other machinery and equipment...............................    3 to 15 years

REAL ESTATE ACTIVITIES

     The Company capitalizes as real estate held for development and sale the original acquisition cost (or appraised value in connection with purchase business combinations), direct construction and development costs, and other related costs. Property taxes, insurance and interest incurred on costs related to real estate under development are capitalized during periods in which activities necessary to get the property ready for its intended use are in progress. Land costs and other common costs incurred prior to construction are allocated to each land parcel benefited. Construction related costs are allocated to individual units in each development phase using the relative sales value method. Selling expenses are charged against income in the period incurred.

     Sales and profits on real estate sales are recognized using the full accrual method at the point that the Company's receivables from land sales are deemed collectible and the Company has no significant remaining obligations for construction or development, which typically occurs upon transfer of title. If such conditions are not met, the recognition of all or part of the sales and profit is postponed.

LONG-LIVED ASSETS

     The Company evaluates potential impairment of long-lived assets and long-lived assets to be disposed of in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"). SFAS No. 121 establishes procedures for review of recoverability, and measurement of impairment if necessary, of long-lived assets, goodwill and certain identifiable intangibles held and used by an entity. SFAS No. 121 requires that those assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. SFAS No. 121 also requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less estimated selling costs. As of October 31, 1997, management believes that there has not been any impairment of the Company's long-lived assets or goodwill.

                         BOOTH CREEK SKI HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

1. ORGANIZATION, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of amounts outstanding under the Company's Senior Credit Facility approximates book value, as the interest rate on such debt generally varies with changes in market interest rates. The fair value of the Company's Senior Notes was approximately $114 million at October 31, 1997, which is based on the market price of such debt.

REVENUE RECOGNITION

     Revenues are recognized as services are provided and products are sold. Sales of season passes are initially deferred in unearned income and recognized ratably over the ski season.

AMORTIZATION

     The excess of the purchase price over the fair values of the net assets acquired (goodwill) is being amortized using the straight-line method over a period of 15 years.

     Deferred financing costs are being amortized over the lives of the related obligations.

ADVERTISING COSTS

     The cost of advertisements is expensed when the advertisement is initially released. The cost of professional services for advertisements, sales campaigns, promotion, and public relations is expensed when the services are rendered. The cost of brochures is expensed over the ski season. Advertising expenses for the year ended October 31, 1997 were $1,983,000.

INCOME TAXES

     Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     The Company is included in the federal and state tax returns of Parent. The provision for federal and state income tax is computed as if the Company filed separate consolidated tax returns.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. ACQUISITIONS

     As described below, Booth Creek consummated the New Hampshire, California, Summit and Grand Targhee acquisitions prior to October 31, 1997. These acquisitions have been accounted for using the purchase method of accounting. The results of operations of the Waterville Valley, Mt. Cranmore, Northstar, Sierra, Bear Mountain, Summit and Grand Targhee resorts have been included in the accompanying statement of operations since the effective dates of such acquisitions.

THE NEW HAMPSHIRE ACQUISITIONS

     On November 27, 1996, Booth Creek Ski Acquisition Corp., a wholly-owned subsidiary of Booth Creek, purchased the assets of the Waterville Valley and Mt. Cranmore resorts from subsidiaries of American Skiing Company ("ASC") for an aggregate purchase price of $17.5 million. The purchase price was paid with $14.75

                         BOOTH CREEK SKI HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2. ACQUISITIONS -- (CONTINUED)
million in cash, before giving effect to normal working capital adjustments for current assets acquired and current liabilities assumed, and the $2.75 million ASC Seller Note (Note 5).

THE CALIFORNIA ACQUISITIONS

     On December 3, 1996, Booth Creek purchased from Fibreboard Corporation all of the issued and outstanding capital stock of Trimont Land Company, which operates Northstar, Sierra-at-Tahoe, Inc., which operates Sierra, and Bear Mountain, Inc., which operates Bear Mountain. The aggregate purchase price was $121.5 million in cash, before giving effect to normal working capital adjustments for current assets acquired and current liabilities assumed.

THE SUMMIT ACQUISITION

     Effective January 15, 1997, Booth Creek purchased all of the issued and outstanding common stock of Ski Lifts, Inc. ("Ski Lifts"), the owner and operator of the ski resort assets of the Summit (formerly Snoqualmie Pass), for an aggregate purchase price of approximately $14 million, which included the assumption of approximately $3.6 million of indebtedness, the issuance by Ski Lifts of the approximately $9.8 million Snoqualmie Seller Note (Note 5), and other obligations to the selling shareholders of approximately $600,000.

     In connection with the consummation of the Snoqualmie acquisition, Ski Lifts transferred approximately 71 acres of owned real estate held for development purposes and related buildings into a Delaware limited liability company (the "Real Estate LLC"), of which Ski Lifts is a member and 99% equity interest holder and Booth Creek is the other member and 1% equity interest holder. In addition, Ski Lifts granted the Real Estate LLC an option (the "Real Estate Option") to purchase an additional 14 acres of developmental real estate for nominal consideration. Ski Lifts also issued 28,000 shares of non-voting preferred stock (the "Ski Lifts Preferred Stock") to its prior owners having an aggregate liquidation preference equal to $3.5 million, the aggregate estimated fair market value of the real estate transferred to the Real Estate LLC and the real estate subject to the Real Estate Option. Concurrently with these transactions, the Real Estate LLC entered into an agreement to purchase (the "Preferred Stock Purchase Agreement") the Ski Lifts Preferred Stock, on a quarterly basis over the five years following the date of the Summit Acquisition, at a purchase price equal to the liquidation preference thereof plus accrued dividends to the date of purchase. Through October 31, 1997, the Company has paid the first three quarterly payments under the Preferred Stock Purchase Agreement aggregating $375,000. The Real Estate LLC's obligations under the Preferred Stock Purchase Agreement are secured by a first priority lien on the developmental real estate held by the Real Estate LLC and substantially all of its other assets. The Ski Lifts Preferred Stock provides for a 9% cumulative dividend and is redeemable at the option of Ski Lifts without premium. In addition, pursuant to the terms of the Ski Lifts Preferred Stock, the holders thereof have no redemption rights and are entitled to receive dividend payments only when and if declared by the board of directors of Ski Lifts. The amount of cumulative preferred dividends in arrears at October 31, 1997 was $229,000 and is included in other long-term liabilities in the accompanying consolidated balance sheet.

THE GRAND TARGHEE ACQUISITION

     On March 18, 1997, Booth Creek acquired all the issued and outstanding capital stock of Grand Targhee Incorporated, the owner of the ski resort assets of Grand Targhee, for an aggregate purchase price of approximately $7.9 million plus contingent payments of up to $2 million based on the performance of Grand Targhee through the 1998/99 ski season and additional commissions based on the number of dwelling units developed at the resort through 2012.

                         BOOTH CREEK SKI HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2. ACQUISITIONS -- (CONTINUED)
SUMMARY OF PURCHASE PRICE ALLOCATIONS

     Summary information regarding the purchase price allocations to the assets acquired and liabilities assumed in each of the acquisitions described above is as follows:

                                  NEW HAMPSHIRE     CALIFORNIA        SUMMIT       GRAND TARGHEE
                                  ACQUISITIONS     ACQUISITIONS    ACQUISITION      ACQUISITION
                                  -------------    ------------    -----------     -------------
                                                          (IN THOUSANDS)
Net working capital...........       $  (714)        $ (5,206)       $(5,822)         $ (752)
Property and equipment........        17,500           86,078          9,148           8,837
Real estate and other
  long-term assets............            --           15,608          4,189              26
Goodwill......................         1,931           22,318          9,555              --
Long-term debt................        (3,172)            (796)        (9,880)            (80)
Deferred income taxes and
  other long-term
  liabilities.................            --               --         (6,682)            (58)
                                     -------         --------        -------          ------
                                     $15,545         $118,002        $   508          $7,973
                                     =======         ========        =======          ======

PRO FORMA FINANCIAL INFORMATION

     The following table represents unaudited pro forma financial information which presents the Company's consolidated results of operations for the years ended October 31, 1997 and 1996 as if the acquisitions occurred on November 1, 1995.

                                                             1997       1996
                                                             ----       ----
                                                             (IN THOUSANDS)
Statement of operations data:
  Revenues...............................................  $ 82,074   $ 82,128
  Income (loss) from operations..........................  $ (5,282)  $  3,105
  Net loss...............................................  $(21,753)  $(11,314)
Other data:
  EBITDA.................................................  $ 10,501   $ 17,909
  Noncash cost of real estate and other..................  $  2,370   $  1,607

     EBITDA represents income from operations before depreciation and amortization expense and the noncash cost of real estate sales.

     The pro forma information does not purport to be indicative of results that actually would have occurred had the acquisitions been made on the date indicated or of results which may occur in the future.

                         BOOTH CREEK SKI HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at October 31, 1997:

                                                              (IN THOUSANDS)
Land and improvements.......................................     $ 28,746
Buildings and improvements..................................       34,184
Lift equipment..............................................       32,998
Other machinery and equipment...............................       29,008
Construction in progress....................................        7,491
                                                                 --------
                                                                  132,427
Less accumulated depreciation...............................        9,273
                                                                 --------
                                                                 $123,154
                                                                 ========

4. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consist of the following at October 31, 1997:

                                                              (IN THOUSANDS)
Accounts payable............................................     $ 7,618
Accrued compensation and benefits...........................       1,575
Taxes other than income.....................................         545
Unearned income and deposits................................       3,341
Interest....................................................       2,027
Other.......................................................       2,026
                                                                 -------
                                                                 $17,132
                                                                 =======

5. FINANCING ARRANGEMENTS

SENIOR CREDIT FACILITY

     The following is a summary of certain provisions of the amended and restated Credit Agreement (the Senior Credit Facility) dated as of March 18, 1997 and amended on various dates, among Booth Creek, its subsidiaries, the financial institutions party thereto and BankBoston, N.A., as administrative agent (Agent).

          General -- The Senior Credit Facility provides for borrowing availability of up to $20 million. The Company is required to repay all borrowings under the Senior Credit Facility on or before March 1 of each year and have no outstanding indebtedness thereunder during the two months thereafter. Borrowings under the Senior Credit Facility are collectively referred to herein as the Loans. Total borrowings outstanding under the Senior Credit Facility at October 31, 1997 were $15 million.

          Interest -- For purposes of calculating interest, the Loans can be, at the election of the Company, Base Rate Loans or LIBOR Rate Loans or a combination thereof. Base Rate Loans bear interest at the sum of (a) a margin of between 0% and .5%, depending on the level of consolidated EBITDA of the Company and its subsidiaries (as determined pursuant to the Senior Credit Facility), plus (b) the higher of (i) the Agent's base rate or (ii) the federal funds rate plus .5%. LIBOR Rate Loans bear interest at the LIBOR rate plus a margin of between 2% and 3%, depending on the level of consolidated EBITDA. The Senior Credit Facility also requires a commitment fee of .5% based on the unused borrowing base. As of October 31, 1997, the borrowings outstanding bear interest at 9% pursuant to the Base Rate Loans option.

                         BOOTH CREEK SKI HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5. FINANCING ARRANGEMENTS -- (CONTINUED)
          Repayment -- Subject to the provisions of the Senior Credit Facility, the Company may, from time to time, borrow, repay and reborrow under the Senior Credit Facility. The entire unpaid balance under the Senior Credit Facility is due and payable on March 31, 1999.

          Security -- Borrowings under the Senior Credit Facility are secured by
     (i) a pledge of the Agent for the ratable benefit of the financial institutions party to the Senior Credit Facility of all of the capital stock of Booth Creek's principal subsidiaries and (ii) a grant of a security interest in substantially all of the consolidated assets of Booth Creek and its subsidiaries (excluding the Real Estate LLC).

          Covenants -- The Senior Credit Facility contains financial covenants relating to the maintenance of (i) ratios of (a) financing debt to consolidated cash flow, (b) adjusted consolidated cash flow to consolidated debt service and (c) consolidated cash flow to consolidated interest expense, (ii) consolidated net worth, and (iii) consolidated cash flow. The Senior Credit Facility also contains restrictive covenants pertaining to the management and operation of Booth Creek and its subsidiaries. The covenants include, among others, significant limitations on indebtedness, guarantees, mergers, acquisitions, fundamental corporate changes, capital expenditures, asset sales, leases, investments, loans and advances, liens, dividends and other stock payments, transactions with affiliates, optional payments and modification of debt instruments and issuances of stock.

LONG-TERM DEBT

     Long-term debt consists of the following instruments at October 31, 1997, which are described below:

                                                              (IN THOUSANDS)
Senior Notes................................................     $116,000
ASC Seller Note.............................................        2,500
Other debt..................................................        2,827
                                                                 --------
                                                                  121,327
Less current portion........................................          947
                                                                 --------
                                                                 $120,380
                                                                 ========

     Senior Notes

     On March 18, 1997, the Company consummated an offering (the Offering) of $110 million in senior debt securities (the Senior Notes). An additional $6 million aggregate principal amount of Senior Notes were sold by the Company on April 25, 1997. The proceeds of the Offering, along with $6.5 million in additional equity contributions of Parent and available cash on hand, were used to i) repay $90 million in bridge notes bearing interest at approximately 11%,
ii) repay the $9.8 million Snoqualmie Seller Note bearing interest at 5% per annum and certain other debt assumed in connection with the Summit acquisition,
iii) repay obligations relating to a $10 million intercompany note payable to Parent, iv) acquire Grand Targhee and repay certain debt assumed in connection therewith, and v) pay certain fees and expenses associated with the Offering and the Senior Credit Facility. Existing deferred financing costs at March 18, 1997 of $2,664,000 relating principally to the bridge notes repaid, were charged off in connection with the early extinguishment of debt, and have been reflected as an extraordinary item in the accompanying statement of operations.

     The Senior Notes mature on March 15, 2007, and bear interest at 12.5% payable semiannually on each March 15 and September 15. The Senior Notes are unconditionally guaranteed, on an unsecured senior basis, as to the payment of principal, premium, if any, and interest, jointly and severally (the Guarantees), by all Restricted Subsidiaries of the Company having either assets or shareholders equity in excess of $20,000 (the

                         BOOTH CREEK SKI HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5. FINANCING ARRANGEMENTS -- (CONTINUED)
Guarantors). All of the Company's direct and indirect subsidiaries are Restricted Subsidiaries, except the Real Estate LLC. Each Guarantee is effectively subordinated to all secured indebtedness of such Guarantor. The Senior Notes are general senior unsecured obligations of the Company ranking equally in right of payment with all other existing and future senior indebtedness of the Company and senior in right of payment to any subordinated indebtedness of the Company. The Senior Notes are effectively subordinated in right of payment to all secured indebtedness of the Company and the Guarantors, including indebtedness under the Senior Credit Facility. In addition, the Senior Notes are structurally subordinated to any indebtedness of the Company's subsidiaries that are not Guarantors. The indenture for the Senior Notes (the Indenture) contains covenants for the benefit of the holders of the Senior Notes that, among other things, restrict the ability of the Company and any Restricted Subsidiaries to: (i) incur additional indebtedness; (ii) pay dividends and make distributions; (iii) issue stock of subsidiaries; (iv) make certain investments;
(v) repurchase stock; (vi) create liens; (vii) enter into transactions with affiliates, (viii) enter into sale and leaseback transactions, (ix) create dividend or other payment restrictions affecting Restricted Subsidiaries; (x) merge or consolidate the Company or any Guarantors; and (xi) transfer and sell assets.

     The Guarantors are wholly-owned subsidiaries of Booth Creek and have fully and unconditionally guaranteed the Senior Notes on a joint and several basis. Booth Creek is a holding company and has no operations, assets or cash flows separate from its investments in its subsidiaries. In addition, the assets, equity, income and cash flow of the Real Estate LLC, Booth Creeks only non-guarantor subsidiary described in Note 2, are inconsequential and the common stock of the Real Estate LLC is entirely owned by Booth Creek. Accordingly, Booth Creek has not presented separate financial statements and other disclosures concerning the Guarantors or non-guarantor subsidiary because management has determined that such information is not material to investors.

     On August 14, 1997, Booth Creek consummated its offer to exchange (the "Exchange Offer") up to $116 million aggregate principal amount of its Series B 12.5% Senior Notes due 2007, which have been registered under the Securities Act of 1933, as amended, for a like principal amount of its previously outstanding, unregistered 12.5% Senior Notes due 2007 (the "Rule 144A Notes"). The Exchange Offer expired on August 13, 1997, on which date 100% of the outstanding Rule 144A Notes had been received by the exchange agent for the Exchange Offer.

     ASC Seller Note

     As part of the purchase price for the acquisitions of Waterville Valley and Mt. Cranmore, Booth Creek Ski Acquisition Corp., a wholly-owned subsidiary of Booth Creek, and Waterville Valley Ski Resort, Inc. and Mount Cranmore Ski Resort, Inc., wholly-owned subsidiaries of Booth Creek Ski Acquisition Corp. and the respective owners of the assets of the Waterville Valley and Mt. Cranmore resorts, jointly and severally issued a promissory note to American Skiing Company in the aggregate principal amount of $2.75 million, of which $2.5 million was outstanding at October 31, 1997. The ASC Seller Note requires annual principal payments at an initial level of $100,000 per year beginning January 31, 1998 and increasing to $350,000 by January 31, 2003, with the remaining principal balance of $1,150,000 due on June 30, 2004. The ASC Seller Note bears interest at 12% per annum payable semi-annually on each June 30 and December 31.

     Other Debt

     Other debt of $2,827,000 at October 31, 1997 consists of various capital lease obligations, notes payables and improvement bond obligations.

     During the year ended October 31, 1997, the Company paid cash for interest costs of $11,243,000.

                         BOOTH CREEK SKI HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

     The Company leases certain machinery, equipment and facilities under operating leases. Aggregate future minimum lease payments as of October 31, 1997 are as follows:

                            YEAR
                           ENDING
                         OCTOBER 31
                         ----------                             (IN THOUSANDS)
1998........................................................        $2,036
1999........................................................         1,201
2000........................................................           429
2001........................................................           326
2002........................................................           162
Thereafter..................................................           425
                                                                    ------
                                                                    $4,579
                                                                    ======

     Total rent expense for all operating leases amounted to $2,882,000 for the year ended October 31, 1997.

     In addition, the Company leases property from the U.S. Forest Service under Special Use Permits for all or certain portions of the operations of Sierra, Bear Mountain, Waterville Valley, the Summit and Grand Targhee. These leases are effective through 2008, 2020, 2034, 2032 and 2034, respectively. Lease payments are based on a percentage of revenues, and were $665,000 for the year ended October 31, 1997.

OTHER COMMITMENTS

     Commitments for future capital expenditures through 1999 totaled approximately $3.5 million at October 31, 1997.

     In September 1997, the Company acquired a two year land purchase option for $500,000. The land purchase option permits the Company to acquire certain land for additional consideration of approximately $3.2 million. If the land purchase option is not exercised due to certain events, $250,000 of the option price is refundable.

LITIGATION

     The nature of the ski industry includes the risk of skier injuries. Generally, the Company has insurance to cover potential claims; in some cases the amounts of the claims may be substantial. The Company is also involved in a number of other claims arising from its operations.

     Management, in consultation with legal counsel, believes resolution of these claims will not have a material adverse impact on the Company's consolidated financial condition or results of operations.

PLEDGE OF STOCK

     The stock of the Company is pledged to secure $30 million of indebtedness of the Parent.

                         BOOTH CREEK SKI HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7. INCOME TAXES

     The income tax benefit (provision) for the year ended October 31, 1997 consists of the following:

                                                                (IN THOUSANDS)
Current:
  Federal...................................................        $  200
  State.....................................................           (20)
                                                                    ------
                                                                       180
                                                                    ------
Deferred:
  Federal...................................................         1,442
  State.....................................................           106
                                                                    ------
                                                                     1,548
                                                                    ------
                                                                    $1,728
                                                                    ======

     The difference between the statutory federal income tax rate and the effective tax rate for the year ended October 31, 1997 is attributable to the following:

                                                                (IN THOUSANDS)
Tax benefit computed at federal statutory rate of 35% of
  pre-tax loss..............................................       $ 5,575
Change in valuation allowance...............................        (3,691)
Other, net..................................................          (156)
                                                                   -------
                                                                   $ 1,728
                                                                   =======

     As all of the income tax benefit for the year ended October 31, 1997 was attributable to the losses from continuing operations, none of the benefit was allocated to the extraordinary loss on early retirement of debt (Note 5). Accordingly, the extraordinary loss increased the Company's net operating losses by $2,664,000 and the valuation allowance by $972,000. At October 31, 1997, the Company has a net operating loss carryforward of approximately $16 million for federal income tax reporting purposes, which expires in 2012.

     Significant components of the Company's deferred tax assets and liabilities as of October 31, 1997 are as follows:

                                                                (IN THOUSANDS)
Deferred tax assets:
  Accruals and reserves.....................................       $   754
  Alternative minimum tax credit carryforwards..............           130
  Net operating loss carryforwards..........................         5,909
                                                                   -------
     Total deferred tax assets..............................         6,793
Deferred tax liabilities:
  Property and equipment....................................        (2,000)
                                                                   -------
  Total deferred tax liabilities............................        (2,000)
                                                                   -------
Net deferred tax assets.....................................         4,793
Valuation allowance.........................................        (4,793)
                                                                   -------
Net deferred tax assets reflected in the accompanying
  consolidated balance sheet................................       $    --
                                                                   =======

     Based on preliminary purchase price allocations for the Company's acquisitions of the resorts as described in Note 2, deferred tax liabilities of approximately $4.4 million were recorded in the opening balance sheets.

                         BOOTH CREEK SKI HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7. INCOME TAXES -- (CONTINUED)
This resulted in an expected income tax benefit rate of approximately 25%, which was used by the Company in preparing its financial statements through the third quarter of 1997. Final purchase allocations, primarily for the Summit acquisition, resulted in less value being assigned to fixed assets, more to goodwill and a corresponding reduction in the original deferred tax liabilities. Accordingly, the actual income tax benefit rate for the year ended October 31, 1997 was 10.8%, and was adjusted for in the fourth quarter on a catch-up basis as a change in estimate.

8.  MANAGEMENT AGREEMENT AND RELATED PARTY TRANSACTIONS

     Booth Creek, Inc. (the "Management Company") provides management services to Booth Creek, the Parent and Booth Creek's subsidiaries pursuant to the Management Agreement dated November 27, 1996 (the "Management Agreement") between Booth Creek and the Management Company. The Management Company provides Booth Creek, the Parent and Booth Creeks subsidiaries with financial advice with respect to, among other matters, cash management, accounting and data processing systems and procedures, budgeting, equipment purchases, business forecasts, treasury functions and investor relations. The Management Company also provides general supervision and management advice concerning tax, legal and corporate finance matters, administration and operation, personnel matters, business insurance and the employment of consultants, contractors and agents. Under the terms of the Management Agreement, the Company provides customary indemnification, reimburses certain costs and pays the Management Company an annual management fee of $350,000 plus an operating bonus, not to exceed $400,000, equal to 2.5% of the excess of consolidated EBITDA (as defined in the Indenture) for such year over $25 million. The obligation of the Company to make payments under the Management Agreement is subject to restrictions under the Indenture and the Senior Credit Facility. Management fees during the year ended October 31, 1997 were $350,000.

     Since the formation of the Company, the Management Company and certain of its affiliates have made advances and deposits of approximately $1,400,000 through October 31, 1997, and have incurred expenses of approximately $1,000,000 through October 31, 1997, in connection with certain of the acquisitions. All of these costs were later reimbursed by the Company pursuant to the Management Agreement.

     At October 31, 1997, the Company had a receivable of $331,000 from Parent, which is included in other current assets in the accompanying consolidated balance sheet.

9. EMPLOYEE BENEFIT PLAN

     The Company maintains a defined contribution retirement plan (the Plan), qualified under Section 401 (k) of the Internal Revenue Code, for certain eligible employees. Pursuant to the Plan, eligible employees may contribute a portion of their compensation, subject to a maximum amount per year as specified by law. The Company provides a matching contribution based on specified percentages of amounts contributed by participants. The Company's contribution expense for the year ended October 31, 1997 was $215,000.

                         REPORT OF INDEPENDENT AUDITORS

Fibreboard Corporation

     We have audited the accompanying combined balance sheet of The Resort Group of Fibreboard Corporation (wholly-owned subsidiaries of Fibreboard Corporation) as of December 2, 1996, and the related combined statements of operations and cash flows for the period from November 1, 1996 to December 2, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Resort Group of Fibreboard Corporation at December 2, 1996, and the results of its operations and its cash flows for the period from November 1, 1996 to December 2, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin
September 30, 1997

                   THE RESORT GROUP OF FIBREBOARD CORPORATION
             (WHOLLY-OWNED SUBSIDIARIES OF FIBREBOARD CORPORATION)

                             COMBINED BALANCE SHEET
                                DECEMBER 2, 1996
                         (DOLLAR AMOUNTS IN THOUSANDS)

ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 2,232
  Accounts receivable, net of allowance for doubtful
     accounts of $10........................................      661
  Current portion of notes receivable.......................      343
  Inventories...............................................    2,910
  Prepaid expenses..........................................      987
  Current portion of real estate held for resale............    1,554
                                                              -------
Total current assets........................................    8,687
Property and equipment:
  Land and improvements.....................................   26,491
  Buildings.................................................   15,479
  Machinery and equipment...................................   44,838
  Construction in progress..................................    3,557
                                                              -------
                                                               90,365
  Less accumulated depreciation.............................   26,461
                                                              -------
  Property and equipment, net...............................   63,904
Timber rights, net of accumulated depletion of $16..........    1,484
Notes receivable, net of current portion....................    1,260
Real estate held for resale, net of current portion.........      726
Other assets................................................    1,258
                                                              -------
Total assets................................................  $77,319
                                                              =======
LIABILITIES AND NET ASSETS
Current liabilities:
  Accounts payable and accrued liabilities..................  $12,962
  Intercompany payable to Fibreboard Corporation............   39,829
                                                              -------
Total current liabilities...................................   52,791
Commitments and contingencies (Notes 8 and 9)
Net assets..................................................   24,528
                                                              -------
Total liabilities and net assets............................  $77,319
                                                              =======

                            See accompanying notes.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION
             (WHOLLY-OWNED SUBSIDIARIES OF FIBREBOARD CORPORATION)

                        COMBINED STATEMENT OF OPERATIONS
            FOR THE PERIOD FROM NOVEMBER 1, 1996 TO DECEMBER 2, 1996
                         (DOLLAR AMOUNTS IN THOUSANDS)

Revenue:
  Resort operations.........................................    $ 1,395
  Real estate and other.....................................        304
                                                                -------
Total revenue...............................................      1,699
Cost of sales:
  Resort operations.........................................      2,890
  Real estate and other.....................................        161
                                                                -------
Total cost of sales.........................................      3,051
                                                                -------
Gross margin................................................     (1,352)
Sales, general and administrative expense...................      1,766
Management fee..............................................         70
                                                                -------
Operating loss..............................................     (3,188)
Interest expense............................................         (3)
Interest and other income...................................         14
Intercompany interest expense, net..........................       (217)
                                                                -------
Loss before income taxes....................................     (3,394)
Income tax benefit..........................................      1,358
                                                                -------
Net loss....................................................    $(2,036)
                                                                =======

                            See accompanying notes.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION
             (WHOLLY-OWNED SUBSIDIARIES OF FIBREBOARD CORPORATION)

                        COMBINED STATEMENT OF CASH FLOWS
            FOR THE PERIOD FROM NOVEMBER 1, 1996 TO DECEMBER 2, 1996
                         (DOLLAR AMOUNTS IN THOUSANDS)

Cash flows from operating activities:
  Net loss..................................................  $(2,036)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................        6
     Noncash cost of real estate sales......................      133
     Net changes in operating assets and liabilities:
       Accounts receivable..................................      138
       Inventories..........................................     (804)
       Prepaid expenses.....................................     (306)
       Accounts payable and accrued liabilities.............    8,638
                                                              -------
  Net cash provided by operating activities.................    5,769
Cash flows from investing activities:
  Purchase of other assets..................................     (488)
  Capital expenditures -- property and equipment............   (5,587)
  Development expenditures -- real estate held for resale...     (191)
  Principal payments received on notes receivable...........      115
                                                              -------
  Net cash used in investing activities.....................   (6,151)
Cash flows from financing activities:
  Increase in intercompany payable to Fibreboard
     Corporation............................................    1,115
                                                              -------
  Net cash provided by financing activities.................    1,115
                                                              -------
  Net increase in cash and cash equivalents.................      733
  Cash and cash equivalents, beginning of period............    1,499
                                                              -------
  Cash and cash equivalents, end of period..................  $ 2,232
                                                              =======
  Supplemental cash flow information:
     Cash paid for interest to third parties................  $    53
                                                              =======
  Noncash investing and financing activities:
     Exchange of old lift for new lift......................  $ 2,000
                                                              =======

                            See accompanying notes.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION
             (WHOLLY-OWNED SUBSIDIARIES OF FIBREBOARD CORPORATION)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 2, 1996

1. ORGANIZATION

BASIS OF PRESENTATION

     The Resort Group of Fibreboard Corporation (the "Resort Group") includes the following wholly-owned subsidiaries of Fibreboard Corporation, a Delaware corporation ("Fibreboard"): Trimont Land Company, d.b.a., Northstar-at-Tahoe ("Northstar"), Sierra-at-Tahoe, Inc. ("Sierra"), and Bear Mountain, Inc. ("Bear").

BUSINESS

     Northstar is a year-round destination resort including ski and golf facilities. Northstar also has real estate operations. Sierra is a day ski area. Both Northstar and Sierra are located near Lake Tahoe, California. Bear is a day ski area located approximately two hours from Los Angeles, California.

     Operations are highly seasonal at all locations with the majority of revenues realized during the ski season from late November through early April. The length of the ski season and the profitability of operations are significantly impacted by weather conditions. Although Northstar and Bear have snowmaking capacity to mitigate some of the effects of adverse weather conditions, abnormally warm weather or lack of adequate snowfall can materially affect revenues. Sierra lacks significant snowmaking capability but generally benefits from higher annual snowfall.

     Other operational risks and uncertainties that face the Resort Group include competitive pressures affecting the number of skier visits and ticket prices; the success of marketing efforts to maintain and increase skier visits; the possibility of equipment failure; and continued access to water supplies for snowmaking.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

     The Resort Group participates in Fibreboard's centralized cash management system to minimize the amount of cash on deposit with banks and to maximize interest income. Cash includes cash on hand or in banks available for immediate disbursal. The Resort Group considers all highly-liquid investments with an original maturity of three months or less to be cash equivalents.

     Included in cash at December 2, 1996 is restricted cash of $526,000 relating to advance deposits and rental fees due to property owners for lodging and property rentals.

INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out) or market. The components of inventories at December 2, 1996 are as follows (in thousands):

Retail products.............................................    $1,732
Supplies....................................................     1,003
Food and beverage...........................................       175
                                                                ------
Total inventories...........................................    $2,910
                                                                ======

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is provided on the straight-line method based upon the estimated service lives of the property, ranging from 3 to 20 years. The Resort Group recognizes depreciation expense on substantially all resort related assets over the operating ski season, which is presumed

                   THE RESORT GROUP OF FIBREBOARD CORPORATION
             (WHOLLY-OWNED SUBSIDIARIES OF FIBREBOARD CORPORATION)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) to be the months of December through March. Accordingly, depreciation expense of approximately $6,000 was recorded in the period from November 1, 1996 to December 2, 1996 and is not reflective of the Resort Group's annual depreciation charges.

     The Resort Group capitalizes interest on borrowed funds during construction periods. Capitalized interest is amortized over the lives of the related assets. Interest capitalized for the period from November 1, 1996 to December 2, 1996 was $80,000.

ADVERTISING COSTS

     The cost of advertising is expensed when the advertisement is released. The cost of professional services for advertising, sales campaigns, promotions, and public relations is expensed when the services are rendered. The cost of brochures is expensed over the ski season. Advertising expenses were approximately $259,000 for the period from November 1, 1996 to December 2, 1996.

INCOME TAXES

     The Resort Group accounts for income taxes under the liability method. Deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws. Deferred taxes primarily consist of the basis differences associated with property and equipment and certain liabilities as of December 2, 1996.

     The Resort Group is included in the federal and state consolidated tax returns of Fibreboard. The Resort Group computes its tax liability as if it had filed a separate tax return and accrues such amount to Fibreboard. Accordingly, all current and deferred tax balances, which are provided for in total at the statutory rate, are included in the intercompany payable to Fibreboard Corporation.

     The following table summarizes the differences between the statutory federal and the effective rate at December 2, 1996 (in thousands):

     Income taxes at statutory federal rate......................  $1,188
     State taxes, net of federal tax benefit.....................     170
                                                                   ------
     Income tax benefit..........................................  $1,358
                                                                   ======

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. REAL ESTATE OPERATIONS

     Revenues and profits on real estate sales at Northstar are recognized using the full accrual method at the point that the Resort Group's receivables from land sales are deemed collectible and the Resort Group has no significant remaining obligations for construction or development. If such conditions are not met, the recognition of all or part of the revenues and profit is postponed.

     Real estate held for resale includes the initial development expenditures (e.g., roads, sewage systems, engineering fees, and capitalized interest) for a new residential development at Northstar. The costs have been allocated to the individual lots based on the development phase in which the lot is located. The current portion

                   THE RESORT GROUP OF FIBREBOARD CORPORATION
             (WHOLLY-OWNED SUBSIDIARIES OF FIBREBOARD CORPORATION)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. REAL ESTATE OPERATIONS -- (CONTINUED) of these costs relates to lots which the Resort Group expects to sell within one year. These costs are recognized as noncash cost of real estate sales upon the sale of the lot.

     Notes receivable relate to these real estate sales and equipment sales and consist of the following as of December 2, 1996 (in thousands):

Secured notes receivable bearing interest at 9% to 10.5%;
  payments of interest and principal are due monthly and the notes mature between 1997 and 2011........................  $1,469
Notes receivable for sale of equipment; payable in full in
  April 1997................................................     134
                                                              ------
                                                               1,603
Less current portion........................................     343
                                                              ------
Long-term notes receivable..................................  $1,260
                                                              ======

     Future maturities of these notes are as follows (in thousands):

1996 (one month)............................................    $    5
1997........................................................       343
1998........................................................       782
1999........................................................        26
2000........................................................        28
2001........................................................        30
Thereafter..................................................       389
                                                                ------
                                                                $1,603
                                                                ======

4. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consist of the following at December 2, 1996 (in thousands):

Accounts payable............................................    $ 8,585
Unearned income.............................................      2,020
Payroll related.............................................      1,501
Taxes other than income.....................................        622
Other.......................................................        234
                                                                -------
                                                                $12,962
                                                                =======

     Unearned income relates primarily to season ski passes, coupon and ticket voucher sales and customer deposits. Revenue from season passes is recognized ratably over the ski season.

5. EMPLOYEE BENEFIT PLANS

     The Resort Group's employees are eligible to participate in a 401(k) plan sponsored by Fibreboard. The Resort Group contributed $35,000 as a result of these plans in the period from November 1, 1996 to December 2, 1996. Certain current and former Resort Group employees have vested benefits in Fibreboard's defined benefit pension plan, which was frozen in 1993. All pension liabilities and expenses are funded directly by Fibreboard.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION
             (WHOLLY-OWNED SUBSIDIARIES OF FIBREBOARD CORPORATION)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6. CREDIT FACILITY

     The Resort Group has a reducing revolving credit facility which provided for maximum borrowing of $34,043,940 at December 2, 1996. At December 2, 1996, no amounts were outstanding under the credit facility, which was subsequently terminated as a result of the sale of the Resort Group (Note 10).

7. INTERCOMPANY TRANSACTIONS

     The Resort Group is charged a management fee by Fibreboard based on services rendered by Fibreboard for the benefit of the Resort Group. These services primarily relate to legal, accounting, cash management, human resources, tax consultation and filings, management information systems (MIS), and overall corporate strategy and direction. The fee for the above services and others is based on a percentage of income, headcount, and estimated time spent by the legal and MIS staff on the Group's behalf. This fee was $70,000 for the period from November 1, 1996 to December 2, 1996.

     The Resort Group was charged interest of approximately $297,000, including $80,000 which was capitalized by the Resort Group (Note 2), by Fibreboard for the period from November 1, 1996 to December 2, 1996, based on outstanding intercompany amounts.

     All of the above transactions are accounted for through the intercompany payable to Fibreboard Corporation account, which totaled $39,829,335 at December 2, 1996. In addition, all excess cash is remitted to and checks are covered by Fibreboard. Allocations for payroll and related taxes, workers' compensation and income taxes are also accounted for through this account.

8. LITIGATION

     The nature of the ski industry includes the risk of skier injuries. The Resort Group is involved in a number of claims arising from its operations. Generally, the Resort Group has insurance to cover potential claims; in some cases the amounts of the claims may be substantial.

     Management, in consultation with legal counsel, believes resolution of these claims will not have a material adverse impact on the Resort Group's combined financial condition or results of operations.

9. COMMITMENTS

     The Resort Group leases certain machinery and equipment under operating leases. Remaining minimum lease payments for the balance of 1996 and the calendar years following are as follows (in thousands):

1996 (one month)............................................  $  154
1997........................................................     973
1998........................................................     504
1999........................................................     224
2000........................................................      84
                                                              ------
                                                              $1,939
                                                              ======

     In addition, the Resort Group leases property from the U.S. Forest Service for Sierra and Bear. These leases are effective through 2008 and 2020, respectively. Lease payments are based on a percentage of revenues. Total rent expense for all operating leases amounted to $103,000 for the period from November 1, 1996 to December 2, 1996.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION
             (WHOLLY-OWNED SUBSIDIARIES OF FIBREBOARD CORPORATION)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

10. SUBSEQUENT EVENT

     On December 3, 1996, Booth Creek Ski Holdings, Inc. purchased from Fibreboard all of the issued and outstanding capital stock of the companies comprising the Resort Group. The aggregate purchase price was $121.5 million in cash, before giving effect to normal working capital adjustments for current assets acquired and current liabilities assumed.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Fibreboard Corporation and Mr. George N. Gillett, Jr.:

     We have audited the accompanying combined balance sheets of The Resort Group of Fibreboard Corporation (wholly-owned subsidiaries of Fibreboard Corporation, a Delaware corporation) as of October 31, 1996, December 31, 1995, and 1994, and the related combined statements of income, and cash flows for the ten months ended October 31, 1996, and each of the three years ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Resort Group of Fibreboard Corporation as of October 31, 1996, December 31, 1995, and 1994, and the results of its operations and its cash flows for the ten months ended October 31, 1996, and each of the three years ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
November 22, 1996

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

                            COMBINED BALANCE SHEETS
              AS OF OCTOBER 31, 1996, DECEMBER 31, 1995, AND 1994
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                   DECEMBER 31,
                                                                OCTOBER 31,    --------------------
                                                                   1996          1995        1994
                                                                -----------      ----        ----
                           ASSETS
Current assets:
  Cash and cash equivalents.................................     $  1,499      $  7,821    $  3,319
  Accounts receivable, net of allowance for doubtful
     accounts of $10, $12, and $11, respectively............          799           853         537
  Current portion of notes receivable.......................          350            78          24
  Inventories...............................................        2,106         3,267       1,468
  Prepaid expenses..........................................          681           545         502
  Current portion of real estate held for resale............        1,416         1,105         208
                                                                 --------      --------    --------
     Total current assets...................................        6,851        13,669       6,058
                                                                 --------      --------    --------
Property and equipment, at cost:
  Land and improvements.....................................       26,500        26,500      12,469
  Buildings.................................................       15,309        14,914      10,907
  Machinery and equipment...................................       38,415        38,923      31,820
  Construction in progress..................................        5,384            --          --
                                                                 --------      --------    --------
                                                                   85,608        80,337      55,196
  Less: Accumulated depreciation............................      (27,285)      (23,261)    (19,447)
                                                                 --------      --------    --------
     Net property and equipment.............................       58,323        57,076      35,749
Timber rights, net of accumulated depletion of $16..........        1,484            --          --
Notes receivable, net of current portion....................        1,368           752         554
Real estate held for resale, net of current portion.........          806         1,162         303
Other assets................................................          770           657         401
                                                                 --------      --------    --------
     Total assets...........................................     $ 69,602      $ 73,316    $ 43,065
                                                                 ========      ========    ========
                 LIABILITIES AND NET ASSETS
Current liabilities:
  Current portion of long-term debt.........................     $     --      $     --    $  1,000
  Accounts payable and accrued liabilities..................        4,323         8,156       7,391
  Intercompany payable to Fibreboard Corporation............       38,715        41,493       4,222
                                                                 --------      --------    --------
     Total current liabilities..............................       43,038        49,649      12,613
Long-term debt..............................................           --            --      10,200
Other long-term liabilities.................................           --            --         500
                                                                 --------      --------    --------
     Total liabilities......................................       43,038        49,649      23,313
Commitments (Note 11)
  Net assets................................................       26,564        23,667      19,752
                                                                 --------      --------    --------
  Total liabilities and net assets..........................     $ 69,602      $ 73,316    $ 43,065
                                                                 ========      ========    ========

   The accompanying notes are an integral part of these financial statements.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

                       COMBINED STATEMENTS OF OPERATIONS
             FOR THE TEN MONTHS ENDED OCTOBER 31, 1996 AND 1995 AND
               THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                 DECEMBER 31,
                                              OCTOBER 31,   OCTOBER 31,   ---------------------------
                                                 1996          1995        1995      1994      1993
                                              -----------   -----------    ----      ----      ----
                                                            (UNAUDITED)
Revenue:
  Resort....................................    $36,829       $32,072     $39,823   $40,810   $25,528
  Real estate...............................      3,595         4,659       5,028       610        --
  Timber....................................        693            --         185        --        --
                                                -------       -------     -------   -------   -------
       Total revenue........................     41,117        36,731      45,036    41,420    25,528
                                                -------       -------     -------   -------   -------
Cost of Sales:
  Resort....................................     26,950        21,536      28,569    26,920    18,117
  Real estate (including $1,461, $1,488,
     $1,618, $0, and $0, respectively, of
     non-cash cost of sales) (Note 3).......      1,739         1,780       1,928       280        --
  Timber....................................        403            --          61        --        --
                                                -------       -------     -------   -------   -------
       Total cost of sales..................     29,092        23,316      30,558    27,200    18,117
                                                -------       -------     -------   -------   -------
       Gross margin.........................     12,025        13,415      14,478    14,220     7,411
Sales, General, and Administrative
  Expense...................................      5,220         4,399       5,871     5,545     4,579
Management Fee (Note 8).....................        701           513       1,247       655       507
                                                -------       -------     -------   -------   -------
       Operating income.....................      6,104         8,503       7,360     8,020     2,325
Interest expense............................        100           418         439       741       326
Interest and other income...................       (350)          (84)       (106)      (75)     (140)
Intercompany interest expense, net..........      1,439            --         488        --        --
                                                -------       -------     -------   -------   -------
       Income before income taxes...........      4,915         8,169       6,539     7,354     2,139
Provision for Income Taxes..................      2,018         3,308       2,624     2,979       876
                                                -------       -------     -------   -------   -------
Net income..................................    $ 2,897       $ 4,861     $ 3,915   $ 4,375   $ 1,263
                                                =======       =======     =======   =======   =======

   The accompanying notes are an integral part of these financial statements.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

                       COMBINED STATEMENTS OF CASH FLOWS
             FOR THE TEN MONTHS ENDED OCTOBER 31, 1996 AND 1995 AND
               THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                     DECEMBER 31,
                                              OCTOBER 31,    OCTOBER 31,    -------------------------------
                                                 1996           1995          1995       1994        1993
                                              -----------    -----------      ----       ----        ----
                                                             (UNAUDITED)
Cash flows from operating activities:
  Net income..............................      $ 2,897       $  4,861      $  3,915    $ 4,375    $  1,263
  Adjustments to reconcile to cash
     provided by operating activities --
     Depreciation, amortization, and
       depletion..........................        4,354          2,989         4,024      3,449       2,514
     Non-cash cost of real estate sales
       (Note 3)...........................        1,461          1,488         1,618         --          --
     Gain on sale of assets...............         (147)           (20)         (342)      (326)         --
     Changes in assets and liabilities --
     Decrease (increase) in accounts
       receivable.........................           54            242          (286)      (107)       (161)
     Decrease (increase) in inventories...        1,161           (427)       (1,427)        (9)       (308)
     (Increase) decrease in prepaid
       expenses...........................         (136)          (116)           56        106        (479)
     (Increase) decrease in notes
       receivable.........................         (888)          (150)         (252)       116          66
     (Decrease) increase in accounts
       payable and accrued liabilities....       (3,833)        (1,361)          555      1,878       1,317
                                                -------       --------      --------    -------    --------
       Net cash provided by operating
          activities......................        4,923          7,506         7,861      9,482       4,212
                                                -------       --------      --------    -------    --------
Cash flows from investing activities:
  Non-cash assets of acquired
     operations...........................           --        (20,604)      (20,604)        --     (13,054)
  Proceeds from property and equipment
     sales................................          361             --            --         --          --
  Development expenditures -- real estate
     held for resale......................       (1,297)        (3,443)       (3,374)      (198)         --
  Capital expenditures -- property and
     equipment............................       (5,761)        (3,786)       (5,226)    (6,199)     (4,619)
  Capitalized interest....................         (157)            --            --         --        (183)
  Acquisition of timber rights............       (1,500)            --            --         --          --
  (Increase) decrease in other assets.....         (113)          (488)         (226)       110        (480)
                                                -------       --------      --------    -------    --------
       Net cash used by investing
          activities......................       (8,467)       (28,321)      (29,430)    (6,287)    (18,336)
                                                -------       --------      --------    -------    --------
Cash flows from financing activities:
  New borrowings..........................           --             --            --         --      15,000
  Repayment of long-term debt.............           --        (11,200)      (11,200)    (3,798)        (24)
  (Decrease) increase in intercompany
     payable to Fibreboard Corporation....       (2,778)        29,259        37,271      1,134      (5,949)
                                                -------       --------      --------    -------    --------
       Net cash (used) provided by
          financing activities............       (2,778)        18,059        26,071     (2,664)      9,027
                                                -------       --------      --------    -------    --------
Net increase (decrease) in cash and cash
  equivalents.............................       (6,322)        (2,756)        4,502        531      (5,097)
Cash and cash equivalents, beginning of
  year....................................        7,821          3,319         3,319      2,788       7,885
                                                -------       --------      --------    -------    --------
Cash and cash equivalents, end of year....      $ 1,499       $    563      $  7,821    $ 3,319    $  2,788
                                                =======       ========      ========    =======    ========
Supplemental cash flow information:
  Cash paid for interest to third
     parties..............................      $    55       $    590      $    590    $   810    $    186
                                                =======       ========      ========    =======    ========

   The accompanying notes are an integral part of these financial statements.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

1. ORGANIZATION

BASIS OF PRESENTATION

     The Resort Group of Fibreboard Corporation (the Group) includes the following wholly-owned subsidiaries of Fibreboard Corporation, a Delaware corporation (Fibreboard): Trimont Land Company, d.b.a. Northstar-at-Tahoe (Northstar), Sierra-at-Tahoe, Inc. (Sierra), and Bear Mountain, Inc. (Bear), from the date of acquisition by Fibreboard.

     Although for presentation purposes the Group's fiscal years and months are on a calendar basis, these fiscal periods actually end on the last Saturday of the period. Fiscal year 1995 and 1993 each contained 52 weeks; fiscal year 1994 contained 53 weeks. The impact of the additional week in 1994 resulted in increased revenue and income as the additional week was a peak holiday week.

BUSINESS

     Northstar is a year-round destination resort including ski and golf facilities. Northstar also has real estate operations. Sierra is a day ski area. Both Northstar and Sierra are located near Lake Tahoe, California. Bear is a day ski area located approximately two hours from Los Angeles, California.

     Operations are highly seasonal at all locations with more than 75% of revenues realized during the ski season from late November through early April. The length of the ski season and the profitability of operations are impacted by weather. Although Northstar and Bear have snowmaking capacity to mitigate some of the effects of adverse weather conditions, abnormally warm weather or lack of adequate snowfall can materially affect revenues. Sierra lacks significant snowmaking capability but generally benefits from higher annual snowfall. Depending on the weather and other factors, annual skier visits have varied from 300,000 to 500,000 at Northstar, 230,000 to 350,000 at Sierra and 230,000 to
360,000 at Bear over the last decade.

     In 1993 and 1994, Northstar's real estate activities consisted primarily of property management services for the homeowners at the resort. Beginning in 1995, the Group began also developing and selling residential lots.

     Other risks and uncertainties that face the resort group include competitive pressures affecting the number of skier visits and ticket prices; the success of marketing efforts to maintain and increase skier visits; the possibility of equipment failure; and continued access to water for snowmaking.

     On August 29, 1996, Fibreboard entered into a letter of intent to sell the assets of the Group to Booth Creek, Inc., for $121.5 million in cash. The transaction is expected to close in December 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

     The Group participates in Fibreboard's centralized cash management system to minimize the amount of cash on deposit with banks and to maximize interest income. Cash includes cash on hand or in banks available for immediate disbursal. The Group considers all highly-liquid investments with an original maturity of three months or less to be cash equivalents.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
INVENTORIES

     Inventories are valued at the lower of cost (first-in, first-out) or market. The components of inventories are as follows:

                                                                    DECEMBER 31,
                                                     OCTOBER 31,   ---------------
                                                        1996        1995     1994
                                                     -----------    ----     ----
Retail Products....................................    $1,186      $1,851   $  756
Supplies...........................................       805       1,141      424
Food and Beverage..................................       115         275      288
                                                       ------      ------   ------
     Total inventories.............................    $2,106      $3,267   $1,468
                                                       ======      ======   ======

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is provided on the straight-line method based upon the estimated service lives of the property, ranging from 3 to 20 years. Annual depreciation on most property and equipment is recognized from December 1 to March 31, consistent with the ski season. Therefore, the accompanying statement of operations for the ten month period ended October 31, 1996 includes 75% of annual depreciation. Depreciation expense for the ten month period ended October 31, 1996 and the years ended December 31, 1995, 1994, and 1993 was $4,338, $4,024, $3,449, and $2,514, respectively.

     The Group capitalizes interest on borrowed funds during construction periods. Capitalized interest is amortized over the lives of the related assets. Interest capitalized in the ten month period ended October 31, 1996 and the years ended December 31, 1995, 1994, and 1993 was $64, $0, $0, and $183,
respectively.

ADVERTISING COSTS

     The cost of advertising is expensed when the advertisement is released. The cost of professional services for advertising, sales campaigns, promotion, and public relations is expensed when the services are rendered. The cost of brochures is expensed over the ski season.

INCOME TAXES

     The Group accounts for income taxes according to the provisions of Statement of Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 utilizes the liability method and deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws. Deferred taxes primarily consist of the basis differences associated with property and equipment and certain liabilities as of October 31, 1996 and December 31, 1995 and 1994.

     The Group is included in the federal and state consolidated tax returns of Fibreboard. The Group computes its tax liability as if it had filed a separate tax return and accrues such amount to Fibreboard. Accordingly, all current and deferred taxes, which are provided for in total at the statutory rate, are included in the intercompany payable to Fibreboard Corporation.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     The following table summarizes the differences between the statutory federal and the effective rate:

                                                                  DECEMBER 31,
                                               OCTOBER 31,   ----------------------
                                                  1996        1995     1994    1993
                                               -----------    ----     ----    ----
Tax at statutory federal rate................    $1,721      $2,289   $2,574   $749
State taxes, net of federal tax benefit......       297         395      445    129
Other........................................        --         (60)     (40)    (2)
                                                 ------      ------   ------   ----
Tax provision................................    $2,018      $2,624   $2,979   $876
                                                 ======      ======   ======   ====

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year's financial statements to be consistent with the current year presentation.

3. REAL ESTATE OPERATIONS:

     Revenues and profits on the sales of real estate at Northstar are recognized in accordance with SFAS No. 66, "Accounting for the Sales of Real Estate."

     Real estate held for resale includes the initial development expenditures (e.g., roads, sewage systems, engineering fees, and capitalized interest) for a new residential development at Northstar. The costs have been allocated to the individual lots based on the development phase in which the lot is located. The current portion of these costs relates to lots which the Group expects to sell within one year. These costs are recognized as non-cash cost of sales upon the sale of the lot.

     Effective January 1, 1996, the Group capitalized interest applicable to real estate development. In the ten months ended October 31, 1996, approximately $119 was capitalized. Of that amount, $26 was applicable to lots sold in 1996. Such amount is reflected in cost of sales in the accompanying statement of operations.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

3. REAL ESTATE OPERATIONS -- (CONTINUED)
     Notes receivable relate to these real estate sales and equipment sales and consist of the following as of October 31, 1996 and December 31, 1995 and 1994:

                                                                         DECEMBER 31,
                                                          OCTOBER 31,    ------------
                                                             1996        1995    1994
                                                          -----------    ----    ----
Secured notes receivable bearing interest at 7.75% to
  10.5%; payments of interest and principal are due
  monthly and the notes mature between 1997 and
  2011................................................      $1,584       $830    $578
Notes receivable for sale of equipment; payable in
  full in April 1997..................................         134         --      --
                                                            ------       ----    ----
                                                             1,718        830     578
Less: current portion.................................        (350)       (78)    (24)
                                                            ------       ----    ----
Long-term notes receivable............................      $1,368       $752    $554
                                                            ======       ====    ====

     Future maturities of these notes are as follows:

1996 (two months)...........................................    $   11
1997........................................................       454
1998........................................................       784
1999........................................................        29
2000........................................................        32
2001........................................................        34
Thereafter..................................................       374
                                                                ------
                                                                $1,718
                                                                ======

4. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

                                                                     DECEMBER 31,
                                                      OCTOBER 31,   ---------------
                                                         1996        1995     1994
                                                      -----------    ----     ----
Accounts payable....................................    $1,176      $3,396   $2,885
Payroll related.....................................     1,076       1,640    1,362
Taxes other than income.............................       945         647      541
Unearned income.....................................       880       2,177    2,153
Interest............................................        50           5      155
Other...............................................       196         291      295
                                                        ------      ------   ------
                                                        $4,323      $8,156   $7,391
                                                        ======      ======   ======

     Unearned income relates primarily to season ski passes and customer deposits. Revenue from season passes is recognized ratably over the ski season.

5. EMPLOYEE BENEFIT PLANS

     The Group's employees are eligible to participate in a 401(k) plan. The Group contributed $226, $288, $246, and $207 as a result of these plans in the ten month period ended October 31, 1996 and the years ended December 31, 1995, 1994, and 1993, respectively. Certain current and former group employees have vested benefits in Fibreboard's defined benefit plan which was frozen in 1993. All pension liabilities and expenses are funded directly by Fibreboard.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

5. EMPLOYEE BENEFIT PLANS -- (CONTINUED)
     Certain Group officers and key employees participate in the Fibreboard stock option, rights, and long-term equity incentive plans. Stock options are generally granted at the then market value of Fibreboard stock. If the option price is less than the market price, compensation expense is recognized over the vesting period. Compensation related to restricted stock awards, rights, and incentive compensation is recognized over the related term of the award.

6. CREDIT FACILITY

     The Group's long-term debt consisted of the following as of December 31, 1994:

                                                               1994
                                                               ----
Reducing revolving credit facility, interest at LIBOR plus
  1.0% to 1.375%, secured by the assets of the Group........  $ 6,700
Term loan, interest at prime plus 0.5%, secured by the
  assets of Northstar.......................................    4,500
                                                              -------
                                                               11,200
Less current portion........................................   (1,000)
                                                              -------
                                                              $10,200
                                                              =======

     The group has a reducing revolving credit facility which provides for maximum borrowings of $34,686. Maximum availability reduces to $28,657 on April 30, 1997, $22,628 on April 30, 1998, and $16,600 on April 30, 1999, with any remaining outstanding amounts due on May 31, 2000. Borrowings against the line are secured by all of the stock and assets of the Group. As of October 31, 1996, no amounts were borrowed against this facility. The Company pays a fee of 0.375% of the unused amount; such fees were $81, $85, $33, and $9 for the ten months ended October 31, 1996, and each of the years ended December 31, 1995, 1994, and 1993, respectively, and are included in interest expense. The amount of credit available to the Group is reduced by $1,207 of letters of credit outstanding as of October 31, 1996.

     The Group's loan agreements contain various financial covenants, the most restrictive of which impose limitations on dividends and other distributions and require the maintenance of minimum levels of net worth and certain coverage ratios. As of September 30, 1996, the most recent reporting date for the bank, the Group was not in compliance with certain covenants. The Group obtained a waiver from the bank and was therefore able to draw on the line of credit through the next reporting date for the bank, December 31, 1996. At that time, the compliance with covenants will again be reviewed.

7. ACQUISITIONS

SIERRA-AT-TAHOE

     In July 1993, the Group acquired the net assets of Sierra Ski Ranch for $13,054 in cash. The acquisition was accounted for as a purchase of assets. The ski area was subsequently renamed Sierra-at-Tahoe.

BEAR MOUNTAIN

     In October 1995, the Group acquired the net assets of Bear for $20,604 in cash. The acquisition was accounted for as a purchase of assets. The Group's acquisition of Bear was financed by a loan from Fibreboard, which has been recorded at the Group level and is included in the intercompany payable balance as of October 31, 1996 and December 31, 1995.

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

7. ACQUISITIONS -- (CONTINUED)
     The table below presents the unaudited revenues and net income of the Group as if Sierra and Bear had been a member of the Group since January 1, 1994, and had been charged intercompany interest from that date.

                                                      YEARS ENDED DECEMBER 31,
                                                     ---------------------------
                                                      1995      1994      1993
                                                      ----      ----      ----
Revenue:
  Resort...........................................  $48,304   $56,891   $44,302
  Real estate......................................    5,028       610        --
  Timber...........................................      185        --        --
                                                     -------   -------   -------
                                                      53,517    57,501    44,302
                                                     =======   =======   =======
Net Income.........................................  $ 3,672   $ 5,065   $ 1,737
                                                     =======   =======   =======

     The pro forma information does not purport to be indicative of results that actually would have occurred had the acquisitions been made on the dates indicated or of results which may occur in the future.

8. INTERCOMPANY TRANSACTIONS:

     The Group is charged a management fee by Fibreboard based on services rendered at Fibreboard for the benefit of the Group. These services primarily relate to legal, accounting, cash management, human resources, tax consultation and filings, management information systems (MIS), and overall corporate strategy and direction. The fee for the above services and others is based on a percentage of income, headcount, and estimated time spent by the legal and MIS staff on the Group's behalf.

     This fee was $701, $1,247, $655, and $507, for the ten month period ended October 31, 1996 and the years ended December 31, 1995, 1994, and 1993, respectively.

     The Group was charged interest of $1,622, including $183 which was capitalized by the Group (Notes 2 and 3), and $488 by Fibreboard for the ten months ended October 31, 1996, and for the year ended December 31, 1995, respectively, based on outstanding intercompany amounts.

     In 1996, Fibreboard transferred timber rights of $1.5 million to the Group.

     All of the above transactions are accounted for through the Intercompany payable to Fibreboard Corporation account. In addition, all excess cash is remitted to and checks are covered by Fibreboard. Allocations for payroll, taxes, workers' compensation and income taxes are also accounted for through this account. The most significant activity, which occurred during 1995, related to the acquisition of Bear Mountain ($20,604) which was funded by Fibreboard and the refinancing of separate Group debt ($11,200) by Fibreboard.

Intercompany payable to Fibreboard Corporation
  Balance, December 31, 1994................................  $ 4,222
  Bear Mountain Acquisition.................................   20,604
  Debt Refinancing..........................................   11,200
  Other, net................................................    5,467
                                                              -------
  Balance, December 31, 1995................................   41,493
  Other, net................................................   (2,778)
                                                              -------
  Balance, October 31, 1996.................................  $38,715
                                                              =======

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

9. LITIGATION:

     The nature of the ski industry includes the risk of skier injuries. Generally, the Group has insurance to cover potential claims; in some cases the amounts of the claims are very substantial. Also, a case involving a fatality in 1994 may subject the Group to punitive damages which are not included in the Group's insurance coverage. The Group is also involved in a number of other claims arising from its operations.

     Management, in consultation with legal counsel, believes resolution of these claims will not have a material adverse impact on its financial condition or results of operations.

10. BUSINESS SEGMENTS

     The Company operates is three business segments -- resorts, real estate, and timber. Data by segment is as follows:

                                          OCTOBER 31,          DECEMBER 31,
                                          -----------   ---------------------------
                                             1996        1995      1994      1993
                                             ----        ----      ----      ----
Revenue:
  Resort................................    $36,829     $39,823   $40,810   $25,528
  Real estate...........................      3,595       5,028       610        --
  Timber................................        693         185        --        --
                                            -------     -------   -------   -------
                                             41,117      45,036    41,420    25,528
                                            =======     =======   =======   =======
Operating income:
  Resort................................      5,014       5,721     7,834     2,325
  Real estate...........................        943       1,576       186        --
  Timber................................        147          63        --        --
                                            -------     -------   -------   -------
                                              6,104       7,360     8,020     2,325
                                            =======     =======   =======   =======
Depreciation, amortization, and
  depletion:
  Resort................................      4,338       4,024     3,449     2,514
  Real estate...........................         --          --        --        --
  Timber................................         16          --        --        --
                                            -------     -------   -------   -------
                                              4,354       4,024     3,449     2,514
                                            =======     =======   =======   =======
Capital expenditures, exclusive of
  acquisitions:
  Resort................................      5,761       5,226     6,199     4,619
  Real estate...........................      1,297       3,374       198        --
  Timber................................      1,500          --        --        --
                                            -------     -------   -------   -------
                                              8,558       8,600     6,397     4,619
                                            =======     =======   =======   =======
Identifiable assets:
  Resorts...............................     58,323      57,076    35,749
  Real estate...........................      3,806       3,097     1,089
  Timber................................      1,484          --        --
  Corporate.............................      5,989      13,143     6,227
                                            -------     -------   -------
                                            $69,602     $73,316   $43,065
                                            =======     =======   =======

                   THE RESORT GROUP OF FIBREBOARD CORPORATION

11. COMMITMENTS:

     The Group leases certain machinery and equipment under operating leases. Minimum lease payments for the remainder of 1996 and the next five years are as follows:

1996 (two months)...........................................    $  307
1997........................................................       973
1998........................................................       504
1999........................................................       224
2000........................................................        84
2001........................................................        --
                                                                ------
                                                                $2,092
                                                                ======

     In addition, the Group leases property from the U.S. Forest Service for Sierra and Bear. These leases are effective through 2008 and 2020, respectively. Lease payments are based on a percentage of revenues. Total rent expense for all operating leases amounted to $1,842, $1,411, $1,216, and $550, in the ten months ended October 31, 1996 and the years ended December 31, 1995, 1994, and 1993, respectively.

     During 1996, the Group entered into a contract to replace certain lift equipment at Sierra. The total cost of the new equipment is approximately $8.4 million of which the Group will receive a vendor's credit for $2 million related to the equipment being replaced. As of October 31, 1996, the Group had incurred approximately $2.3 million toward this commitment.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Waterville Valley Ski Area Ltd.

     We have audited the accompanying balance sheets of Waterville Valley Ski Area Ltd. (the Company) as of November 26, 1996 and October 27, 1996, and the related statements of operations and accumulated deficit, and cash flows for the period from October 28, 1996 to November 26, 1996 and from July 1, 1996 to October 27, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Waterville Valley Ski Area Ltd. as of November 26, 1996 and October 27, 1996, and the results of its operations and its cash flows for the period from October 28, 1996 to November 26, 1996 and from July 1, 1996 to October 27, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Boston, Massachusetts
September 30, 1997

                        WATERVILLE VALLEY SKI AREA LTD.

                                 BALANCE SHEETS

                                                              NOVEMBER 26,    OCTOBER 27,
                                                                  1996           1996
                                                              ------------    -----------
ASSETS
Current assets:
  Cash......................................................  $   173,974     $   116,115
  Accounts receivable, net of allowances of $43,811 at
     November 26, 1996 and $37,236 at October 27, 1996......      367,725         320,972
  Inventories...............................................      572,303         223,721
  Prepaid expenses and other current assets.................      223,594         217,044
                                                              -----------     -----------
Total current assets........................................    1,337,596         877,852
Property, plant and equipment, net..........................   13,125,977      13,066,931
Goodwill, net...............................................    1,267,232       1,272,650
                                                              -----------     -----------
Total assets................................................  $15,730,805     $15,217,433
                                                              ===========     ===========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................  $   968,863     $   432,180
  Accrued expenses..........................................      835,614         878,581
  Advance ticket revenue....................................      520,879         454,946
  Due to affiliate..........................................      989,610         557,220
  Current portion of notes payable..........................       21,300          21,300
  Capital lease obligations.................................      106,256         106,256
                                                              -----------     -----------
Total current liabilities...................................    3,442,522       2,450,483
Notes payable, net of current portion.......................      150,235         150,754
Deferred income taxes.......................................      875,000         875,000
Stockholder's equity:
  Common stock, no par, 100 shares authorized, issued and
     outstanding............................................   12,940,000      12,940,000
  Accumulated deficit.......................................   (1,676,952)     (1,198,804)
                                                              -----------     -----------
Total stockholder's equity..................................   11,263,048      11,741,196
                                                              -----------     -----------
Total liabilities and stockholder's equity..................  $15,730,805     $15,217,433
                                                              ===========     ===========

                            See accompanying notes.

                        WATERVILLE VALLEY SKI AREA LTD.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                PERIOD FROM          PERIOD FROM
                                                              OCTOBER 28, 1996      JULY 1, 1996
                                                              TO NOVEMBER 26,      TO OCTOBER 27,
                                                                    1996                1996
                                                              ----------------     --------------
Revenue:
  Resort services...........................................    $    69,764          $   116,506
  Consumer products.........................................         95,941               76,693
  Rental and other income...................................         35,076              244,789
  Conference center.........................................        150,951              516,716
                                                                -----------          -----------
                                                                    351,732              954,704
Cost of sales:
  Resort services...........................................        115,044              238,470
  Consumer products.........................................        116,428              106,080
  Rental and other expenses.................................         91,971              243,639
  Conference center.........................................         82,291              344,559
                                                                -----------          -----------
                                                                    405,734              932,748
                                                                -----------          -----------
                                                                    (54,002)              21,956
Expenses:
  Selling, general and administrative.......................        183,969              735,320
  Utilities.................................................        124,696              216,090
  Depreciation and amortization.............................        102,981              329,350
                                                                -----------          -----------
                                                                    411,646            1,280,760
                                                                -----------          -----------
Loss from operations........................................       (465,648)          (1,258,804)
Interest expense............................................        (12,500)             (50,000)
                                                                -----------          -----------
Loss before income tax benefit..............................       (478,148)          (1,308,804)
Income tax benefit..........................................             --              110,000
                                                                -----------          -----------
Net loss....................................................       (478,148)          (1,198,804)
Accumulated deficit at beginning of period..................     (1,198,804)                  --
                                                                -----------          -----------
Accumulated deficit at end of period........................    $(1,676,952)         $(1,198,804)
                                                                ===========          ===========

                            See accompanying notes.

                        WATERVILLE VALLEY SKI AREA LTD.

                            STATEMENTS OF CASH FLOWS

                                                                PERIOD FROM          PERIOD FROM
                                                              OCTOBER 28, 1996      JULY 1, 1996
                                                              TO NOVEMBER 26,      TO OCTOBER 27,
                                                                    1996                1996
                                                              ----------------     --------------
Operating activities:
  Net loss..................................................     $(478,148)          $(1,198,804)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
       Depreciation and amortization........................       102,981               329,350
       Changes in operating assets and liabilities:
          Accounts receivable...............................       (46,753)               27,380
          Inventories.......................................      (348,582)               33,507
          Prepaid expenses and other current assets.........        (6,550)             (169,952)
          Accounts payable, accrued liabilities and advance
            revenue.........................................       559,649               900,507
                                                                 ---------           -----------
  Net cash used in operating activities.....................      (217,403)              (78,012)
Investing activity:
  Purchase of property, plant and equipment.................      (156,609)             (366,931)
                                                                 ---------           -----------
  Net cash used in investing activity.......................      (156,609)             (366,931)
Financing activities:
  Due to affiliate..........................................       432,390               407,314
  Principal payments on long-term debt......................          (519)               (5,379)
                                                                 ---------           -----------
  Net cash provided by financing activities.................       431,871               401,935
                                                                 ---------           -----------
  Net increase (decrease) in cash...........................        57,859               (43,008)
  Cash at beginning of period...............................       116,115               159,123
                                                                 ---------           -----------
  Cash at end of period.....................................     $ 173,974           $   116,115
                                                                 =========           ===========
  State income taxes paid...................................     $      --           $    15,000
                                                                 =========           ===========

                            See accompanying notes.

                        WATERVILLE VALLEY SKI AREA LTD.

                         NOTES TO FINANCIAL STATEMENTS
                               NOVEMBER 26, 1996

1. BUSINESS ORGANIZATION

     Waterville Valley Ski Area Ltd. (the Company) is a wholly-owned subsidiary of S-K-I, which was acquired by American Skiing Company on June 30, 1996 (see
Note 3). The Company owns and operates the Waterville Valley ski resort and conference center located in Waterville Valley, New Hampshire. The Company also operates a year-round base camp adventure center offering mountain bikers, cross country skiers and hikers access to 100 kilometers of trails in the White Mountains National Forest.

     Due to the seasonality of the Company's business and the nature of its operations, which require a significant level of fixed operating costs, operating results may be significantly affected by the level of revenues, which depend on, among other things, weather conditions. The seasonality also has a significant effect on the Company's working capital requirements during the year since operating losses are generally incurred from May through November. To the extent that cash flows from operations are not sufficient to meet its working capital requirements, the Company has been dependent on borrowings from its affiliates, principally S-K-I. As discussed in Note 12, Booth Creek Ski Holdings, Inc. purchased the business and net assets of the Waterville Valley ski resort and conference center effective November 27, 1996 and has represented that it has the ability and intent to fund operations for the foreseeable future until the Company is able to support its own operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUES

     Revenues from the sale of lift tickets, operation of the Resort's ski schools and repair shop and base camp adventure center have been included in the statements of operations in the caption Resort Services. Revenues from restaurants and retail shop sales have been included in the caption Consumer Products. Revenues from ski, locker and real estate rentals have been included in the caption Rental and Other Income. Revenues from use of the Company's conference center have been included in the caption Conference Center.

     Revenue is recognized at the time services are provided or products are sold. Sales of season and advance lift tickets prior to the beginning of the skiing season (approximately November 1) are deferred and recognized in Resort Services during the ski season, which generally commences in November and extends through April 1.

INVENTORIES

     Inventories, which consist principally of food, beverage and retail merchandise, are valued at the lower of cost (first-in, first-out) or market.

INCOME TAXES

     Deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     The Company is a wholly-owned subsidiary of S-K-I, which files its federal tax return on a consolidated basis. However, the Company, for purposes of the accompanying financial statements, has recorded its tax benefit on a separate return basis.

                        WATERVILLE VALLEY SKI AREA LTD.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost with depreciation being computed ratably on a monthly basis using the straight-line method over the useful lives of the related assets:

Land and trail improvements.................................     20 years
Buildings and improvements..................................     20 years
Machinery, snow making and other equipment..................    3-6 years
Lifts and lines.............................................  10-20 years

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses and notes payable approximate their fair values.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company accounts for impairment of long-lived assets based on Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of," which provides criteria for the recognition and measurement of impairment loss associated with long-lived assets. This standard has had no material impact on the Company's financial position or results of operations.

GOODWILL

     Goodwill represents the excess of cost over the fair value of net assets of businesses acquired, which is amortized over 20 years. Accumulated amortization was $34,768 and $29,350 at November 26, 1996 and October 27, 1996, respectively.

                        WATERVILLE VALLEY SKI AREA LTD.

3. ACQUISITIONS

     On June 30, 1996, the capital stock of S-K-I was acquired by American Skiing Company, with S-K-I becoming the surviving company. The acquisition was accounted for under the purchase method of accounting. The allocated purchase price of the Company was as follows:

ASSETS
Current assets..............................................  $   812,000
Property, plant and equipment...............................   13,000,000
Goodwill....................................................    1,302,000
                                                              -----------
                                                               15,114,000
LIABILITIES
Current liabilities.........................................    1,143,000
Notes payable...............................................      156,000
Deferred income taxes.......................................      875,000
                                                              -----------
                                                                2,174,000
                                                              -----------
                                                              $12,940,000
                                                              ===========

4. INVENTORIES

     Inventories consist of the following:

                                                  NOVEMBER 26, 1996   OCTOBER 27, 1996
                                                  -----------------   ----------------
Retail merchandise..............................      $487,540            $192,241
Food and beverage...............................        84,763              31,480
                                                      --------            --------
                                                      $572,303            $223,721
                                                      ========            ========

5. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                  NOVEMBER 26, 1996   OCTOBER 27, 1996
                                                  -----------------   ----------------
Land............................................     $   610,000        $   610,000
Land and trail improvements.....................       2,151,878          2,151,878
Buildings and improvements......................       4,620,572          4,620,572
Machinery, snow making and other equipment......       3,654,018          3,654,018
Lifts and lines.................................       1,630,000          1,630,000
Construction in progress........................         857,072            700,463
                                                     -----------        -----------
                                                      13,523,540         13,366,931
Less accumulated depreciation and
  amortization..................................        (397,563)          (300,000)
                                                     -----------        -----------
                                                     $13,125,977        $13,066,931
                                                     ===========        ===========

                        WATERVILLE VALLEY SKI AREA LTD.

6. ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                  NOVEMBER 26, 1996   OCTOBER 27, 1996
                                                  -----------------   ----------------
Accrued costs in connection with acquired
  business......................................      $200,000            $200,000
Accrued compensation............................         4,274              55,135
Deposits........................................        47,837              50,527
Accrued rentals.................................        95,772              90,082
Accrued utilities and other operating
  expenses......................................       316,067             322,074
Unearned advertising revenue....................        58,667              64,000
Accrued insurance...............................       112,997              96,763
                                                      --------            --------
                                                      $835,614            $878,581
                                                      ========            ========

     For the one-month period ending November 26, 1996, no additional expenditures were paid by Waterville Valley Ski Area Ltd. in connection with the sale discussed in Note 12.

7. TRANSACTIONS WITH AFFILIATE

     S-K-I provides all cash management and working capital financing to the Company. S-K-I also provides certain insurance coverages and management services for which a corporate charge is allocated to the Company. The corporate charge covering management services, including staff salaries, payroll taxes, employee benefits and officers life insurance amounted to $41,668 for the period from October 28, 1996 to November 26, 1996, and $32,096 for the period from July 1, 1996 to October 27, 1996. The corporate charge included in insurance expense for insurance coverages, including liability and workers compensation amounted to $23,365 for the period from October 28, 1996 to November 26, 1996, and $25,333 for the period from July 1, 1996 to October 27, 1996. The corporate charge, due to the seasonality of the Company's business, fluctuates significantly on a month-to-month basis.

     Interest expense of $10,000 and $36,000 for the period from October 28, 1996 to November 26, 1996 and July 1, 1996 to October 27, 1996, respectively, of interest cost, net of interest income, charged to the Company from S-K-I related to the net amounts due to and from S-K-I based on average monthly balances. These amounts are included in interest expense.

8. NOTES PAYABLE

     Notes payable consists of the following

                                                  NOVEMBER 26, 1996   OCTOBER 27, 1996
                                                  -----------------   ----------------
Note payable -- Town of Waterville..............      $162,271            $162,271
Other notes payable.............................         9,264               9,783
                                                      --------            --------
                                                       171,535             172,054
Less current portion............................        21,300              21,300
                                                      --------            --------
                                                      $150,235            $150,754
                                                      ========            ========

     These notes are unsecured and interest rates range from 7% to 14%. Interest paid on these notes approximated interest expense of $2,500 and $14,000 for the period from October 28, 1996 to November 26, 1996 and from July 1, 1996 to October 27, 1996, respectively.

                        WATERVILLE VALLEY SKI AREA LTD.

8. NOTES PAYABLE -- (CONTINUED)

     Aggregate annual maturities of long-term debt obligations as of November 26, 1996 are as follows:

1997........................................................  $ 21,300
1998........................................................    15,615
1999........................................................    15,615
2000........................................................    15,615
2001........................................................    15,615
Thereafter..................................................    87,775
                                                              --------
                                                              $171,535
                                                              ========

9. LEASES AND PERMITS

     The Company operates certain portions of its skiing terrain under special use permits granted by the U.S. Forest Service. Amounts payable under these permits are measured based on percentages of revenues from certain activities. No fees were incurred under these permits for the period from October 28, 1996 to November 26, 1996 and for the period from July 1, 1996 to October 27, 1996.

     The Company is committed under operating leases for certain machinery and equipment which expire at various dates through 2001. Total rent expense under operating leases amounted to approximately $23,000 for the period from October 28, 1996 to November 26, 1996 and $86,000 for the period from July 1, 1996 to October 27, 1996.

     Future minimum rental payments under theses leases as of November 26, 1996 are as follows:

Period ending October 31, 1997.............................. $244,838
                          1998.............................   192,701
                          1999.............................   178,859
                          2000.............................   173,501
                          2001.............................    78,000
                                                             --------
                                                             $867,899
                                                             ========

     The Company leases certain machinery and equipment under agreements classified as capital leases. Assets capitalized under capital leases had a cost of $200,000 and accumulated amortization of $68,000 at November 26, 1996. Future minimum lease payments under capital leases are as follows:

1997........................................................  $185,652
Less amounts representing interest..........................    79,396
                                                              --------
                                                              $106,256
                                                              ========

10. INCOME TAXES

     The income tax benefit of $110,000 for the period from July 1, 1996 to October 27, 1996 is based on the Company's recovery of its previously provided current federal taxes payable in 1995 and 1996. The Company includes currently payable and refundable income taxes in amounts due to an affiliate.

     The deferred tax liability of $875,000 is based on the excess of the financial statement basis of property, plant and equipment over the tax basis principally related to the difference between the fair market value of property, plant and equipment at June 30, 1996, the acquisition date described in Note 3, and the carryover tax basis. At November 26, 1996, the Company had approximately $1.7 million of net operating loss carryforwards which, due to the separate return basis of presentation and the sale of the net assets of the

                        WATERVILLE VALLEY SKI AREA LTD.

10. INCOME TAXES -- (CONTINUED)
Company described in Note 12, will not be realized. Accordingly, no benefit has been recognized in the accompanying statements of operations.

11. MARKETING AGREEMENT

     Effective September 1, 1996, the Company entered into a one-year promotional program with Volvo Cars of North America (Volvo) to promote skiing and snowboarding in New England.

     The Company was provided the use of four Volvo station wagons and $40,000 in cash in exchange for designating Volvo as the official automobile of the Waterville ski area. The Company accounted for the transaction based upon the estimated fair value of the services and cash received of $64,000. This amount has been included as prepaid advertising in prepaid assets and as unearned advertising revenue included in accrued expenses. These amounts will be amortized to advertising expense and income, respectively, during the 1997 ski season.

12. SUBSEQUENT EVENT

     On November 27, 1996, the Company, along with another affiliated entity, was acquired by Booth Creek Ski Holdings, Inc. for $17,500,000, before giving effect to certain working capital adjustments.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Waterville Valley Ski Area Ltd.

     We have audited the accompanying balance sheets of Waterville Valley Ski Area Ltd. as of October 29, 1995 and June 30, 1996, and the related statements of operations and retained earnings (accumulated deficit), and cash flows for the year ended October 29, 1995 and the period from October 30, 1995 to June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     Except as discussed in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Waterville Valley Ski Area Ltd. as of October 29, 1995 and June 30, 1996, and the results of its operations and its cash flows for the year ended October 29, 1995 and the period from October 30, 1995 to June 30, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Boston, Massachusetts
January 25, 1997

                        WATERVILLE VALLEY SKI AREA LTD.

                                 BALANCE SHEETS

                                                                OCTOBER 29,     JUNE 30,
                                                                   1995           1996
                                                                -----------     --------
                           ASSETS
Current assets:
  Cash......................................................    $   237,160    $   159,123
  Accounts receivable, net of allowance of $11,678 in 1995
     and $9,352 in 1996 for doubtful accounts...............        544,767        348,352
  Inventories...............................................        272,582        257,228
  Prepaid expenses..........................................        103,585         47,092
                                                                -----------    -----------
Total current assets........................................      1,158,094        811,795
Property, plant and equipment, net..........................     11,660,674     11,903,703
Deferred taxes..............................................         11,000             --
                                                                -----------    -----------
Total assets................................................    $12,829,768    $12,715,498
                                                                ===========    ===========
            LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................    $   607,172    $   196,335
  Accrued expenses..........................................        262,393        467,946
  Advance ticket revenue....................................        484,605            919
  Due to affiliate..........................................        799,776        150,200
  Current portion of notes payable..........................         26,986         21,050
  Capital lease obligations.................................             --        106,256
                                                                -----------    -----------
Total current liabilities...................................      2,180,932        942,706
Notes payable, net of current portion.......................        173,349        156,383
Deferred taxes..............................................             --        379,000
Commitments and contingencies
Stockholder's equity:
  Common stock, no par, 100 shares authorized, issued and
     outstanding............................................     10,491,417     10,491,417
  Retained earnings (accumulated deficit)...................        (15,930)       745,992
                                                                -----------    -----------
Total stockholder's equity..................................     10,475,487     11,237,409
                                                                -----------    -----------
Total liabilities and stockholder's equity..................    $12,829,768    $12,715,498
                                                                ===========    ===========

                            See accompanying notes.

                        WATERVILLE VALLEY SKI AREA LTD.

      STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (ACCUMULATED DEFICIT)

                                                                             PERIOD FROM
                                                              YEAR ENDED     OCTOBER 30,
                                                              OCTOBER 29,      1995 TO
                                                                 1995       JUNE 30, 1996
                                                              -----------   -------------
Revenue:
  Resort services...........................................  $5,528,249     $ 6,141,127
  Consumer products.........................................   1,278,170       2,607,329
  Rental and other income...................................   1,501,038       1,509,125
  Conference center.........................................   1,345,349         521,146
                                                              ----------     -----------
                                                               9,652,806      10,778,727
Cost of sales:
  Resort services...........................................   2,140,755       2,006,867
  Consumer products.........................................     720,780       1,854,198
  Rental and other expenses.................................     945,950         491,251
  Conference center.........................................     857,169         476,037
                                                              ----------     -----------
                                                               4,664,654       4,828,353
                                                              ----------     -----------
                                                               4,988,152       5,950,374
Expenses:
  Selling, general and administrative.......................   2,754,344       2,329,963
  Utilities.................................................     753,287         962,209
  Insurance.................................................     321,459         297,357
  Depreciation and amortization.............................   1,090,992         900,408
                                                              ----------     -----------
                                                               4,920,082       4,489,937
                                                              ----------     -----------
Income from operations......................................      68,070       1,460,437
Interest expense............................................     (95,000)        (50,000)
                                                              ----------     -----------
Income (loss) before income taxes...........................     (26,930)      1,410,437
Income taxes (benefit)......................................     (11,000)        565,000
                                                              ----------     -----------
Net income (loss)...........................................     (15,930)        845,437
Accumulated deficit, beginning of period....................          --         (15,930)
Dividends declared..........................................          --         (83,515)
                                                              ----------     -----------
Retained earnings (accumulated deficit), end of period......  $  (15,930)    $   745,992
                                                              ==========     ===========

                            See accompanying notes.

                        WATERVILLE VALLEY SKI AREA LTD.

                            STATEMENTS OF CASH FLOWS

                                                                             PERIOD FROM
                                                              YEAR ENDED     OCTOBER 30,
                                                              OCTOBER 29,      1995 TO
                                                                 1995       JUNE 30, 1996
                                                              -----------   -------------
Operating activities
  Net income (loss).........................................  $   (15,930)   $  845,437
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and amortization..........................    1,090,992       900,408
     Deferred taxes.........................................      (11,000)      390,000
     Changes in operating assets and liabilities:
       Accounts receivable..................................     (544,767)      196,415
       Inventories..........................................     (222,140)       15,354
       Prepaid expenses.....................................     (103,585)       56,493
       Advance ticket revenue...............................     (182,558)     (483,686)
       Accounts payable and accrued expenses................      758,271      (205,284)
                                                              -----------    ----------
  Net cash provided by operating activities.................      769,283     1,715,137
Investing activities
  Purchase of property, plant and equipment.................   (1,248,814)     (808,513)
                                                              -----------    ----------
  Net cash used in investing activities.....................   (1,248,814)     (808,513)
Financing activities
  Principal payments on notes payable and capital leases....      (85,085)     (251,570)
  Due to affiliate..........................................      799,776      (649,576)
  Dividends paid............................................           --       (83,515)
                                                              -----------    ----------
  Net cash provided by (used in) financing activities.......      714,691      (984,661)
                                                              -----------    ----------
Net increase (decrease) in cash.............................      235,160       (78,037)
Cash at beginning of period.................................        2,000       237,160
                                                              -----------    ----------
Cash at end of period.......................................  $   237,160    $  159,123
                                                              ===========    ==========
State income taxes paid.....................................                 $   35,000
                                                                             ==========
Non-cash investing activities:
  Equipment acquired under lease obligations................                 $  334,924
                                                                             ==========

                            See accompanying notes.

                        WATERVILLE VALLEY SKI AREA LTD.

                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1996

1. BUSINESS

     Waterville Valley Ski Area Ltd. (the Company), a wholly-owned subsidiary of S-K-I Ltd., owns and operates the Waterville Valley ski resort and conference center located in Waterville Valley, New Hampshire. The Company also operates a year-round base camp adventure center offering mountain bikers, cross country skiers and hikers access to 100 kilometers of trails in the White Mountains National Forest.

     Due to the seasonality of the Company's business and the nature of its operations, which require a significant level of fixed operating costs, operating results may be significantly affected by the level of revenues which depend on, among other things, weather conditions. The seasonality also has a significant effect on the Company's working capital requirements during the year, since operating losses are generally incurred from May through October. To the extent cash flows from operations are not sufficient to meet its working capital requirements, the Company is dependent on borrowings from its affiliates, principally S-K-I Ltd. and its successor (see Note 11), which have represented that they have the ability and intent to fund the Company's operations for the foreseeable future or until the Company is able to support its own operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUES

     Revenues from the sale of lift tickets, ski schools and repair shop have been included in the statement of operations in the caption Resort Services. Revenues from restaurants and retail shop sales have been included in the caption Consumer Products. Revenues from ski, locker and real estate rentals have been included in the caption Rental and Other Income. Revenues from use of the Company's convention center have been included in the caption Convention Center.

     Revenue is recognized at the time services are provided or products are sold. Sales of season and advance lift tickets prior to the beginning of the skiing season (November 1) are deferred and recognized in Resort Services during the skiing season, which generally commences in November and extends through April.

INVENTORIES

     Inventories, which consist principally of food, beverage and retail merchandise, are valued at the lower of cost (first-in, first-out) or market.

INCOME TAXES

     The Company determines its provision for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires that the liability method be used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     The Company is a wholly-owned subsidiary of S-K-I Ltd., which files its federal return on a consolidated basis using a tax year end of July 31. However, for purposes of the accompanying financial statements, the Company has recorded its tax provision on a separate-return basis.

                        WATERVILLE VALLEY SKI AREA LTD.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost with depreciation being computed ratably on a monthly basis using the straight-line method over the useful lives of the related assets:

Land and trail improvements.................................     20 years
Buildings and improvements..................................     20 years
Machinery, snow making and other equipment..................    3-6 years
Lifts and lines.............................................  10-20 years

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheet for cash, accounts receivable and notes payable approximate their fair values.

ACCOUNTING PRONOUNCEMENT

     In March 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of", which establishes criteria for the recognition and measurement of impairment loss associated with long-lived assets. The Company adopted this standard effective October 30, 1995 and its adoption did not have a material impact on the Company's financial position or results of operations.

3. INVENTORIES

     Inventories consist of the following:

                                                             OCTOBER 29,    JUNE 30,
                                                                1995          1996
                                                             -----------    --------
Retail merchandise.......................................     $241,102      $224,715
Food and beverage........................................       31,480        32,513
                                                              --------      --------
                                                              $272,582      $257,228
                                                              ========      ========

                        WATERVILLE VALLEY SKI AREA LTD.

4. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                        OCTOBER 29,     JUNE 30,
                                                           1995           1996
                                                        -----------     --------
Land................................................    $   576,719    $   576,719
Land and trail improvements.........................      2,802,998      2,820,209
Buildings and improvements..........................      3,742,613      3,895,776
Machinery, snow making and other equipment..........      3,137,919      4,025,896
Lifts and lines.....................................      2,058,242      2,108,471
Construction in progress............................        377,444        363,691
                                                        -----------    -----------
                                                         12,695,935     13,790,762
Less accumulated depreciation and amortization......      1,035,261      1,887,059
                                                        -----------    -----------
                                                        $11,660,674    $11,903,703
                                                        ===========    ===========

5. ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                             OCTOBER 29,    JUNE 30,
                                                                1995          1996
                                                             -----------    --------
Accrued compensation.....................................     $ 44,531      $ 49,762
Deposits.................................................       54,627        52,532
Accrued rentals..........................................       31,826        95,864
Accrued utilities and other operating....................       66,683        78,486
Accrued insurance........................................       64,726       191,302
                                                              --------      --------
                                                              $262,393      $467,946
                                                              ========      ========

6. TRANSACTIONS WITH AFFILIATES

     S-K-I Ltd. provides all cash management and working capital financing to the Company. S-K-I Ltd. also provides certain insurance coverages and management services for which a corporate charge is allocated to the Company. The corporate charge covering management services, including staff salaries, payroll taxes, employee benefits, officers life insurance and professional fees amounted to $227,783 in fiscal 1995 and $554,892 for the period from October 30, 1995 to June 30, 1996. The corporate charge included in insurance expense for insurance coverages, including liability and workers compensation amounted to $226,357 in fiscal 1995 and $261,459 for the period from October 30, 1995 to June 30, 1996.

     Interest expense of $48,000 in fiscal 1995 and $31,000 for the period from October 30, 1995 to June 30, 1996 represents interest cost, net of interest income, charged to the Company related to the net amounts due to and from S-K-I Ltd. based on average monthly balances. These amounts are included in interest expense.

                        WATERVILLE VALLEY SKI AREA LTD.

7. NOTES PAYABLE

     Notes payable consists of the following:

                                                           OCTOBER 29,   JUNE 30,
                                                              1995         1996
                                                           -----------   --------
Note payable -- Town of Waterville.......................   $176,145     $163,502
Other....................................................     24,190       13,931
                                                            --------     --------
                                                             200,335      177,433
Less current portion.....................................     26,986       21,050
                                                            --------     --------
                                                            $173,349     $156,383
                                                            ========     ========

     These notes are unsecured and interest rates range from 7% to 14%. Interest paid on these notes approximated interest expense of $47,000 and $19,000 in fiscal 1995 and for the period from October 30, 1995 to June 30, 1996, respectively.

     Aggregate annual maturities of long-term debt obligations as of June 30, 1996 are as follows:

1997........................................................  $ 21,050
1998........................................................    21,605
1999........................................................    15,615
2000........................................................    15,615
2001........................................................    15,615
Thereafter..................................................    87,933
                                                              --------
                                                              $177,433
                                                              ========

8. LEASES AND PERMITS

     The Company operates certain portions of its skiing terrain under special use permits granted by the U.S. Forest Service. Amounts payable under these permits are measured based on percentages of revenues from certain activities. Fees for these permits amounted to $145,422 in fiscal 1995 and $165,214 for the period from October 30, 1995 to June 30, 1996 and are included in cost of resort services.

     The Company is committed under operating leases for certain machinery and equipment which expire at various dates through 2001. Total rent expense under operating leases for the year ended October 29, 1995 and the period from October 30, 1995 to June 30, 1996 were $235,000 and $213,000, respectively.

     Future minimum rental payments under these leases as of June 30, 1996 are as follows:

1997........................................................    $258,944
1998........................................................     215,489
1999........................................................     173,894
2000........................................................     163,894
2001........................................................     163,894
                                                                --------
                                                                $976,115
                                                                ========

     The Company leases certain machinery and equipment under agreements classified as capital leases. Assets capitalized under capital leases had a cost of $334,924 and accumulated amortization of $136,184 at

                        WATERVILLE VALLEY SKI AREA LTD.

8. LEASES AND PERMITS -- (CONTINUED)

June 30, 1996. Future minimum lease payments which are made in installments during the ski season are as follows:

1997........................................................    $185,652
Less amounts representing interest..........................      79,396
                                                                --------
                                                                $106,256
                                                                ========

9. INCOME TAXES

     The provisions (benefit) for income taxes consisted of the following:

                                                                        PERIOD FROM
                                                         YEAR ENDED     OCTOBER 30,
                                                         OCTOBER 25,      1995 TO
                                                            1995       JUNE 30, 1996
                                                         -----------   -------------
Current:
  Federal..............................................                  $110,000
  State................................................                    65,000
                                                                         --------
                                                                          175,000
Deferred:
  Federal..............................................   $ (9,000)       295,000
  State................................................     (2,000)        95,000
                                                          --------       --------
                                                           (11,000)       390,000
                                                          --------       --------
                                                          $(11,000)      $565,000
                                                          ========       ========

     Income taxes currently payable are included in amounts due to an affiliate.

     The tax effects of temporary differences that give rise to significant portions of net deferred tax assets and liabilities are presented below:

                                                        OCTOBER 29,
                                                           1995       JUNE 30, 1996
                                                        -----------   -------------
Deferred tax assets:
  Net operating loss carryforward.....................   $ 219,000
Deferred tax liabilities:
  Depreciation........................................    (208,000)     $(379,000)
                                                         ---------      ---------
Net deferred tax assets (liabilities).................   $  11,000      $(379,000)
                                                         =========      =========

     At October 29, 1995, the Company had a federal net operating loss carryforward of approximately $547,000, available to reduce future taxable income, which was fully utilized in the period from October 30, 1995 to June 30, 1996.

10. SUBSEQUENT EVENT

     On July 1, 1996, the capital stock of S-K-I Ltd. was acquired by American Skiing Company with S-K-I Ltd. becoming the surviving company. S-K-I Ltd. continued to own and operate Waterville Valley Ski Area Ltd. until November 27, 1996, at which date the business and net assets of the Waterville Valley ski resort and conference center were acquired by Booth Creek Ski Holdings, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Ski Lifts, Inc.

     We have audited the accompanying balance sheet of Ski Lifts, Inc. as of January 15, 1997, and the related statements of operations and retained earnings and cash flows for the period from October 1, 1996 to January 15, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ski Lifts, Inc. at January 15, 1997, and the results of its operations and its cash flows for the period from October 1, 1996 to January 15, 1997, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin
May 15, 1997

                                SKI LIFTS, INC.

                                 BALANCE SHEET
                                JANUARY 15, 1997

ASSETS
Current assets:
  Cash......................................................  $  215,367
  Accounts receivable.......................................      85,921
  Inventories...............................................     278,134
                                                              ----------
Total current assets........................................     579,422
Property and equipment, net.................................   8,799,044
Other assets................................................     570,726
                                                              ----------
Total assets................................................  $9,949,192
                                                              ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Borrowings under line of credit...........................  $2,095,000
  Current portion of long-term debt.........................     109,593
  Notes payable to affiliate................................   1,305,205
  Unearned revenue..........................................   1,354,817
  Accounts payable..........................................   1,097,643
  Accrued liabilities.......................................     582,650
  Insurance claims..........................................     248,137
                                                              ----------
Total current liabilities...................................   6,793,045
Long-term debt..............................................      59,581
Deferred income taxes.......................................      28,120
Commitments and contingencies
Shareholders' equity:
  Common stock (1,000 shares authorized, issued and
     outstanding, no par value).............................      36,720
  Retained earnings.........................................   3,031,726
                                                              ----------
Total shareholders' equity..................................   3,068,446
                                                              ----------
Total liabilities and shareholders' equity..................  $9,949,192
                                                              ==========

                            See accompanying notes.

                                SKI LIFTS, INC.

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                PERIOD FROM OCTOBER 1, 1996 TO JANUARY 15, 1997

Revenues:
  Lifts.....................................................    $2,268,458
  Ski rentals...............................................       322,580
  Ski school lessons........................................        66,518
  Service and other sales...................................       123,489
  Building lease income.....................................        38,488
  Restaurant sales..........................................       459,798
  Beer, wine and liquor.....................................       126,862
  Ski shop..................................................       104,500
                                                                ----------
Total revenues..............................................     3,510,693
Costs and expenses:
  Operating salaries, wages and other employee costs........     1,799,765
  General, administrative and other operating expenses......     1,250,208
  Depreciation and amortization.............................       277,478
  Cost of restaurant, liquor and ski shop sales.............       263,900
                                                                ----------
Total costs and expenses....................................     3,591,351
                                                                ----------
Operating loss..............................................       (80,658)
Other income (expense):
  Interest income...........................................         5,917
  Interest expense..........................................      (118,839)
  Gain on sale of equipment.................................         8,165
  Other.....................................................         4,927
                                                                ----------
                                                                   (99,830)
                                                                ----------
Net loss....................................................      (180,488)
Retained earnings:
  Beginning of period.......................................     3,267,355
  Shareholder distributions.................................       (55,141)
                                                                ----------
  End of period.............................................    $3,031,726
                                                                ==========

                            See accompanying notes.

                                SKI LIFTS, INC.

                            STATEMENT OF CASH FLOWS
                PERIOD FROM OCTOBER 1, 1996 TO JANUARY 15, 1997

Operating activities:
  Net loss..................................................  $  (180,488)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................      277,478
     Other..................................................       30,840
     Changes in:
       Accounts receivable..................................       (8,040)
       Inventories..........................................      (69,514)
       Prepaid expenses and other...........................       44,272
       Unearned revenue.....................................    1,203,254
       Accounts payable.....................................      789,043
       Accrued liabilities..................................      348,226
       Insurance claims.....................................       56,511
                                                              -----------
  Net cash provided by operating activities.................    2,491,582
Investing activities:
  Purchases of property and equipment.......................     (379,269)
  Proceeds from sale of equipment...........................        8,001
                                                              -----------
  Net cash used in investing activities.....................     (371,268)
Financing activities:
  Line of credit borrowings and repayments, net.............   (1,405,000)
  Additions to long-term debt...............................      150,000
  Payments on long-term debt and capital leases.............     (679,771)
  Distributions to shareholders.............................      (55,141)
                                                              -----------
  Net cash used in financing activities.....................   (1,989,912)
                                                              -----------
  Net increase in cash......................................      130,402
  Cash at beginning of period...............................       84,965
                                                              -----------
  Cash at end of period.....................................  $   215,367
                                                              ===========

                            See accompanying notes.

                                SKI LIFTS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                JANUARY 15, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     Ski Lifts, Inc. (the "Company") operates alpine and cross-country ski resorts at Snoqualmie Summit, Ski Acres, Alpental and Hyak in the western Cascade mountains of Washington State.

INVENTORIES

     Inventories include ski accessories, food and liquor and are stated at the lower of cost or market, determined on a first-in, first-out basis.

PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over estimated useful lives as follows:

                          CATEGORY                               YEARS
                          --------                               -----
Buildings and land improvements.............................    15 - 40
Lifts, tows and hill lighting...............................     5 - 30
Vehicles and equipment......................................     4 - 15

     Gains or losses are recognized in the year of retirement or disposition. Expenditures for additions and betterments are capitalized and expenditures for maintenance are charged to expense as incurred.

LIFT REVENUE AND UNEARNED REVENUE

     The Company records lift ticket revenue from season pass and scrip sales during the ski season in which the passes and scrip are used. Unearned revenue is recorded for unused season passes, coupons, scrip and other similar items.

INCOME TAXES

     Effective October 1, 1994, the Company elected to be treated as an S Corporation for federal income tax purposes. Accordingly, the income tax consequences of the Company's operations are the responsibility of the Company's shareholders.

     The S Corporation rules provide that a tax is payable by the Company if assets acquired on or before September 30, 1994, are sold or disposed of prior to October 1, 2004. This tax is payable on the resultant gains to the extent of the excess of the fair market value of the assets over their tax bases on September 30, 1994. Accordingly, the Company continues to record a deferred income tax liability (approximately $28,000 at January 15, 1997) on its balance sheet with respect to assets for which sale or disposition may result in built-in gains taxes.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and assumptions.

                                SKI LIFTS, INC.

2. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at January 15, 1997:

Land and land improvements..................................    $ 2,913,165
Buildings...................................................      6,166,183
Lifts, tows and hill lighting...............................      4,244,025
Vehicles and equipment......................................      5,330,429
Construction in process.....................................        719,917
                                                                -----------
                                                                 19,373,719
Less accumulated depreciation and amortization..............     10,574,675
                                                                -----------
Property and equipment, net.................................    $ 8,799,044
                                                                ===========

3. SELF-INSURANCE DEPOSIT

     The Company is self insured for workers' compensation injuries (see Note
10). Amounts required to be held in trust as a security deposit by the Washington Department of Labor and Industries totaled $360,000 at January 15, 1997 (included in "Other Assets"). This deposit may be adjusted annually. The deposit was invested in a certificate of deposit which bore interest at 5.42% at January 15, 1997.

4. INVESTMENT IN REAL ESTATE PARTNERSHIP

     On March 15, 1991, the Company formed a general partnership with certain other partners (who are shareholders and officers of the Company) to purchase a building. The Company paid $75,000 for its 25% share as a general partner. The Company is allocated operating profits and losses in proportion to its partnership interest, which were not significant for the period from October 1, 1996 to January 15, 1997. The Company's investment at January 15, 1997 totaled $1,719. The Company and a stockholder of the Company have provided a $250,000 subordinated line of credit to the partnership with interest payable monthly at 9%. At January 15, 1997, there were no amounts outstanding under this agreement. The Company leases a portion of the building for its headquarters under the terms described in Note 8.

5. INVESTMENTS

     The Company holds 15,880 shares of common stock of Arlberg Holding Company ("Arlberg"), with a carrying value of $75,327 at January 15, 1997. This investment is carried at cost. In addition, the Company purchased $50,000 of convertible debentures of Arlberg during 1993. These debentures, which bear interest at 9%, mature on June 30, 2000, and are convertible, under certain conditions, into common stock of Arlberg. A stockholder of the Company serves as a director of Arlberg.

6. FINANCIAL ARRANGEMENTS

LINE OF CREDIT ARRANGEMENT

     At January 15, 1997, the Company had a $3,500,000 revolving line of credit agreement with a bank, which expires on April 1, 1998. Borrowings under the agreement, which are payable on demand and are collateralized by substantially all assets except real estate, bear interest at the bank's prime rate plus .75% (9.0% at January 15, 1997). Amounts outstanding under this agreement were $2,095,000 at January 15, 1997.

                                SKI LIFTS, INC.

6. FINANCIAL ARRANGEMENTS -- (CONTINUED)
LONG-TERM DEBT

     Long-term debt consists of the following at January 15, 1997:

Note payable with monthly payments of $7,393 including
  interest at 8.25%, collateralized by certain equipment,
  due May 1998..............................................    $113,115
Capitalized lease obligation................................      56,059
                                                                --------
                                                                 169,174
Less current portion........................................     109,593
                                                                --------
Long-term debt..............................................    $ 59,581
                                                                ========

     The Company has a revolving term loan agreement which permitted borrowings of up to $2,132,000 at January 15, 1997. No amounts were outstanding under this arrangement at January 15, 1997.

     Interest paid during the period from October 1, 1996 to January 15, 1997 was approximately $109,500.

7. RELATED PARTY TRANSACTIONS

     The Company borrows money for operating purposes from W.W. Moffett, Inc., which is an affiliated company through common stockholders. The advances from W.W. Moffett, Inc. totaled $1,305,205 at January 15, 1997, bear interest at 5.93%, are subordinated to the line of credit and long-term debt described in
Note 6, and are due on demand.

     Interest expense on these advances for the period from October 1, 1996 to January 15, 1997 was approximately $22,500.

8. SPECIAL USE PERMITS AND PROPERTY LEASES

     The Company operates a portion of its business on land covered by a Special Use Permit issued by the United States Forest Service. This permit expires December 31, 2032 and is generally renewable. Special Use Permit fees are based on a percentage revenues. Total Special Use Permit fees for the period from October 1, 1996 to January 15, 1997 were approximately $84,000.

     The Company also leases property from a private company. The lease payments are based primarily on skier visits. Total lease expense for the period from October 1, 1996 through January 15, 1997 was $3,500.

     The Company leases its office space from a partnership in which the Company is a general partner (see Note 4). This lease expires on March 31, 2006. Rental expense relating to this agreement was approximately $31,000 for the period from October 1, 1996 to January 15, 1997.

                                SKI LIFTS, INC.

8. SPECIAL USE PERMITS AND PROPERTY LEASES -- (CONTINUED)

     At January 15, 1997, future minimum lease payments under noncancelable operating leases are as follows:

                        YEAR ENDING
                        JANUARY 15,
                        -----------
  1998......................................................    $109,000
  1999......................................................     109,000
  2000......................................................     109,000
  2001......................................................     109,000
  2002......................................................     109,000
  Thereafter................................................     454,000
                                                                --------
                                                                $999,000
                                                                ========

9. EMPLOYEE BENEFIT PLANS

     The Ski Lifts, Inc. Profit Sharing Retirement Plan (the "Plan") provides for both a 401(k) defined contribution plan and a unilateral profit sharing plan for all employees who have worked over 1,000 hours, are over 21 years of age and met certain other requirements. For the period from October 1, 1996 to January 15, 1997, the Company contributed approximately $20,000 under the defined contribution provisions of the Plan. No contributions were accrued under the unilateral profit sharing plan for the period from October 1, 1996 to January 15, 1997.

10. CONTINGENCIES

     The Company is party to various claims arising in the normal course of business related to alleged injuries which, in the opinion of management, will not have a material effect on the Company's business. The Company's insurance limits its risk of loss on such claims to the amounts of the deductible under the related insurance policies. At January 15, 1997, approximately $164,500 was accrued related to such claims (primarily deductible amounts).

     The Company is self-insured with the State of Washington for workers' compensation (see Note 3). Provision is made in the financial statements for the estimated cost of claims. The accrued liability at January 15, 1997 was approximately $83,600.

11. SUBSEQUENT EVENTS

     Effective January 15, 1997, Booth Creek Ski Holdings, Inc. ("Booth Creek") purchased all of the issued and outstanding common stock of the Company for an aggregate purchase price of approximately $14.0 million, which included the assumption of approximately $3.6 million of indebtedness, the issuance by the Company of a note in the amount of approximately $9.8 million to the selling shareholders, and other obligations to the selling shareholders of approximately $600,000.

     In connection with the consummation of the acquisition, the Company transferred approximately 71 acres of owned real estate held for development purposes into a Delaware limited liability company (the "Real Estate LLC"), of which the Company is a member and 99% equity interest holder and Booth Creek is the other member and 1% equity interest holder. In addition, the Company granted the Real Estate LLC an option (the "Real Estate Option") to purchase an additional 14 acres of developmental real estate for nominal consideration. The Company also issued 28,000 shares of non-voting preferred stock (the "Preferred Stock") to its prior owners having an aggregate liquidation preference equal to $3.5 million, the aggregate estimated fair market value of the real estate transferred to the Real Estate LLC and the real estate subject to the Real

                                SKI LIFTS, INC.

11. SUBSEQUENT EVENTS -- (CONTINUED)
Estate Option. Concurrently with these transactions, the Real Estate LLC entered into an agreement to purchase (the "Preferred Stock Purchase Agreement") the Preferred Stock, on a quarterly basis over the five years following the date of the acquisition, at a purchase price equal to the liquidation preference thereof plus accrued dividends to the date of purchase. Booth Creek advanced the first three quarterly installments under the Preferred Stock Purchase Agreement at or prior to March 18, 1997. The Real Estate LLC's obligations under the Preferred Stock Purchase Agreement are secured by a first priority lien on the developmental real estate held by the Real Estate LLC and substantially all of its other assets. The Preferred Stock provides for a 9% cumulative dividend and is redeemable at the option of the Company without premium. In addition, pursuant to the terms of the Preferred Stock, the holders thereof have no redemption rights and are entitled to receive dividend payments only when and if declared by the board of directors of the Company.

     On February 21, 1997, the Company retired the then-existing balance under its $3,500,000 revolving line of credit agreement (Note 6) using funds provided by Booth Creek. Concurrently therewith, the Company also terminated its $3,500,000 revolving line of credit agreement and $2,132,000 revolving term loan agreement. On March 18, 1997, the Company retired the balance outstanding pursuant to the W.W. Moffett, Inc. note payable (Note 7) using funds provided by Booth Creek.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Ski Lifts, Inc.

     We have audited the accompanying balance sheets of Ski Lifts, Inc. as of September 30, 1996 and 1995, and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ski Lifts, Inc. as of September 30, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note 13 to the financial statements, in December 1996, the stockholders of the Company reached an agreement in principle to sell the stock of the Company to a third party.

     As reported in Note 8 to the financial statements, Ski Lifts, Inc. changed its method of accounting for income taxes effective October 1, 1993.

                                          COOPERS & LYBRAND L.L.P.
Seattle, Washington
December 9, 1996, except for Note 13 to the financial statements as to which the date is December 19, 1996

                                SKI LIFTS, INC.

                                 BALANCE SHEETS
                          SEPTEMBER 30, 1996 AND 1995

                                                                   1996          1995
                                                                   ----          ----
ASSETS
Current assets:
  Cash and cash equivalents.................................    $   84,965    $   92,607
  Receivables...............................................        77,881       170,596
  Inventories...............................................       208,620       211,401
  Prepaid expenses and other................................        44,272        42,832
                                                                ----------    ----------
     Total current assets...................................       415,738       517,436
                                                                ----------    ----------
Property and equipment, net.................................     8,697,089     8,278,770
                                                                ----------    ----------
Other assets:
  Self insurance deposit....................................       360,000       360,000
  Investments, at cost......................................       125,327       243,685
  Equity in real estate partnership.........................         3,771         5,674
  Other.....................................................       120,633       128,898
                                                                ----------    ----------
                                                                   609,731       738,257
                                                                ----------    ----------
     Total assets...........................................    $9,722,558    $9,534,463
                                                                ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Borrowings under line of credit...........................    $3,500,000    $3,395,000
  Current portion of long-term debt.........................        80,115        73,708
  Obligation under capital lease............................        27,215        25,038
  Notes payable to affiliate................................     1,305,205     1,313,178
  Unearned revenue..........................................       151,563       121,212
  Accounts payable and other................................       308,600       490,048
  Accrued interest, wages and business taxes................       234,424        77,510
  Insurance claims..........................................       191,626       284,351
                                                                ----------    ----------
     Total current liabilities..............................     5,798,748     5,780,045
Long-term debt, less current portion........................       553,956       139,071
Obligation under capital lease, less current portion........        37,659        64,873
Deferred income taxes.......................................        28,120        28,120
                                                                ----------    ----------
     Total liabilities......................................     6,418,483     6,012,109
                                                                ----------    ----------
Commitments and contingencies
Stockholders' equity:
  Common stock (1,000 shares authorized and outstanding, no
     par value).............................................        36,720        36,720
  Retained earnings.........................................     3,267,355     3,485,634
                                                                ----------    ----------
     Total stockholders' equity.............................     3,304,075     3,522,354
                                                                ----------    ----------
     Total liabilities and stockholders' equity.............    $9,722,558    $9,534,463
                                                                ==========    ==========

    The accompanying notes are an integral part of the financial statements.

                                SKI LIFTS, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
             FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

                                                          1996            1995             1994
                                                          ----            ----             ----
Revenues:
  Lifts..............................................  $6,155,890      $ 7,077,779      $ 6,606,408
  Ski rentals........................................     934,708        1,057,518        1,094,285
  Ski school lessons.................................     250,345          246,040          223,575
  Service and other sales............................     230,042          250,867          229,980
  Building lease income..............................     173,727          202,733          210,412
  Restaurant sales...................................   1,117,254        1,216,973        1,210,660
  Beer, wine and liquor..............................     349,605          380,214          404,313
  Ski shop...........................................     239,521          237,587          261,024
                                                       ----------      -----------      -----------
     Total revenues..................................   9,451,092       10,669,711       10,240,657
                                                       ----------      -----------      -----------
Costs and expenses:
  Operating salaries, wages and other employee
     costs...........................................   4,594,629        5,119,558        4,803,428
  General, administrative and other operating
     expenses........................................   3,035,147        3,252,677        3,007,780
  Depreciation and amortization......................     976,578        1,032,579          963,843
  Cost of restaurant, liquor and ski shop sales......     570,138          668,278          652,289
                                                       ----------      -----------      -----------
     Total costs and expenses........................   9,176,492       10,073,092        9,427,340
                                                       ----------      -----------      -----------
     Operating income................................     274,600          596,619          813,317
                                                       ----------      -----------      -----------
Other income (expense):
  Interest income....................................      30,732           22,348           19,591
  Interest expense...................................    (327,178)        (289,657)        (304,428)
  Loss on abandonment of capitalized construction
     costs...........................................          --         (107,155)              --
  Gain (loss) on sales of equipment..................     (48,268)             928           21,957
  Miscellaneous, net.................................      58,301           31,099           29,821
                                                       ----------      -----------      -----------
                                                         (286,413)        (342,437)        (233,059)
                                                       ----------      -----------      -----------
     Income (loss) before income taxes and cumulative
       effect of accounting change...................     (11,813)         254,182          580,258
                                                       ----------      -----------      -----------
Income taxes:
  Current............................................          --          (10,551)        (161,726)
  Deferred...........................................          --          408,285          (35,718)
                                                       ----------      -----------      -----------
     Total income tax expense (benefit)..............          --          397,734         (197,444)
                                                       ----------      -----------      -----------
Net income (loss) before cumulative effect of
  accounting change..................................     (11,813)         651,916          382,814
Cumulative effect of change in method of accounting
  for income taxes...................................          --               --         (171,023)
                                                       ----------      -----------      -----------
  Net income (loss)..................................     (11,813)         651,916          211,791
Retained earnings:
  Beginning of year..................................   3,485,634        2,833,718        2,621,927
  Stockholder distributions..........................    (206,466)              --               --
                                                       ----------      -----------      -----------
  End of year........................................  $3,267,355      $ 3,485,634      $ 2,833,718
                                                       ==========      ===========      ===========

    The accompanying notes are an integral part of the financial statements.

                                SKI LIFTS, INC.

                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

                                                              1996           1995           1994
                                                              ----           ----           ----
Operating activities:
  Net income (loss)....................................    $   (11,813)   $   651,916    $  211,791
     Adjustments to reconcile net income (loss) to net
       cash provided by operating activities:
       Depreciation and amortization...................        976,578      1,032,579       963,843
       Deferred Federal income taxes...................             --       (408,285)      206,741
       (Gain) loss on sale of equipment................         48,268          2,209       (12,778)
       Loss on abandonment of capitalized construction
          costs........................................             --        107,155            --
       Gain on sale of investment......................        (18,890)            --            --
       Other...........................................         10,168        (22,629)       10,276
       Changes in:
          Receivables..................................         92,715        (98,163)       46,481
          Inventories..................................          2,781       (101,398)      (28,708)
          Prepaid expenses and other...................         (1,440)      (104,785)         (570)
          Income taxes receivable......................             --         23,042       197,388
          Self-insurance deposit.......................             --        (35,000)           --
          Unearned revenue.............................         30,351        (34,764)      (58,640)
          Accounts payable and other...................       (181,448)       194,743       (51,730)
          Accrued interest, wages and taxes............        156,914         (9,008)     (270,500)
          Insurance claims.............................        (92,725)       (11,869)       44,851
                                                           -----------    -----------    ----------
            Net cash provided by operating
               activities..............................      1,011,459      1,185,743     1,258,445
                                                           -----------    -----------    ----------
Investing activities:
  Purchases of property and equipment..................     (1,465,647)    (1,158,802)     (346,290)
  Proceeds from sale of equipment......................         22,482          7,711        12,778
  Proceeds from sale of investment.....................        137,248             --            --
  Purchases of investment..............................             --        (84,096)      (13,386)
  Other................................................             --             --        17,957
                                                           -----------    -----------    ----------
            Net cash used in investing activities......     (1,305,917)    (1,235,187)     (328,941)
                                                           -----------    -----------    ----------
Financing activities:
  Line of credit borrowings and repayments, net........        105,000      1,113,624      (374,924)
  Additions to long-term debt..........................      2,650,000        410,000        86,053
  Payments on long-term debt and capital leases........     (2,253,745)    (1,457,704)     (556,886)
  Payments on notes payable to affiliate...............         (7,973)       (14,465)      (11,236)
  Distributions to stockholders........................       (206,466)            --            --
                                                           -----------    -----------    ----------
            Net cash provided by (used in) financing
               activities..............................        286,816         51,455      (856,993)
                                                           -----------    -----------    ----------
Net increase (decrease) in cash and cash equivalents...         (7,642)         2,011        72,511
Cash and cash equivalents:
  Beginning of year....................................         92,607         90,596        18,085
                                                           -----------    -----------    ----------
  End of year..........................................    $    84,965    $    92,607    $   90,596
                                                           ===========    ===========    ==========
---------------------------------------------------------------------------------------------------
Supplemental information:
  Cash paid for:
     Interest, net of amounts capitalized..............    $   301,359    $   299,196    $  383,402
     Income taxes......................................    $        --    $    74,723    $  114,538

    The accompanying notes are an integral part of the financial statements.

                                SKI LIFTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

     Ski Lifts, Inc. (the "Company"), operates alpine and cross-country ski resorts at Snoqualmie Summit, Ski Acres, Alpental and Hyak in the western Cascade mountains of Washington State.

PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Construction in progress consists of costs incurred related to the construction of various buildings at the ski resorts including interest costs of $30,000 in 1996. Depreciation is computed using the straight-line method over estimated useful lives as follows:

                        DESCRIPTION                              YEARS
                        -----------                              -----
Buildings and land improvements.............................    15 - 40
Lifts, tows and hill lighting...............................     5 - 30
Vehicles and equipment......................................     4 - 15

     Gains or losses are recognized in the year of retirement or disposition. Expenditures for additions and betterments are capitalized and expenditures for maintenance are charged to expense as incurred.

INVENTORIES

     Inventories include ski accessories, food and liquor and are stated at the lower of first-in, first-out cost or market.

EQUITY IN REAL ESTATE PARTNERSHIP

     The investment in real estate partnership is accounted for using the equity method.

LIFT REVENUE AND UNEARNED REVENUE

     The Company records lift ticket revenue from season pass and scrip sales during the ski season in which passes and scrip are used. Unearned revenue is recorded for unused season passes, coupons, scrip and other items.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and assumptions.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial instruments consist of the Company's line of credit and long-term debt. Information about the fair value of these financial instruments is included in Note 6.

                                SKI LIFTS, INC.

2. PROPERTY AND EQUIPMENT:

     Property and equipment at September 30 consists of:

                                                          1996            1995
                                                          ----            ----
Land and land improvements........................    $  2,913,165    $  2,893,603
Buildings.........................................       6,166,183       5,267,535
Lifts, tows and hill lighting.....................       4,244,025       4,262,588
Vehicles and equipment............................       6,192,877       6,036,959
Construction in process...........................         626,788         652,092
                                                      ------------    ------------
                                                        20,143,038      19,112,777
Less accumulated depreciation and amortization....     (11,445,949)    (10,834,007)
                                                      ------------    ------------
  Property and equipment, net.....................    $  8,697,089    $  8,278,770
                                                      ============    ============

     During 1994, equipment with a cost of $129,000 was acquired pursuant to a capital lease. Accumulated amortization on this equipment totaled $73,100 and $47,300 at September 30, 1996 and 1995, respectively.

3. SELF-INSURANCE DEPOSIT:

     The Company is self insured for worker's compensation (see Note 12). Amounts required to be held in trust as a security deposit by the Department of Labor and Industries totaled $360,000 at September 30, 1996 and 1995. This deposit may be adjusted annually. The deposit was invested in a certificate of deposit which bore interest at 5.42% and 6.00% at September 30, 1996 and 1995, respectively.

4. EQUITY IN REAL ESTATE PARTNERSHIP:

     On March 15, 1991, the Company formed a general partnership with certain other partners (who are stockholders and officers of the Company) to purchase a building. The Company paid $75,000 for its 25% general partner's interest. The Company is allocated operating profits and losses in proportion to its partnership interest (profits of $5,598, $5,720 and $8,030 in 1996, 1995 and 1994, respectively, are included in miscellaneous income in the Statements of Operations). The Company and a stockholder of the Company have provided a $250,000 subordinated line of credit to the partnership with interest payable monthly at 9%. At September 30, 1996 and 1995 the Company had no amount outstanding under this agreement. The Company leases a portion of the building for its headquarters under the terms described in Note 11.

5. INVESTMENTS:

     During 1990, the Company paid $100,000 for an investment in 2,223 shares of Class E preferred stock of Arlberg Holding Company, ("Arlberg") an insurance corporation owned by various ski resorts. In December, 1995 these shares were redeemed by Arlberg resulting in a gain of $18,890 for the year ended September 30, 1996. The Company also holds 17,033 shares of common stock of Arlberg with a cost of $75,327 and $50,000 of convertible debentures of Arlberg at September 30, 1996 and 1995. These debentures, which bear interest at 9%, mature on June 30, 2000, and are convertible, under certain conditions, into common stock. A stockholder of the Company serves as a director of Arlberg.

                                SKI LIFTS, INC.

6. LINE OF CREDIT AND LONG-TERM DEBT:

     At September 30, 1996, the Company had a $3,500,000 revolving line of credit agreement with a bank expiring on April 1, 1998. Borrowings under the agreement, which are payable on demand and are collateralized by substantially all assets except real estate, bear interest at the bank's prime rate plus .75% (9.0% and 9.5% at September 30, 1996 and 1995, respectively).

     Long-term debt consists of the following at September 30:

                                                                1996       1995
                                                                ----       ----
Note payable with monthly payments of $7,393 including
  interest at 8.25%, collateralized by certain equipment,
  due May, 1998.............................................  $139,071   $212,779
Revolving loan facility with maximum borrowings of
  $2,132,000; maximum borrowings reduced by $164,000
  annually; interest payable monthly at prime plus 1.15%,
  (9.4% and 9.9% at September 30, 1996 and 1995,
  respectively), collateralized by personal and real
  property; total unpaid principal and interest is due
  September, 2004...........................................   495,000         --
                                                              --------   --------
                                                               634,071    212,779
Less current portion........................................   (80,115)   (73,708)
                                                              --------   --------
                                                              $553,956   $139,071
                                                              ========   ========

     The aggregate amount of scheduled principal payments on the above notes as of September 30 are as follows:

1997........................................................  $ 80,115
1998........................................................    58,956
Thereafter (2004)...........................................   495,000
                                                              --------
                                                              $634,071
                                                              ========

     The carrying amounts reported in the balance sheet approximate fair values based upon interest rates that are currently available to the Company for issuance of similar debt with similar terms and maturities.

     The Company's debt agreements limit capital expenditures, and require that the Company meet certain financial ratios including maintenance of minimum tangible net worth and a minimum debt to net worth ratio. As of September 30, 1996 and 1995, the Company had obtained a waiver of rights from creditors with respect to occurrences of noncompliance with these provisions.

7. RELATED PARTY TRANSACTIONS:

     The Company borrows money for operating purposes from W. W. Moffett, Inc., which is an affiliated company through common stockholders. The notes payable from W. W. Moffett, Inc. totaled $1,305,205 and $1,313,178 at September 30, 1996 and 1995, respectively, bear interest at 5.93% and 5.84%, respectively, are subordinated to the line of credit and long-term debt, and are due on demand.

     Interest expense on these notes payable for 1996, 1995 and 1994 was approximately $76,000, $77,000 and $48,000, respectively.

                                SKI LIFTS, INC.

8. INCOME TAXES:

     As of October 1, 1994, an election to be taxed as an S Corporation under
Section 1362 of the Internal Revenue Code became effective. This Section provides that, in lieu of corporate income taxes, the stockholders pay taxes on the Company's taxable income.

     Effective October 1, 1993, the Company adopted the liability method of accounting for income taxes under Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes ("Statement No. 109"), and the cumulative effect of this change is reported in the 1994 statement of operations. Under Statement No. 109, the differences between the tax bases of assets and liabilities and their financial statement amounts are reflected as deferred income taxes using enacted tax rates. Deferred Federal income taxes are provided for temporary differences which result principally from use of accelerated depreciation methods for certain assets, and from reporting certain other items in different periods for financial reporting and Federal income tax purposes.

     In addition, the S Corporation rules provide that a tax be payable by the Company if assets acquired on or before September 30, 1994, are sold or disposed of prior to October 1, 2004. This tax is payable on the resultant gains to the extent of the excess of the fair market value of the assets over their tax bases on September 30, 1994. Accordingly, the Company continues to record deferred taxes on its balance sheet with respect to assets for which sale or disposition may result in built-in gain taxes.

     The S Corporation election resulted in recognition of a deferred tax benefit of $408,285 in the 1995 statements of operations and retained earnings.

     Total gross deferred tax liabilities at September 30, 1996 and 1995 were approximately $28,000.

     At September 30, 1996 and 1995, the Company has alternative minimum tax credits of approximately $150,000 which can be utilized against regular taxes.

9. SPECIAL USE PERMITS AND PROPERTY LEASES:

     The Company operates a portion of its business on land covered by a Special Use Permit issued by the United States Department of Agriculture's Forest Service (the "Forest Service"). This permit expires December 31, 2032 and is generally renewable. Special Use Permit fees are based on revenues for 1996 and are based on fixed assets and revenues for 1995 and 1994. Total Special Use Permit fees for 1996, 1995 and 1994 were approximately $120,000, $188,600 and $180,300, respectively.

     The Company also leases property from a private company. The lease payments are based primarily on skier visits. Total lease expense for 1996, 1995 and 1994 was $8,810, $7,096 and $10,316, respectively.

10. EMPLOYEE BENEFIT PLANS:

     The Ski Lifts, Inc. Profit Sharing Retirement Plan (the "Plan") provides for both a 401(k) defined contribution plan and a unilateral profit sharing plan for all employees who have worked over 1,000 hours and are over 21 years of age. During 1996, 1995 and 1994, the Company contributed $56,887, $55,810 and $51,499, respectively, under the defined contribution provisions of the Plan. The Company has accrued discretionary contributions as of September 30, 1996 of approximately $162,000 under the unilateral profit sharing provisions of the Plan.

11. LEASE COMMITMENTS AND SUBLEASE AGREEMENTS:

     The Company leases its office space from a partnership in which the Company is a general partner (see Note 4). On November 1, 1995, this lease was amended to extend the expiration date to March 31, 2006. Rental expense approximated $105,000, $90,000 and $90,000 in 1996, 1995 and 1994, respectively.

                                SKI LIFTS, INC.

11. LEASE COMMITMENTS AND SUBLEASE AGREEMENTS -- (CONTINUED):

     A portion of the office space is subleased to third parties under six to thirty-six month noncancelable operating leases. Sublease income received in 1996, 1995 and 1994 was $68,210, $59,667 and $55,913, respectively.

     At September 30, 1996, future minimum lease payments and income under noncancelable operating subleases are as follows:

                                                   RENT      SUBLEASE      NET
                                                 PAYMENTS    PAYMENTS    PAYMENTS
                                                 --------    --------    --------
1997..........................................  $  108,908   $14,375    $   94,533
1998..........................................     108,908        --       108,908
1999..........................................     108,908        --       108,908
2000..........................................     108,908        --       108,908
2001..........................................     108,908        --       108,908
2002 and thereafter...........................     490,084        --       490,084
                                                ----------   -------    ----------
                                                $1,034,624   $14,375    $1,020,249
                                                ==========   =======    ==========

     In addition, the Company leases snow grooming and maintenance equipment under a capital lease. The following is a schedule of future minimum lease payments under capital leases together with the present value of net minimum lease payments as of September 30, 1996:

FOR THE FISCAL YEARS:
  1997......................................................    $ 31,610
  1998......................................................      31,610
  1999......................................................       7,903
                                                                --------
  Net minimum lease payments................................      71,123
  Less amount representing interest.........................      (6,249)
                                                                --------
  Present value of net minimum lease payments...............      64,874
  Less current portion......................................     (27,215)
                                                                --------
  Long-term obligation......................................    $ 37,659
                                                                ========

12. CONTINGENCIES:

     The Company is party to various claims arising in the normal course of business related to alleged injuries which, in the opinion of management, will not have a material effect on the Company's business. The Company's insurance limits its risk of loss on such claims to the amounts of the deductible under the related insurance policies. At September 30, 1996 and 1995, $142,124 and $240,240, respectively, were accrued related to such claims (primarily deductible amounts).

     The Company is self-insured with the State of Washington for workers' compensation (see Note 3). Provision is made in the financial statements for the estimated cost of claims. The accrued liability at September 30, 1996 and 1995 was $49,502 and $44,111, respectively.

     The Company is currently undergoing an examination by the Forest Service for fiscal years 1991 through 1995 in connection with the Company's use of land under a special use permit. Although the Company has not yet received the final report, the Forest Service has indicated that the assessment will be approximately $100,000. This amount has been accrued for at September 30, 1996, however, the Company intends to vigorously challenge the proposed assessment of additional use fees.

                                SKI LIFTS, INC.

13. SUBSEQUENT EVENT:

     In December 1996, the stockholders of the Company reached an agreement in principle to sell the stock of the Company to a third party. The proposed transaction is expected to be completed in January 1997.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Grand Targhee Incorporated

     We have audited the accompanying balance sheet of Grand Targhee Incorporated as of March 18, 1997, and the related statements of operations and retained earnings and cash flows for the period from June 1, 1996 to March 18, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grand Targhee Incorporated at March 18, 1997, and the results of its operations and its cash flows for the period from June 1, 1996 to March 18, 1997, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin
June 27, 1997

                           GRAND TARGHEE INCORPORATED

                                 BALANCE SHEET
                                 MARCH 18, 1997

                           ASSETS
Current assets:
  Cash......................................................    $   256,109
  Receivables from related parties..........................         84,010
  Accounts receivable.......................................         97,276
  Inventories...............................................        382,700
  Refundable income taxes...................................        122,472
  Prepaid expenses and other current assets.................        125,667
                                                                -----------
     Total current assets...................................      1,068,234
Property and equipment:
  Buildings and land improvements...........................      5,343,463
  Ski lifts.................................................      3,549,776
  Furniture, fixtures and equipment.........................      2,210,888
  Machinery.................................................      1,145,924
  Construction in progress..................................         68,188
                                                                -----------
                                                                 12,318,239
  Less accumulated depreciation and amortization............      4,567,811
                                                                -----------
                                                                  7,750,428
Other assets................................................         25,610
                                                                -----------
     Total assets...........................................    $ 8,844,272
                                                                ===========
            LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................    $   394,160
  Accrued liabilities.......................................        711,538
  Advanced deposits and unearned revenue....................        293,545
  Line of credit............................................        450,000
  Lift construction obligations.............................      1,695,626
  Current portion of long-term debt.........................        913,580
                                                                -----------
     Total current liabilities..............................      4,458,449
Long-term debt..............................................      1,467,011
Deferred income taxes.......................................        113,661
Commitments
Shareholder's equity:
  Common stock, $.01 par value; 600,000 shares authorized,
     450,000 shares issued and outstanding..................          4,500
  Capital in excess of par value............................      1,887,942
  Retained earnings.........................................        912,709
                                                                -----------
     Total shareholder's equity.............................      2,805,151
                                                                -----------
     Total liabilities and shareholder's equity.............    $ 8,844,272
                                                                ===========

                            See accompanying notes.

                           GRAND TARGHEE INCORPORATED

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                   PERIOD FROM JUNE 1, 1996 TO MARCH 18, 1997

Revenue.....................................................    $5,639,224
Direct expenses:
  Labor, taxes and benefits.................................     1,945,416
  Cost of goods sold........................................       685,613
  Other direct costs........................................     1,074,616
                                                                ----------
                                                                 3,705,645
                                                                ----------
Gross margin................................................     1,933,579
                                                                ----------
Operating costs and expenses:
  General and administrative................................       726,808
  Marketing.................................................       477,636
  Insurance.................................................       189,769
  Forest service lease and other leased property............        82,551
  Property maintenance......................................       294,222
  Loss on disposal of ski lifts.............................       217,488
  Depreciation and amortization.............................       533,954
                                                                ----------
                                                                 2,522,428
                                                                ----------
Loss from operations........................................      (588,849)
Other expense:
  Interest expense..........................................        92,439
  Abandonment of land swap costs............................        53,669
                                                                ----------
Loss before income tax benefit..............................      (734,957)
Income tax benefit..........................................       138,811
                                                                ----------
Net loss....................................................      (596,146)
Retained earnings:
  Beginning of period.......................................     1,508,855
                                                                ----------
  End of period.............................................    $  912,709
                                                                ==========

                            See accompanying notes.

                           GRAND TARGHEE INCORPORATED

                            STATEMENT OF CASH FLOWS
                   PERIOD FROM JUNE 1, 1996 TO MARCH 18, 1997

Cash flows from operations:
  Net loss..................................................    $  (596,146)
  Adjustment from net loss to net cash provided by operating activities:
     Depreciation and amortization..........................        533,954
     Loss on disposal of ski lifts..........................        217,488
     Deferred income tax benefit............................        (16,339)
     Changes in operating assets and liabilities:
       Receivables from related parties.....................        (39,965)
       Accounts receivable..................................        (72,234)
       Inventories..........................................        (84,180)
       Income taxes.........................................       (141,472)
       Prepaid expenses and other current assets............          9,641
       Accounts payable.....................................        228,331
       Accrued liabilities..................................        441,133
       Advanced deposits and unearned revenue...............        145,678
                                                                -----------
  Net cash provided by operating activities.................        625,889
                                                                -----------
Cash flows from investing activities:
  Purchase of property and equipment........................     (1,430,048)
                                                                -----------
  Net cash used in investing activities.....................     (1,430,048)
                                                                -----------
Cash flows from financing activities:
  Proceeds from line of credit..............................        515,500
  Payments on line of credit................................       (400,000)
  Proceeds from long-term borrowings........................      1,397,966
  Principal payments on long-term borrowings................       (494,409)
                                                                -----------
  Net cash provided by financing activities.................      1,019,057
                                                                -----------
  Net increase in cash......................................        214,898
  Cash at beginning of period...............................         41,211
                                                                -----------
  Cash at end of period.....................................    $   256,109
                                                                ===========

                            See accompanying notes.

                           GRAND TARGHEE INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 18, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

HISTORY OF ORGANIZATION

     In October 1992, in connection with a tax-free reorganization pursuant to
Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, Big Valley Corporation, a Wyoming corporation, merged with Grand Targhee Incorporated (the "Company"), a Delaware corporation. The Company was formed just prior to the merger and had no prior operations. Prior to this merger, Big Valley Corporation operated the Grand Targhee Ski and Summer Resort (the "Resort"). As part of the merger agreement, the outstanding stock of Big Valley Corporation was exchanged for 450,000 shares of common stock of the Company. The purpose of this merger was to establish Delaware as the State of domicile and to change the name of the corporation.

BUSINESS ACTIVITIES

     The Company operates the Resort, which is located in Alta, Wyoming. The Resort offers downhill skiing and related activities such as cross-country skiing, ski lessons and other winter and summer activities. In addition, the Company operates lodging facilities, restaurants and retail shops.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. The cost of buildings, improvements and equipment is depreciated on the straight-line method over the following estimated useful lives:

                                                               YEARS
                                                               -----
Buildings and land improvements.............................   3 - 30
Ski lifts...................................................  11 - 30
Furniture, fixtures and equipment...........................   3 - 10
Machinery...................................................   3 - 10

REVENUE RECOGNITION

     Revenues are generally recognized as services are provided and products are sold. Sales of season passes are initially deferred in unearned revenue and recognized over the ski season.

INCOME TAXES

     The liability method is used to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                           GRAND TARGHEE INCORPORATED

2. INVENTORIES

     Inventories at March 18, 1997 are as follows:

Retail goods................................................    $312,859
Restaurant -- food and supplies.............................      17,086
Operating supplies..........................................      52,755
                                                                --------
                                                                $382,700
                                                                ========

3. LINE OF CREDIT

     The Company has a line of credit in the amount of $850,000 with a bank which is subject to renewal annually in April. As of March 18, 1997, $450,000 was outstanding under this agreement. The line of credit is secured under a general blanket collateral agreement which includes a security interest in the Company's stock, buildings, inventories, equipment, furnishings, the Forest Service lease and receivables. Additionally, the line of credit is personally guaranteed by the shareholder and an officer of the Company. Interest is at 2% above a bank's prime rate (10.25% at March 18, 1997). Interest payments are due monthly. The outstanding balance is due on April 30, 1997.

4. LONG-TERM DEBT

     Long-term debt at March 18, 1997 consists of the following:

Notes payable to the Farmers Home Administration, payable in annual installments of $53,214 including interest at 5%,
  with the unpaid balance due August 1999; collateralized by
  buildings and equipment...................................    $  161,438
Note payable to a bank, due in monthly installments of
  $18,571 in the months of December through April of each
  fiscal year through April 30, 2003; interest payments are
  due monthly at a bank's prime rate plus 2% (10.25% at
  March 18, 1997); collateralized by substantially all of
  the Company's assets......................................       599,515
Unsecured non-interest bearing obligation to a related
  party.....................................................       400,000
Notes payable (including accrued interest) and lease
  obligations to a related party............................       412,652
Unsecured non-interest bearing obligation to a third
  party.....................................................       655,000
Other notes payable and capital lease obligations...........       151,986
                                                                ----------
                                                                 2,380,591
Less current portion........................................       913,580
                                                                ----------
                                                                $1,467,011
                                                                ==========

                           GRAND TARGHEE INCORPORATED

4. LONG-TERM DEBT -- (CONTINUED)

     Maturities of long-term debt are as follows:

  PERIOD ENDED
    MARCH 18,
  ------------
  1998......................................................  $  913,580
  1999......................................................     161,679
  2000......................................................     171,741
  2001......................................................      92,857
  2002......................................................      92,857
  Thereafter................................................     135,225
  Obligations to related parties with no stated maturity
     dates..................................................     812,652
                                                              ----------
                                                              $2,380,591
                                                              ==========

     Interest paid for the period ended March 18, 1997 was approximately
$154,000.

5. RELATED PARTY TRANSACTIONS

     Transactions with related parties not disclosed elsewhere herein are as follows:

                                                              MARCH 18,
                                                                1997
                                                              ---------
Accounts receivable:
  Moritz Bergmeyer -- shareholder...........................   $35,822
  Targhee Institute.........................................    27,615
  High Mountain Travel......................................    10,998
  Other.....................................................     9,575
                                                               -------
                                                               $84,010
                                                               =======

     The receivable from Moritz Bergmeyer is non-interest bearing and is due on demand. The remaining related party accounts are non-interest bearing and result from operating activities.

     Targhee Institute was formed with the assistance of the Company as a not-for-profit entity. Targhee Institute's purpose is to provide educational programs on science, nature, and cultural related topics. The Company received approximately $107,000 during the period ended March 18, 1997 from Targhee Institute for room, board, and site fees related to its educational and cultural programs. High Mountain Travel is a for-profit travel agency formed by the shareholder to provide bus transportation to the ski resort area. The Company accrued commissions totaling approximately $29,000 to High Mountain Travel for the period ended March 18, 1997.

6. INCOME TAXES

     The income tax benefit for the period from June 1, 1996 to March 18, 1997 consists of a federal current benefit of $122,472 and a federal deferred benefit of $16,339.

     At March 18, 1997, the Company's deferred tax balances relate principally to differences in the book and tax bases of property and equipment. In addition, the Company has Alternative Minimum Tax ("AMT") credits of approximately $138,000 at March 18, 1997, which have been fully offset by a valuation reserve. The amount of unused AMT credits increased by $83,000 during the period ended March 18, 1997 due to the effects of carrying back current period tax losses to prior tax return periods in which AMT credits had been previously utilized. The effects of reserving for these arising AMT credits is the principal difference between

                           GRAND TARGHEE INCORPORATED

6. INCOME TAXES -- (CONTINUED)
the income tax benefit of $138,811 for the period ended March 18, 1997 and the amount that would be derived by applying the statutory federal income tax rate to the Company's loss before income taxes.

7. COMMITMENTS AND CONTINGENCIES

FOREST SERVICE LEASE

     The Company has an agreement with the United States Department of Agriculture whereby the Forest Service has granted the Company a permit for use at the Resort. The special use permit, which expires on December 31, 2034, covers approximately 2,400 acres for the purposes of constructing, operating and maintaining a ski and summer resort including food service, retail sales and other facilities.

     A further reissuance of the National Forest special use permit may be granted provided the holder shall comply with the then existing laws and regulations governing the occupancy and use of National Forest lands.

     The fee for this use is based on a graduated fee rate system based generally on the level of sales. This fee was approximately $83,000 for the period from June 1, 1996 to March 18, 1997. The Company is required to have minimum public liability and bodily injury insurance in force. All installations and improvements made on the property must be in compliance with the terms of the permit. The Resort is subject to inspection by the Forest Service and must be maintained to meet applicable safety standards. The Company may sublease the use of land and improvements covered under the permit and the operation of concessions and facilities upon prior written notice to the Forest Service.

LEASE WITH RELATED PARTY

     The Company has a sublease with its shareholder extending through May 2000, allowing the shareholder the right to use and occupy a portion of the Forest Service lease. The lease agreement requires lease payments of $1,000 per year.

     The Company has a five year lease with the stockholder extending through May 2000, allowing the Company the use of the Teewinot Lodge, located on the subleased property described above. The lease agreement calls for annual payments of $60,000 payable in equal monthly installments of $5,000. The Company is to maintain the premises and pay insurance and taxes thereon. During the period from June 1, 1996 to March 18, 1997, rent expense under this lease was $47,500.

8. LIFT CONSTRUCTION ACTIVITIES

     During the period ended March 18, 1997, the Company constructed two new ski lifts at a cost of approximately $3,313,000 and placed them in operation for the 1996-1997 ski season. As a result, two existing lifts were removed from operations and are expected to be disposed of. During the period from June 1, 1996 to March 18, 1997, the Company has recorded a loss of $217,488 for the remaining net book value and expected disposal costs of the old lifts.

     Interest capitalized related to the construction of these lifts totaled $62,000 for the period ended March 18, 1997. The Company financed approximately $1,696,000 of the lift construction using vendor financing.

                           GRAND TARGHEE INCORPORATED

9. SUBSEQUENT EVENT

     On March 18, 1997, Booth Creek Ski Holdings, Inc. acquired all the issued and outstanding capital stock of the Company for an aggregate purchase price of approximately $8.1 million plus contingent payments of up to $2.0 million based on the performance of Grand Targhee through the 1998-1999 ski season and additional commissions based on the number of dwelling units developed at the resort through 2012.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Grand Targhee Incorporated
Alta, Wyoming

     We have audited the accompanying balance sheets of Grand Targhee Incorporated as of May 31, 1996 and 1995 and the related statements of operations, changes in stockholder's equity and cash flows for the years ended May 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grand Targhee Incorporated as of May 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended May 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.

                                          FELDHAKE & ASSOCIATES, P.C.

Englewood, Colorado
June 20, 1996, except for Note 11 for
which the date is January 27, 1997

                           GRAND TARGHEE INCORPORATED

                                 BALANCE SHEETS

                                                                        MAY 31,
                                                                ------------------------
                                                                   1996          1995
                                                                   ----          ----
                           ASSETS
Current assets:

  Cash......................................................    $   41,211    $   63,677
  Receivables from related parties..........................        44,045        23,923
  Trade accounts receivable.................................        25,042        21,863
  Inventories...............................................       298,520       276,963
  Prepaid expenses..........................................       135,308       100,705
                                                                ----------    ----------
     Total current assets...................................       544,126       487,131
                                                                ----------    ----------
Property and equipment, at cost:
  Buildings and improvements................................     5,119,403     5,067,537
  Ski lift facilities.......................................       927,851       949,120
  Snow cats and hill grooming equipment.....................       574,361       573,423
  Furniture and fixtures....................................       959,008       888,465
  Land improvements.........................................       222,021       222,021
  Other equipment...........................................     1,312,395     1,219,995
  Transportation equipment..................................       183,454       160,454
  Construction in process...................................        67,439        64,037
                                                                ----------    ----------
                                                                 9,365,932     9,145,052
  Less accumulated depreciation and amortization............     4,674,236     4,125,060
                                                                ----------    ----------
                                                                 4,691,696     5,019,992
                                                                ----------    ----------
Other assets:
  Deposits -- ski lifts.....................................       684,500       100,000
  Other.....................................................        25,610        63,482
                                                                ----------    ----------
                                                                   710,110       163,482
                                                                ----------    ----------
     Total assets...........................................    $5,945,932    $5,670,605
                                                                ==========    ==========
            LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................    $  165,829    $  111,470
  Accrued liabilities.......................................       270,405       411,104
  Advanced deposits.........................................       147,867       179,956
  Income taxes currently payable............................        19,000       107,000
  Line of credit with bank..................................       334,500       300,000
  Current portion of notes payable..........................       219,274       288,906
  Current portion of obligations under capital leases.......        59,821        69,571
                                                                ----------    ----------
     Total current liabilities..............................     1,216,696     1,468,007
                                                                ----------    ----------
Long term debt:
  Notes payable.............................................       725,439       358,388
  Obligations under capital leases..........................        56,284        26,747
  Due to related parties....................................       416,216       460,618
                                                                ----------    ----------
                                                                 1,197,939       845,753
                                                                ----------    ----------
Deferred income taxes.......................................       130,000       182,000
                                                                ----------    ----------
Stockholder's equity:
  Common stock, $.01 par value
     Authorized -- 600,000 shares
     Issued and outstanding -- 450,000 shares...............         4,500         4,500
  Capital in excess of par value............................     1,887,942     1,887,942
  Retained earnings.........................................     1,508,855     1,282,403
                                                                ----------    ----------
     Total stockholder's equity.............................     3,401,297     3,174,845
                                                                ----------    ----------
     Total liabilities and stockholder's equity.............    $5,945,932    $5,670,605
                                                                ==========    ==========

    The accompanying notes are an integral part of the financial statements.

                           GRAND TARGHEE INCORPORATED

                            STATEMENTS OF OPERATIONS

                                                                       YEAR ENDED MAY 31,
                                                             --------------------------------------
                                                                1996          1995          1994
                                                                ----          ----          ----
Revenue:
  Sales..................................................    $7,364,363    $6,736,459    $6,241,285
  Concessions............................................        11,896        25,350        44,089
                                                             ----------    ----------    ----------
                                                              7,376,259     6,761,809     6,285,374
                                                             ----------    ----------    ----------
Direct expenses:
  Labor, taxes and benefits..............................     2,245,472     1,915,790     1,764,753
  Cost of goods sold.....................................       982,957       912,930       843,431
  Other direct costs.....................................       930,238       899,083       852,193
                                                             ----------    ----------    ----------
                                                              4,158,667     3,727,803     3,460,377
                                                             ----------    ----------    ----------
Gross margin.............................................     3,217,592     3,034,006     2,824,997
                                                             ----------    ----------    ----------
Operating costs and expenses:
  General and administrative.............................       892,745       876,697       801,207
  Marketing..............................................       482,854       475,848       342,266
  Insurance..............................................       218,362       198,424       199,987
  Forest service lease...................................       171,436       164,015       154,194
  Other leased property..................................        66,100       104,750       102,000
  Property maintenance...................................       210,415       194,653       179,382
  Depreciation and amortization..........................       583,282       576,802       566,397
  Impairment of long-lived assets........................        42,619            --            --
                                                             ----------    ----------    ----------
                                                              2,667,813     2,591,189     2,345,433
                                                             ----------    ----------    ----------
Income from operations...................................       549,779       442,817       479,564
                                                             ----------    ----------    ----------
Other income (expenses):
  Abandonment of land exchange costs.....................       (99,259)           --            --
  Gain (loss) on disposition of assets...................       (42,799)        9,732        (1,000)
  Interest income........................................         9,595         2,206         1,872
  Interest expense.......................................      (117,864)     (171,812)     (204,604)
                                                             ----------    ----------    ----------
                                                               (250,327)     (159,874)     (203,732)
                                                             ----------    ----------    ----------
Income before income taxes...............................       299,452       282,943       275,832
Income tax expense.......................................        73,000        79,098       113,371
                                                             ----------    ----------    ----------
Net income...............................................    $  226,452    $  203,845    $  162,461
                                                             ==========    ==========    ==========

    The accompanying notes are an integral part of the financial statements.

                           GRAND TARGHEE INCORPORATED

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                    YEARS ENDED MAY 31, 1996, 1995 AND 1994

                                                                CAPITAL
                                                               IN EXCESS                       TOTAL
                                                     COMMON      OF PAR       RETAINED     STOCKHOLDER'S
                                                     STOCK       VALUE        EARNINGS        EQUITY
                                                     ------    ---------      --------     -------------
Balance at
  June 1, 1993...................................    $4,500    $1,887,942    $  916,097     $2,808,539
Net income.......................................       --             --       162,461        162,461
                                                     ------    ----------    ----------     ----------
Balance at
  May 31, 1994...................................    4,500      1,887,942     1,078,558      2,971,000
Net income.......................................       --             --       203,845        203,845
                                                     ------    ----------    ----------     ----------
Balance at
  May 31, 1995...................................    4,500      1,887,942     1,282,403      3,174,845
Net income.......................................       --             --       226,452        226,452
                                                     ------    ----------    ----------     ----------
Balance at
  May 31, 1996...................................    $4,500    $1,887,942    $1,508,855     $3,401,297
                                                     ======    ==========    ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                           GRAND TARGHEE INCORPORATED

                            STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED MAY 31,
                                                              ------------------------------------
                                                                1996          1995         1994
                                                                ----          ----         ----
Cash flows from operating activities:
  Net income..............................................    $ 226,452    $  203,845    $ 162,461
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization........................      632,935       622,739      618,597
     Impairment of long-lived asset.......................       42,619            --           --
     Loss (gain) on disposal of assets....................       42,799        (9,732)       1,000
     Changes in assets and liabilities:
       Trade receivables..................................       (3,179)       17,900      (31,264)
       Inventory..........................................      (21,557)       (5,295)     (34,535)
       Prepaid expenses...................................      (34,603)      (10,442)     (20,213)
       Net deferred taxes.................................      (52,000)      (28,000)      17,373
       Accounts payable and accrued liabilities...........     (189,428)      252,326      (82,766)
       Due to/from related parties........................       23,003       (27,112)       9,776
                                                              ---------    ----------    ---------
                                                                667,041     1,016,229      640,429
                                                              ---------    ----------    ---------
Cash flows from investing activities:
  Proceeds from sale of fixed assets......................        1,000        20,650           --
  Purchase of property and equipment......................     (236,454)     (472,527)    (169,665)
  Deposits and other assets...............................        2,002       (10,944)     (22,463)
  Related party receivable................................      (30,000)           --           --
                                                              ---------    ----------    ---------
                                                               (263,452)     (462,821)    (192,128)
                                                              ---------    ----------    ---------
Cash flows from financing activities:
  Borrowing on new notes..................................      400,000       276,537        4,590
  Borrowings from related parties.........................           --            --      188,100
  Payments on debt to related parties.....................      (77,915)           --           --
  Net borrowing on line of credit.........................     (300,000)     (152,547)    (199,955)
  Payments on long-term debt and capital lease
     obligations..........................................     (448,140)     (650,790)    (662,255)
                                                              ---------    ----------    ---------
                                                               (426,055)     (526,800)    (669,520)
                                                              ---------    ----------    ---------
Net increase (decrease) in cash...........................      (22,466)       26,608     (221,219)
Cash at beginning year....................................       63,677        37,069      258,288
                                                              ---------    ----------    ---------
Cash at end of year.......................................    $  41,211    $   63,677    $  37,069
                                                              =========    ==========    =========

    The accompanying notes are an integral part of the financial statements.

                           GRAND TARGHEE INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of Grand Targhee Incorporated (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied.

HISTORY OF ORGANIZATION

     In October 1992, in connection with a tax-free reorganization pursuant to
Section 368 (a)(1)(F) of the Internal Revenue Code of 1986, as amended, Big Valley Corporation, a Wyoming corporation, merged with Grand Targhee Incorporated, a Delaware corporation. Grand Targhee Incorporated was formed just prior to the merger and had no prior operations. Prior to this merger, Big Valley Corporation operated the Grand Targhee Resort. As part of the merger agreement, the outstanding stock of Big Valley Corporation common stock was exchanged for 450,000 shares of common stock of Grand Targhee Incorporated. The purpose of this merger was to establish Delaware as the State of domicile and change the name of the corporation.

BUSINESS ACTIVITIES

     The Company operates the Grand Targhee Ski and Summer Resort (the Resort). The Resort offers downhill skiing and related activities such as cross-country skiing, ski lessons and other winter and summer activities. In addition, the Company operates lodging facilities, restaurants and retail shops.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

DEPRECIATION

     The cost of buildings, improvements and equipment is depreciated over the lesser of the length of the lease with the Forest Service or the estimated useful lives of the assets. Depreciation is computed on the straight-line method over the following estimated useful lives:

                                                                 YEARS
                                                                 -----
Buildings and improvements..................................    12 - 30
Ski lift facilities.........................................    11 - 30
Snow cats and hill grooming equipment.......................     5
Furniture and fixtures......................................     5 -  7
Land improvements...........................................     3 - 30
Ski rental equipment........................................     3
Other equipment.............................................     3 - 10
Transportation equipment....................................     3 -  7

CASH FLOWS

     For purposes of the statement of cash flows, the Company considers short-term cash investments with a maturity of three months or less as cash. The Company considers the line of credit with the bank to be short-term and presents transactions net for purposes of the statement of cash flows.

     Interest paid for the years ended May 31, 1996, 1995 and 1994 was $187,424, $158,469 and $233,795, respectively.

                           GRAND TARGHEE INCORPORATED

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     The Company acquired certain equipment totaling $132,364 and $47,698 through capital leases and purchase contracts during the years ended May 31, 1996 and 1995, respectively.

     The Company made deposits on the new chair lifts (Note 8) through advances of $334,500 from its line of credit and $250,000 from its term loan during the year ended May 31, 1996. These advances were non-cash transactions for the Company and therefore are not presented in the statements of cash flows.

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

RECLASSIFICATION

     Certain reclassifications have been made to the 1994 and 1995 financial statements in order to conform to the 1996 presentation.

2. INVENTORIES

     Inventories are as follows:

                                                                   MAY 31,
                                                             --------------------
                                                               1996        1995
                                                               ----        ----
Retail goods.............................................    $250,688    $248,941
Lounge -- beverage and supplies..........................       6,792       9,923
Restaurant -- food and supplies..........................      28,910      14,843
Sundries.................................................      12,130       3,256
                                                             --------    --------
                                                             $298,520    $276,963
                                                             ========    ========

3. LINE OF CREDIT

     The Company has a line of credit in the amount of $850,000 with a bank which is subject to renewal annually in April. As of May 31, 1996 the company has an outstanding balance of $334,500. This line of credit is secured under a general blanket collateral agreement which includes a security interest in the Company's stock, buildings, inventory, equipment, furnishings, the forest service lease and receivables. Additionally, this line of credit is personally guaranteed by the stockholder and an officer of the Company. Interest is at 2% above Chase Manhattan Bank's prime rate. Interest only payments are due monthly beginning on April 30, 1996. Monthly principal payments of the lesser of $200,000 or the entire principal balance then outstanding are due December 1996 through March 1997 with remaining balance due April 30, 1997.

                           GRAND TARGHEE INCORPORATED

4. LONG-TERM DEBT

                                                                      MAY 31,
                                                                --------------------
                                                                  1996        1995
                                                                  ----        ----
Notes payable to the Farmers Home Administration, payable in annual installments of $53,214 including interest at 5%,
  balance due August, 1999, collateralized by buildings and
  equipment.................................................    $202,715    $243,743
Note payable to a bank, payable in five monthly principal
  payments of $12,500 each year, December through April,
  plus monthly interest payments at 3% above the bank's
  index rate, due December 15, 1998, collateralized by
  virtually all assets of the Company. .....................          --     189,518
Note payable to a bank, payable in five monthly installments equal to one thirty-fifth of the principal balance of the
  note, December through April, plus monthly interest
  payments at prime plus 2% as published by Chase Manhattan
  Bank, due April 30, 2003, collateralized by virtually all
  assets of the company, this loan is cross-collateralized
  with the bank line of credit, see Note 3. ................     650,000          --
Equipment purchase contract, payable in four monthly
  installments of $1,381 each year, January through April,
  including interest at 7.9% due April 1998, collateralized
  by certain equipment......................................       9,983          --
Notes payable -- individuals(1).............................          --     100,000
Note payable to a related party, payable in monthly
  installments of $2,046, including interest at 10.48%,
  balance due August 1, 1997, unsecured.....................      28,645      49,033
Notes payable with interest ranging from 9% to 10%, due
  January 26, 1997, guaranteed by the stockholder and an
  officer of the Company, unsecured.........................      53,370      50,000
Short-term note payable with interest at a rate of 3.5%,
  guaranteed by the stockholder and an officer of the
  Company, unsecured........................................          --      15,000
                                                                --------    --------
                                                                 944,713     647,294
Less current portion........................................     219,274     288,906
                                                                --------    --------
                                                                $725,439    $358,388
                                                                ========    ========

-------------------------
(1) Notes payable -- individuals represent notes to individuals in the amounts ranging from $10,000 to $25,000, at an interest rate of 13% due within 60 days of the date the note holder demands payment.

     Maturities of long-term debt are as follows:

YEAR ENDED
  MAY 31,
----------
1997........................................................    $216,721
1998........................................................     149,302
1999........................................................     157,184
2000........................................................     142,934
2001........................................................      92,857
Thereafter..................................................     185,715
                                                                --------
                                                                $944,713
                                                                ========

                           GRAND TARGHEE INCORPORATED

5. RELATED PARTY TRANSACTIONS

     Transactions with related parties are as follows:

                                                                    MAY 31,
                                                              -------------------
                                                               1996        1995
                                                               ----        ----
CURRENT RECEIVABLE (PAYABLE):
  High Mountain Travel...................................     $    --    $    154
  Grand Teton Furniture Company..........................          --     (39,250)
  Targhee Institute......................................      14,045      23,769
  Moritz Bergmeyer.......................................      30,000          --
                                                              -------    --------
                                                               44,045     (15,327)
Portion included in accounts payable.....................          --      39,250
                                                              -------    --------
                                                              $44,045    $ 23,923
                                                              =======    ========

     The receivable from Moritz Bergmeyer is non-interest bearing and is due on demand. The remaining related party accounts are non-interest bearing and result from operating activities.

LONG-TERM PAYABLE:
  Notes payable and accrued interest.....................  $154,609   $212,136
  Leases payable.........................................   261,607    248,482
                                                           --------   --------
                                                           $416,216   $460,618
                                                           ========   ========

     Targhee Institute was formed with the assistance of the Company as a not-for-profit entity. Targhee Institute's purpose is to provide educational programs on science, nature, and cultural related topics. The Company received $102,522, $39,775 and $61,180 during the years ended May 31, 1996, 1995 and 1994 from Targhee Institute for room, board, and site fees related to its educational and cultural programs. High Mountain Travel is a for-profit travel agency formed by the shareholder to provide bus transportation to the ski resort area. The Company accrued commissions totaling $31,879, $37,485 and $40,020 to High Mountain Travel for the years ended May 31, 1996, 1995 and 1994, respectively.

     During the years ended May 31, 1996, 1995 and 1994, the Company incurred interest expense of $9,064, $22,596 and $6,169, respectively, with related parties. The Company incurred lease expense of $63,000, $99,000 and $96,000 with related parties during the years ended May 31, 1996, 1995 and 1994, respectively. See also Notes 7 and 8.

     During the year ended May 31, 1994, the Company acquired furniture and fixtures from Grand Teton Furniture totaling $41,230. Grand Teton Furniture is related to the Company through common ownership and management.

6. INCOME TAXES

     At May 31, 1996, the Company has for tax purposes unused Alternative Minimum Tax (AMT) credits of approximately $60,000 which can be carried forward indefinitely. The Company has established a valuation allowance of $60,000 because of limitations on the usage of this credit. As a result, the Company has used $0 of its AMT tax credit carryovers to reduce deferred income taxes payable.

     Deferred income taxes arise primarily because of temporary differences related to recognition of the gain on the disposal of the building and equipment destroyed in a fire. For tax purposes, the gain is treated as a reduction of the cost of the replacement property and is recognized ratably over the life of the property as a

                           GRAND TARGHEE INCORPORATED

6. INCOME TAXES -- (CONTINUED)

reduction of depreciation. The resulting deferred taxes are allocated between current and non-current liabilities based on the expected reversal period.

     Income tax expense for the years ended May 31, 1996, 1995 and 1994 vary from Federal statutory rates because of the impact of the Alternative Minimum Tax and use of the Alternative Minimum Tax Credit. Income tax expense includes the following components:

                                                                               PAYABLE
                                                                         --------------------
                                                              EXPENSE     CURRENT    DEFERRED
                                                              -------     -------    --------
Balance June 1, 1993........................................             $  33,206   $192,627
Payments....................................................               (33,204)        --
Expense.....................................................  $113,371      95,998     17,373
                                                              ========   ---------   --------
Balance May 31, 1994........................................                96,000    210,000
Payments....................................................               (96,098)        --
Expense.....................................................  $ 79,098     107,098    (28,000)
                                                              ========   ---------   --------
Balance May 31, 1995........................................               107,000    182,000
Payments....................................................              (213,000)        --
Expense.....................................................  $ 73,000     125,000    (52,000)
                                                              ========   ---------   --------
Balance May 31, 1996........................................             $  19,000   $130,000
                                                                         =========   ========

7. LEASING ARRANGEMENTS

     The Company leases certain furniture, fixtures, and equipment under leases which expire at various times over the next three years. In addition, the Company leases a building from its stockholder as more fully described in Note 8.

     The following is a yearly schedule of future minimum lease payments under long-term capital and operating leases:

                         YEAR ENDED                           CAPITAL    OPERATING
                          MAY 31,                              LEASES     LEASES
                         ----------                           -------    ---------
  1997......................................................  $ 68,276   $ 59,000
  1998......................................................    46,673     59,000
  1999......................................................    18,261     59,000
  2000......................................................        --     59,000
  2001......................................................        --         --
                                                              --------   --------
Total minimum lease payments................................   133,210   $236,000
                                                                         ========
Less amounts representing interest..........................    17,105
Less portion included in current liabilities................    59,821
                                                              --------
                                                              $ 56,284
                                                              ========

     Substantially all of the operating leases are with the stockholder. Management expects, as part of normal operations, to renew its operating leases after the current lease term. In addition to these long-term operating leases, minimum payments for short-term renewable leases with related parties in effect at May 31, 1996 was approximately $250 per month.

                           GRAND TARGHEE INCORPORATED

7. LEASING ARRANGEMENTS -- (CONTINUED)
     Equipment under capital leases of approximately $165,000, is included in snow cats and hill grooming equipment, furniture and fixtures, other equipment and transportation equipment. At the conclusion of these leases, title will transfer to the Company or the Company will have the option to acquire the asset at a bargain price. Amortization associated with the equipment under capital leases is included in depreciation expense.

8. COMMITMENTS AND CONTINGENCIES

FOREST SERVICE LEASE

     The Company has an agreement with the United States Department of Agriculture whereby the Forest Service has granted the Company a permit for use at the Resort. The permit, expiring on December 31, 2034, is a special use permit covering approximately 2,400 acres for the purposes of constructing, operating and maintaining a ski and summer resort including food service, retail sales and other facilities.

     A further reissuance of the National Forest special use permit may be granted provided the holder shall comply with the then existing laws and regulations governing the occupancy and use of National Forest lands.

     The fee for this use is based on a graduated rate fee system using the cost of certain "gross fixed assets" and annual sales to determine the rate applied to sales. This fee was $171,436, $164,015 and $154,194 for the years ended May 31, 1996, 1995 and 1994, respectively. The Company is required to have minimum public liability and bodily injury insurance in force. All installations and improvements made on the property must be incompliance with the terms of the permits. The Resort is subject to inspection by the Forest Service and must be maintained to meet the applicable safety standards. The Company may sublease the use of land and improvements covered under these permits and the operation of concessions and facilities upon prior written notice to the authorized officer.

LEASE WITH RELATED PARTY

     The Company has a sub-lease with its stockholder extending through May, 2000, allowing the stockholder the right to use and occupy a portion of the Forest Service lease. The lease term requires payment of $1,000 per year.

     The Company has a five year lease with the stockholder extending through May, 2000, allowing the Company the use of the Teewinot Lodge, located on the sub-lease with the stockholder described above. The lease agreement calls for annual payments of $60,000 payable in equal monthly installments of $5,000. The Company is to maintain the premises and pay insurance and taxes thereon. During the years ended May 31, 1996, 1995 and 1994, rent under this lease was $60,000.

CONCENTRATION OF CREDIT RISK

     The Company's revenues are earned from the general public. The nature of operations are such that credit is not generally extended to its customers. Goods and services purchased are supplied by a variety of vendors. The Company is, however, dependent upon a permit from the U.S. Forest Service because the Resort is located in the Targhee National Forest.

     The Company maintains its bank accounts in a Federally insured financial institution. Amounts are insured up to $100,000. At times during the year, amounts in excess of $100,000 are on deposit with the financial institution.

                           GRAND TARGHEE INCORPORATED

8. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

CONSTRUCTION OF NEW LIFTS

     At May 31, 1996, the Company has committed to the construction of two new lifts. One is a stealth detachable quad and the second is a fixed grip quad. These lifts will replace the current Bannock and Shoshone lifts. The Bannock lift will continue to operate until its replacement is fully operational. The Shoshone lift is being abandoned and impairment of its net carrying value at May 31, 1996 has been recognized (Note 9).

     The contract calls for the new Bannock detachable quad to cost $2,371,865 and the Shoshone fixed grip quad to cost $437,750. The price is a "turnkey" price but does not include removal of existing equipment nor taxes.

     Financing for these lifts is provided in part by the existing term loan from the Company's bank. The balance of the financing is to be provided through loans arranged by the potential purchaser of the Company (Note 11). At May 31, 1996, the Company has made deposits of $684,500. Of this amount, $100,000 was deposited as of May 31, 1995 and the balance was paid with $334,500 advanced from the line of credit and $250,000 advanced from the term loan.

9. IMPAIRMENT OF LONG-LIVED ASSETS

     At May 31, 1996, the Company has contracted to construct two new ski lifts to be operational for the 1996-1997 ski season (Note 8). As part of this process, the existing Shoshone lift with a net book value of $42,619 will be abandoned. Fair market value of the abandoned lift, estimated by management based on published advertisements for lifts with similar characteristics, is $25,000. Cost to salvage this lift is also estimated at $25,000. A loss of $42,619 is included in the statements of operations for the year ended May 31, 1996. The impairment is included in accumulated depreciation and amortization in the balance sheet.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of funds in financial institutions, which includes checking accounts and operating money markets, are equal to their carrying value.

     The estimated fair values of amounts due to/from related parties are equal to their carrying value because terms of these rights and obligation have been recently established or have recently been subject to remodification.

     The established fair values of capitalized lease obligations and notes payable are equal to their carrying value because all material obligations of their nature have been negotiated recently with the exception of the note payable to the U.S. Department of Agriculture, F.H.A. Department. The carrying amount of this loan is $202,715 and the estimated fair value is not determinable because notes of this nature are no longer issued.

11. SUBSEQUENT EVENT

     On November 15, 1996, Mr. Moritz O. Bergmeyer and Ms. Carol Mann Bergmeyer executed a letter of intent with Booth Creek, Inc. pursuant to which Booth Creek proposes to acquire all of the issued and outstanding capital stock of the Company.

                      LOON MOUNTAIN RECREATION CORPORATION

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                              JANUARY 30,   JANUARY 26,
                                                                 1998          1997
                                                              -----------   -----------
ASSETS
Current assets:
  Cash......................................................    $    --       $   279
  Accounts receivable.......................................        197           169
  Inventories...............................................        489           471
  Prepaid expenses..........................................          3            16
                                                                -------       -------
Total current assets........................................        689           935

Land held for resale........................................        705           705
Property and equipment, at cost:
  Land and land improvements................................      2,552         2,440
  Slopes and trails.........................................      1,599         1,562
  Buildings.................................................      8,312         7,396
  Ski lifts.................................................      8,741         8,628
  Operating equipment.......................................      7,257         6,942
  Snowmaking equipment......................................      9,665         7,554
  Construction in progress..................................      1,749         2,091
                                                                -------       -------
                                                                 39,875        36,613
  Less accumulated depreciation and amortization............     18,981        17,397
                                                                -------       -------
                                                                 20,894        19,216
Deferred tax assets.........................................         --            28
Other assets................................................         67            81
                                                                -------       -------
Total assets................................................    $22,355       $20,965
                                                                =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $   774       $   623
  Current portion of long-term debt.........................        155           915
  Current portion of obligations under capital leases.......        140           128
  Accrued expenses..........................................        832           573
  Advance deposits and deferred revenue.....................        699           456
                                                                -------       -------
Total current liabilities...................................      2,600         2,695

Long-term debt, less current portion........................     11,267        10,317
Obligations under capital leases, less current portion......        289           210
Accrued stock options.......................................         55            63
Deferred income taxes.......................................        238             -
                                                                -------       -------
Total liabilities...........................................     14,449        13,285

Commitments and contingencies

Stockholders' equity:
  Preferred stock, 7% noncumulative, par value $100
     (callable at $107 per share); authorized 2,250 shares;
     none issued or outstanding at January 30, 1998 (1,461
     shares issued at January 30, 1997 including 127 shares
     held in treasury)......................................         --           146
  Common stock, par value $.10; authorized 750,000 shares;
     issued 671,100 including 80,830 and 81,385 shares held
     in treasury............................................         67            67
  Additional paid-in capital................................         71            61
  Retained earnings.........................................      8,311         7,961
  Less cost of treasury stock...............................       (543)         (555)
                                                                -------       -------
Total stockholders' equity..................................      7,906         7,680
                                                                -------       -------
Total liabilities and stockholders' equity..................    $22,355       $20,965
                                                                =======       =======

                            See accompanying notes.

                      LOON MOUNTAIN RECREATION CORPORATION

    CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                  NINE MONTHS ENDED
                                                              -------------------------
                                                              JANUARY 30,   JANUARY 26,
                                                                 1998          1997
                                                              -----------   -----------
Revenues:
  Winter lifts..............................................    $ 4,258       $ 3,754
  Food and beverage.........................................      1,962         1,824
  Ski School................................................        405           509
  Ski rental and repair.....................................        416           355
  Mountain Club.............................................        122            84
  Summer programs...........................................        807           821
  Real estate commissions...................................        158           117
  Concessions...............................................         48            42
  Retail sales..............................................        318           353
  Property services.........................................        191           174
  Locker and basket.........................................         52            67
  Day care..................................................        138            91
  Other.....................................................        107           116
                                                                -------       -------
                                                                  8,982         8,307
Expenses:
  Employee costs............................................      3,834         3,839
  Depreciation and amortization.............................      1,125         1,093
  Utilities.................................................        964           952
  Materials, supplies and maintenance.......................        851           824
  Purchases for resale......................................        836           820
  Interest..................................................        696           789
  Insurance.................................................        537           506
  Marketing.................................................        513           420
  Administrative............................................        234           211
  Outside services..........................................        772           328
  U.S. Forest Service lease.................................         95            93
  Property taxes............................................        329           290
  Real estate commission....................................         79            59
  Other.....................................................         28            20
                                                                -------       -------
                                                                 10,893        10,244
                                                                -------       -------
Loss before income taxes....................................     (1,911)       (1,937)
Income tax benefit..........................................       (765)         (775)
                                                                -------       -------
Net loss....................................................     (1,146)       (1,162)
Retained earnings, beginning of period......................      9,535         9,162
Dividends...................................................        (78)          (39)
                                                                -------       -------
Retained earnings, end of period............................    $ 8,311       $ 7,961
                                                                =======       =======

                            See accompanying notes.

                      LOON MOUNTAIN RECREATION CORPORATION

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                       NINE MONTHS
                                                                          ENDED
                                                                --------------------------
                                                                JANUARY 30,    JANUARY 26,
                                                                   1998           1997
                                                                -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................      $(1,146)       $(1,162)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation and amortization..........................        1,125          1,093
     Deferred income tax benefit............................         (765)          (775)
     Net changes in operating assets and liabilities:
       Accounts receivable..................................          112            (59)
       Inventories..........................................          (92)          (109)
       Prepaid expenses.....................................           33             78
       Accounts payable.....................................          230             79
       Accrued expenses.....................................          (46)          (349)
       Advance deposits and deferred revenue................          632            402
       Other................................................            2             --
                                                                  -------        -------
            Net cash provided by (used in) operating
               activities...................................           85           (802)
                                                                  -------        -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................       (3,023)        (1,314)
                                                                  -------        -------
            Net cash used in investing activities...........       (3,023)        (1,314)
                                                                  -------        -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from seasonal line of credit.................        1,286            814
  Net proceeds from revolving credit loan...................        1,902          1,470
  Proceeds from option exercise.............................            1              3
  Redemption of preferred stock.............................         (133)             -
  Payment of capital lease obligations......................          (80)           (98)
  Payment of dividends......................................          (78)           (39)
                                                                  -------        -------
            Net cash provided by financing activities.......        2,685          2,150
                                                                  -------        -------
Net (decrease) increase in cash.............................         (253)            34
Cash, beginning of period...................................          253            245
                                                                  -------        -------
Cash, end of period.........................................      $    --        $   279
                                                                  =======        =======

                            See accompanying notes.

                      LOON MOUNTAIN RECREATION CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                     JANUARY 30, 1998 AND JANUARY 26, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     Loon Mountain Recreation Corporation (the "Company") provides facilities for skiing and other outdoor recreational activities in Lincoln, New Hampshire. Loon Realty Corp., a wholly-owned subsidiary of the Company, owns land held for future development adjacent to land owned or leased by the Company, and also conducts real estate brokerage operations under the name of Loon Mountain Real Estate Company.

     The accompanying consolidated financial statements as of January 30, 1998 and January 26, 1997 and for the nine months ended January 30, 1998 and January 26, 1997 are unaudited, but include all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management of the Company, are considered necessary for a fair presentation of the Company's financial position at January 30, 1998 and January 26, 1997, and its operating results and cash flows for the nine months ended January 30, 1998 and January 26, 1997. Due to the highly seasonal nature of the Company's business, the results for the interim periods are not necessarily indicative of results for the entire year. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to generally accepted accounting principles applicable for interim periods. The unaudited interim financial statements should be read in conjunction with the following notes and the audited financial statements of the Company as of April 30, 1997 and 1996 and for the years then ended.

2. CONTINGENCIES

     Restore: The North Woods v. Department of Agriculture. This case is pending in the United State District Court for the District of New Hampshire. It was filed in 1997 under National Environmental Policy Act ("NEPA") arising out of the decision by the Forest Service to allow the Company to install a new pipeline connecting the new infiltration gallery in the Pemigewasset River to the up-mountain pump house. The infiltration gallery, which had been properly permitted by the State authorities and the Army Corps of Engineers, was installed to improve the draw of water from the river.

     Forest Service authorization was required because the pipeline connecting that infiltration gallery to the up-mountain pump house runs across the forest land upon which the Company operates. Restore asserted that the Forest Service permit was improperly issued based upon a variety of procedural grounds. Restore sought an injunction prohibiting further work on the pipeline and a declaration that the permit was improperly issued.

     The Company intervened as defendant. The Forest Service and the Company asserted various defenses. On January 20, 1998, the District Court held that the pipeline may be analyzed and approved by the Forest Service separately from the South Mountain expansion, but that the Forest Service violated NEPA by failing to consider the potential environmental effects of the resulting asserted increase in snowmaking capacity. Whether this failure warrants injunctive relief will be addressed at a future hearing. The Company would expect the pipeline to be re-approved following further proceedings by the Forest Service. However, no assurance can be given regarding the outcome or timing of this litigation or any resulting Forest Service review.

3. SUBSEQUENT EVENT

     In August 1997, the Company established an additional revolving credit agreement for $2,570,000. Interest is fixed at 8.75% and availability reduces annually through April 30, 2002.

     On February 26, 1998, the Company and Booth Creek Ski Holdings, Inc., as assignee of Booth Creek Ski Group, Inc., executed a plan of merger pursuant to which Booth Creek Ski Holdings, Inc. acquired all of the outstanding common shares of the Company for a net purchase price of approximately $29.0 million (including the assumption of debt which was repaid in connection with the acquisition).

                       REPORT OF INDEPENDENT ACCOUNTANTS

June 20, 1997

To the Board of Directors of
Loon Mountain Recreation Corporation

          In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Loon Mountain Recreation Corporation and its subsidiary at April 30, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PRICE WATERHOUSE LLP

Hartford, Connecticut

                      LOON MOUNTAIN RECREATION CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                         APRIL 30,
                                                                ----------------------------
                                                                    1997            1996
                                                                    ----            ----
ASSETS
Current assets:
  Cash......................................................    $    253,207    $    245,125
  Accounts receivable.......................................         308,987         109,122
  Inventories...............................................         397,854         362,384
  Prepaid expenses..........................................          35,681          94,100
                                                                ------------    ------------
     Total current assets...................................         995,729         810,731
                                                                ------------    ------------
Land held for resale........................................         704,585         704,585
                                                                ------------    ------------
Property and equipment, at cost:
  Land and land improvements................................       2,528,129       2,440,615
  Slopes and trails.........................................       1,569,151       1,562,261
  Buildings.................................................       8,071,249       7,450,389
  Ski lifts.................................................       8,678,616       8,591,498
  Operating equipment.......................................       6,877,410       6,393,338
  Snow making equipment.....................................       7,587,786       7,553,955
  Construction in progress..................................       1,505,082       1,028,971
                                                                ------------    ------------
                                                                  36,817,423      35,021,027
  Less accumulated depreciation and amortization............     (18,104,712)    (16,332,113)
                                                                ------------    ------------
                                                                  18,712,711      18,688,914
                                                                ------------    ------------
Other assets................................................          69,142          81,220
                                                                ------------    ------------
     Total assets...........................................    $ 20,482,167    $ 20,285,450
                                                                ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $    545,720    $    543,274
  Current portion of long-term debt (Note 2)................              --         101,538
  Current portion of obligations under capital leases (Note
     6).....................................................          69,819         129,405
  Income taxes payable (Note 7).............................          95,346         116,306
  Accrued expenses (Note 9).................................         782,071         763,691
  Advance deposits..........................................          66,577          54,555
  Current portion of deferred revenue.......................              --          42,370
                                                                ------------    ------------
     Total current liabilities..............................       1,559,533       1,751,139
                                                                ------------    ------------
Long-term debt, less current portion (Note 2)...............       8,447,000       8,847,000
Obligations under capital leases, less current portion (Note
  6)........................................................         155,463              --
Deferred income taxes (Note 7)..............................       1,003,453         747,082
Accrued stock options.......................................          56,892          59,890
                                                                ------------    ------------
     Total liabilities......................................      11,222,341      11,405,111
Commitments and contingencies (Note 9 and 10)
Stockholders' equity (Notes 3 and 5):
  Preferred stock, 7% noncumulative, par value $100
     (callable at $107 per share); authorized 2,250 shares;
     issued 1,461 shares including 127 shares held in
     treasury...............................................         146,100         146,100
  Common stock, par value $.10; authorized 750,000 shares;
     issued 671,100 including 80,830 and 81,385 shares held
     in treasury............................................          67,110          67,110
  Additional paid-in capital................................          67,543          60,616
  Retained earnings.........................................       9,534,687       9,162,184
                                                                ------------    ------------
Less cost of treasury stock (Note 3)........................         555,614         555,671
                                                                ------------    ------------
     Total stockholders' equity.............................       9,259,826       8,880,339
                                                                ------------    ------------
     Total liabilities and stockholders' equity.............    $ 20,482,167    $ 20,285,450
                                                                ============    ============

   The accompanying notes are an integral part of these financial statements.

                      LOON MOUNTAIN RECREATION CORPORATION

           CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                                   YEAR ENDED APRIL 30,
                                                                --------------------------
                                                                   1997           1996
                                                                   ----           ----
Revenues:
  Winter lifts..............................................    $ 8,472,756    $ 8,114,876
  Food and beverage.........................................      3,192,605      2,724,752
  Ski school................................................        950,173        880,718
  Ski rental and repair.....................................        874,212        720,949
  Mountain Club.............................................        157,493        251,522
  Summer programs...........................................        821,108        727,123
  Real estate commissions...................................        148,814        147,569
  Concessions...............................................        150,209        165,110
  Retail sales..............................................        356,906        384,289
  Property services.........................................        176,062        186,546
  Locker and baskets........................................         82,901         81,759
  Daycare...................................................        186,549        179,081
  Other.....................................................        156,448        229,084
                                                                -----------    -----------
                                                                 15,726,236     14,793,378
                                                                -----------    -----------
Expenses:
  Employee costs............................................      5,581,416      5,341,257
  Depreciation and amortization.............................      1,884,162      1,752,455
  Utilities.................................................      1,327,907      1,289,700
  Materials, supplies and maintenance.......................      1,072,836      1,056,828
  Purchases for resale......................................      1,225,112      1,156,491
  Interest (net of capitalized interest of $72,507 and
     $156,161)..............................................        909,619        762,887
  Insurance (Note 9)........................................        684,271        848,509
  Marketing.................................................        742,936        874,455
  Administrative............................................        379,185        301,995
  Outside services..........................................        577,467        514,061
  U.S. Forest Service lease (Note 6)........................        221,394        176,088
  Property taxes............................................        264,123        256,102
  Real estate commission....................................         75,590         73,494
  Other.....................................................         39,923         86,426
                                                                -----------    -----------
                                                                 14,985,941     14,490,748
                                                                -----------    -----------
Income before income tax expense............................        740,295        302,630
Income tax expense (Note 7).................................        299,455        118,013
                                                                -----------    -----------
Net income..................................................        440,840        184,617
Retained earnings, beginning of year........................      9,162,184      9,034,084
Dividends...................................................         68,337         56,517
                                                                -----------    -----------
Retained earnings, end of year..............................    $ 9,534,687    $ 9,162,184
                                                                ===========    ===========
Earnings per share of common and common share equivalent....    $       .72    $       .29
                                                                ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                      LOON MOUNTAIN RECREATION CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                 YEAR ENDED APRIL 30,
                                                              --------------------------
                                                                 1997            1996
                                                                 ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $  440,840      $  184,617
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................   1,896,240       1,752,455
     Deferred income taxes..................................     256,371          36,192
     Decrease in deferred revenues..........................     (42,370)        (42,630)
     Changes in assets and liabilities:
       (Increase) decrease in accounts receivable...........    (199,865)        100,987
       Increase in inventory................................     (35,470)        (71,853)
       (Increase) decrease in prepaid expenses..............      58,419         (68,879)
       Increase in accounts payable.........................       2,446         347,414
       Increase in accrued expenses.........................      20,960         103,325
       Increase (decrease) in advance deposits..............      12,022          (2,380)
       (Decrease) increase in income taxes payable..........     (20,960)         73,419
       Other................................................      (3,120)          8,074
                                                              ----------      ----------
          Net cash provided by operating activities.........   2,385,513       2,420,741
                                                              ----------      ----------
Cash flows from investing activities:
     Proceeds from sale of property and equipment...........      21,725          24,835
     Purchases of property and equipment....................  (1,623,562)     (5,229,137)
                                                              ----------      ----------
          Net cash used by investing activities.............  (1,601,837)     (5,204,302)
                                                              ----------      ----------
Cash flows from financing activities:
     Net (repayments of) proceeds from current revolving
      credit loan...........................................    (400,000)      3,128,660
     Repayment on note......................................    (101,538)       (101,538)
     Proceeds from option exercise..........................       4,404              --
     Decrease in capital lease obligations..................    (210,123)        (63,798)
     Payment of dividends...................................     (68,337)        (56,517)
                                                              ----------      ----------
          Net cash (used in) provided by financing
            activities......................................    (775,594)      2,906,807
                                                              ----------      ----------
          Net increase in cash..............................       8,082         123,246
Cash, beginning of year.....................................     245,125         121,879
                                                              ==========      ==========
Cash, end of year...........................................  $  253,207      $  245,125
                                                              ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                      LOON MOUNTAIN RECREATION CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            APRIL 30, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF OPERATIONS

     Loon Mountain Recreation Corporation (the "Company" or "LMRC") provides facilities for skiing and other outdoor recreational activities in Lincoln, New Hampshire. Food and hospitality services are also provided. Loon Realty Corp., a wholly-owned subsidiary, owns land adjacent to land owned or leased by Loon Mountain Recreation Corporation, which is currently held for future development. Loon Realty Corp. started a real estate brokerage operation in 1989 under the name of Loon Mountain Real Estate Company.

     A major portion of the Company's recreational area is on land leased from the United States Forest Service under terms of a forty year permit granted on March 16, 1994. This permit is similar to permits issued to other ski areas and recreational facilities and annual payments are based upon a percentage of annual gross revenues. This permit allows for the operation and expansion of the existing ski area as well as the development of South Mountain.

CONCENTRATION OF BUSINESS

     Most of the Company's customers are residents of the New England States, particularly the Boston area. If this geographical area experienced severe economic decline, the Company's financial performance could be adversely impacted. In addition, the Company generates a substantial portion of its revenues from ski lift ticket sales and associated food and beverage sales. If the Company experienced unfavorable weather conditions, the Company's financial performance could be adversely impacted.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Loon Mountain Recreation Corporation and Loon Realty Corp. All significant intercompany balances and transactions have been eliminated in consolidation.

INVENTORY

     Inventory, consisting of food and other operating supplies, is included at the lower of cost (first-in, first-out method) or market.

LAND HELD FOR RESALE

     Cost of land held for resale consists of the original cost of the land, plus improvements, less the costs allocated to lots sold. Costs are allocated equally to lots on the basis of estimated relative fair market value of the lots. Sales of individual lots are recorded at the time the sale is consummated, usually at closing. Deposits received are presented as liabilities until the sale is consummated.

                      LOON MOUNTAIN RECREATION CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Maintenance and repairs are expensed as incurred. For financial statement purposes, the Company provides for depreciation and amortization, on the straight-line method over the estimated useful lives of the assets which range from 20 to 45 years for buildings, leasehold improvements, lifts and trails and 3 to 15 years for machinery and equipment. Accelerated cost recovery and accelerated depreciation methods are used for tax purposes. When an asset is retired or disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recorded.

     Construction in progress represents costs expended primarily to develop South Mountain. As of the applicable balance sheet date, these assets have not yet been placed in service.

INTEREST

     Interest is expensed as incurred except when it is capitalized in conjunction with major capital additions and development of properties for resale. The amounts of interest capitalized are determined by applying current interest rates to the funds required to finance the construction.

OTHER ASSETS

     Included in other assets are debt origination costs that will be recognized as expenses over the life of the related debt.

INCOME TAXES

     The Company accounts for income taxes under Financial Accounting Standards No. 109 "Accounting for Income Taxes," ("FAS 109"), which mandates the liability method for computing deferred income taxes. The objective of the liability method is to recognize the amount of current and deferred taxes payable or refundable at the financial statement date resulting from all events that have been recognized in the financial statements based upon the provisions of enacted tax laws.

OTHER REVENUE

     Other revenue consists primarily of special events revenues, employee housing and television advertising income.

EARNINGS PER SHARE OF COMMON STOCK

     The calculation of the earnings per share of common and common share equivalents was based on the weighted average number of common shares outstanding during each year (589,992 for 1997 and 599,220 for 1996), including outstanding options, after provision for the dividend paid on the preferred stock.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     In fiscal 1996, the Company adopted Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures about Fair Value of Financial Instruments", which requires the Corporation to disclose the fair value of all financial instruments. The carrying amounts of cash, accounts receivable, prepaid expense, accounts payable, accrued expenses, and the revolving line of credit. It was not practicable to estimate the fair value of the 7.5% unsecured notes and the 8.5% note payable (1996 only) without the Company incurring excessive costs.

                      LOON MOUNTAIN RECREATION CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

IMPAIRMENT OF LONG LIVED ASSETS

     In fiscal 1997, the Company adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived to Be Disposed Of," which establishes accounting standards for the impairment of long-lived assets including intangibles and goodwill. The objective of SFAS 121 is to assess the Company's long-lived assets for recoverability using estimated future cash flows expected to result from the use of the assets and its eventual disposition.

RECLASSIFICATION

     Certain prior year amounts have been reclassified to conform to the current year presentation.

2. LONG-TERM DEBT

                                                                       1997         1996
                                                                       ----         ----
      Revolving credit loan payable to bank through May 2005.
        Interest at prime rate plus .75%, 9.25% at April 30, 1997, is payable monthly. The loan's maximum availability is
        $8,334,000 at April 30, 1997. On each subsequent fiscal
        year-end the availability reduces by $833,000. The Company has a one time option to suspend the annual availability
        reduction. The note is secured by a first mortgage on all
        inventory, equipment and real estate......................  $7,295,000   $7,695,000

      7.5% unsecured notes due August 1, 1998 with interest
        payable annually. Payment is subordinated to all mortgage
        debt. Upon approval of Citizen's Bank, a maximum of 10% of unsecured notes annually may be redeemed prior to August
        1, 1998...................................................   1,152,000    1,152,000

      8.5% note payable in annual installments of $101,538, plus interest. Secured by common stock held in treasury.
        Payment is subordinated to all mortgage debt..............          --      101,538
                                                                    ----------   ----------
                                                                     8,447,000    8,948,538
      Less current portion........................................          --     (101,538)
                                                                    ----------   ----------
                                                                    $8,447,000   $8,847,000
                                                                    ==========   ==========

     Based on the current principal outstanding at April 30, 1997, scheduled annual principal payments are as follows:

                            YEAR                                  AMOUNT
                            ----                                  ------
1998........................................................    $       --
1999........................................................     1,779,000
2000........................................................       833,000
2001........................................................       833,000
2002........................................................       833,000
Thereafter..................................................     4,169,000
                                                                ----------
                                                                $8,447,000
                                                                ==========

     The Company has a line of credit of $3,200,000 with interest at prime plus .25%, 8.75% at April 30, 1997. At April 30, 1997, the outstanding balance on this line was zero. The line of credit, renewable annually, is a seasonal line of credit and is secured by a second mortgage on all inventory, equipment and real estate of the Company.

                      LOON MOUNTAIN RECREATION CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. TREASURY STOCK

     At April 30, 1997, the Company had 127 preferred shares and 80,830 common shares of stock held in treasury with a cost of $13,253 and $542,361, respectively. At April 30, 1996, the Company had 127 preferred shares and 81,385 common shares of stock held in treasury with a cost of $13,253 and $542,418, respectively.

4. 401(k)

     On January 20, 1995, the Company's Board of Directors approved the conversion of its previous qualified profit sharing pension plans to a 401(k) plan. Effective May 1, 1995, the Company rolled over the participant balances from the Plans into a new 401(k) plan. In fiscal 1997, the Company matched 30% of the first 6% of employees contributions, totalling $38,672.

5. STOCK OPTION PLAN

     During fiscal year 1991, the Company adopted a compensatory stock option plan for certain key employees which is administered by the Company's Board of Directors. The options granted are exercisable five years from the date of grant. The exercise price is determined by the Board of Directors but cannot be less than 50% of the book value of the common and common share equivalents at the time of the grant.

     On January 20, 1995, the Board of Directors voted to wind up the stock option plan effective April 30, 1995. Stock options outstanding as of April 30, 1995 are still eligible to be exercised as described in the plan document, however, no new stock options will be granted under this stock option plan.

                                                          OPTIONS      EXERCISE PRICE
                                                          -------      --------------
Options outstanding at April 30, 1994.................    14,360       $6.16 - $6.75
                                                          ------
  Granted.............................................     7,400               $7.19
  Canceled............................................    (2,000)      $6.16 - $6.75
                                                          ------
Options outstanding at April 30, 1995.................    19,760       $6.16 - $7.19
                                                          ------
  Canceled............................................      (750)      $6.30 - $7.19
                                                          ------
Options outstanding at April 30, 1996.................    19,010       $6.16 - $7.19
  Exercised...........................................      (555)      $6.30 - $6.75
  Canceled............................................    (3,900)      $6.16 - $7.19
                                                          ------
Options outstanding at April 30, 1997.................    14,555       $6.16 - $7.19
                                                          ======

6. LEASES

     The Company leases a major portion of the land used for ski trails from the U.S. Forest Service under a forty year lease which extends to the year 2034. Annual rental payments are determined using a percentage of gross revenues based on prior years actual rate. This rate is adjusted annually in September of the following fiscal year. Total rent expense under this lease was $221,394 in 1997 and $176,088 in 1996.

                      LOON MOUNTAIN RECREATION CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6. LEASES -- (CONTINUED)

     The Company has various leased equipment under capital leases. The leased equipment is included with property and equipment in the following categories:

                                                               1997        1996
                                                               ----        ----
Snow making equipment....................................    $     --    $344,578
Operating equipment......................................     306,000     104,505
                                                             --------    --------
                                                              306,000     449,083
Less accumulated depreciation............................      30,600     362,937
                                                             --------    --------
                                                             $275,400    $ 86,146
                                                             ========    ========

     Future minimum annual rentals for property under capital leases are as follows:

                            YEAR                                 AMOUNT
                            ----                                 ------
1998........................................................    $ 90,140
1999........................................................      90,140
2000........................................................      79,500
                                                                --------
Total minimum lease obligation..............................     259,780
Less imputed interest.......................................     (34,498)
                                                                --------
  Present value of minimum lease obligation.................    $225,282
                                                                ========

     The Company is the lessee under an operating lease that has remaining noncancelable lease payments as of April 30, 1998 of $38,600.

7. INCOME TAXES

     Income tax expense consists of the following:

                                                               1997        1996
                                                               ----        ----
Current..................................................    $ 43,084    $ 81,821
Deferred.................................................     256,371      36,192
                                                             --------    --------
                                                             $299,455    $118,013
                                                             ========    ========

     As of April 30, 1997, the Company's gross deferred tax assets and liabilities were comprised of the following:

Gross deferred tax assets:
  Alternative minimum tax credits...........................    $  243,861
  Accrued liabilities and reserve...........................       142,885
  Other.....................................................        26,953
                                                                ----------
                                                                $  413,699
                                                                ==========
Gross deferred tax liabilities:
  Depreciation..............................................    $1,342,327
  Other.....................................................        74,825
                                                                ----------
                                                                $1,417,152
                                                                ==========

     At April 30, 1997, the Company has Alternative Minimum Tax (AMT) credit carryforwards of $243,861 available for future utilization, which do not expire.

                      LOON MOUNTAIN RECREATION CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8. SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH FINANCING ACTIVITIES

     Capital lease obligations of $306,000 were incurred during the fiscal year ended April 30, 1997, reflecting new equipment leases.

                                                             1997       1996
                                                             ----       ----
Cash paid during the year for:
  Interest...............................................  $982,738   $907,326
  Income taxes paid......................................   117,000     63,788
  Income taxes received..................................   101,518     50,000

9. INSURANCE

     In November 1993, the Company obtained workers' compensation through a risk transfer premium insurance coverage through the State of New Hampshire's assigned risk pool. In fiscal 1995, the Company ceased its participation in the assigned risk pool and obtained workers' compensation coverage through a retrospective policy. This policy calculates the annual premium based on estimated rates and classifications. Annually, the rates and classifications are reviewed and adjusted to the actual amounts. Overpayments are refunded to the Company while underpayments require additional monies to be paid by the Company. The Company has a workers' compensation reserve of $124,000 and $251,000 at April 30, 1997 and 1996, respectively. The Company carries general liability insurance with specific ($25,000) and aggregate ($125,000) deductibles. At April 30, 1997 and 1996, the general liability reserve is $161,000 and $118,000, respectively. The Company self-insures its employee health and dental benefits payments up to certain limits. Employees participating in these programs bear a portion of the cost. Purchased insurance is in effect to cover annual claims exceeding approximately $30,000 individually or $126,786 in the aggregate. At April 30, 1997 and 1996, the health and dental reserve is $27,000.

10. CONTINGENCY

     On December 19, 1996, the United States Court of Appeals of the First Circuit partially reversed the District Court's dismissal holding that a Supplemental Environmental Impact Statement under the National Environmental Policy Act (NEPA) was required for a planned development to upgrade and expand skiing terrain and snow making facilities. The Court also required that the U.S. Forest Service (USFS) obtain a permit under the Clean Water Act for certain discharges from the Company's snowmaking system.

     LMRC and the USFS filed a timely motion for rehearing. On February 13, 1997, the Court of Appeals modified its December 19, 1996 decision to state, that LMRC, not the USFS, was required to obtain the Clean Water Act permits, and denied the rehearing. An order from the District Court of New Hampshire on May 5, 1997 required LMRC to halt all construction activities contemplated in LMRC's Master Development Plan of March 1, 1993 and pursuant to the March 16, 1994 Special Use Permit. The order also required the USFS to proceed in accordance with the decision of the United States Court of Appeals of the First Circuit and to prepare such documentation under NEPA as may be required to allow LMRC to proceed with the related expansion and improvement plans. This process could take up to two years to complete.

     The Court Order went on to require LMRC to discontinue the transferring of water from the East Branch of the Pemigewasset River to Loon Pond. LMRC is developing a new withdrawal site in the East Branch of the Pemigewasset River that will provide snowmaking capacity to the level experienced in the past, which is currently anticipated to require additional capital expenditures of approximately $2.3 million.

     The ultimate outcome of the above litigation is not known at this point in time, however, management intends to continue to vigorously defend itself to ensure completion of the planned development. Approximately $650,000 of the Company's April 30, 1997 construction in progress balance is directly related to the

                      LOON MOUNTAIN RECREATION CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10. CONTINGENCY -- (CONTINUED)
aforementioned expansion and development plans, and other than these amounts, management does not believe the ultimate outcome will have a material adverse impact on its future results of operation or financial condition.

        ===============================================================

    NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                               ------------------

                               TABLE OF CONTENTS

                                               PAGE
                                               ----
Available Information........................    3
Certain Definitions and Market and Industry
  Data.......................................    4
Prospectus Summary...........................    6
Risk Factors.................................   22
The Transactions.............................   30
Capitalization...............................   33
Pro Forma Financial Information..............   34
Selected Financial Data......................   48
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.................................   52
Business.....................................   69
Management...................................   93
Certain Transactions.........................   98
Ownership and Control........................  103
Description of Certain Indebtedness..........  104
The Exchange Offer...........................  106
Description of the Notes.....................  115
Certain U.S. Federal Income Tax
  Considerations.............................  139
Plan of Distribution.........................  139
Legal Matters................................  140
Experts......................................  140
Index of Financial Statements................  F-1

     UNTIL                     , 1998 (90 DAYS AFTER THE COMMENCEMENT OF THE
EXCHANGE OFFER), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
        ===============================================================
        ===============================================================

                                  $17,500,000

                                BOOTH CREEK LOGO

                                  BOOTH CREEK

                               SKI HOLDINGS, INC.

                            OFFER TO EXCHANGE $1,000
                           IN PRINCIPAL AMOUNT OF ITS
                     12 1/2% SERIES B SENIOR NOTES DUE 2007
      WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR EACH $1,000
                     IN PRINCIPAL AMOUNT OF ITS OUTSTANDING
                     12 1/2% SERIES C SENIOR NOTES DUE 2007

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                              MARINE MIDLAND BANK

                                 BY FACSIMILE:
                                 (212) 658-2292

                           CONFIRMATION BY TELEPHONE:
                                 (212) 658-5931

                  BY MAIL, OVERNIGHT COURIER OR HAND DELIVERY:
                            140 BROADWAY -- LEVEL A
                         NEW YORK, NEW YORK 10005-1180
                      ATTENTION: CORPORATE TRUST SERVICES
                               -----------------

                                   PROSPECTUS
                               -----------------
                                               , 1998

        ---------------------------------------------------------------

        ---------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Capitalized terms used but not defined in Part II have the meanings ascribed to them in the Prospectus contained in this Registration Statement.

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Booth Creek Ski Holdings, Inc. and its subsidiaries, Sierra-at-Tahoe, Inc., Bear Mountain, Inc., Booth Creek Ski Acquisition Corp., Waterville Valley Ski Resort, Inc., Mount Cranmore Ski Resort, Inc., Grand Targhee Incorporated, Targhee Company, Targhee Ski Corp. and LMRC Holding Corp. (collectively, the "Delaware Subsidiaries"), are Delaware corporations. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. The Certificate of Incorporation and/or Bylaws of each of Booth Creek and the Delaware Subsidiaries provide for the indemnification of persons under the circumstances described in Section 145 of the DGCL.

     Trimont Land Company is a California corporation and its Articles of Incorporation and Bylaws provide for indemnification of its officers and directors to the fullest extent permitted by law. Section 204(10) of the California General Corporation Law (the "CGCL") eliminates the liability of a corporation's directors for monetary damages to the fullest extent permissible under California law. Pursuant to Section 204(11) of the CGCL, a California corporation may indemnify Agents (as defined in Section 317 of the CGCL), subject only to the applicable limits set forth in Section 204 of the CGCL with respect to actions for breach of duty to the corporation and its shareholders.

     As permitted by Section 317 of the CGCL, indemnification may be provided by a California corporation of its Agents (as defined in Section 317 of the CGCL), to the maximum extent permitted by the CGCL, in connection with any proceeding arising by reason of the fact that such person is or was such a director or officer, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in any such proceeding.

     Ski Lifts, Inc. is a Washington corporation and its Articles of Incorporation provide for indemnification of its officers and directors in accordance with Section 23B.08.510 of the Revised Code of Washington, which authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Under Washington law, the indemnification provision of Ski Lifts' Articles of Incorporation eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director for (i) acts of omissions of a director that involve intentional misconduct or a knowing violation of law, (ii) conduct in violation of Section 23B.08.310 of the Revised Code of Washington (which section relates to unlawful distributions) or (iii) any transaction from which a director personally received a benefit in money, property or services to which the director was not legally entitled.

     B-V Corporation is a Wyoming corporation and its Bylaws provide for indemnification of its officers and directors to the fullest extent permitted by the Wyoming Business Corporation Act, Wyoming Statutes 17-16-850 et seq., which provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

     Loon Mountain Recreation Corporation and Loon Realty Corp. are New Hampshire corporations and their Articles of Incorporation and Bylaws provide for indemnification of their officers and directors in accordance with RSA 293-A:8.50 et. seq., of the New Hampshire Business Corporation Act ("NHBCA"), which provides for the indemnification, subject to the applicable limits, by a New Hampshire corporation of costs incurred by directors or officers in connection with a civil, criminal, administrative, or investigative action brought by reason of their position as a director or officer. The person being indemnified must have acted in good faith and must have reasonably believed, (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and in all other cases, that his conduct was at least not opposed to its best interests, or (ii) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. Under the NHBCA, officers and directors may not be indemnified in connection with any proceeding charging improper personal benefit to them if they are adjudged to be liable to the corporation. Under the NHBCA, a corporation must indemnify an officer or director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party and because he was an officer or director of the corporation.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

    +2.1     Agreement and Plan of Merger dated as of September 18, 1997 by and among Booth Creek Ski Group, Inc., LMRC Acquisition
             Corp. and Loon Mountain Recreation Corporation (exhibits and schedules omitted).
    +2.2     First Amendment to Merger Agreement, dated December 22,
             1997, by and among Booth Creek Ski Group, Inc., LMRC
             Acquisition Corp. and Loon Mountain Recreation Corporation.
    *3.1     Certificate of Incorporation of Booth Creek Ski Holdings,
             Inc.
    *3.2     Bylaws of Booth Creek Ski Holdings, Inc.
    *3.3     Restated Articles of Incorporation of Trimont Land Company.
    *3.4     Bylaws of Trimont Land Company.
    *3.5     Certificate of Incorporation of Sierra-at-Tahoe, Inc.
    *3.6     Bylaws of Sierra-at-Tahoe, Inc.
    *3.7     Certificate of Incorporation of Bear Mountain, Inc.
    *3.8     Bylaws of Bear Mountain, Inc.
    *3.9     Certificate of Incorporation of Booth Creek Ski Acquisition
             Corp.
    *3.10    Bylaws of Booth Creek Ski Acquisition Corp.
    *3.11    Amended and Restated Certificate of Incorporation of
             Waterville Valley Ski Resort, Inc.
    *3.12    Bylaws of Waterville Valley Ski Resort, Inc.
    *3.13    Amended and Restated Certificate of Incorporation of Mount
             Cranmore Ski Resort, Inc.

    *3.14    Bylaws of Mount Cranmore Ski Resort, Inc.
    *3.15    Amended and Restated Articles of Incorporation of Ski Lifts,
             Inc.
    *3.16    Bylaws of Ski Lifts, Inc.
    *3.17    Certificate of Incorporation of Grand Targhee Incorporated.
    *3.18    Bylaws of Grand Targhee Incorporated.
    *3.19    Articles of Incorporation of B-V Corporation.
    *3.20    Bylaws of B-V Corporation.
    *3.21    Certificate of Incorporation of Targhee Company.
    *3.22    Bylaws of Targhee Company.
    *3.23    Certificate of Incorporation of Targhee Ski Corp.
    *3.24    Bylaws of Targhee Ski Corp.
 ****3.25    Articles of Incorporation of LMRC Holding Corp.
 ****3.26    Bylaws of LMRC Holding Corp.
 ****3.27    Amended and Restated Articles of Incorporation of Loon
             Mountain Recreation Corporation.
 ****3.28    Amended and Restated Bylaws of Loon Mountain Recreation
             Corporation.
 ****3.29    Amended and Restated Articles of Incorporation of Loon
             Realty Corp.
 ****3.30    Amended and Restated Bylaws of Loon Realty Corp.
    *4.1     Indenture dated as of March 18, 1997 by and among Booth
             Creek Ski Holdings, Inc., as Issuer, Trimont Land Company,
             Sierra-at-Tahoe, Inc., Bear Mountain, Inc., Waterville
             Valley Ski Resort, Inc., Mount Cranmore Ski Resort, Inc.,
             Booth Creek Ski Acquisition Corp., Ski Lifts, Inc., Grand
             Targhee Incorporated, B-V Corporation, Targhee Company and
             Targhee Ski Corp., as Subsidiary Guarantors, and Marine
             Midland Bank, as trustee (including the form of 12 1/2%
             Senior Note due 2007 and the form of Guarantee).
    *4.2     Supplemental Indenture No. 1 to Indenture dated as of April
             25, 1997 by and among Booth Creek Ski Holdings, Inc., as
             Issuer, Trimont Land Company, Sierra-at-Tahoe, Inc., Bear
             Mountain, Inc., Waterville Valley Ski Resort, Inc., Mount
             Cranmore Ski Resort, Inc., Booth Creek Ski Acquisition
             Corp., Ski Lifts, Inc., Grand Targhee Incorporated, B-V
             Corporation, Targhee Company and Targhee Ski Corp., as
             Subsidiary Guarantors, and Marine Midland Bank, as trustee.
    +4.3     Supplemental Indenture No. 2 to Indenture dated as of
             February 20, 1998 by and among Booth Creek Ski Holdings,
             Inc., as Issuer, Trimont Land Company, Sierra-at-Tahoe,
             Inc., Bear Mountain, Inc., Waterville Valley Ski Resort,
             Inc., Mount Cranmore Ski Resort, Inc., Booth Creek Ski
             Acquisition Corp., Ski Lifts, Inc, Grand Targhee
             Incorporated, B-V Corporation, Targhee Company and Targhee
             Ski Corp, as Subsidiary Guarantors, and Marine Midland Bank,
             as Trustee.
    +4.4     Supplemental Indenture No. 3 to Indenture dated as of
             February 26, 1998, by and among Booth Creek Ski Holdings,
             Inc., as Issuer, LMRC Holding Corp., Loon Mountain
             Recreation Corporation and Loon Realty Corp., as Subsidiary
             Guarantors, and Marine Midland Bank, as Trustee.
    +4.5     Registration Rights Agreement, dated as of February 26, 1998 by and among the Booth Creek Ski Holdings, Inc., as Issuer,
             Trimont Land Company, Sierra-at-Tahoe, Inc., Bear Mountain,
             Inc., Waterville Valley Ski Resort, Inc., Mount Cranmore Ski
             Resort, Inc., Booth Creek Ski Acquisition Corp., Ski Lifts,
             Inc, Grand Targhee Incorporated, B-V Corporation, Targhee
             Company, Targhee Ski Corp, LMRC Holding Corp, Loon Mountain
             Recreation Corporation and Loon Realty Corp., as Subsidiary
             Guarantors and CIBC Oppenheimer Corp.
    +4.6     Securities Purchase Agreement, dated as of February 23,
             1998, by and among the Booth Creek Ski Holdings, Inc.,
             Trimont Land Company, Sierra-at-Tahoe, Inc., Bear Mountain,
             Inc., Booth Creek Ski Acquisition Corp., Waterville Valley
             Ski Resort, Inc., Mount Cranmore Ski Resort, Inc., Ski
             Lifts, Inc., Grand Targhee Incorporated, B-V Corporation,
             Targhee Company, Targhee Ski Corp., LMRC Holding Corp., Loon
             Mountain Recreation Corporation and Loon Realty Corp and
             CIBC Oppenheimer Corp.

    +4.7     Amended and Restated Securities Purchase Agreement, dated as of February 26, 1998, among Booth Creek Ski Group, Inc.,
             Booth Creek Ski Holdings, Inc., the Subsidiary Guarantors as
             defined therein and each of John Hancock Mutual Life
             Insurance Company and CIBC WG Argosy Merchant Fund 2, L.L.C.
   ++5.1     Opinion of Winston & Strawn.
   *10.1     Amended and Restated Credit Agreement dated as of March 18,
             1997 among Booth Creek Ski Holdings, Inc., Booth Creek Ski
             Acquisition Corp., Trimont Land Company, Sierra-at-Tahoe,
             Inc., Bear Mountain, Inc., Waterville Valley Ski Resort,
             Inc., Mount Cranmore Ski Resort, Inc., Ski Lifts, Inc.,
             Grand Targhee Incorporated and The First National Bank of
             Boston.
   *10.2     Amendment No. 1 to Credit Agreement as Amended and Restated
             dated as of June 15, 1997 among Booth Creek Ski Holdings,
             Inc., Booth Creek Ski Acquisition Corp., Trimont Land
             Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc.,
             Waterville Valley Ski Resort, Inc., Mount Cranmore Ski
             Resort, Inc., Ski Lifts, Inc., Grand Targhee Incorporated
             and BankBoston, N.A.
  **10.3     Amendment No. 2 to Credit Agreement as amended and restated
             dated as of July 30, 1997 among Booth Creek Ski Holdings,
             Inc., Booth Creek Ski Acquisition Corp., Trimont Land
             Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc.,
             Waterville Valley Ski Resort, Inc., Mount Cranmore Ski
             Resort, Inc., Ski Lifts, Inc., Grand Targhee Incorporated
             and BankBoston, N.A.
 ***10.4     Amendment No. 3 to Credit Agreement as amended and restated
             dated as of October 27, 1997 among Booth Creek Ski Holdings,
             Inc., Booth Creek Ski Acquisition Corp., Trimont Land
             Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc.,
             Waterville Valley Ski Resort, Inc., Mount Cranmore Ski
             Resort, Inc., Ski Lifts, Inc., Grand Targhee Incorporated
             and BankBoston, N.A.
   +10.5     Amendment No. 4 to Credit Agreement, as amended and restated
             as of February 23, 1998 among Booth Creek Ski Holdings,
             Inc., Booth Creek Ski Acquisition Corp., Trimont Land
             Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc.,
             Waterville Valley Ski Resort, Inc., Mount Cranmore Ski
             Resort, Inc., Ski Lifts, Inc., Grand Targhee Incorporated,
             LMRC Holding Corp., Loon Mountain Recreation Corporation,
             Loon Realty Corp. and BankBoston, N.A. (exhibits and
             schedules omitted).
   *10.6     Purchase and Sale Agreement dated as of August 30, 1996 by and between Waterville Valley Ski Area, Ltd., Cranmore,
             Inc., American Skiing Company and Booth Creek Ski
             Acquisition Corp.
   *10.7     Subordinated Promissory Note dated November 27, 1996 issued by Booth Creek Ski Acquisition Corp.,Waterville Valley Ski
             Resort, Inc. and Mount Cranmore Ski Resort, Inc. to American
             Skiing Company.
   *10.8     Stock Purchase and Indemnification Agreement dated as of
             November 26, 1996 among Booth Creek Ski Holdings, Inc.,
             Fibreboard Corporation, Trimont Land Company,
             Sierra-at-Tahoe, Inc. and Bear Mountain, Inc.
   *10.9     Escrow Agreement dated December 3, 1996 by and among
             Fibreboard Corporation, Booth Creek Ski Holdings, Inc. and
             First Trust of California.
   *10.10    Purchase Agreement dated February 11, 1997 among Booth Creek
             Ski Holdings, Inc., Grand Targhee Incorporated, Moritz O.
             Bergmeyer and Carol Mann Bergmeyer.
   *10.11    Promissory Note dated February 11, 1997 issued by Grand
             Targhee Incorporated to Booth Creek Ski Holdings, Inc.
   *10.12    Stock Purchase Agreement dated as of February 21, 1997 by
             and between Booth Creek Ski Holdings, Inc., William W.
             Moffett, Jr., David R. Moffett, Laurie M. Padden,
             individually and as custodian for Christina Padden, Jennifer
             Padden and Mary M. Padden, Stephen R. Moffett, Katharine E.
             Moffett, Frances J. DeBruler, individually and as
             representative of the Estate of Jean S. DeBruler, Jr.,
             deceased, and Peggy Westerlund, and David R. Moffett, as
             representative.

   *10.13    Preferred Stock Purchase Agreement dated as of February 21,
             1997 by and between DRE, L.L.C., William W. Moffett, Jr.,
             David R. Moffett, Laurie M. Padden, individually and as
             custodian for Christina Padden, Jennifer Padden and Mary M.
             Padden, Stephen R. Moffett, Katharine E. Moffett, Frances J.
             DeBruler, individually and as representative of the Estate of Jean S. DeBruler, Jr., deceased, and Peggy Westerlund and
             David R. Moffett, as representative.
   *10.14    Management Agreement dated as of November 27, 1996 by and
             between Booth Creek Ski Holdings, Inc. and Booth Creek, Inc.
   *10.15    Letter Agreement dated December 3, 1996 between Booth Creek
             Ski Holdings, Inc. and Nanci N. Northway.
   *10.16    Ski Area Term Special Use Permit No. 4002/01 issued by the
             United States Forest Service to Waterville Valley Ski
             Resort, Inc.
   *10.17    Ski Area Term Special Use Permit No. 5123/01 issued by the
             United States Forest Service to Bear Mountain, Inc.
   *10.18    Ski Area Term Special Use Permit No. 4186/01 issued by the
             United States Forest Service to Sierra-at-Tahoe, Inc.
   *10.19    Ski Area Term Special Use Permit No. 4033/01 issued by the
             United States Forest Service to Grand Targhee Incorporated.
   *10.20    Ski Area Term Special Use Permit No. 4127/09 issued by the
             United States Forest Service to Ski Lifts, Inc.
   *10.21    Annual Special Use Permit Nos. 4127/19 & 4127/19 issued by the United States Forest Service to Ski Lifts, Inc.
  ++10.22    Ski Area Term Special Use Permit No. 4031/01 issued by the
             United States Forest Service to Loon Mountain Recreation
             Corporation.
  ++10.23    Amendment Number 2 for Special Use Permit No. 4008/1 issued by the United States Forest Service to Loon Mountain
             Recreation Corporation.
  ++10.24    Amendment Number 5 for Special Use Permit No. 4008/1 issued by the United States Forest Service to Loon Mountain
             Recreation Corporation.
 ***10.25    Waiver Agreement dated January 27, 1998 to Credit Agreement dated as of December 3, 1996, as amended and restated as of
             March 18, 1997, as further amended as of June 15, 1997, July
             30, 1997 and October 27, 1997 among Booth Creek Ski
             Holdings, Inc., Booth Creek Ski Acquisition Corp., Trimont
             Land Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc.,
             Waterville Valley Ski Resort, Inc., Mount Cranmore Ski
             Resort, Inc., Ski Lifts, Inc., Grand Targhee Incorporated
             and BankBoston, N.A.
 ***10.26    Waiver Agreement dated January 28, 1998 to Credit Agreement dated as of December 3, 1996, as amended and restated as of
             March 18, 1997 as further amended as of June 15, 1997, July
             30, 1997 and October 27, 1997 among Booth Creek Ski
             Holdings, Inc., Booth Creek Ski Acquisition Corp., Trimont
             Land Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc.,
             Waterville Valley Ski Resort, Inc., Mount Cranmore Ski
             Resort, Inc., Ski Lifts, Inc., Grand Targhee Incorporated
             and BankBoston, N.A.
****10.27    Employment Agreement dated as of July 1, 1997, by and
             between Booth Creek Ski Holdings, Inc. and Timothy H. Beck.
 ***10.28    Employment Agreement dated May 5, 1997 by and between Booth
             Creek Ski Holdings, Inc. and Timothy M. Petrick.
 ***10.29    Stock Option Agreement dated as of October 1, 1997 between
             Booth Creek Ski Group, Inc. and Timothy M. Petrick.
    10.30    Amendment No. 5 to Credit Agreement, as amended and restated
             as of April 22, 1998 among Booth Creek Ski Holdings Inc.,
             Booth Creek Ski Acquisition Corp., Trimont Land Company,
             Sierra-at-Tahoe, Inc., Bear Mountain, Inc., Waterville
             Valley Ski Resort, Inc., Mount Cranmore Ski Resort, Inc.,
             Ski Lifts, Inc., Grand Targhee Incorporated, LMRC Holding
             Corp., Loon Mountain Recreation Corporation, Loon Realty
             Corp., and BankBoston, N.A.

    ++12.1   Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
    ++21.1   Subsidiaries of the Registrant.
      23.1   Consent of Ernst & Young LLP.
      23.2   Consent of Arthur Andersen LLP.
      23.3   Consent of Coopers & Lybrand L.L.P.
      23.4   Consent of Feldhake & Associates, P.C.
      23.5   Consent of Price Waterhouse LLP.
      23.6   Consent of Winston & Strawn (included in Exhibit 5.1)
    ++99.1   Form of Letter of Transmittal.
    ++99.2   Form of Notice of Guaranteed Delivery.
    ++99.3   Form of Tender Instructions.


---------------
   * Filed with Registration Statement No. 333-26091 and incorporated herein by reference.

  ** Filed with the Company's Quarterly Report on Form 10-Q for the Quarterly
     Period Ended August 1, 1997 and incorporated herein by reference.

 *** Filed with the Company's Annual Report on Form 10-K for the Fiscal Year
     Ended October 31, 1997 and incorporated herein by reference.

**** Filed with the Company's Quarterly Report on Form 10-Q for the Quarterly
     Period Ended January 30, 1998 and incorporated herein by reference.

   + Filed with the Company's Current Report on Form 8-K dated February 26, 1998 and incorporated herein by reference.

  ++ Previously filed as an Exhibit to this Registration Statement on Form S-4
     (File No. 333-48619).

(b) Financial Statement Schedules:

     None.

ITEM 22. UNDERTAKINGS.

     Each undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4) Each undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

        (5) Each registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

        (7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

        (8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (9) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

       (10) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of June 9, 1998.


                                          BOOTH CREEK SKI HOLDINGS, INC.

                                          By:  /s/ GEORGE N. GILLETT, JR.

                                            ------------------------------------
                                                   George N. Gillett, Jr.
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                          DATE
                  ---------                                       -----                          ----

         /s/ GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      June 9, 1998
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ JEFFREY J. JOYCE                 Executive Vice President, Finance           June 9, 1998
---------------------------------------------    (principal financial and accounting
              Jeffrey J. Joyce                   officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of June 9, 1998.


                                          TRIMONT LAND COMPANY

                                          By:  /s/ GEORGE N. GILLETT, JR.

                                            ------------------------------------
                                                   George N. Gillett, Jr.
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                         DATE
                  ---------                                       -----                         ----

         /s/ GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      June 9, 1998
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ JEFFREY J. JOYCE                 Executive Vice President, Finance           June 9, 1998
---------------------------------------------    (principal financial and accounting
              Jeffrey J. Joyce                   officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of June 9, 1998.


                                          SIERRA-AT-TAHOE, INC.

                                          By:  /s/ GEORGE N. GILLETT, JR.

                                            ------------------------------------
                                                   George N. Gillett, Jr.
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                          DATE
                  ---------                                       -----                          ----

         /s/ GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      June 9, 1998
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ JEFFREY J. JOYCE                 Executive Vice President, Finance           June 9, 1998
---------------------------------------------    (principal financial and accounting
              Jeffrey J. Joyce                   officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of June 9, 1998.


                                          BEAR MOUNTAIN, INC.

                                          By:  /s/ GEORGE N. GILLETT, JR.

                                            ------------------------------------
                                                   George N. Gillett, Jr.
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                          DATE
                  ---------                                       -----                          ----

         /s/ GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      June 9, 1998
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ JEFFREY J. JOYCE                 Executive Vice President, Finance           June 9, 1998
---------------------------------------------    (principal financial and accounting
              Jeffrey J. Joyce                   officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of June 9, 1998.


                                          BOOTH CREEK SKI ACQUISITION CORP.

                                          By:  /s/ GEORGE N. GILLETT, JR.

                                            ------------------------------------
                                                   George N. Gillett, Jr.
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                        DATE
                  ---------                                       -----                        ----

         /s/ GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and    June 9, 1998
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ JEFFREY J. JOYCE                 Executive Vice President, Finance         June 9, 1998
---------------------------------------------    (principal financial and accounting
              Jeffrey J. Joyce                   officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of June 9, 1998.


                                          WATERVILLE VALLEY SKI RESORT, INC.

                                          By:  /s/ GEORGE N. GILLETT, JR.

                                            ------------------------------------
                                                   George N. Gillett, Jr.
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                       DATE
                  ---------                                       -----                       ----

         /s/ GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and    June 9, 1998
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ JEFFREY J. JOYCE                 Executive Vice President, Finance         June 9, 1998
---------------------------------------------    (principal financial and accounting
              Jeffrey J. Joyce                   officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of June 9, 1998.


                                          MOUNT CRANMORE SKI RESORT, INC.

                                          By:  /s/ GEORGE N. GILLETT, JR.

                                            ------------------------------------
                                                   George N. Gillett, Jr.
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                       DATE
                  ---------                                       -----                       ----

         /s/ GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and    June 9, 1998
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ JEFFREY J. JOYCE                 Executive Vice President, Finance         June 9, 1998
---------------------------------------------    (principal financial and accounting
              Jeffrey J. Joyce                   officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of June 9, 1998.


                                          SKI LIFTS, INC.

                                          By:  /s/ GEORGE N. GILLETT, JR.

                                            ------------------------------------
                                                   George N. Gillett, Jr.
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                          DATE
                  ---------                                       -----                          ----

         /s/ GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      June 9, 1998
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ JEFFREY J. JOYCE                 Executive Vice President, Finance           June 9, 1998
---------------------------------------------    (principal financial and accounting
              Jeffrey J. Joyce                   officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of June 9, 1998.


                                          GRAND TARGHEE INCORPORATED

                                          By:  /s/ GEORGE N. GILLETT, JR.

                                            ------------------------------------
                                                   George N. Gillett, Jr.
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                          DATE
                  ---------                                       -----                          ----

         /s/ GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      June 9, 1998
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ JEFFREY J. JOYCE                 Executive Vice President, Finance           June 9, 1998
---------------------------------------------    (principal financial and accounting
              Jeffrey J. Joyce                   officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of June 9, 1998.


                                          B-V CORPORATION

                                          By:  /s/ GEORGE N. GILLETT, JR.

                                            ------------------------------------
                                                   George N. Gillett, Jr.
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                         DATE
                  ---------                                       -----                         ----

         /s/ GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      June 9, 1998
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ JEFFREY J. JOYCE                 Executive Vice President, Finance           June 9, 1998
---------------------------------------------    and Director (principal financial and
              Jeffrey J. Joyce                   accounting officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of June 9, 1998.


                                          TARGHEE COMPANY

                                          By:  /s/ GEORGE N. GILLETT, JR.

                                            ------------------------------------
                                                   George N. Gillett, Jr.
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                         DATE
                  ---------                                       -----                         ----

         /s/ GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      June 9, 1998
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ JEFFREY J. JOYCE                 Executive Vice President, Finance           June 9, 1998
---------------------------------------------    (principal financial and accounting
              Jeffrey J. Joyce                   officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of June 9, 1998.


                                          TARGHEE SKI CORP.

                                          By:  /s/ GEORGE N. GILLETT, JR.

                                            ------------------------------------
                                                   George N. Gillett, Jr.
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                         DATE
                  ---------                                       -----                         ----

         /s/ GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      June 9, 1998
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ JEFFREY J. JOYCE                 Executive Vice President, Finance           June 9, 1998
---------------------------------------------    (principal financial and accounting
              Jeffrey J. Joyce                   officer)


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of June 9, 1998.


                                          LMRC HOLDING CORP.

                                          By:  /s/ GEORGE N. GILLETT, JR.

                                            ------------------------------------
                                                   George N. Gillett, Jr.
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                         DATE
                  ---------                                       -----                         ----

         /s/ GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      June 9, 1998
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ JEFFREY J. JOYCE                 Executive Vice President, Finance           June 9, 1998
---------------------------------------------    (principal financial and accounting
              Jeffrey J. Joyce                   officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of June 9, 1998.


                                          LOON MOUNTAIN RECREATION CORPORATION

                                          By:  /s/ GEORGE N. GILLETT, JR.

                                            ------------------------------------
                                                   George N. Gillett, Jr.
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                          DATE
                  ---------                                       -----                          ----

         /s/ GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      June 9, 1998
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ JEFFREY J. JOYCE                 Executive Vice President, Finance           June 9, 1998
---------------------------------------------    (principal financial and accounting
              Jeffrey J. Joyce                   officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Truckee, State of California, as of June 9, 1998.


                                          LOON REALTY CORP.

                                          By:  /s/ GEORGE N. GILLETT, JR.

                                            ------------------------------------
                                                   George N. Gillett, Jr.
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                  SIGNATURE                                       TITLE                          DATE
                  ---------                                       -----                          ----

         /s/ GEORGE N. GILLETT, JR.              Chairman of the Board of Directors and      June 9, 1998
---------------------------------------------    Chief Executive Officer
           George N. Gillett, Jr.

            /s/ JEFFREY J. JOYCE                 Executive Vice President, Finance           June 9, 1998
---------------------------------------------    (principal financial and accounting
              Jeffrey J. Joyce                   officer)

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                              DESCRIPTION
 -------                             -----------
    +2.1     Agreement and Plan of Merger dated as of September 18, 1997 by and among Booth Creek Ski Group, Inc., LMRC Acquisition
             Corp. and Loon Mountain Recreation Corporation (exhibits and schedules omitted).
    +2.2     First Amendment to Merger Agreement, dated December 22,
             1997, by and among Booth Creek Ski Group, Inc., LMRC
             Acquisition Corp. and Loon Mountain Recreation Corporation.
    *3.1     Certificate of Incorporation of Booth Creek Ski Holdings,
             Inc.
    *3.2     Bylaws of Booth Creek Ski Holdings, Inc.
    *3.3     Restated Articles of Incorporation of Trimont Land Company.
    *3.4     Bylaws of Trimont Land Company.
    *3.5     Certificate of Incorporation of Sierra-at-Tahoe, Inc.
    *3.6     Bylaws of Sierra-at-Tahoe, Inc.
    *3.7     Certificate of Incorporation of Bear Mountain, Inc.
    *3.8     Bylaws of Bear Mountain, Inc.
    *3.9     Certificate of Incorporation of Booth Creek Ski Acquisition
             Corp.
    *3.10    Bylaws of Booth Creek Ski Acquisition Corp.
    *3.11    Amended and Restated Certificate of Incorporation of
             Waterville Valley Ski Resort, Inc.
    *3.12    Bylaws of Waterville Valley Ski Resort, Inc.
    *3.13    Amended and Restated Certificate of Incorporation of Mount
             Cranmore Ski Resort, Inc.
    *3.14    Bylaws of Mount Cranmore Ski Resort, Inc.
    *3.15    Amended and Restated Articles of Incorporation of Ski Lifts,
             Inc.
    *3.16    Bylaws of Ski Lifts, Inc.
    *3.17    Certificate of Incorporation of Grand Targhee Incorporated.
    *3.18    Bylaws of Grand Targhee Incorporated.
    *3.19    Articles of Incorporation of B-V Corporation.
    *3.20    Bylaws of B-V Corporation.
    *3.21    Certificate of Incorporation of Targhee Company.
    *3.22    Bylaws of Targhee Company.
    *3.23    Certificate of Incorporation of Targhee Ski Corp.
    *3.24    Bylaws of Targhee Ski Corp.
 ****3.25    Articles of Incorporation of LMRC Holding Corp.
 ****3.26    Bylaws of LMRC Holding Corp.
 ****3.27    Amended and Restated Articles of Incorporation of Loon
             Mountain Recreation Corporation.
 ****3.28    Amended and Restated Bylaws of Loon Mountain Recreation
             Corporation.
 ****3.29    Amended and Restated Articles of Incorporation of Loon
             Realty Corp.
 ****3.30    Amended and Restated Bylaws of Loon Realty Corp.

 EXHIBIT
 NUMBER                              DESCRIPTION
 -------                             -----------
    *4.1     Indenture dated as of March 18, 1997 by and among Booth
             Creek Ski Holdings, Inc., as Issuer, Trimont Land Company,
             Sierra-at-Tahoe, Inc., Bear Mountain, Inc., Waterville
             Valley Ski Resort, Inc., Mount Cranmore Ski Resort, Inc.,
             Booth Creek Ski Acquisition Corp., Ski Lifts, Inc., Grand
             Targhee Incorporated, B-V Corporation, Targhee Company and
             Targhee Ski Corp., as Subsidiary Guarantors, and Marine
             Midland Bank, as trustee (including the form of 12 1/2%
             Senior Note due 2007 and the form of Guarantee).
    *4.2     Supplemental Indenture No. 1 to Indenture dated as of April
             25, 1997 by and among Booth Creek Ski Holdings, Inc., as
             Issuer, Trimont Land Company, Sierra-at-Tahoe, Inc., Bear
             Mountain, Inc., Waterville Valley Ski Resort, Inc., Mount
             Cranmore Ski Resort, Inc., Booth Creek Ski Acquisition
             Corp., Ski Lifts, Inc., Grand Targhee Incorporated, B-V
             Corporation, Targhee Company and Targhee Ski Corp., as
             Subsidiary Guarantors, and Marine Midland Bank, as trustee.
    +4.3     Supplemental Indenture No. 2 to Indenture dated as of
             February 20, 1998 by and among Booth Creek Ski Holdings,
             Inc., as Issuer, Trimont Land Company, Sierra-at-Tahoe,
             Inc., Bear Mountain, Inc., Waterville Valley Ski Resort,
             Inc., Mount Cranmore Ski Resort, Inc., Booth Creek Ski
             Acquisition Corp., Ski Lifts, Inc, Grand Targhee
             Incorporated, B-V Corporation, Targhee Company and Targhee
             Ski Corp, as Subsidiary Guarantors, and Marine Midland Bank,
             as Trustee.
    +4.4     Supplemental Indenture No. 3 to Indenture dated as of
             February 26, 1998, by and among Booth Creek Ski Holdings,
             Inc., as Issuer, LMRC Holding Corp., Loon Mountain
             Recreation Corporation and Loon Realty Corp., as Subsidiary
             Guarantors, and Marine Midland Bank, as Trustee.
    +4.5     Registration Rights Agreement, dated as of February 26, 1998 by and among the Booth Creek Ski Holdings, Inc., as Issuer,
             Trimont Land Company, Sierra-at-Tahoe, Inc., Bear Mountain,
             Inc., Waterville Valley Ski Resort, Inc., Mount Cranmore Ski
             Resort, Inc., Booth Creek Ski Acquisition Corp., Ski Lifts,
             Inc, Grand Targhee Incorporated, B-V Corporation, Targhee
             Company, Targhee Ski Corp, LMRC Holding Corp, Loon Mountain
             Recreation Corporation and Loon Realty Corp., as Subsidiary
             Guarantors and CIBC Oppenheimer Corp.
    +4.6     Securities Purchase Agreement, dated as of February 23,
             1998, by and among the Booth Creek Ski Holdings, Inc.,
             Trimont Land Company, Sierra-at-Tahoe, Inc., Bear Mountain,
             Inc., Booth Creek Ski Acquisition Corp., Waterville Valley
             Ski Resort, Inc., Mount Cranmore Ski Resort, Inc., Ski
             Lifts, Inc., Grand Targhee Incorporated, B-V Corporation,
             Targhee Company, Targhee Ski Corp., LMRC Holding Corp., Loon
             Mountain Recreation Corporation and Loon Realty Corp and
             CIBC Oppenheimer Corp.
    +4.7     Amended and Restated Securities Purchase Agreement, dated as of February 26, 1998, among Booth Creek Ski Group, Inc.,
             Booth Creek Ski Holdings, Inc., the Subsidiary Guarantors as
             defined therein and each of John Hancock Mutual Life
             Insurance Company and CIBC WG Argosy Merchant Fund 2, L.L.C.
   ++5.1     Opinion of Winston & Strawn.
   *10.1     Amended and Restated Credit Agreement dated as of March 18,
             1997 among Booth Creek Ski Holdings, Inc., Booth Creek Ski
             Acquisition Corp., Trimont Land Company, Sierra-at-Tahoe,
             Inc., Bear Mountain, Inc., Waterville Valley Ski Resort,
             Inc., Mount Cranmore Ski Resort, Inc., Ski Lifts, Inc.,
             Grand Targhee Incorporated and The First National Bank of
             Boston.
   *10.2     Amendment No. 1 to Credit Agreement as Amended and Restated
             dated as of June 15, 1997 among Booth Creek Ski Holdings,
             Inc., Booth Creek Ski Acquisition Corp., Trimont Land
             Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc.,
             Waterville Valley Ski Resort, Inc., Mount Cranmore Ski
             Resort, Inc., Ski Lifts, Inc., Grand Targhee Incorporated
             and BankBoston, N.A.

 EXHIBIT
 NUMBER                              DESCRIPTION
 -------                             -----------
  **10.3     Amendment No. 2 to Credit Agreement as amended and restated
             dated as of July 30, 1997 among Booth Creek Ski Holdings,
             Inc., Booth Creek Ski Acquisition Corp., Trimont Land
             Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc.,
             Waterville Valley Ski Resort, Inc., Mount Cranmore Ski
             Resort, Inc., Ski Lifts, Inc., Grand Targhee Incorporated
             and BankBoston, N.A.
 ***10.4     Amendment No. 3 to Credit Agreement as amended and restated
             dated as of October 27, 1997 among Booth Creek Ski Holdings,
             Inc., Booth Creek Ski Acquisition Corp., Trimont Land
             Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc.,
             Waterville Valley Ski Resort, Inc., Mount Cranmore Ski
             Resort, Inc., Ski Lifts, Inc., Grand Targhee Incorporated
             and BankBoston, N.A.
   +10.5     Amendment No. 4 to Credit Agreement, as amended and restated
             as of February 23, 1998 among Booth Creek Ski Holdings,
             Inc., Booth Creek Ski Acquisition Corp., Trimont Land
             Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc.,
             Waterville Valley Ski Resort, Inc., Mount Cranmore Ski
             Resort, Inc., Ski Lifts, Inc., Grand Targhee Incorporated,
             LMRC Holding Corp., Loon Mountain Recreation Corporation,
             Loon Realty Corp. and BankBoston, N.A. (exhibits and
             schedules omitted).
   *10.6     Purchase and Sale Agreement dated as of August 30, 1996 by and between Waterville Valley Ski Area, Ltd., Cranmore,
             Inc., American Skiing Company and Booth Creek Ski
             Acquisition Corp.
   *10.7     Subordinated Promissory Note dated November 27, 1996 issued by Booth Creek Ski Acquisition Corp.,Waterville Valley Ski
             Resort, Inc. and Mount Cranmore Ski Resort, Inc. to American
             Skiing Company.
   *10.8     Stock Purchase and Indemnification Agreement dated as of
             November 26, 1996 among Booth Creek Ski Holdings, Inc.,
             Fibreboard Corporation, Trimont Land Company,
             Sierra-at-Tahoe, Inc. and Bear Mountain, Inc.
   *10.9     Escrow Agreement dated December 3, 1996 by and among
             Fibreboard Corporation, Booth Creek Ski Holdings, Inc. and
             First Trust of California.
   *10.10    Purchase Agreement dated February 11, 1997 among Booth Creek
             Ski Holdings, Inc., Grand Targhee Incorporated, Moritz O.
             Bergmeyer and Carol Mann Bergmeyer.
   *10.11    Promissory Note dated February 11, 1997 issued by Grand
             Targhee Incorporated to Booth Creek Ski Holdings, Inc.
   *10.12    Stock Purchase Agreement dated as of February 21, 1997 by
             and between Booth Creek Ski Holdings, Inc., William W.
             Moffett, Jr., David R. Moffett, Laurie M. Padden,
             individually and as custodian for Christina Padden, Jennifer
             Padden and Mary M. Padden, Stephen R. Moffett, Katharine E.
             Moffett, Frances J. DeBruler, individually and as
             representative of the Estate of Jean S. DeBruler, Jr.,
             deceased, and Peggy Westerlund, and David R. Moffett, as
             representative.
   *10.13    Preferred Stock Purchase Agreement dated as of February 21,
             1997 by and between DRE, L.L.C., William W. Moffett, Jr.,
             David R. Moffett, Laurie M. Padden, individually and as
             custodian for Christina Padden, Jennifer Padden and Mary M.
             Padden, Stephen R. Moffett, Katharine E. Moffett, Frances J.
             DeBruler, individually and as representative of the Estate of Jean S. DeBruler, Jr., deceased, and Peggy Westerlund and
             David R. Moffett, as representative.
   *10.14    Management Agreement dated as of November 27, 1996 by and
             between Booth Creek Ski Holdings, Inc. and Booth Creek, Inc.
   *10.15    Letter Agreement dated December 3, 1996 between Booth Creek
             Ski Holdings, Inc. and Nanci N. Northway.

 EXHIBIT
 NUMBER                              DESCRIPTION
 -------                             -----------
   *10.16    Ski Area Term Special Use Permit No. 4002/01 issued by the
             United States Forest Service to Waterville Valley Ski
             Resort, Inc.
   *10.17    Ski Area Term Special Use Permit No. 5123/01 issued by the
             United States Forest Service to Bear Mountain, Inc.
   *10.18    Ski Area Term Special Use Permit No. 4186/01 issued by the
             United States Forest Service to Sierra-at-Tahoe, Inc.
   *10.19    Ski Area Term Special Use Permit No. 4033/01 issued by the
             United States Forest Service to Grand Targhee Incorporated.
   *10.20    Ski Area Term Special Use Permit No. 4127/09 issued by the
             United States Forest Service to Ski Lifts, Inc.
   *10.21    Annual Special Use Permit Nos. 4127/19 & 4127/19 issued by the United States Forest Service to Ski Lifts, Inc.
  ++10.22    Ski Area Term Special Use Permit No. 4031/01 issued by the
             United States Forest Service to Loon Mountain Recreation
             Corporation.
  ++10.23    Amendment Number 2 for Special Use Permit No. 4008/1 issued by the United States Forest Service to Loon Mountain
             Recreation Corporation.
  ++10.24    Amendment Number 5 for Special Use Permit No. 4008/1 issued by the United States Forest Service to Loon Mountain
             Recreation Corporation.
 ***10.25    Waiver Agreement dated January 27, 1998 to Credit Agreement dated as of December 3, 1996, as amended and restated as of
             March 18, 1997, as further amended as of June 15, 1997, July
             30, 1997 and October 27, 1997 among Booth Creek Ski
             Holdings, Inc., Booth Creek Ski Acquisition Corp., Trimont
             Land Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc.,
             Waterville Valley Ski Resort, Inc., Mount Cranmore Ski
             Resort, Inc., Ski Lifts, Inc., Grand Targhee Incorporated
             and BankBoston, N.A.
 ***10.26    Waiver Agreement dated January 28, 1998 to Credit Agreement dated as of December 3, 1996, as amended and restated as of
             March 18, 1997 as further amended as of June 15, 1997, July
             30, 1997 and October 27, 1997 among Booth Creek Ski
             Holdings, Inc., Booth Creek Ski Acquisition Corp., Trimont
             Land Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc.,
             Waterville Valley Ski Resort, Inc., Mount Cranmore Ski
             Resort, Inc., Ski Lifts, Inc., Grand Targhee Incorporated
             and BankBoston, N.A.
****10.27    Employment Agreement dated as of July 1, 1997, by and
             between Booth Creek Ski Holdings, Inc. and Timothy H. Beck.
 ***10.28    Employment Agreement dated May 5, 1997 by and between Booth
             Creek Ski Holdings, Inc. and Timothy M. Petrick.
 ***10.29    Stock Option Agreement dated as of October 1, 1997 between
             Booth Creek Ski Group, Inc. and Timothy M. Petrick.
    10.30    Amendment No. 5 to Credit Agreement, as amended and restated
             as of April 22, 1998 among Booth Creek Ski Holdings Inc.,
             Booth Creek Ski Acquisition Corp., Trimont Land Company,
             Sierra-at-Tahoe, Inc., Bear Mountain, Inc., Waterville
             Valley Ski Resort, Inc., Mount Cranmore Ski Resort, Inc.,
             Ski Lifts, Inc., Grand Targhee Incorporated, LMRC Holding
             Corp., Loon Mountain Recreation Corporation, Loon Realty
             Corp., and BankBoston, N.A.
  ++12.1     Statement Regarding Computation of Ratio of Earnings to
             Fixed Charges.
  ++21.1     Subsidiaries of the Registrant.
    23.1     Consent of Ernst & Young LLP.
    23.2     Consent of Arthur Andersen LLP.

 EXHIBIT
 NUMBER                              DESCRIPTION
 -------                             -----------
    23.3     Consent of Coopers & Lybrand L.L.P.
    23.4     Consent of Feldhake & Associates, P.C.
    23.5     Consent of Price Waterhouse LLP.
    23.6     Consent of Winston & Strawn (included in Exhibit 5.1)
  ++99.1     Form of Letter of Transmittal.
  ++99.2     Form of Notice of Guaranteed Delivery.
  ++99.3     Form of Tender Instructions.

---------------
   * Filed with Registration Statement No. 333-26091 and incorporated herein by reference.

  ** Filed with the Company's Quarterly Report on Form 10-Q for the Quarterly
     Period Ended August 1, 1997 and incorporated herein by reference.

 *** Filed with the Company's Annual Report on Form 10-K for the Fiscal Year
     Ended October 31, 1997 and incorporated herein by reference.

**** Filed with the Company's Quarterly Report on Form 10-Q for the Quarterly
     Period Ended January 30, 1998 and incorporated herein by reference.

   + Filed with the Company's Current Report on Form 8-K dated February 26, 1998 and incorporated herein by reference.

  ++ Previously filed as an Exhibit to this Registration Statement on Form S-4
     (File No. 333-48619).